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                     MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                               Depositor


                       BERKELEY FEDERAL BANK & TRUST FSB,
                                               Master Servicer


                                       and


                             BANKERS TRUST COMPANY,
                                               Trustee



                       -----------------------------------
                         POOLING AND SERVICING AGREEMENT
                          Dated as of September 1, 1996
                       -----------------------------------



                     Mortgage Loan Asset Backed Certificates

                                  Series 1996-1



================================================================================

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                                TABLE OF CONTENTS

SECTION                                                                     PAGE
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                                    ARTICLE I

                                   DEFINITIONS

1.01.     Defined Terms......................................................  2
          Accrued Certificate Interest.......................................  2
          Adjustable Rate Mortgage Loan......................................  2
          Adjustment Date....................................................  2
          Affiliate..........................................................  2
          Agreement..........................................................  2
          Assignment.........................................................  2
          Available Distribution Amount......................................  3
          Bankruptcy Amount..................................................  3
          Bankruptcy Code....................................................  3
          Bankruptcy Loss....................................................  3
          Book-Entry Certificate.............................................  4
          Business Day.......................................................  4
          Cash-Out Refinancing...............................................  4
          Certificate........................................................  4
          Certificate Factor.................................................  4
          Certificate Insurer................................................  4
          Certificate Insurer Default........................................  4
          Certificate Insurer Premium........................................  5
          Certificate Insurer Premium Rate...................................  5
          Certificateholder" or "Holder......................................  5
          Certificate Owner..................................................  6
          Certificate Principal Balance......................................  6
          Certificate Register" and "Certificate Registrar...................  6
          Class   ...........................................................  6
          Class A Certificate................................................  6
          Class R Certificate................................................  6
          Closing Date.......................................................  6
          Code    ...........................................................  6
          Collection Account.................................................  6
          Collection Period..................................................  7
                  ...........................................................  7
          Combined Loan-to-Value Ratio.......................................  7
          Corporate Trust Office.............................................  7
          Cumulative Insurance Payments......................................  7
          Cumulative Loss Percentage.........................................  7
          Cut-off Date.......................................................  7
          Debt Service Reduction.............................................  7
          Deficiency Amount..................................................  7
          Deficiency Event...................................................  8
          Deficient Valuation................................................  8
          Definitive Certificates............................................  8
          Deleted Mortgage Loan..............................................  8
          Delinquency Percentage.............................................  8
          Depositor..........................................................  8
          Depository.........................................................  8
          Depository Institution.............................................  8
          Depository Participant.............................................  9
          Determination Date.................................................  9
          Directly Operate...................................................  9
          Disqualified Organization..........................................  9
          Distribution Account...............................................  9
          Distribution Date.................................................. 10
          Due Date........................................................... 10
          Eligible Account................................................... 10


                                        i

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SECTION                                                                     PAGE
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          Estate in Real Property............................................ 10
          Excess Bankruptcy Loss............................................. 10
          Excess Extraordinary Loss.......................................... 10
          Excess Fraud Loss.................................................. 10
          Excess Special Hazard Loss......................................... 10
          Excess Subordinated Amount......................................... 10
          Expense Account.................................................... 10
          Expense Adjusted Mortgage Rate..................................... 11


          "Expense Adjusted Maximum Mortgage Rate............................ 11


          ................................................................... 11
          Extraordinary Loss................................................. 11
          Extraordinary Loss................................................. 12
          FDIC    ........................................................... 12
          FHLMC   ........................................................... 12
          Final Recovery Determination....................................... 12
          Fixed Rate Mortgage Loan........................................... 12
          FNMA    ........................................................... 12
          Fraud Loss......................................................... 12
          Fraud Loss Amount.................................................. 12
          Gross Margin....................................................... 13
          Guaranteed Distribution............................................ 13
          Independent........................................................ 13
          Independent Contractor............................................. 13
          Index   ........................................................... 13
          Insurance Agreement................................................ 13
          Insurance Payment.................................................. 14
          Insurance Proceeds................................................. 14
          Interest Accrual Period............................................ 14
          Interest Determination Date........................................ 14
          Interest Distribution Amount....................................... 14
          Late Collections................................................... 14
          Liquidation Event.................................................. 14
          Liquidation Proceeds............................................... 14
          Loan-to-Value Ratio................................................ 15
          London Business Day................................................ 15
          Lost Note Affidavit................................................ 15
          Majority Class R Certificateholder................................. 15
          Master Servicer.................................................... 15
          Master Servicer Event of Default................................... 15
          Master Servicer Remittance Date.................................... 15
          Maximum Class A Pass-Through Rate.................................. 15
          Maximum Mortgage Rate.............................................. 15
          Minimum Mortgage Rate.............................................. 15
          Minimum Spread..................................................... 15
          "Monthly Advance................................................... 16
          Monthly Payment.................................................... 16
          Moody's ........................................................... 16
          Mortgage........................................................... 16
          Mortgage File...................................................... 16
          Mortgage Loan...................................................... 16
          Mortgage Loan Purchase Agreement................................... 16
          Mortgage Loan Schedule............................................. 16
          Mortgage Loan Seller............................................... 18
          Mortgage Note...................................................... 18
          Mortgage Pool...................................................... 18
          Mortgage Rate...................................................... 18


                                       ii

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SECTION                                                                     PAGE
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          Mortgaged Property................................................. 19
          Mortgagor.......................................................... 19
          Net Monthly Excess Cashflow........................................ 19
          Net Mortgage Rate.................................................. 19
          New Lease.......................................................... 19
          Nonrecoverable Monthly Advance..................................... 19
          Non-United States Person........................................... 19
          Officers' Certificate.............................................. 19
          Opinion of Counsel................................................. 20
          Original Adjustable Rate Mortgage Loan............................. 20
          Original Fixed Rate Mortgage Loan.................................. 20
          Original Mortgage Loan............................................. 20
          Ownership Interest................................................. 20
          Pass-Through Rate.................................................. 20
          Percentage Interest................................................ 20
          Periodic Rate Cap.................................................. 21
          Permitted Investments.............................................. 21
          Permitted Transferee............................................... 22
          Person  ........................................................... 22
          Policy  ........................................................... 22
          Policy Payments Account............................................ 22
          Prepayment Assumption.............................................. 22
          Prepayment Interest Shortfall...................................... 22
          Prepayment Vector.................................................. 22
          Principal Distribution Amount...................................... 22
          Principal Prepayment............................................... 23
          Purchase Price..................................................... 23
          Qualified Substitute Mortgage Loan................................. 24
          Rate/Term Refinancing.............................................. 24
          Rating Agency or Rating Agencies................................... 25
          Realized Loss...................................................... 25
          Record Date........................................................ 26
          Reference Banks.................................................... 26
          Refinanced Mortgage Loan........................................... 26
          Regular Certificate................................................ 26
          Regular Interest................................................... 26
          Relief Act......................................................... 26
          Relief Act Interest Shortfall...................................... 26
          REMIC   ........................................................... 26
          REMIC Provisions................................................... 26
          Remittance Report.................................................. 26
          Rents from Real Property........................................... 26
          REO Account........................................................ 26
          REO Disposition.................................................... 27
          REO Imputed Interest............................................... 27
          REO Principal Amortization......................................... 27
          REO Property....................................................... 27
          Request for Release................................................ 27
          Required Subordinated Amount....................................... 27
          Reserve Interest Rate.............................................. 27
          Residential Dwelling............................................... 28
          Residual Certificate............................................... 28
          Residual Interest.................................................. 28
          Responsible Officer................................................ 28
          Rolling Delinquency Percentage..................................... 28
          Rolling Loss Percentage............................................ 28
          Servicing Account.................................................. 28
          Servicing Advances................................................. 28
          Servicing Fee...................................................... 29
          Servicing Fee Rate................................................. 29


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SECTION                                                                     PAGE
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          Servicing Officer.................................................. 29
          Single Certificate................................................. 29
          Special Hazard Amount.............................................. 29
          Special Hazard Loss................................................ 29
          S&P     ........................................................... 30
          Startup Day........................................................ 30
          Stated Principal Balance........................................... 30
          Stayed Funds....................................................... 30
          Step Down Cumulative Loss Test..................................... 30
          Step Down Rolling Delinquency Test................................. 31
          Step Down Rolling Loss Test........................................ 31
          Step Down Trigger.................................................. 31
          Stepped Down Required Subordinated Percentage...................... 31
          Step Up Cumulative Loss Test....................................... 31
          Step Up Rolling Delinquency Test................................... 31
          Step Up Rolling Loss Test.......................................... 31
          Step Up Trigger.................................................... 32
          Subordinated Amount................................................ 32
          Subordination Deficiency Amount.................................... 32
          Subordination Increase Amount...................................... 32
          Subordination Reduction Amount..................................... 32
          Sub-Servicer....................................................... 32
          Sub-Servicing Account.............................................. 32
          Sub-Servicing Agreement............................................ 32
          Tax Returns........................................................ 32
          Termination Price.................................................. 33
          Terminator......................................................... 33
          Transfer........................................................... 33
          Transferee......................................................... 33
          Transferor......................................................... 33
          Trust Fund......................................................... 33
          Trustee ........................................................... 33
          Trustee's Fee...................................................... 33
          Trustee's Fee Rate................................................. 33
          Uninsured Cause.................................................... 33
          United States Person............................................... 33
          Value   ........................................................... 34
          Voting Rights...................................................... 34

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

2.01.     Conveyance of Mortgage Loans....................................... 35
2.02.     Acceptance by Trustee.............................................. 37
2.03.     Repurchase or Substitution of Mortgage Loans by the Mortgage Loan
          Seller or the Depositor............................................ 38
2.04.     Representations and Warranties of the Depositor.................... 41
2.05.     Representations, Warranties and Covenants of the Master Servicer... 43
2.06.     Issuance of Certificates........................................... 44

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

3.01.     Master Servicer to Act as Master Servicer.......................... 45
3.02.     Sub-Servicing Agreements Between Master Servicer and Sub-Servicers. 46
3.03.     Successor Sub-Servicers............................................ 47


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SECTION                                                                     PAGE
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3.04.     Liability of the Master Servicer................................... 48
3.05.     No Contractual Relationship Between Sub-Servicers and Trustee or
          Certificateholders................................................. 48
3.06.     Assumption or Termination of Sub-Servicing Agreements by Trustee... 48
3.07.     Collection of Certain Mortgage Loan Payments....................... 49
3.08.     Sub-Servicing Accounts............................................. 49
3.09.     Collection of Taxes, Assessments and Similar Items; Servicing
          Accounts........................................................... 49
3.10.     Collection Account and Distribution Account........................ 50
3.11.     Withdrawals from the Collection Account and Distribution Account... 52
3.12.     Investment of Funds in the Collection Account, the Expense Account
          and the Distribution Account....................................... 53
3.13.     [intentionally omitted]............................................ 54
3.14.     Maintenance of Hazard Insurance and Errors and Omissions and
          Fidelity Coverage.................................................. 54
3.15.     Enforcement of Due-On-Sale Clauses; Assumption Agreements.......... 55
3.16.     Realization Upon Defaulted Mortgage Loans.......................... 56
3.17.     Trustee to Cooperate; Release of Mortgage Files.................... 58
3.18.     Servicing Compensation............................................. 59
3.19.     Reports to the Trustee; Collection Account Statements.............. 60
3.20.     Statement as to Compliance......................................... 60
3.21.     Independent Public Accountants' Servicing Report................... 61
3.22.     Access to Certain Documentation.................................... 61
3.23.     Title, Management and Disposition of REO Property.................. 61
3.24.     Obligations of the Master Servicer in Respect of Prepayment Interest
          Shortfalls......................................................... 64
3.25.     Expense Account.................................................... 64
3.26.     Obligations of the Master Servicer in Respect of Mortgage Rates and
          Monthly Payments................................................... 65

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

4.01.     Distributions...................................................... 66
4.02.     Statements to Certificateholders................................... 69
4.03.     Remittance Reports; Monthly Advances............................... 72
4.04.     Allocation of Realized Losses...................................... 74
4.05.     Compliance with Withholding Requirements........................... 74

                                    ARTICLE V

                                THE CERTIFICATES

5.01.     The Certificates................................................... 76
5.02.     Registration of Transfer and Exchange of Certificates.............. 77
5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.................. 82
5.04.     Persons Deemed Owners.............................................. 82
5.05.     Certain Available Information...................................... 82

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

6.01.     Liability of the Depositor and the Master Servicer................. 84
6.02.     Merger or Consolidation of the Depositor or the Master Servicer.... 84
6.03.     Limitation on Liability of the Depositor, the Master Servicer and
          Others............................................................. 84


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SECTION                                                                     PAGE
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6.04.     Limitation on Resignation of the Master Servicer................... 85
6.05.     Rights of the Depositor in Respect of the Master Servicer.......... 85

                                   ARTICLE VII

                                     DEFAULT

7.01.     Master Servicer Events of Default.................................. 87
7.02.     Trustee to Act; Appointment of Successor........................... 89
7.03.     Notification to Certificateholders................................. 90
7.04.     Waiver of Master Servicer Events of Default........................ 91

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

8.01.     Duties of Trustee.................................................. 92
8.02.     Certain Matters Affecting the Trustee.............................. 93
8.03.     Trustee Not Liable for Certificates or Mortgage Loans.............. 94
8.04.     Trustee May Own Certificates....................................... 94
8.05.     Trustee's Fees and Expenses........................................ 94
8.06.     Eligibility Requirements for Trustee............................... 95
8.07.     Resignation and Removal of the Trustee............................. 95
8.08.     Successor Trustee.................................................. 96
8.09.     Merger or Consolidation of Trustee................................. 96
8.10.     Appointment of Co-Trustee or Separate Trustee...................... 97
8.11.     Appointment of Office or Agency.................................... 98
8.12.     Representations and Warranties of the Trustee...................... 98

                                   ARTICLE IX

                CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

9.01.     Rights of the Certificate Insurer To Exercise Rights of Class A
          Certificateholders................................................. 99
9.02.     Trustee To Act Solely with Consent of the Certificate Insurer...... 99
9.03.     Trust Fund and Accounts Held for Benefit of the Certificate Insurer 99
9.04.     Claims Upon the Policy; Policy Payments Account....................100
9.05      Effect of Payments by the Certificate Insurer; Subrogation.........101
9.06.     Notices to the Certificate Insurer.................................102
9.07.     Third-Party Beneficiary............................................102
9.08.     Trustee to Hold the Policy.........................................102

                                    ARTICLE X

                                   TERMINATION

10.01     Termination Upon Repurchase or Liquidation of All Mortgage Loans...103
          ...................................................................103
10.02     ...................................................................105
          Additional Termination Requirements................................105

                                   ARTICLE XI

                                REMIC PROVISIONS

11.01.    REMIC Administration...............................................106
11.02.    Prohibited Transactions and Activities.............................108
11.03.    Master Servicer and Trustee Indemnification........................108



                                       vi

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SECTION                                                                     PAGE
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                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

12.01.    Amendment..........................................................110
12.02.    Recordation of Agreement; Counterparts.............................111
12.03.    Limitation on Rights of Certificateholders.........................111
12.04.    Governing Law......................................................112
12.05.    Notices............................................................112
12.06.    Severability of Provisions.........................................113
12.07.    Notice to Rating Agencies and Certificate Insurer..................113
12.08.    Article and Section References.....................................114




                                       vii

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EXHIBITS
--------

Exhibit A-1       Form of Class A Certificate
Exhibit A-2       Form of Class R Certificate
Exhibit B         Form of Financial Guaranty Insurance Policy
Exhibit C-1       Form of Trustee's Initial Certification
Exhibit C-2       Form of Trustee's Final Certification
Exhibit D         Form of Mortgage Loan Purchase Agreement
Exhibit E-1       Request for Release
Exhibit E-2       Request for Release Mortgage Loans paid in full
Exhibit F         Form of Transfer Affidavit and Agreement and Form of
                  Transferor Affidavit in Connection with Transfer of
                  Residual Certificates
Exhibit G         [Intentionally Omitted]
Exhibit H         Form of Lost Note Affidavit

Schedule 1        Mortgage Loan Schedule



                                      viii

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     This Pooling and Servicing Agreement, is dated and effective as of
September 1, 1996, among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor, BERKELEY FEDERAL BANK & TRUST FSB, as Master Servicer, and BANKERS TRUST COMPANY, as Trustee.

                             PRELIMINARY STATEMENT:

     The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Class R Certificates will be the sole class of "residual interests" in the REMIC for purposes of the REMIC Provisions. The Class A Certificates will be the "regular interests" in the REMIC.

     The following table irrevocably sets forth the Pass-Through Rate, initial Aggregate Certificate Principal Balance and "latest possible maturity date" for the Certificates.


                                       Initial Aggregate        Latest Possible
Description   Pass-Through Rate  Certificate Principal Balance  Maturity Date(1)
-----------   -----------------  -----------------------------  ----------------

Class A          Variable (2)%        $81,129,770               October 25, 2026

Class R                   N/A         $0                        October 25, 2026


(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for the Class A Certificates.

(2) Calculated in accordance with the definition of "Pass-Through Rate" herein.


     As of the Cut-off Date, the Original Mortgage Loans had an aggregate principal balance equal to $81,142,202.

     In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:

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                                       -2-

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Defined Terms.

     Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

     "Accrued Certificate Interest": With respect to each Distribution Date, one month's interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Certificate for such Distribution Date on the Certificate Principal Balance of such Certificate immediately prior to such Distribution Date. All distributions of interest on the Class A Certificates will be calculated on the basis of a 360-day year and the actual number of days in the applicable Interest Accrual Period. Accrued Certificate Interest with respect to each Distribution Date, as to any Class A Certificate, shall be reduced by an amount equal to the portion allocable to such Certificate of the aggregate amount of any Relief Act Interest Shortfall, if any, for such Distribution Date.

     "Adjustable Rate Mortgage Loan": A Mortgage Loan which provides for the adjustment of the Mortgage Rate payable in respect thereto.

     "Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, each Adjustment Date, on which the Mortgage Rate of an Adjustable Rate Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

     "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

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                                       -3-

     "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the Monthly Payments, Liquidation Proceeds, Insurance Proceeds, Principal Prepayments and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans received during the related Collection Period, (b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Master Servicer in respect of Prepayment Interest Shortfalls for such Distribution Date pursuant to Section 3.24, (d) the aggregate of any Monthly Advances made by the Master Servicer for such Distribution Date pursuant to Section 4.03, (e) the aggregate of any advances made by the Trustee for such Distribution Date pursuant to Section 7.02, and (f) with respect to the initial Distribution Date, an amount equal to $180,362.79 over (ii) the sum of (a) amounts reimbursable or payable to the Depositor, the Master Servicer, the Trustee, the Mortgage Loan Seller or any Sub-Servicer pursuant to Section 3.11 or Section 3.12 or otherwise payable in respect of extraordinary Trust Fund Expenses, (b) Stayed Funds, (c) amounts deposited in the Collection Account or the Distribution Account, as the case may be, in error, (d) amounts reimbursable to the Trustee for an advance made pursuant to
Section 7.02(b) which advance the Trustee has determined to be nonrecoverable from the Stayed Funds in respect of which it was made, (e) the Certificate Insurer Premium payable to the Certificate Insurer pursuant to Section 3.25(b),
(f) the Trustee Fee payable from the Distribution Account pursuant to Section 8.05, and (g) the least of (x) $180,362.79, (y) the amount available for distribution after application of Section 4.01(a)(vi), calculated without giving effect to this clause (g) (the "Excess Amount"), and (z) $180,362.79 less the sum of the Excess Amounts for all prior Distribution Dates.

     "Balloon Mortgage Loan": A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is greater than the preceding monthly payment.

     "Balloon Payment":

     "Bankruptcy Amount": As of any date of determination, $100,000 minus the aggregate amount of Bankruptcy Losses on the Mortgage Loans, if any, previously allocated to the Residual Certificates in accordance with Section 4.04.

     "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

     "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

     "Basis Risk Shortfall": With respect to any Distribution Date on which the PassThrough Rate is calculated pursuant to clause (ii) of the definition thereof, an amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date at a rate equal to the

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                                       -4-

excess of (a) the lesser of (x) the Pass-Through Rate calculated pursuant to clause (i) of the definition thereof and (y) the Maximum Class A Pass-Through Rate over (b) the Pass-Through Rate calculated pursuant to clause (ii) of the definition thereof.

     "Book-Entry Certificate": The Class A Certificates of any Class for so long as the Certificates of such Class shall be registered in the name of the Depository or its nominee.

     "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of Florida or the State of New York, or in the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

     "Cash-Out Refinancing": A Refinanced Mortgage Loan the proceeds of which were more than $1000 in excess of the principal balance of any existing first mortgage or subordinate mortgage on the related Mortgaged Property and related closing costs.

     "Certificate": Any one of the Depositor's Mortgage Loan Asset Backed Certificates, Series 1996-1, Class A or Class R, issued under this Agreement.

     "Certificate Factor": With respect to any Class of Regular Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Certificate Principal Balance of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses, in reduction of the Certificate Principal Balance of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance of such Class of Certificates as of the Closing Date.

     "Certificate Insurer": Financial Security Assurance Inc., a stock insurance company organized and created under the laws of the State of New York, and any successors thereto.

     "Certificate Insurer Default": The existence and continuance of any of the following:

          (a) The Certificate Insurer fails to make a payment required under the Policy in accordance with its terms; or

          (b)(i) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or (B) a decree or order adjudging the Certificate Insurer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganizing, rehabilitation, arrangement, adjustment or composition of or in respect of the Certificate Insurer under any applicable United States federal or state law, or appointing a custodian, receiver,

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                                       -5-

     liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of the Certificate Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (ii) the commencement by the Certificate Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent of the Certificate Insurer to the entry of a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency case or proceeding against the Certificate Insurer, or the filing by the Certificate Insurer of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Certificate Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Certificate Insurer or of any substantial part of its property, or the failure by the Certificate Insurer to pay debts generally as they become due, or the admission by the Certificate Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Certificate Insurer in furtherance of any such action.

     "Certificate Insurer Premium": The Policy premium payable pursuant to
Section 3.25(b) hereof.

     "Certificate Insurer Premium Rate": 0.18% per annum.

     "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, and the Certificate Insurer to the extent of Cumulative Insurance Payments, except that a "disqualified organization" (as defined in Section 860E(e)(5) of the Code) or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in
Section 12.01. The Trustee may conclusively rely upon a certificate of the Depositor or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

     "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

     "Certificate Principal Balance": With respect to each Class A Certificate as of any date of determination, the Certificate Principal Balance of such Class A Certificate on the Distribution Date immediately prior to such date of determination, minus all distributions allocable to principal made thereon and Realized Losses allocated thereto on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Class A Certificate, as stated on the face thereof). With respect to each Class R Certificate, as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all Class A Certificates then outstanding.

     "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

     "Class": Collectively, all of the Certificates bearing the same class designation.

     "Class A Certificate": Any one of the Class A Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in the Trust Fund for purposes of the REMIC Provisions.

     "Class R Certificate": Any one of the Class R Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-6 and evidencing the Residual Interest in the Trust Fund for purposes of the REMIC Provisions.

     "Closing Date": September 26, 1996.

     "Code": The Internal Revenue Code of 1986.

     "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(a), which shall be entitled "Berkeley Federal Bank & Trust FSB, as Master Servicer for Bankers Trust Company, as Trustee, in trust for (A) registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Loan Asset Backed Certificates, Series 1996-1, and (B) Financial Security Assurance Inc." and which must be an Eligible Account.

     "Collection Period": With respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs.

     "Combined Loan-to-Value Ratio": As of any date and Mortgage Loan which is secured by a Mortgaged Property which also secures the repayment of a subordinated second mortgage loan, the fraction, expressed as a percentage, the numerator of which is the sum of (a) the original principal balance of the Mortgage Loan, plus (b) the unpaid principal balance of any second mortgage loan secured by the Mortgaged Property as of such date, and the denominator of which is the Value of the related Mortgaged Property.

     "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 3 Park Plaza, 16th Floor, Irvine, CA 92614, Attention: Merrill Lynch Mortgage Investors, Series 1996-1, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Certificate Insurer.

     "Cumulative Insurance Payments": As of any time of determination, the aggregate of all Insurance Payments previously made by the Certificate Insurer under the Policy plus interest thereon from the date such amount became due until paid in full, at a rate of interest calculated as provided in the Insurance Agreement minus the sum of (i) all payments previously made to the Certificate Insurer pursuant to Section 4.01 hereof as reimbursement for such amounts and (ii) any payments made by the Certificate Insurer attributable to Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Excess Extraordinary Losses.

     "Cumulative Loss Percentage": For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is aggregate amount of Realized Losses incurred from and including the first Collection Period to and including the most recently ended Collection Period, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     "Cut-off Date": With respect to each Original Mortgage Loan, September 1, 1996. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

     "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

     "Deficiency Amount": With respect to the Class A Certificates as of any Distribution Date (i) any shortfall in amounts available in the Distribution Account to pay interest on the Class A Certificates for the related Interest Accrual Period on the Certificate Principal Balance of such Class at the then applicable Pass-Through Rate thereon, net of any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls allocated to such Class, (ii) the principal portion of any Realized Loss allocated to the Class A Certificates, and, without duplication, the excess, if any, of (a) the aggregate Certificate Principal Balances of the Class A Certificates then outstanding over (b) the aggregate Stated Principal Balances of the Mortgage Loans then outstanding, and (iii) without duplication of the amount specified in clause (ii), the aggregate Certificate Principal Balance of the Class A Certificates to the extent unpaid on the final Distribution Date or earlier termination of the Trust Fund pursuant to the terms of this Agreement.

     "Deficiency Event": The inability of the Trustee to make the Guaranteed Distribution on any Distribution Date due to a shortage of funds for such purpose then held in the Distribution Account and the failure of the Certificate Insurer to pay in full a claim made in accordance with Policy with respect to such Distribution Date.

     "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

     "Definitive Certificates": As defined in Section 5.01(b).

     "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

     "Delinquency Percentage": As of the last day of any Collection Period, the percentage equivalent of a fraction, the numerator of which equals the aggregate Stated Principal Balances of all Mortgage Loans that are 60 or more days Delinquent, in foreclosure or converted to REO Properties as of such last day of such Collection Period, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of such Collection Period.

     "Depositor": Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or its successor in interest.

     "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     "Depository Institution": Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations (or, in the case of a depository institution that is the principal subsidiary of a holding company, such holding company has unsecured commercial paper or other short-term unsecured debt obligations) that are rated P-1 by Moody's and A-1 by S&P (or comparable ratings if Moody's and S&P are not the Rating Agencies).

     "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date": With respect to each Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately following such 15th day.

     "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

     "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled "Bankers Trust Company, as Trustee, in trust for (A) registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Loan Asset Backed Certificates, Series 1996-1, and (B) Financial Security Assurance Inc." and which must be an Eligible Account.

     "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in October 1996.

     "Due Date": With respect to each Distribution Date, the day of the month on which the Monthly Payment is due on a Mortgage Loan during the related Collection Period, exclusive of any days of grace.

     "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody's and A-1 by S&P (or comparable ratings if Moody's and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

     "Estate in Real Property": A fee simple estate in a parcel of land.

     "Excess Bankruptcy Loss": Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

     "Excess Extraordinary Loss": Any Extraordinary Loss, or portion thereof, which exceeds the then applicable Extraordinary Loss Amount.

     "Excess Fraud Loss": Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

     "Excess Special Hazard Loss": Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

     "Excess Subordinated Amount": With respect to the Class A Certificates and any Distribution Date, the excess, if any, of (i) the Subordinated Amount for such Distribution Date over (ii) the Required Subordinated Amount for such Distribution Date.

     "Expense Account": The account established and maintained pursuant to
Section 3.25.

     "Expense Adjusted Mortgage Rate": With respect to any Mortgage Loan, an amount equal to the Mortgage Rate thereon minus the sum of (i) the Minimum Spread, (ii) the Trustee's Fee Rate and (iii) the Servicing Fee Rate.

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                                      -11-

     "Expense Adjusted Maximum Mortgage Rate": With respect to any Mortgage Loan, an amount equal to the excess of (x) in the case of the Fixed Rate Mortgage Loans, the Mortgage Rate, and in the case of the Adjustable Rate Mortgage Loans, the Maximum Mortgage Rate thereon, over (y) the sum of (i) the Minimum Spread, (ii) the Trustee's Fee Rate and (iii) the Servicing Fee Rate.

     "Extraordinary Loss": Any Realized Loss or portion thereof caused by or resulting from:

     (i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin, insects;

     (ii) smog, smoke, vapor, liquid or dust discharge from agricultural or industrial operations; pollution; contamination;

     (iii) settling, subsidence, cracking, shrinkage, bulging or expansion of pavements, foundations, walls, floors, roofs or ceilings;

     (iv) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

     (v) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

     (vi) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by any government or sovereign power, DE JURE or DE FACTO, or by any authority maintaining or using military, naval or air forces, or by military, naval or air forces, or by an agent of any such government, power, authority or forces;

     (vii) any weapon of war employing atomic fission or radioactive forces whether in time of peace or war, and

     (viii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transactions or trade.

     "Extraordinary Loss Amount": As of any date of determination, $81,130, minus the aggregate amount of Extraordinary Losses on the Mortgage Loans, if any, previously allocated to the Residual Certificates in accordance with
Section 4.04.

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                                      -12-


     "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

     "FHLMC": Federal Home Loan Mortgage Corporation or any successor thereto.

     "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Mortgage Loan Seller, the Depositor, the Master Servicer or the Certificate Insurer pursuant to or as contemplated by Section 2.03, 3.16(c) or 10.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

     "Fixed Rate Mortgage Loan": A Mortgage Loan which provides for a fixed Mortgage Rate payable with respect thereto.

     "FNMA": Federal National Mortgage Association or any successor thereto.

     "Fraud Loss": Any Realized Loss or portion thereof sustained by reason of a default arising from intentional fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan.

     "Fraud Loss Amount": As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date, 3.00% (initially, $2,433,893) of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Mortgage Loans allocated solely to the Residual Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination, (Y) from the first to the second anniversary of the Cut-off Date, (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses on the Mortgage Loans allocated solely to the Residual Certificates in accordance with Section 4.04 since the most recent anniversary of the Cut-off Date up to such date of determination and
(Z) from the second anniversary to the fifth anniversary of the Cut-off Date,
(1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses on the Mortgage Loans allocated solely to the Residual Certificates in accordance with Section 4.04 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

     "Gross Margin": With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

     "Guaranteed Distribution": As defined in the Policy.

     "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

     "Independent Contractor": Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

     "Index": With respect to each Adjustable Rate Mortgage Loan and each related Adjustment Date the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as most recently available either (i) as of the first Business Day 45 days prior to such Adjustment Date or (ii) as of the first Business Day of the month preceding the month of such Adjustment Date, as specified in the related Mortgage Note.

     "Insurance Agreement": The Insurance and Indemnity Agreement, dated as of September 26, 1996, among the Depositor, the Master Servicer and the Certificate Insurer, as amended or supplemented in accordance with the provisions thereof.

     "Insurance Payment": Any payment made by the Certificate Insurer under the Policy with respect to the Senior Certificates.

     "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

     "Interest Accrual Period": With respect to any Distribution Date and the Class A Certificate, the period commencing on the 25th day of the month immediately preceding the month in which such Distribution Date occurs (or in the case of the first Interest Accrual Period, commencing on the Closing Date) and ending on the 24th day of the month in which such Distribution Date occurs.

     "Interest Determination Date": With respect to the Class A Certificates and any Interest Accrual Period therefor, the second London Business Day preceding the commencement of such Interest Accrual Period.

     "Interest Distribution Amount": With respect to any Distribution Date and the Class A Certificates, the aggregate Accrued Certificate Interest on the Certificates of such Class for such Distribution Date.

     "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any Collection Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Collection Period and not previously recovered.

     "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section
10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being purchased pursuant to Section 10.01.

     "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16(c), Section 3.23 or Section 10.01.

     "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

     "London Business Day": Any day on which banks in the City of London are open and conducting transactions in United States dollars.

     "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Mortgage Loan Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note) in the form of Exhibit H hereto.

     "Majority Class R Certificateholder": Any single Holder of Class R Certificates representing a greater than 50% Percentage Interest in such Class.

     "Master Servicer": Berkeley Federal Bank & Trust FSB, a federal savings bank, or any successor master servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

     "Master Servicer Event of Default": One or more of the events described in
Section 7.01.

     "Master Servicer Remittance Date": With respect to any Distribution Date, 3:00 p.m. New York time on the fourth Business Day prior to such Distribution Date.

     "Maximum Class A Pass-Through Rate": With respect to each Distribution Date, a per annum rate equal to the fraction, expressed as a percentage, the numerator of which is (i) an amount equal to (A) 1/12 of the aggregate principal balance of the then outstanding Mortgage Loans times the weighted average of the Expense Adjusted Maximum Mortgage Rates on the then outstanding Mortgage Loans minus (B) the Certificate Insurer Premium for such Distribution Date, and the denominator of which is (ii) an amount equal to (A) the aggregate principal balance of the then outstanding Mortgage Loans multiplied by (B) the actual number of days in the related Interest Accrual Period divided by 360.

     "Maximum Mortgage Rate": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

     "Minimum Mortgage Rate": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

     "Minimum Spread": .75% per annum.

     "Monthly Advance": As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to
Section 4.03.

     "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined:
(a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Section 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

     "Moody's": Moody's Investors Service, Inc. or its successor in interest.

     "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

     "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

     "Mortgage Loan Purchase Agreement": The agreement among the Mortgage Loan Seller and the Depositor, regarding the transfer of the Mortgage Loans by the Mortgage Loan Seller to or at the direction of the Depositor, substantially in the form of Exhibit D annexed hereto.

     "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in the Trust Fund on such date, separately identifying the Adjustable Rate Mortgage Loans and the Fixed Rate Mortgage Loans, attached hereto as
Schedule 1. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

            (i)   the Mortgage Loan Seller's Mortgage Loan identifying number;

           (ii)   the Mortgagor's name;

          (iii) the street address of the Mortgaged Property including the state and zip code;

           (iv) a code indicating whether the Mortgaged Property is owner-occupied;

            (v) the type of Residential Dwelling constituting the Mortgaged Property;

           (vi)   the original months to maturity;

          (vii) the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;

         (viii)   the Loan-to-Value Ratio at origination;

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                                      -17-

           (ix) the Mortgage Rate in effect immediately following the Cut-off Date;

            (x) (A) the date on which the first Monthly Payment was due on the Mortgage Loan and, (B) if such date is not consistent with the Due Date currently in effect, such Due Date;

           (xi)   the stated maturity date;

          (xii) the amount of the Monthly Payment due on the first Due Date on or after the Cut-off Date;

         (xiii) the last Due Date on which a Monthly Payment was actually applied to the unpaid Principal Balance;

          (xiv)   the original principal amount of the Mortgage Loan;

           (xv) the outstanding principal balance of the Mortgage Loan as of the close of business on the Cut-off Date;

          (xvi) in the case of each Adjustable Rate Mortgage Loan, the Adjustment Dates;

         (xvii) in the case of each Adjustable Rate Mortgage Loan, the Gross Margin;

         (xviii) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

          (xix) in the case of each Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate;

           (xx) in the case of each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate;

          (xxi)   the Mortgage Rate at origination;

         (xxii) in the case of each Adjustable Rate Mortgage Loan, the Periodic Rate Cap and the maximum first Adjustment Date Mortgage Rate adjustment;

         (xxiii) a code indicating the documentation style program (I.E., Full Documentation, Lite Documentation or Stated Income Documentation);

         (xxiv)   in the case of each Adjustable Rate Mortgage Loan, the Index;

          (xxv) in the case of each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date;

         (xxvi)   the risk grade;

         (xxvii)  [intentionally omitted];

         (xxviii) [intentionally omitted];

         (xxix)   [intentionally omitted];

          (xxx)   the Value of the Mortgaged Property;

         (xxxi)   the sale price of the Mortgaged Property, if applicable;

         (xxxii)  the prepayment penalty term;

         (xxxiii) [intentionally omitted];

         (xxxiv)  [intentionally omitted];

         (xxxv) in the case of each Adjustable Rate Mortgage Loan, the rounding code (nearest 0.125%);

         (xxxvi)  whether the Mortgage Loan is assumable;

         (xxxvii) whether the Mortgage Loan has a due-on-sale clause; and

        (xxxviii) the program code.

     The Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date with respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

     "Mortgage Loan Seller": Berkeley Federal Bank & Trust FSB, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

     "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     "Mortgage Pool": The pool of Mortgage Loans, identified on Schedule 1 from time to time, and any REO Properties acquired in respect thereof.

     "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) in the case of each Fixed Rate Mortgage Loan shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (ii) in the case of each Adjustable Rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and
(ii) the related Minimum Mortgage Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in

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
accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

     "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

     "Mortgagor": The obligor on a Mortgage Note.

     "Net Monthly Excess Cashflow": With respect to any Distribution Date, an amount equal to the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the Interest Distribution Amount payable to the holders of the Class A Certificates and (B) the amount described in clauses (b)(i)-(iii) of the definition of Principal Distribution Amount minus the amount of any Subordination Reduction Amount for the Class A Certificates for such Distribution Date.

     "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

     "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

     "Nonrecoverable Monthly Advance": Any Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed Monthly Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

     "Non-United States Person": Any Person other than a United States Person.

     "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Master Servicer, the Mortgage Loan Seller or the Depositor, as applicable.

     "One-Month LIBOR": With respect to any Interest Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 A.M. (London time) on such Interest Determination Date. On each Interest Determination Date, One-Month LIBOR for the related Interest Accrual Period will be established by the Trustee as follows:

     (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

     (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

     "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Master Servicer acceptable to the Trustee and the Certificate Insurer, except that any opinion of counsel relating to (a) the qualification of the Trust Fund as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

     "Original Adjustable Rate Mortgage Loan": Any of the Adjustable Rate Mortgage Loans included in the Trust Fund as of the Closing Date.

     "Original Fixed Rate Mortgage Loan": Any of the Fixed Rate Mortgage Loans included in the Trust Fund as of the Closing Date.

     "Original Mortgage Loan": Any of the Mortgage Loans included in the Trust Fund as of the Closing Date.

     "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "Pass-Through Rate": With respect to the Class A Certificates and any Distribution Date after the first Distribution Date, a rate per annum equal to the lesser of (i) One-Month LIBOR plus 0.35%, in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Mortgage Loans is reduced to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, or One-Month LIBOR plus 0.75% per annum, in the case of any Distribution Date thereafter and (ii) the fraction, expressed as a percentage, the numerator of which is (A) an amount equal to (1) 1/12 of the aggregate principal balance of the then outstanding Mortgage Loans times the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans minus (2) the amount of the Certificate Insurer Premium with respect to the Class A Certificates payable to the Insurer with respect to the Policy for such Distribution Date, and the denominator of which is (B) an amount equal to (1) the aggregate principal balance of the then outstanding Mortgage Loans multiplied by (2) the actual number of days elapsed in the related Interest Accrual Period divided by 360.

     "Percentage Interest": With respect to Class A Certificates, the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance of all of the Certificates of such Class. The Class A Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $1,000 and increments of $1.00 in excess thereof. With respect to any Class R Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, as set forth on the face of such Class R Certificate. The Class R Certificates are issuable only in minimum Percentage Interests of 25%.

     "Periodic Rate Cap": With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage
Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

     "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, provided, however, that any obligation of, or guaranteed by, FHLMC or FNMA, other than a senior debt or a mortgage participation or pass-through certificate guaranteed by FHLMC or FNMA shall be a Permitted Investment only if, at the time of investment, such investment is acceptable to the Certificate Insurer.

          (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any Depository Institution;

          (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

          (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

          (vi) units of money market funds that have been rated "Aaa" by Moody's and "AAA" by S&P; and

          (viii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies and the Certificate Insurer as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of any Class of Senior Certificates;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

     "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

     "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Policy": The Financial Guaranty Insurance Policy (No. 50513-N) issued by the Certificate Insurer relating to the Class A Certificates, including any endorsements thereto, attached hereto as Exhibit B.

     "Policy Payments Account": The account established pursuant to Section 9.04 hereof.

     "Prepayment Assumption": A prepayment rate for the Fixed Rate Mortgage Loans of 100% of the Prepayment Vector, and a prepayment rate for the Adjustable Rate Mortgage Loans of 20% CPR. The Prepayment Assumption is used solely for determining the accrual of original issue discount on the Certificates for federal income tax purposes. A 100% Prepayment Vector assumes that the outstanding balance of a pool of mortgage loans prepays at a rate of 4.00% CPR in the first month of the life of such pool, such rate increasing by an additional approximate 0.947368% (or 18/19ths of 1%) CPR each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining at 25% CPR for the remainder of the life of such pool. A CPR (or Constant Prepayment Rate) represents an annualized constant assumed rate of prepayment each month of a pool of mortgage loans relative to its outstanding principal balance for the life of such pool.

     "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Collection Period the subject of a Principal Prepayment in full or in part that was applied by the Master Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the succeeding Collection Period, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Collection Period. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

     "Prepayment Vector": The prepayment scenario assumed for Fixed Rate Mortgage Loans in determining the accrual of original issue discount on the Certificates for federal income tax purposes. The Prepayment Vector is described in the Prospectus Supplement, dated September 20, 1996, pursuant to which the Class A Certificates were offered.

     "Principal Distribution Amount": With respect to any Distribution Date, the lesser of:

     (a) the excess of the Available Distribution Amount over the amount payable on the Class A Certificates pursuant to Section 4.01(a)(i); and

     (b)  the sum of:

          (i) the principal portion of each Monthly Payment due during the related Collection Period, to the extent received, on each Mortgage Loan;

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

          (ii) the Stated Principal Balance of any Mortgage Loan that was purchased during the related Collection Period pursuant to or as contemplated by Section 2.03, 3.16(c) or 10.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 during the related Collection Period;

          (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Principal Amortization) received during the related Collection Period, net of any portion thereof that represents a recovery of principal for which an advance was made by a Master Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date; and

          (iv) the principal portion of any Realized Losses incurred (or deemed to have been occurred) on any Mortgage Loans in the calendar month preceding such Distribution Date, and the principal portion of any Realized Losses allocated to the Class A Certificates on previous Distribution Dates, but not paid under the Policy due to a Certificate Insurer Default, in each case to the extent covered by Net Monthly Excess Cashflow for such Distribution Date; and

          (v) the amount of any Subordination Increase Amount for the Class A Certificates for such Distribution Date;

          minus:

          (vi) the amount of any Subordination Reduction Amount for the Class A Certificates for such Distribution Date.


     "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

     "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, 3.16(c) or 10.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Monthly Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01, (iii) any unreimbursed Servicing Advances and Monthly Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Sections 3.11(ix) and 3.16(b), and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

     "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) have a Gross Margin equal to the Gross Margin of the Deleted Mortgage Loan, (vi) have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading determined by the Mortgage Loan Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan and (xi) conform to each representation and warranty set forth in
Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xi) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

     "Rate/Term Refinancing": A Refinanced Mortgage Loan, the proceeds of which are not more than $1000 in excess of the existing first mortgage loan and any subordinate mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively (except for up to $1000) to satisfy the then existing first mortgage loan and any subordinate mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

     "Rating Agency or Rating Agencies": Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor and the Certificate Insurer, notice of which designation shall be given to the Trustee and Master Servicer.

     "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Sections 3.11(ix) and 3.16(b), minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Master Servicer with respect to such Mortgage Loan pursuant to clause (iii) of Section 3.11.

     With respect to any REO Property as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of the Trust Fund, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Sections 3.11(ix) and 3.16(b), minus (v) the aggregate of all Monthly Advances made by the Master Servicer in respect of such REO Property or the related Mortgage Loan for which the Master Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.23 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.23.

     With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

     With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

     "Record Date": With respect to each Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

     "Reference Banks": Bankers Trust Company, Barclay's Bank PLC, The Bank of Tokyo and National Westminster Bank PLC and their successors in interest; PROVIDED that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market
(i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof, (iii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iv) which have been designated as such by the Trustee.

     "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

     "Regular Certificate": Any Class A Certificate.

     "Regular Interest": A "regular interest" in a REMIC within the meaning of
Section 860G(a)(1) of the Code.

     "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "Relief Act Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

     "REMIC": A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A-860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     "Remittance Report": A report in form and substance acceptable to the Trustee on a magnetic disk or tape prepared by the Master Servicer pursuant to
Section 4.03 with such additions, deletions and modifications as agreed to by the Trustee and the Master Servicer.

     "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

     "REO Account": The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.23.

     "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

     "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the close of business on the Distribution Date in such calendar month.

     "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.23(d) for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Monthly Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

     "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

     "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E-1 or Exhibit E-2 attached hereto.

     "Required Subordinated Amount": With respect to any Distribution Date, an amount equal to 3.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to the following: (i) if the Step Up Trigger has occurred, the Required Subordinated Amount for such Distribution Date will be an amount equal to the entire aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date, (ii) if the Step Up Trigger has not occurred but the Step Up Spread Squeeze Trigger has occurred, the Required Subordinated Amount for such Distribution Date will be an amount equal to the sum of (A) the Required Subordinated Amount for such Distribution Date determined as though the Step Up Spread Squeeze Trigger had not occurred plus
(B) the Spread Squeeze Subordination Increase Amount, or (iii) if neither the Step Up Trigger nor the Step Up Spread Squeeze Trigger has occurred but the Step Down Trigger has occurred, the Required Subordinated Amount for such Distribution Date will be an amount equal to the greater of (A) 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (B) the lesser of (x) 3.00%, of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (y) the Stepped Down Required Subordinated Percentage of the aggregate Stated Principal Balance of the Mortgage Loans in as of such Distribution Date.

     "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest

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                                      -28-

Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

     "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a FNMA eligible condominium project, or (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home (as defined in 42 United States Code, Section 5402(6)).

     "Residual Certificate": Any one of the Class R Certificates.

     "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

     "Responsible Officer": When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Rolling Delinquency Percentage": For any Distribution Date, the average of the Delinquency Percentages as of the last day of each of the three (or one or two, in the case of the first and second Distribution Dates) most recently ended Collection Periods.

     "Rolling Loss Percentage": As of any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred during the preceding twelve Collection Periods, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the twelfth preceding Collection Period.

     "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

     "Servicing Advances": The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, and (iv) the performance of its obligations under Sections 3.01, 3.09, 3.14, 3.16 and 3.23. The Master Servicer shall not be required to make any Servicing Advance in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, would not be ultimately recoverable from related

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                                      -29-

Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

     "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the applicable Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any SubServicer as its servicing compensation.

     "Servicing Fee Rate": .50% per annum.

     "Servicing Officer": Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Trustee and the Certificate Insurer and the Depositor on the Closing Date, as such list may from time to time be amended.

     "Single Certificate": With respect to any Class of Certificates (other than the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance of $1,000. With respect to the Residual Certificates, a hypothetical Certificate of such Class evidencing a 100% Percentage Interest in such Class.

     "Special Hazard Amount": As of any Distribution Date, an amount equal to $1,644,279 minus the sum of (i) the aggregate amount of Special Hazard Losses on the Mortgage Loans allocated solely to the Class R Certificates in accordance with Section 4.04 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greatest of (i) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary.

     "Special Hazard Loss": Any Realized Loss or portion thereof not in excess of the lesser of the cost of repair or replacement of a Mortgaged Property suffered by such Mortgaged Property by reason of damage caused by certain hazards (including earthquakes, mudflows, and, to a limited extent, floods) not insured against under the hazard insurance policies or fire or flood insurance policies required to be maintained in respect of such Mortgaged Property pursuant to Section 3.14, or by reason of the application of any co-insurance provision, in any event exclusive of any Extraordinary Loss.

     "Spread Squeeze Subordination Increase Amount": For any Distribution Date on which the Step Up Spread Squeeze Trigger has occurred, an amount equal to the product obtained by multiplying (i) three, (ii) the excess, if any, of (x) 3.00% over (y) the percentage

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                                      -30-

equivalent of a fraction, the numerator of which is the product of (A) the Net Monthly Excess Cashflow and (B) 12, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (iii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. Following the occurrence of a Step Up Spread Squeeze Trigger, the Spread Squeeze Subordination Increase Amount shall decline by 1/6th for each of the six Distribution Dates immediately succeeding the most recent occurrence of the Step Up Spread Squeeze Trigger (unless a Step Up Spread Squeeze Trigger shall have occurred with respect to such succeeding Distribution Date, in which case the Spread Squeeze Subordination Increase Amount for such Distribution Date shall be determined in accordance with the preceding sentence), such that the Spread Squeeze Subordination Increase Amount for the sixth Distribution Date following the most recent Distribution Date for which a Step Up Spread Squeeze Trigger has occurred shall equal zero.

     "S&P": Standard & Poor's Ratings Services, a division of McGraw-Hill Inc., or its successor in interest.

     "Startup Day": The day designated as such pursuant to Section 11.01(b) hereof.

     "Stated Principal Balance": With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of
(i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Master Servicer as recoveries of principal in accordance with the provisions of Section 3.16, to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Collection Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

     "Stayed Funds": As defined in Section 7.02(b).

     "Step Down Cumulative Loss Test": The Step Down Cumulative Loss Test will be met with respect to a Distribution Date as follows: (i) for the 37th through the 47th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is 1.50% or less, (ii) for the 48th through the 59th Distribution Dates, if the Cumulative Loss Percentage for

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                                      -31-

such Distribution Date is 2.00% or less, (iii) for the 60th through the 71st Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is 2.40% or less and (iv) for 72nd Distribution Date and any Distribution Date thereafter, if the Cumulative Loss Percentage for such Distribution Date is 2.75% or less.

     "Step Down Rolling Delinquency Test": The Step Down Rolling Delinquency Test will be met with respect to a Distribution Date if the Rolling Delinquency Percentage for such Distribution Date is 8.00% or less.

     "Step Down Rolling Loss Test": The Step Down Rolling Loss Test will be met with respect to a Distribution Date if the Rolling Loss Percentage for such Distribution Date is less than 1.00%.

     "Step Down Trigger": For any Distribution Date after the 36th Distribution Date, the Step Down Trigger will have occurred if each of the Step Down Cumulative Loss Test, the Step Down Rolling Delinquency Test and the Step Down Rolling Loss Test is met. In no event will the Step Down Trigger be deemed to have occurred for the 36th Distribution Date or any preceding Distribution Date.

     "Stepped Down Required Subordinated Percentage": For any Distribution Date for which the Step Down Trigger has occurred, a percentage equal to (i) the percentage equivalent of a fraction, the numerator of which is 3.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date, minus (ii) the percentage equivalent of a fraction, the numerator of which is the product of (A) the percentage calculated under clause (i) above minus 6.00%, multiplied by (B) the number of consecutive Distribution Dates through and including the Distribution Date for which the Stepped Down Required Subordinated Percentage is being calculated, up to a maximum of twelve, for which the Step Down Trigger has occurred, and the denominator of which is twelve.

     "Step Up Cumulative Loss Test": The Step Up Cumulative Loss Test will be met with respect to a Distribution Date as follows: (i) for the 1st through the 12th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is more than 0.75%, (ii) for the 13th through the 24th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is more than 1.25%,
(iii) for the 25th through the 36th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is more than 1.90%, (iv) for the 37th through the 48th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is more than 2.40% and (v) for the 49th Distribution Date and any Distribution Date thereafter, if the Cumulative Loss Percentage for such Distribution Date is more than 3.00%.

     "Step Up Rolling Delinquency Test": The Step Up Rolling Delinquency Test will be met with respect to a Distribution Date if the Rolling Delinquency Percentage for such Distribution Date is more than 10.00%.

     "Step Up Rolling Loss Test": The Step Up Rolling Loss Test will be met with respect to a Distribution Date if the Rolling Loss Percentage for such Distribution Date 1.40% or more.

     "Step Up Spread Squeeze Trigger": The Step Up Spread Squeeze Trigger will have occurred with respect to a Distribution Date if the percentage equivalent of a fraction, the numerator of which is the product of (x) 12 and (y) the Net Monthly Excess Cashflow, and the

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                                      -32-

denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date, is less than 3.00%.

     "Step Up Trigger": For any Distribution Date, the Step Up Trigger will have occurred if any one of the Step Up Cumulative Loss Test, the Step Up Rolling Delinquency Test or the Step Up Rolling Loss Test is met.

     "Subordinated Amount": With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans immediately following such Distribution Date over (b) the aggregate Certificate Principal Balance of the Class A Certificates as of such Distribution Date (after taking into account the payment of the amounts described in clauses
(b)(i) through (iv) of the definition of Principal Distribution Amount on such Distribution Date).

     "Subordination Deficiency Amount": With respect to any Distribution Date, the excess, if any, of (a) the Required Subordinated Amount applicable to such Distribution Date over (b) the Subordinated Amount applicable to such Distribution Date prior to taking into account the payment of any Subordination Increase Amounts on such Distribution Date.

     "Subordination Increase Amount": With respect to any Distribution Date, the lesser of (a) the Subordination Deficiency Amount as of such Distribution Date (after taking into account the payment of the Principal Distribution Amount, on such Distribution Date, exclusive of the payment of any Subordination Increase Amount) and (b) the amount of Net Monthly Excess Cashflow on such Distribution Date as reduced by any Cumulative Insurance Payments or Realized Losses allocated thereto with respect to such Distribution Date pursuant to Section 4.04.

     "Subordination Reduction Amount": With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Subordinated Amount and (b) the sum of the amounts available for distribution specified in clauses (b)(i) through
(iii) of the definition of Principal Distribution Amount.

     "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

     "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Master Servicer.

     "Sub-Servicing Agreement": The written contract between the Master Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

     "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

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                                      -33-

     "Termination Price": As defined in Section 10.01.

     "Terminator": As defined in Section 10.01.

     "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

     "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

     "Trust Fund": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby) and (v) the Collection Account, the Distribution Account, any REO Account and the Expense Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, the Trust Fund specifically excludes the Policy and all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date.

     "Trustee": Bankers Trust Company, a New York banking corporation, or its successor in interest, or any successor trustee appointed as herein provided.

     "Trustee's Fee": The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal one twelfth of the product of (i) the Trustee's Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Cut-off Date).

     "Trustee's Fee Rate": 0.015% per annum.

     "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

     "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. The term "United States" shall have the meaning set forth in Section 7701 of the Code.

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                                      -34-

     "Unpaid Basis Risk Shortfalls": With respect to any Distribution Date, the aggregate of all Basis Risk Shortfalls for any previous Distribution Dates plus interest accrued at the related Pass-Through Rate on each such Basis Risk Shortfall less all payments made in respect of such Basis Risk Shortfalls on or prior to such Distribution Date pursuant to Section 4.01(a).

     "Value": With respect to any Mortgaged Property, the lesser of (i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC, and (b) the value thereof as determined by a review appraisal conducted by the Mortgage Loan Seller in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, (A) in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC and (2) the value thereof as determined by a review appraisal conducted by the Mortgage Loan Seller in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (ii)(A)(1) above and (B) in the case of a Mortgage Loan originated in connection with a "lease-option purchase", such value of the Mortgaged Property is based on the lower of the value determined by an appraisal made for the originator of such Mortgage Loan at the time of origination or the sale price of such Mortgaged Property if the "lease option purchase price" was set less than 12 months prior to origination, and is based on the value determined by an appraisal made for the originator of such Mortgage Loan at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

     "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. With respect to any date of determination, the percentage of all the Voting Rights allocated among Holders of each Class of Certificates shall be the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans then outstanding. The Voting Rights allocated to each Class of Certificate shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Distribution Date.

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                                      -35-

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

     SECTION 2.01. Conveyance of Mortgage Loans.

     The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders and the Certificate Insurer all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement, and all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received by the Depositor or the Master Servicer on or after the Cut-off Date with respect to the Mortgage Loans.

     In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trustee the following documents or instruments with respect to each Mortgage Loan (a "Mortgage File") so transferred and assigned:

          (i) the original Mortgage Note, endorsed in the following form: "Pay to the order of Bankers Trust Company, as Trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Series 1996-1, without recourse", with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

          (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

          (iii) an original Assignment of the Mortgage executed in the following form: "Bankers Trust Company, as Trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Series 1996-1";

          (iv) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii);

          (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

          (vi) the original lender's title insurance policy, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

     The Depositor shall promptly (and in no event later than five Business Days following the Closing Date) submit or cause to be submitted for recording, at no expense to the

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                                      -36-

Trust Fund, the Trustee or the Certificate Insurer, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(iii) and (iv) above. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Depositor shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

     If any original Mortgage Note referred to in Section 2.01(i) cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee of a photocopy of the original of such Mortgage Note, with a Lost Note Affidavit to follow within one Business Day. If any of the documents referred to in Sections 2.01(ii), (iii) or
(iv) above has as of the Closing Date been submitted for recording but either
(x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee of a copy of each such document certified by the Mortgage Loan Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Mortgage Loan Seller, delivery to the Trustee promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. Notice shall be provided to the Trustee, the Certificate Insurer and the Rating Agencies by the Mortgage Loan Seller if delivery pursuant to clause
(2) above will be made more than 180 days after the Closing Date. If the original lender's title insurance policy was not delivered pursuant to Section 2.01(vi) above, the Depositor shall deliver or cause to be delivered to the Trustee, promptly after receipt thereof, the original lender's title insurance policy. The Depositor shall deliver or cause to be delivered to the Trustee promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

     All original documents relating to the Mortgage Loans that are not delivered to the Trustee are and shall be held by or on behalf of the Mortgage Loan Seller, the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders and the Certificate Insurer. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Master Servicer.

     The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

     In addition to the foregoing, the Depositor shall cause the Certificate Insurer to deliver the Policy to the Trustee for the benefit of the Certificateholders.

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                                      -37-

     SECTION 2.02. Acceptance by Trustee.

     The Trustee acknowledges receipt of the Policy and, subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the documents referred to in Section 2.01 (other than such documents described in Section 2.01(v)) above and all other assets included in the definition of "Trust Fund" under clauses (i), (iii), (iv) and (v) (to the extent of amounts deposited into the Distribution Account) and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.

     The Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File within 30 days after the Closing Date and to certify in substantially the form attached hereto as Exhibit C-1 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i) through (iii), (vi),
(x)(A), (xi), (xiv), (xvi), (xvii), (xix) through (xxii) and (xxiv) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face, or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of Section 2.01.

     Prior to the first anniversary date of this Agreement the Trustee shall deliver to the Depositor, the Master Servicer and the Certificate Insurer a final certification in the form annexed hereto as Exhibit C-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

     If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Depositor, the Master Servicer and the Certificate Insurer. In addition, upon the discovery by the Depositor, the Master Servicer or the Trustee of a breach of any of the representations and warranties made by the Mortgage Loan Seller in the related Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties and the Certificate Insurer.

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                                      -38-

     The Trustee shall, at the written request and expense of any Certificateholder, provide a written report to such Certificateholder of all Mortgage Files released to the Master Servicer for servicing purposes.

     SECTION 2.03. Repurchase or Substitution of Mortgage Loans by the Mortgage
                   Loan Seller or the Depositor.

     (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Mortgage Loan Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Mortgage Loan Seller, the Master Servicer and the Certificate Insurer of such defect, missing document or breach and request that the Mortgage Loan Seller deliver such missing document or cure such defect or breach within 60 days from the date the Mortgage Loan Seller was notified of such missing document, defect or breach, and if the Mortgage Loan Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Master Servicer (or, pursuant to Section 3.03(b) of the Mortgage Loan Purchase Agreement if the Mortgage Loan Seller is the Master Servicer, the Trustee) shall enforce the Mortgage Loan Seller's obligation under the Mortgage Loan Purchase Agreement (i) in connection with any such breach that could not reasonably have been cured within such 60 day period, if the Mortgage Loan Seller shall have commenced to cure such breach within such 60 day period, to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement and (ii) in connection with any such breach (subject to clause (i) above) or in connection with any missing document or defect, to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price within 120 days after the date on which the Mortgage Loan Seller was notified (subject to Section 2.03(e)) of such missing document, defect or breach, if and to the extent that the Mortgage Loan Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Mortgage Loan Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Mortgage Loan Seller shall furnish to it and as shall be necessary to vest in the Mortgage Loan Seller any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Mortgage Loan Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders and the Certificate Insurer.

     (b) Subject to Section 2.03(e), within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation or warranty of the Depositor set forth in Section 2.04 with respect to any Mortgage Loan, which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Depositor shall (i) cure such breach in all material respects, (ii) repurchase the Mortgage Loan from the Trust Fund at the Purchase Price or (iii) remove such Mortgage Loan from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). If any such breach is a breach of any of the representations and warranties included in Section 2.04(a)(iv), and the Depositor is unable to cure such breach, the Depositor shall repurchase or substitute the smallest number of Mortgage Loans as shall be required to make such representation or warranty true and correct. The Purchase Price for any repurchased Mortgage Loan shall be delivered to the Master Servicer for deposit in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall at the Depositor's direction release to the Depositor the related Mortgage File and shall execute and deliver such instruments of transfer or assignment furnished by the Depositor, in each case without recourse, as the Depositor shall furnish to it and as shall be necessary to vest in the Depositor any Mortgage Loan released pursuant hereto.

     (c) Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

     (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a), in the case of the Mortgage Loan Seller, or Section 2.03(b), in the case of the Depositor, must be effected prior to the date which is two years after the Startup Day for the Trust Fund.

     As to any Deleted Mortgage Loan for which the Mortgage Loan Seller or the Depositor substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Mortgage Loan Seller or the Depositor, as the case may be, delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor, the Master Servicer and the Certificate Insurer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Depositor, the Master Servicer and the Certificate Insurer a certification substantially in the form of Exhibit C-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Depositor or the Mortgage Loan Seller, as the case may be. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Collection Period preceding the month of substitution and the Depositor or the Mortgage Loan Seller, as the case may be, shall

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                                      -40-

thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Mortgage Loan Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Mortgage Loan Seller all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement, and in the case of a substitution effected by the Depositor, all applicable representations and warranties thereof set forth in Section 2.04, in each case as of the date of substitution.

     For any month in which the Depositor or the Mortgage Loan Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Net Mortgage Rate. On the date of such substitution, the Depositor or the Mortgage Loan Seller, as the case may be, will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Depositor or the Mortgage Loan Seller, as the case may be, the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Depositor or the Mortgage Loan Seller, as the case may be, shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

     In addition, the Depositor or the Mortgage Loan Seller, as the case may be, shall obtain at its own expense and deliver to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under
Section 860G(d)(1) of the Code, or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (e) Upon discovery by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Trustee or the Certificate Insurer that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties and the Certificate Insurer. In connection therewith, the Mortgage Loan Seller or the Depositor shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by
(i) the Mortgage Loan Seller, if the affected Mortgage Loan's status as a non-qualified mortgage is or results from a breach of any

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                                      -41-

representation, warranty or covenant made by the Mortgage Loan Seller under the Mortgage Loan Purchase Agreement, or (ii) the Depositor, if the affected Mortgage Loan's status as a non-qualified mortgage is a breach of any representation or warranty of the Depositor set forth in Section 2.04. Any such repurchase or substitution shall be made in the same manner as set forth in Sections 2.03(a), if made by the Mortgage Loan Seller, or 2.03(b), if made by the Depositor. The Trustee shall reconvey to the Depositor or the Mortgage Loan Seller, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

     SECTION 2.04. Representations and Warranties of the Depositor.

     (a) The Depositor hereby represents and warrants to the Trustee for the benefit of the Certificateholders and the Certificate Insurer that as of the Closing Date or as of such other date specifically provided herein:

          (i) The information set forth in the Mortgage Loan Schedule for the Original Mortgage Loans is complete, true and correct in all material respects at the date or dates respecting which such information is furnished;

          (ii) As of the Cut-off Date, the Monthly Payment due under each Original Mortgage Loan is not 30 or more days delinquent in payment and has not been 30 or more days delinquent in payment more than once in the twelve month period prior to the Cut-off Date (assuming that a "rolling" 30 day delinquency is considered to be one time delinquent);

          (iii) Each Original Mortgage Loan had an original term to maturity of between 15 and 30 years; each Original Fixed Rate Mortgage Loan is a fixed-rate mortgage loan with level payments due on the first day of each month, and each such Mortgage Loan is fully amortizing or is a Balloon Mortgage Loan; each Original Adjustable Rate Mortgage Loan is an adjustable-rate mortgage loan with payments due on the first day of each month and each such Mortgage Loan is fully amortizing or is a Balloon Mortgage Loan; effective with the first payment due after each Adjustment Date, the monthly payment amount for each Original Adjustable Rate Mortgage Loan will be adjusted to an amount which would amortize fully the outstanding principal balance of such Mortgage Loan over its remaining term (or, in the case of a Balloon Mortgage Loan, over its remaining hypothetical amortizing term) and pay interest at the Mortgage Rate so adjusted; on the first Adjustment Date and on each Adjustment Date thereafter the Mortgage Rate on each Original Adjustable Rate Mortgage Loan will be adjusted to equal the sum of the Index and the related Gross Margin, rounded to the nearest multiple of 0.125%, subject to the Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate applicable to such Mortgage Loan;

          (iv) (A) no more than approximately 45.33%, approximately 10.46%, approximately 10.07%, and approximately 9.09%, respectively, of the Original Fixed Rate Mortgage Loans, by outstanding principal balance of the Original Fixed Rate Mortgage Loans as of the Cut-off Date, will be secured by Mortgaged Properties located in California, Utah, Florida and Washington, respectively, and no more than approximately 3.97% of the Original Fixed Rate Mortgage Loans, by outstanding principal balance of the Original Fixed Rate Mortgage Loans as of the Cut-off Date, will be secured by Mortgaged Properties located in any other state; no more than approximately 33.58%, approximately 8.28%, approximately 8.02% and approximately 6.08%, respectively, of the Original Adjustable Rate Mortgage Loans, by outstanding principal balance of the Original Adjustable Rate Mortgage Loans as of the Cut-off Date, will be secured by Mortgaged Properties located in California, Illinois, Oregon and Florida, respectively, and no more than approximately 5.22% of the Original Adjustable Rate Mortgage Loans, by outstanding principal balance of the Original Adjustable Rate Mortgage Loans as of the Cut-off Date, will be secured by Mortgaged Properties located in any other state; (B) as of the Cut-off Date, no more than approximately 2.24% of the Original Fixed Rate Mortgage Loans and no more than approximately 0.84% of the Original Adjustable Rate Mortgage Loans, in each case by outstanding principal balance of the related Original Mortgage Loans as of the Cut-off Date, are secured by Mortgaged Properties located in any one California zip code area, and no more than approximately 5.89% of the Original Fixed Rate Mortgage Loans and no more than approximately 9.95% of the Original Adjustable Rate Mortgage Loans, in each case by outstanding principal balance of the related Original Mortgage Loans as of the Cut-off Date, are secured by units in two- to four-family dwellings, condominiums, planned unit developments or manufactured housing and (C) at least approximately 94.10% of the Original Fixed Rate Mortgage Loans and at least approximately 90.05% of the Original Adjustable Rate Mortgage Loans, in each case by outstanding principal balance of the related Original Mortgage Loans as of the Cut-off Date, are secured by real property with a single family residence erected thereon;

          (v) If the Mortgaged Property securing an Original Mortgage Loan is identified in the Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards, a flood insurance policy is in effect at the Closing Date which met the requirements of FEMA at the time such policy was issued;

          (vi) With respect to each Original Mortgage Loan, the Loan-to-Value Ratio was less than or equal to 90% at the origination of such Original Mortgage Loan;

          (vii) With respect to at least approximately 91.79% of the Original Fixed Rate Mortgage Loans and at least approximately 88.50% of the Original Adjustable Rate Mortgage Loans, in each case by outstanding principal balance as of the Cut-off Date, at the time that the Mortgage Loan was made, the Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence. With respect to approximately 8.21% of the Original Fixed Rate Mortgage Loans and approximately 11.50% of the Original Adjustable Rate Mortgage Loans, in each case by outstanding principal balance as of the Cut-off Date, at the time that the Mortgage Loan was made, the Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's secondary residence or that the Mortgaged Property would be an investor property.

     (b) It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders and the Certificate Insurer notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders and the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties, and in no event later than two Business Days from the date of such discovery. It is understood and agreed that the obligations of the Depositor set forth in
Section 2.03(b) to cure, substitute for or repurchase a Mortgage Loan constitute the sole remedies available to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties contained in this Section 2.04.

     SECTION 2.05. Representations, Warranties and Covenants of the Master
                   Servicer.

     The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificateholders, the Certificate Insurer and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

          (i) The Master Servicer is duly organized, validly existing and in good standing as a federal savings bank under the laws of the United States and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement;

          (ii) The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

          (iii) The execution and delivery of this Agreement by the Master Servicer and the performance of and compliance with the terms of this Agreement will not (a) violate the Master Servicer's charter or by-laws or any law, rule, regulation, order, judgment, award, administrative interpretation, injunction, writ, decree or the like affecting the Master Servicer or by which the Master Servicer is bound or (b) result in a breach of or constitute a default under any indenture or other material agreement to which the Master Servicer is a party or by which the Master Servicer is bound, which in the case of either clause (a) or (b) will have a material adverse effect on the Master Servicer's ability to perform its obligations under this Agreement;

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                                      -44-

          (iv) The Master Servicer is an approved servicer for FHLMC in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act; no event has occurred, including but not limited to a change in insurance coverage, which would make the Master Servicer unable to comply with FHLMC or HUD eligibility requirements or which would require notification to FHLMC or HUD;

          (v) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

          (vi) With respect to each Mortgage Loan, the Master Servicer is in possession of a complete mortgage file, except for such documents as have been delivered to the Trustee;

          (vii) There are no actions or proceedings against, investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement,
     (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

          (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

     It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor, the Certificateholders and the Certificate Insurer. Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders and the Certificate Insurer, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Trustee and the Certificate Insurer.

     SECTION 2.06. Issuance of Certificates.

     The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates, constitute the entire beneficial ownership interest in the Trust Fund.

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                                      -45-

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

     SECTION 3.01. Master Servicer to Act as Master Servicer.

     The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders and the Certificate Insurer (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

          (i) any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

          (ii) the ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

          (iii) the Master Servicer's obligation to make Monthly Advances or Servicing Advances; or

          (iv) the Master Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Master Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Master Servicer believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer any special or limited powers of attorney and other documents necessary or

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                                      -46-

appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder and the Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

     In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

     Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan and the Master Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan or any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and
(B) cause the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

     The Master Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement.

     SECTION 3.02. Sub-Servicing Agreements Between Master Servicer and
                   Sub-Servicers.

     (a) The Master Servicer may enter into Sub-Servicing Agreements (provided that the Master Servicer shall have obtained the consent of the Certificate Insurer and provided such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the rating or any shadow rating on any Class of Certificates) with Sub-Servicers, for the servicing and administration of the Mortgage Loans.

     Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts in which are insured by the FDIC and (iii) a FHLMC or FNMA approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be

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                                      -47-

inconsistent with any of the provisions of this Agreement. The Master Servicer and the SubServicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Certificate Insurer and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any variation without the consent of the Certificate Insurer and the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the SubServicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Trustee and the Certificate Insurer copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

     (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee, the Certificateholders and the Certificate Insurer, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and of the Mortgage Loan Seller under the Mortgage Loan Purchase Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or
(ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the Mortgage Loan Purchase Agreement against the Mortgage Loan Seller shall be effected by the Master Servicer to the extent it is not the Mortgage Loan Seller, otherwise by the Trustee, in accordance with the foregoing provisions of this paragraph.

     SECTION 3.03. Successor Sub-Servicers.

     The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

     Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee without fee, in accordance with the terms of this

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                                      -48-

Agreement, in the event that the Master Servicer shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Default).

     SECTION 3.04. Liability of the Master Servicer.

     Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a SubServicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee, the Certificateholders and the Certificate Insurer for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the SubServicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     SECTION 3.05. No Contractual Relationship Between Sub-Servicers and Trustee
                   or Certificateholders.

     Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee and Certificateholders or the Certificate Insurer shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

     SECTION 3.06. Assumption or Termination of Sub-Servicing Agreements by
                   Trustee.

     In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of the occurrence of a Master Servicer Event of Default), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trustee, its designee or the successor servicer for the Trustee appointed pursuant to Section 7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each SubServicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement.

     The Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

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                                      -49-

     SECTION 3.07. Collection of Certain Mortgage Loan Payments.

     The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest, (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 90 days or (iii) if the Master Servicer provides prior written notice to the Certificate Insurer to which the Certificate Insurer does not object within two Business Days, extend the due dates for Monthly Payments due on a Mortgage Loan for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) or clause (iii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder.

     SECTION 3.08. Sub-Servicing Accounts.

     In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer will be required to deposit into the Sub-Servicing Account no later than the first Business Day after receipt all proceeds of Mortgage Loans received by the Sub-Servicer, less its servicing compensation to the extent permitted by the SubServicing Agreement and to remit such proceeds to the Master Servicer for deposit in the Collection Account not later than the first Business Day thereafter. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

     SECTION 3.09. Collection of Taxes, Assessments and Similar Items; Servicing
                   Accounts.

     The Master Servicer shall, establish and maintain one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, hazard insurance premiums, and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Master Servicer shall deposit in the Servicing Accounts on a daily basis, and retain therein, all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect timely payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Master Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article X. As part of its servicing duties, the Master Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the

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                                      -50-

extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor.

     SECTION 3.10. Collection Account and Distribution Account.

     (a) On behalf of the Trust Fund, the Master Servicer shall establish and maintain one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee, the Certificateholders and the Certificate Insurer. On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the Collection Account on a daily basis, as and when received or as otherwise required hereunder, the following payments and collections received or made by it on or subsequent to the Cut-off
Date:

          (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest (net of the related Servicing
     Fee) on each Mortgage Loan;

          (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01);

          (iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account; and

          (v) any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles.

For purposes of the immediately preceding sentence, the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution.

     The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment or late payment charges or assumption fees need not be deposited by the Master Servicer in the Collection Account. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

     (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Certificateholders and the Certificate Insurer. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 3:00 p.m. New York time (i) on the Master Servicer Remittance Date, that portion of the Available Distribution Amount (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, and (ii) on each Business Day as of the commencement of which the balance on deposit

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                                      -51-

in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause
(ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Master Servicer shall, on or before 3:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Master Servicer, the Trustee, the Mortgage Loan Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

     (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in
Section 3.12. The Master Servicer shall give notice to the Trustee and the Certificate Insurer of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Master Servicer, the Depositor and the Certificate Insurer of the location of the Distribution Account when established and prior to any change thereof.

     (d) Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the Distribution Account:

          (i) any Monthly Advances, as required pursuant to Section 4.03;

          (ii) any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

          (iii) any amounts to be paid by the Terminator in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01;

          (iv) any amounts required to be deposited pursuant to Section 3.24 in connection with any Prepayment Interest Shortfalls; and

          (v) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters.

     (e) Promptly upon receipt of any Stayed Funds, whether from the Master Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trustee shall deposit such funds in the Distribution Account, subject to withdrawal thereof pursuant to Section 7.02(b) or as otherwise permitted hereunder. In addition, the Master Servicer shall deposit in the Distribution Account any amounts required to be deposited pursuant to Section 3.12 in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account.

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                                      -52-


     SECTION 3.11. Withdrawals from the Collection Account and Distribution
                   Account.

     The Master Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.03:

          (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

          (ii) subject to Section 3.16(d), to reimburse the Master Servicer for Monthly Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such Monthly Advances were made in accordance with the provisions of Section 4.03;

          (iii) subject to Section 3.16(d), to pay the Master Servicer or any SubServicer any unpaid Servicing Fees and reimburse any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan;

          (iv) to pay to the Master Servicer as servicing compensation (in addition to the Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

          (v) to pay to the Master Servicer, the Depositor or the Mortgage Loan Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

          (vi) to reimburse the Master Servicer for any Monthly Advance previously made which the Master Servicer has determined to be a Nonrecoverable Monthly Advance in accordance with the provisions of Section 4.03;

          (vii) to reimburse the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

          (viii) to reimburse the Master Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 or Section 2.04 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

          (ix) to pay, or to reimburse the Master Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b); and

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                                      -53-

          (x) to clear and terminate the Collection Account pursuant to Section 10.01.

     In addition to the foregoing, the Trustee shall be entitled to withdraw amounts from the Distribution Account to transfer funds to the Expense Account on the Business Day immediately preceding each Distribution Date pursuant to
Section 3.25(b) prior to any payments to Certificateholders and the Certificate Insurer pursuant to Section 4.01. The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (viii) and
(ix) above. The Master Servicer shall provide written notification to the Trustee, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclauses
(vi) and (vii) above.

     SECTION 3.12. Investment of Funds in the Collection Account, the Expense
                   Account and the Distribution Account.

     (a) The Master Servicer may direct any depository institution maintaining the Collection Account, the Expense Account and the Distribution Account (each, for purposes of this Section 3.12, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account, the Expense Account and the Distribution Account) over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall at the direction of the Master Servicer:

     (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

     (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

     (b) All income and gain realized from the investment of funds deposited in the Collection Account, the Expense Account and the Distribution Account held by or on behalf of the Master Servicer or the Trustee, shall be for the benefit of the Master Servicer and shall be

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                                      -54-

subject to its withdrawal in accordance with Section 3.11. The Master Servicer shall deposit in the Collection Account, the Expense Account or the Distribution Account, as applicable, the amount of any loss incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

     (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(v), upon the request of the Certificate Insurer or the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

     SECTION 3.13. [intentionally omitted]

     SECTION 3.14. Maintenance of Hazard Insurance and Errors and Omissions and
                   Fidelity Coverage.

     (a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of the current principal balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders and the Certificate Insurer, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related

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                                      -55-

Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

     In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee, Certificateholders and the Certificate Insurer, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

     (b) The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from FNMA or FHLMC. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of FNMA or FHLMC, unless the Master Servicer has obtained a waiver of such requirements from FNMA or FHLMC. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

     SECTION 3.15. Enforcement of Due-On-Sale Clauses; Assumption Agreements.

     The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Master Servicer shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with

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                                      -56-

such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Master Servicer in respect of an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

     SECTION 3.16. Realization Upon Defaulted Mortgage Loans.

     (a) The Master Servicer shall use its best efforts, consistent with the servicing standard set forth in Section 3.01, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

     (b) Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the

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                                      -57-

Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Certificateholders or the Certificate Insurer would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

          (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

          (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

     The cost of the environmental audit report contemplated by this Section
3.16 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.11(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

     If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of such Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

     (c) The Master Servicer may at its option purchase from the Trust Fund any Mortgage Loan that is 90 days or more delinquent, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee and the Certificate Insurer prior to purchase), at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release or cause to be released to the Master Servicer the related Mortgage File and shall execute and deliver such

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                                      -58-

instruments of transfer or assignment, in each case without recourse, as the Master Servicer shall furnish and as shall be necessary to vest in the Master Servicer title to any Mortgage Loan released pursuant hereto.

     (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: FIRST, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and Monthly Advances, pursuant to Section 3.11(ii) or (iii); SECOND, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and THIRD, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: FIRST, to unpaid Servicing Fees; and SECOND, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any SubServicer pursuant to Section 3.11(iii). The portion of the recovery allocated to interest (net of unpaid Servicing Fees) and the portion of the recovery allocated to principal of the Mortgage Loan shall be applied as follows: FIRST, to reimburse the Master Servicer for any related unreimbursed Monthly Advances in accordance with
Section 3.11(ii), and SECOND, as part of the amounts to be transferred to the Distribution Account in accordance with Section 3.10(b).

     SECTION 3.17. Trustee to Cooperate; Release of Mortgage Files.

     Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee and the Certificate Insurer by a certification in the form of Exhibit E-2 (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee shall, upon request of the Master Servicer and delivery to the Trustee of a Request for Release in the form of Exhibit E-l, release the related Mortgage File to the Master Servicer, and the Trustee shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other

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                                      -59-

proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Master Servicer.

     Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer, with copies to the Certificate Insurer to be delivered by the Master Servicer, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

     SECTION 3.18. Servicing Compensation.

     As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

     Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the Master Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(iv) to withdraw from the Collection Account, pursuant to Section 3.25 to withdraw from the Expense Account, and pursuant to
Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to
Section 3.12 and Section 3.24. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, servicing compensation of each Sub-Servicer, and to the extent provided herein in Section 8.05, the fees and expenses of the Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

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                                      -60-

     SECTION 3.19. Reports to the Trustee; Collection Account Statements.

     Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee, the Certificate Insurer and the Depositor a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement may be in the form of the then current FNMA Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

     SECTION 3.20. Statement as to Compliance.

     The Master Servicer will deliver to the Trustee, the Certificate Insurer and the Depositor not later than 90 days following the end of the fiscal year of the Master Servicer, which as of the Closing Date ends on the last day in December, an Officers' Certificate stating, as to each signatory thereof, that
(i) a review of the activities of the Master Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

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                                      -61-

     SECTION 3.21 Independent Public Accountants' Servicing Report.

     Not later than 90 days following the end of each fiscal year of the Master Servicer, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Trustee, the Certificate Insurer and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Trustee.

     SECTION 3.22. Access to Certain Documentation.

     The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to any Certificateholder, the Certificate Insurer, the Trustee and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

     SECTION 3.23. Title, Management and Disposition of REO Property.

     (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, on behalf of the Certificateholders and the Certificate Insurer. The Master Servicer, on behalf of the Trust Fund, shall either sell any REO Property within two years after the Trust Fund acquires ownership of such REO Property for purposes of Section 860(a)(8) of the Code or request from the Internal Revenue Service, more than 60 days before the day on which the two-year grace period would otherwise expire an extension of the two-year grace period, unless the Master Servicer had delivered to the Trustee an Opinion of Counsel, addressed to the Trustee, the Depositor and the Certificate Insurer, to the effect that the holding by the Trust Fund of such REO Property subsequent to two years after its acquisition will not result in the imposition on the Trust Fund of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause the Trust Fund to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The

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                                      -62-

Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

     (b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders and the Certificate Insurer (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

     (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited, on a daily basis in the REO Account all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

          (i) all insurance premiums due and payable in respect of such REO Property;

          (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

          (iii) all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through
(iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

     Notwithstanding the foregoing, the Master Servicer shall not:

          (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

          (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

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                                      -63-

          (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

          (iv) allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, provided to the Trustee and the Certificate Insurer, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

     The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

          (i) the terms and conditions of any such contract shall not be inconsistent herewith;

          (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

          (iii) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders and the Certificate Insurer with respect to the operation and management of any such REO Property; and

          (iv) the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees.

     (d) In addition to the withdrawals permitted under Section 3.23(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Monthly Advances made in respect of such REO Property or the related Mortgage

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                                      -64-

Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

     (e) Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities and as are in accordance with general FNMA guidelines.

     (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

     (g) The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

     SECTION 3.24. Obligations of the Master Servicer in Respect of Prepayment
                   Interest Shortfalls.

     The Master Servicer shall deliver to the Trustee for deposit into the Distribution Account on or before 3:00 p.m. New York time on the Master Servicer Remittance Date from its own funds an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting solely from Principal Prepayments during the related Collection Period and (ii) the total amount of its servicing compensation for the most recently ended calendar month.

     SECTION 3.25. Expense Account.

     (a) The Trustee shall establish and maintain in its name, for the benefit of the Trustee in trust for (1) the Certificateholders and (2) the Certificate Insurer, the Expense Account. The Expense Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

     (b) On the Business Day immediately preceding each Distribution Date, the Trustee shall withdraw from the Distribution Account and deposit into the Expense Account an amount equal to 1/12 of the Certificate Insurer Premium Rate on the Certificate Principal Balance of the Class A Certificates for such Distribution Date.

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                                      -65-

     (c) The Trustee shall make withdrawals from the Expense Account to pay the Certificate Insurer Premium on each Distribution Date.

     (d) Funds in the Expense Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. Any earnings on such amounts shall be payable to the Master Servicer as additional servicing compensation. The Trustee shall give notice to the Depositor and the Certificate Insurer of the location of the Expense Account on the Closing Date and prior to any change thereof.

     (e) Upon termination of the Trust Fund in accordance with Section 10.01, any amounts remaining in the Expense Account following the payment of all unpaid Certificate Insurer Premiums shall be released to the Master Servicer as additional servicing compensation.

     SECTION 3.26. Obligations of the Master Servicer in Respect of Mortgage
                   Rates and Monthly Payments.

     In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Certificate Insurer, the Depositor and any successor master servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.

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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

     SECTION 4.01. Distributions.

     (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account an amount equal to the Available Distribution Amounts (other than any amount in the Distribution Account that was transferred from the Policy Payments Account to the Distribution Account pursuant to Section 9.04) and distribute to the Certificateholders the following amounts, in the following order of priority:

          (i) to the Holders of the Class A Certificates an amount equal to (A) the Interest Distribution Amount for such Distribution Date, plus (B) any undistributed amount described in the immediately preceding clause (i)(A) from any previous Distribution Date for which no Insurance Payment has been previously paid to Holders of the Class A Certificates;

          (ii) to the Holders of the Class A Certificates in an amount equal to the Principal Distribution Amount (except for any portion thereof consisting of any related Subordination Increase Amount or related Realized Losses), applied to reduce the Certificate Principal Balances of the Class A Certificates until the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero;

          (iii) to the Holders of the Class A Certificates, payable from the Net Monthly Excess Cashflow, an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the Mortgage Loans;

          (iv) to the Certificate Insurer, to reimburse the Certificate Insurer for claims under the Policy, to the extent of Cumulative Insurance Payments;

          (v) to the Holders of the Class A Certificates, payable from the Net Monthly Excess Cashflow, an amount equal to the portion of the Principal Distribution Amount consisting of any Subordination Increase Amount;

          (vi) to the Holders of the Class A Certificates, payable from the Net Monthly Excess Cashflow, an amount equal to any Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls that were allocated to such holders and therefore not distributed pursuant to clause (i) above;


          (vii) to the Holders of the Class A Certificates, payable from Net Monthly Excess Cashflow, in an amount equal to any Basis Risk Shortfall for such Distribution Date;

          (viii) to the Holders of the Class A Certificates, payable from Net Monthly Excess Cashflow, in an amount equal to any Unpaid Basis Risk Shortfall on such Distribution Date;

          (ix) to the Certificate Insurer, any amounts remaining due to the Insurer under the terms of the Insurance Agreement (other than those attributable to

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                                      -67-

     Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Excess Extraordinary Losses);

          (x) to the Mortgage Loan Seller, in an amount equal to the aggregate amount deposited by the Mortgage Loan Seller to the Distribution Account pursuant to Section 4.01(g) hereof and not previously reimbursed pursuant to this clause (x); and

          (xi) to the Holders of the Class R Certificates, the balance, if any, of the amount so withdrawn from the Distribution Account for such Distribution Date.

     All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date pursuant to Section 4.04.

     (b) In addition to making the distributions required pursuant to Section 4.01(a), on each Distribution Date for which there exists a Deficiency Amount, the Trustee shall withdraw from the Distribution Account any amount therein that was transferred from the Policy Payments Account to the Distribution Account pursuant to Section 9.04 and distribute to the Holders of the Class A Certificates (i) an amount equal to any amount required to be paid to such Class pursuant to Section 4.01(a)(i) for such Distribution Date remaining unpaid after giving effect to all distributions made pursuant to Section 4.01(a) for such Distribution Date, (ii) an amount equal to the principal portion of any Realized Losses allocated to such Class on such Distribution Date after giving effect to all distributions made pursuant to Section 4.01(a) for such Distribution Date and (iii) without duplication, any other amount constituting a Deficiency Amount.

     (c) Each Holder of a Certificate, by its acceptance of such Certificate, hereby agrees that, in the event any distribution is made to any Holder of a Class A Certificate from amounts paid under the Policy, (i) the Certificate Insurer shall be subrogated in the manner herein provided to the rights of the Holder of such Class A Certificate to receive from amounts on deposit in the Distribution Account the distributions allocable to principal and interest that would have been distributable to such Holder if no such distribution to such Holder had been made from amounts paid under the Policy; and (ii) in addition to the rights of the Class A Certificateholders that the Certificate Insurer may exercise in accordance with the provisions of Section 9.01, the Certificate Insurer may exercise any option, vote, right, power or the like with respect to each Class A Certificate for which Cumulative Insurance Payments are outstanding.

     (d) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(f) or Section 10.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor,

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                                      -68-

if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial Certificate Principal Balance (or, in the case of the Class R Certificates, a 66% Percentage Interest) of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution. Payments to the Certificate Insurer on any Distribution Date will be made by wire transfer of immediately available funds to the account designated by the Certificate Insurer.

     Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

     (e) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor the Trustee nor the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

     (f) Except as otherwise provided in Section 10.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trustee shall, no later than five (5) days after the related Determination Date, mail to each Holder on such date of such Class of Certificates and to the Certificate Insurer a notice to the effect that:

          (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

          (ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(f) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining nontendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or

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                                      -69-

through an agent, contact the remaining non-tendering Certificateholders concerning surrender of their Certificates in the manner reasonably specified to the Trustee by the Master Servicer in writing. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust fund. If within one year after the second notice any such Certificates shall not have been surrendered for cancellation, the Master Servicer shall pay to the Certificate Insurer any amount of such funds that were paid by the Certificate Insurer under the Policy but shall continue to hold any remaining funds for the benefit of the non-tendering Certificateholders, and such Certificateholders shall thereafter look solely to the Master Servicer for payment thereof, and all liability of the Certificate Insurer with respect to such trust funds shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(f).

     (g) The Mortgage Loan Seller shall, on any Distribution Date prior to the first Distribution Date on which the Subordinated Amount equals or exceeds the Required Subordinated Amount, deposit to the Distribution Account on the Business Day preceding the applicable Distribution Date the sum of (i) the amount of any shortfalls in distributions pursuant to Section 4.01(a)(i) and
(ii) the amount, if any, by which the Certificate Principal Balance of the Class A Certificates would, but for the deposit to the Distribution Account pursuant to this subsection 4.01(g) and the distribution to the holder of the Class A Certificates of such amount, exceed the aggregate outstanding principal balance of the Mortgage Loans; provided, however, that the Mortgage Loan Seller shall not be required to make deposits to the Distribution Account pursuant to this subsection 4.01(g) in excess of $$180,362.79.

     SECTION 4.02. Statements to Certificateholders.

     On each Distribution Date, the Trustee shall prepare and forward by mail to each Holder of the Regular Certificates, a statement as to the distributions made on such Distribution Date setting forth:

          (i) the amount of the distribution made on such Distribution Date to the Holders of the Class A Certificates allocable to principal;

          (ii) the amount of the distribution made on such Distribution Date to the Holders of the Class A Certificates allocable to interest;

          (iii) the aggregate amount of servicing compensation received by the Master Servicer during the related Collection Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

          (iv) the Guaranteed Distribution for such Distribution Date and the respective portions thereof allocable to principal and interest;

          (v) the amount of any Insurance Payment made to Class A
     Certificateholders on such Distribution Date, the amount of any reimbursement payment made to the Certificate Insurer on such Distribution Date pursuant to Section 4.01(a)(iv) and the amount of Cumulative Insurance Payments after giving effect

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                                      -70-

     to any such Insurance Payment to Class A Certificateholders or any such reimbursement payment to the Certificate Insurer;

          (vi) the aggregate amount of Monthly Advances for such Distribution Date;

          (vii) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties at the close of business on such Distribution Date;

          (viii) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

          (ix) the number and aggregate unpaid principal balance of Mortgage Loans (a) 30 days past due, (b) 60 days past due, (c) 90 or more days past due and (d) as to which foreclosure proceedings have been commenced;

          (x) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

          (xi) the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

          (xii) the aggregate amount of Principal Prepayments made during the related Collection Period;

          (xiii) the aggregate amount of Realized Losses incurred during the related Collection Period (or, in the case of Bankruptcy Losses allocable to interest, during the related Collection Period), separately identifying whether such Realized Losses constituted Extraordinary Losses, Fraud Losses, Special Hazard Losses or Bankruptcy Losses;

          (xiv) the aggregate amount of extraordinary Trust Fund expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

          (xv) the aggregate Certificate Principal Balance of the Class A Certificates, after giving effect to the distributions, and allocations of Realized Losses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses;

          (xvi) the Certificate Factor for each such Class of Certificates applicable to such Distribution Date;

          (xvii) the Interest Distribution Amount in respect of the Class A Certificates for such Distribution Date and the respective portions thereof, if any, paid under the Policy or (in the event of a Deficiency Event) remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

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                                      -71-

          (xviii) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.24;

          (xix) the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

          (xx) the then-applicable Bankruptcy Amount, Fraud Loss Amount, Special Hazard Amount and Extraordinary Loss Amount;

          (xxi) the Basis Risk Shortfall, if any, for such Distribution Date;

          (xxii) the Unpaid Basis Risk Shortfalls, if any, outstanding after reimbursements therefor on such Distribution Date

          (xxiii) the Required Subordinated Amount for such Distribution Date;

          (xxiv) the Subordination Increase Amount, if any, for such Distribution Date;

          (xxv) the Subordination Reduction Amount, if any, for such Distribution Date; and

          (xxvi) the Pass-Through Rate applicable to the Class A Certificates for such Distribution Date and the immediately succeeding Distribution Date

     In the case of information furnished pursuant to subclauses (i) through
(iii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

     Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

     On each Distribution Date, the Trustee shall forward to the Depositor, to each Holder of a Residual Certificate, to the Certificate Insurer and to the Master Servicer, a copy of the reports forwarded to the Regular Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Residual Certificates, respectively, on such Distribution Date.

     Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

     The Trustee shall, upon request, furnish to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided

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                                      -72-

at the expense of the Certificateholder in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide. For purposes of this Section 4.02, the Trustee's duties are limited to the extent that the Trustee receives timely reports as required from the Master Servicer.

     On each Distribution Date the Trustee shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") Cusip Level Factors for each class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg. In connection with providing the information specified in this Section 4.02 to Bloomberg, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Master Servicer, to the extent and in the manner provided in Section 8.05.

     SECTION 4.03. Remittance Reports; Monthly Advances.

     (a) On the Business Day following each Determination Date, the Master Servicer shall deliver to the Trustee and the Certificate Insurer by telecopy (or by such other means as the Master Servicer, the Trustee or the Certificate Insurer, as the case may be, may agree from time to time) a Remittance Report with respect to the related Distribution Date. On the same date, the Master Servicer shall forward to the Trustee by overnight mail a computer readable magnetic tape or diskette containing the information set forth in such Remittance Report with respect to the related Distribution Date. Not later than the close of business New York time on the Master Servicer Remittance Date, the Master Servicer shall deliver or cause to be delivered to the Certificate Insurer and the Trustee in addition to the information provided on the Remittance Report, (i) the Guaranteed Distribution for such Distribution Date, separately identifying the portions thereof allocable to principal and interest;
(ii) the Available Distribution Amount for such Distribution Date; (iii) whether the Available Distribution Amount expected to be on deposit in the Distribution Account on such Distribution Date will be sufficient to cover the Guaranteed Distribution and, if not, the amount of the shortfall; (iv) the amount of Monthly Advances to be made by the Master Servicer in respect of the related Distribution Date, the aggregate amount of Monthly Advances outstanding after giving effect to such Monthly Advances, and the aggregate amount of Nonrecoverable Monthly Advances in respect of such Distribution Date; (v) with respect to any reimbursement to be made to the Certificate Insurer on such Distribution Date pursuant to Section 4.01(a)(v), the amount, if any, allocable to principal and the amount allocable to interest; (vi) Cumulative Insurance Payments after giving effect to the distributions to be made on such Distribution Date; and (vii) such other information with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section 4.02. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

     (b) The amount of Monthly Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.03(d), the sum of (i) the aggregate amount of Monthly Payments allocable to interest (with each interest portion thereof net of the related Servicing Fee), due during the related Collection Period in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Collection Period and as to which REO Property an REO Disposition did not occur during the related Collection Period, an amount equal to the excess,

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                                      -73-

if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly interest payment that would have been due on the related Due Date based on the original principal amortization schedule for the such Balloon Mortgage Loan.

     On or before 3:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Monthly Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Master Servicer in discharge of any such Monthly Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Monthly Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Distribution Amount for the related Distribution Date (determined without regard to Monthly Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Monthly Advances. The Trustee will provide notice to the Master Servicer and the Certificate Insurer by telecopy by the close of business on any Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Trustee on such date is less than the Monthly Advances required to be made by the Master Servicer for the related Distribution Date.

     (c) The obligation of the Master Servicer to make such Monthly Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

     (d) Notwithstanding anything herein to the contrary, no Monthly Advance shall be required to be made hereunder by the Master Servicer if such Monthly Advance would, if made, constitute a Nonrecoverable Monthly Advance. The determination by the Master Servicer that it has made a Nonrecoverable Monthly Advance or that any proposed Monthly Advance, if made, would constitute a Nonrecoverable Monthly Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Depositor, the Trustee and the Certificate Insurer.

     (e) If, at the close of business on the third Business Day prior to any Distribution Date, the funds on deposit in the Distribution Account are less than the Guaranteed Distribution for such Distribution Date, the Trustee shall give notice by telephone or telecopy of the amount of such deficiency, confirmed in writing in the form set forth as Exhibit A to the

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                                      -74-

Endorsement of the Policy, to the Certificate Insurer and the Fiscal Agent (as defined in the Policy), if any, at or before 10:00 a.m., New York time, on the second Business Day prior to such Distribution Date.

     SECTION 4.04. Allocation of Realized Losses.

     (a) Prior to each Determination Date, the Master Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Collection Period; (ii) whether and the extent to which such Realized Losses constituted Fraud Losses, Special Hazard Losses or Extraordinary Losses; and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Determination Date, the Master Servicer shall also determine as to each Mortgage Loan: (i) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Collection Period; and (ii) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Collection Period. The information described in the two preceding sentences that is to be supplied by the Master Servicer shall be evidenced by an Officers' Certificate delivered to the Trustee and the Certificate Insurer by the Master Servicer prior to the Determination Date immediately following the end of (i) in the case of Bankruptcy Losses allocable to interest, the Collection Period during which any such Realized Loss was incurred, and (ii) in the case of all other Realized Losses, the Collection Period during which any such Realized Loss was incurred.

     (b) All Realized Losses on the Mortgage Loans, other than Excess Special Hazard Losses, Excess Fraud Losses, Excess Extraordinary Losses and Excess Bankruptcy Losses on the Mortgage Loans shall be allocated on each Distribution Date as follows: first, to the Net Monthly Excess Cashflow; second, to the Class R Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and, third, to the Class A Certificates. Any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Excess Extraordinary Losses will be allocated between the Class A Certificates and the Class R Certificates on a PRO RATA basis. No allocations of Realized Losses pursuant to this Section 4.04 shall affect any liability of the Certificate Insurer with respect to such amounts under the Policy. Any allocation of Realized Losses to a Class A Certificate or a Class R Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated. All Realized Losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

     As used herein, an allocation of a Realized Loss on a "PRO RATA basis" among two or more specified Classes of Certificates means an allocation on a PRO RATA basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

     SECTION 4.05. Compliance with Withholding Requirements.

     Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest

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                                      -75-

or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

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                                      -76-

                                    ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01. The Certificates.

     (a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in the Trust Fund. At the Closing Date, the aggregate Certificate Principal Balance of the Class A Certificates will equal the aggregate principal balance of the Original Mortgage Loans in the Mortgage Pool as of the Cut-off Date.

     The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-2. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

     Upon original issue, the Certificates shall be executed and delivered by the Trustee and the Trustee shall cause the Certificates to be authenticated by the Certificate Registrar to or upon the order of the Depositor. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Certificate Registrar by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     (b) The Class A Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     The Trustee, the Master Servicer, the Depositor and the Certificate Insurer may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to

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                                      -77-

those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

     If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor,
(ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Master Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trustee through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners,through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Such Definitive Certificates will be issued in minimum denominations of $1,000, except that any beneficial ownership that was represented by a BookEntry Certificate in an amount less than $1,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Master Servicer or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     SECTION 5.02. Registration of Transfer and Exchange of Certificates.

     (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.11 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee will initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Master Servicer and the Depositor, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee shall at any time not be the Certificate Registrar, the Trustee shall have and maintain the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

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

                                      -78-

     (b) No transfer of any Residual Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Residual Certificate is to be made without registration or qualification, the Trustee and the Certificate Registrar shall each require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the forms attached hereto as Exhibit F-1; and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in its capacity as such), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based, if any. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Residual Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of a Residual Certificate shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar, the Master Servicer and the Certificate Insurer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     (c) No transfer of a Residual Certificate or any interest therein shall be made to (i) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan") or (ii) any Person who is directly or indirectly purchasing the Residual Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the Trustee and the Certificate Registrar are provided with a certification of facts or an Opinion of Counsel which establishes to the satisfaction of each that such transfer will not result in a violation of
Section 406 of ERISA or Section 4975 of the Code or cause any of the Trustee, the Certificate Registrar or the Master Servicer to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. In the absence of its having received the certification of facts or Opinion of Counsel contemplated by the preceding sentence, the Trustee and the Certificate Registrar shall require the prospective transferee of any Residual Certificate to certify either (a) it is not a Plan, (b) that it is neither (i) a Plan nor (ii) a Person who is directly or indirectly purchasing the Residual Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including any insurance company using funds in its general or separate accounts that may constitute "plan assets") or (c) that (i) it is an insurance company and (ii) all of the funds to be used by it to purchase the Certificates to be purchased by it are held in its general account and virtually all of the assets in such general account are from the receipt of premiums for the purchase of annuity contracts that provide in part: (A) for a benefit that is guaranteed throughout the term of the contract, and (B) for a benefit that is guaranteed for successive periods of at least twelve months; however, benefits from premiums received during any twelve month period may be guaranteed only to the end of such twelve month period, and thereafter for periods of twelve months or more.

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                                      -79-


     (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and Agreement" attached hereto as Exhibit F-2) from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

               (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

               (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement (in the form attached hereto as Exhibit F-2) from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit F-2) to the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

               (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an

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

                                      -80-

          Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

          (ii) The Trustee will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Trustee shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

          (iii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this
     Section 5.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

          (B) If any purported Transferee shall become a holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any Affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

          (iv) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5)with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time

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                                      -81-

     any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trustee.

          (v) The provisions of this Section 5.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee at the expense of the party seeking to modify, add to or eliminate any such provision the following:

               (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

               (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

     (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.11, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

     (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.11. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and cause the Certificate Registrar to authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Certificate Registrar in accordance with its customary procedures.

     (i) The Trustee will cause the Certificate Registrar (unless the Trustee is acting as Certificate Registrar) to provide notice to the Trustee of each transfer of a Certificate

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                                      -82-

and to provide the Trustee with an updated copy of the Certificate Register on the first Business Day in January and June of each year, commencing January 1997.

     SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 5.04. Persons Deemed Owners.

     The Depositor, the Master Servicer, the Trustee, the Certificate Registrar, the Certificate Insurer and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

     SECTION 5.05. Certain Available Information.

     On or prior to the date of the first sale of any Residual Certificate to an Independent third party, the Depositor shall provide to the Trustee 10 copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of the Residual Certificates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee 10 copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Trustee as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Residual Certificate, the private placement memorandum or other disclosure document relating to the Residual Certificates, in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 12.01,
(B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications

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                                      -83-

delivered by a Responsible Officer of the Trustee since the Closing Date pursuant to Section 11.01(h), (D) any and all Officers' Certificates delivered to the Trustee by the Master Servicer since the Closing Date to evidence the Master Servicer's determination that any Monthly Advance was, or if made, would be a Nonrecoverable Monthly Advance and (E) any and all Officers' Certificates delivered to the Trustee by the Master Servicer since the Closing Date pursuant to Section 4.04(a). Copies and mailing of any and all of the foregoing items will be available from the Trustee upon request at the expense of the person requesting the same.

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                                      -84-

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

     SECTION 6.01. Liability of the Depositor and the Master Servicer.

     The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Master Servicer herein.

     SECTION 6.02. Merger or Consolidation of the Depositor or the Master
                   Servicer.

     Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional seller/servicer for FNMA or FHLMC in good standing. The Depositor and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that the Rating Agencies' ratings and shadow ratings of the Class A Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

     SECTION 6.03. Limitation on Liability of the Depositor, the Master Servicer
                   and Others.

     None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind which, Prima Facie,

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                                      -85-

is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Master Servicer acts without the consent of the Certificate Insurer prior to a Certificate Insurer Default or without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights after a Certificate Insurer Default, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

     SECTION 6.04. Limitation on Resignation of the Master Servicer.

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee. No resignation of the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

     Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer.

     SECTION 6.05. Rights of the Depositor in Respect of the Master Servicer.

     The Master Servicer shall afford the Depositor, the Trustee and the Certificate Insurer, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers

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                                      -86-

of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor, the Trustee and the Certificate Insurer its most recent financial statements and such other information relating to its capacity to perform its obligations under this Agreement it possesses. To the extent such information is not otherwise available to the public, the Depositor, the Trustee and the Certificate Insurer shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee, the Certificate Insurer or the Trust Fund, and in either case, the Depositor, the Certificate Insurer or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

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                                      -87-

                                   ARTICLE VII

                                     DEFAULT

     SECTION 7.01. Master Servicer Events of Default.

     "Master Servicer Event of Default," wherever used herein, means any one of the following events:

          (i) any failure by the Master Servicer to remit to the Trustee for distribution to the Certificateholders any payment (other than a Monthly Advance required to be made from its own funds on any Master Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Certificate Insurer or the Trustee (in which case notice shall be provided by telecopy), or to the Master Servicer, the Depositor, the Certificate Insurer and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

          (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates or in this Agreement which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Certificate Insurer or the Trustee, or to the Master Servicer, the Depositor, the Certificate Insurer and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights and
     (ii) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

          (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

          (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

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                                      -88-

          (vi) any failure of the Master Servicer to make any Monthly Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to Section 4.03 which continues unremedied until 12:00 noon New York time on the Business Day immediately following the Master Servicer Remittance Date.

Subject to Article IX, if a Master Servicer Event of Default described in clauses (i) through (v) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor, the Certificate Insurer or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor and the Certificate Insurer if given by the Trustee or to the Trustee if given by the Depositor or the Certificate Insurer), terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer, the Certificate Insurer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or the Policy or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, the Distribution Account, the Policy Payments Account or any REO Account or Servicing Account held by or on behalf of the Master Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Master Servicer (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Monthly Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

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                                      -89-

     The Master Servicer hereby covenants and agrees to act as the Master Servicer under this Agreement for an initial term, commencing on the Closing Date and ending on December 31, 1996, which term shall be extendable by the Certificate Insurer for successive terms of three calendar months thereafter, until the termination of the Trust Fund pursuant to Article X. Each such notice of extension (a "Master Servicer Extension Notice") shall be delivered by the Certificate Insurer to the Trustee and the Master Servicer. The Master Servicer hereby agrees that, upon its receipt of any such Master Servicer Extension Notice, the Master Servicer shall become bound for the duration of the term covered by such Master Servicer Extension Notice to continue as the Master Servicer subject to and in accordance with the other provisions of this Agreement. The Trustee agrees that if as of the fifteenth (15th) day prior to the last day of any term of the Master Servicer the Trustee shall not have received any Master Servicer Extension Notice from the Certificate Insurer, the Trustee will within five (5) days thereafter, give written notice of such non-receipt to the Certificate Insurer and the Master Servicer. The failure of the Certificate Insurer to deliver a Master Servicer Extension Notice by the end of a calendar term shall result in the termination of the Master Servicer. The foregoing provisions of this paragraph shall not apply to the Trustee in the event the Trustee succeeds to the rights and obligations of the Master Servicer and the Trustee shall continue in such capacity until the earlier of the termination of this Agreement pursuant to Article X or the appointment of a successor master servicer.

     SECTION 7.02. Trustee to Act; Appointment of Successor.

     (a) On and after the time the Master Servicer receives a notice of termination or the Master Servicer's term is not extended pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and its obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make Monthly Advances pursuant to Section 4.03; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make Monthly Advances pursuant to Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder. As compensation therefor, the Trustee shall be entitled to the Servicing Fees and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Certificate Insurer or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, with the consent of the Certificate Insurer, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and the Certificate Insurer and having a net worth of not less than $15,000,000, as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement. No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided.

     (b) If the Master Servicer fails to remit to the Trustee for distribution to the Certificateholders any payment required to be made under the terms of the Certificates and this Agreement (for purposes of this Section 7.02(b), a "Remittance") because the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of such Remittance is prohibited by
Section 362 of the federal Bankruptcy Code, the Trustee shall upon notice of such prohibition, regardless of whether it has received a notice of termination under Section 7.01, advance the amount of such Remittance by depositing such amount in the Distribution Account on the related Distribution Date. The Trustee shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Trustee, can reasonably be expected to be ultimately recoverable from funds which are in the custody of the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition (the "Stayed Funds") and (ii) the Trustee is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Trustee or the deposit thereof in the Distribution Account by the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Trustee may recover the amount so advanced, without interest, by withdrawing such amount from the Distribution Account; however, nothing in this Agreement shall be deemed to affect the Trustee's rights to recover from the Master Servicer's own funds interest on the amount of any such advance. If the Trustee at any time makes an advance under this Subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Trustee shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the Distribution Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds.

     SECTION 7.03. Notification to Certificateholders.

     (a) Upon any termination of the Master Servicer pursuant to Section 7.01 above or any appointment of a successor to the Master Servicer pursuant to
Section 7.02 above, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

     (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

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                                      -91-

     SECTION 7.04. Waiver of Master Servicer Events of Default.

     The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Master Servicer Event of Default hereunder, with the written consent of the Certificate Insurer, may waive such default or Master Servicer Event of Default; PROVIDED, HOWEVER, that a default or Master Servicer Event of Default under clause (i) or (vi) of
Section 7.01 may be waived only by all of the Holders of the Regular Certificates with the written consent of the Certificate Insurer. Upon any such waiver of a default or Master Servicer Event of Default, such default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

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                                      -92-

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

     SECTION 8.01. Duties of Trustee.

     The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Master Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders and the Certificate Insurer.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

          (i) Prior to the occurrence of a Master Servicer Event of Default, and after the curing of all such Master Servicer Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

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                                      -93-


     SECTION 8.02. Certain Matters Affecting the Trustee.

     (a) Except as otherwise provided in Section 8.01:

          (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) Prior to the occurrence of a Master Servicer Event of Default hereunder and after the curing of all Master Servicer Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer or by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by such Certificateholders or the Certificate Insurer, the Trustee may require reasonable indemnity against such expense, or liability from such Certificateholders as a condition to taking any such action;

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

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                                      -94-

          (vii) The Trustee shall not be personally liable for any loss resulting from the investment of funds held in the Collection Account at the direction of the Master Servicer pursuant to Section 3.12.

     (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

     SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the signature of the Trustee, the authentication of the Certificate Registrar on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 8.12) shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.12) or of the Certificates (other than the signature of the Trustee and authentication of the Certificate Registrar on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer, other than any funds held by or on behalf of the Trustee in accordance with
Section 3.10.

     SECTION 8.04. Trustee May Own Certificates.

     The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

     SECTION 8.05. Trustee's Fees and Expenses.

     The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee and, to the extent that the funds therein are at anytime insufficient for such purpose, the Depositor shall pay such fees. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) resulting from the Master Servicer's actions or omissions in connection with this Agreement and the Mortgage Loans, (ii) that constitutes a specific liability of the Trustee pursuant to Section 11.01(c) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or as a result of a breach of the Trustee's obligations under Article XI hereof. The Master Servicer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising in respect of such Master Servicer's acts or omissions in connection with this Agreement and the Mortgage Loans serviced by such Master Servicer. Such indemnity

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

                                      -95-

shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer's own funds, without reimbursement from the related Trust Fund therefor.

     SECTION 8.06. Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be a corporation or an association (other than the Depositor, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

     SECTION 8.07. Resignation and Removal of the Trustee.

     The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Certificate Insurer, the Master Servicer and to the Certificateholders. Upon receiving such notice of resignation, the Depositor shall, with the written consent of the Certificate Insurer, promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, the Certificate Insurer, and the Master Servicer by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Certificate Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, the Certificate Insurer and the Master Servicer by the Depositor.

     The Certificate Insurer or the Holders of Certificates entitled to at least 51% of the Voting Rights, with the written consent of the Certificate Insurer, may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by the Certificate Insurer or such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such

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

                                      -96-

instrument shall be delivered to the Certificateholders, the Certificate Insurer and the Master Servicer by the Depositor.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

     SECTION 8.08. Successor Trustee.

     Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Certificate Insurer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder, and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor trustee shall not result in a downgrading of any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

     Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to the Certificate Insurer and to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

     Notwithstanding anything to the contrary contained herein, so long as no Certificate Insurer Default has occurred and is continuing, the appointment of any successor trustee pursuant to any provision of this Agreement will be subject to the prior written consent of the Certificate Insurer.

     SECTION 8.09. Merger or Consolidation of Trustee.

     Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

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                                      -97-

     SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Master Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

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                                      -98-

     SECTION 8.11. Appointment of Office or Agency.

     The Trustee will appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served.

     SECTION 8.12. Representations and Warranties of the Trustee.

     The Trustee hereby represents and warrants to the Master Servicer, the Depositor and the Certificate Insurer, as of the Closing Date, that:

          (i) The Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York.

          (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

          (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by the Master Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

          (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

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                                      -99-

                                   ARTICLE IX

                CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

     SECTION 9.01. Rights of the Certificate Insurer To Exercise Rights of Class A Certificateholders.

     Each of the Depositor, the Master Servicer and the Trustee, and by accepting its Certificate, each Class A Certificateholder, agrees that unless a Certificate Insurer Default has occurred and is continuing, the Certificate Insurer shall have the right to exercise all rights of the Class A Certificateholders under this Agreement (except as provided in clause (i) of the second paragraph of Section 12.01) without any further consent of the Class A Certificateholders, including, without limitation:

          (a) the right to direct foreclosures upon Mortgage Loans upon failure of the Master Servicer to do so;

          (b) the right to require the Depositor to repurchase or substitute for, or to require the Master Servicer to purchase, Mortgage Loans pursuant to Section 2.03;

          (c) the right to give notices of breach or to terminate the rights and obligations of the Master Servicer as Master Servicer pursuant to Section 7.01;

          (d) the right to direct the actions of the Trustee during the continuance of a Master Servicer Event of Default pursuant to Sections 7.01 and 7.02;

          (e) the right to consent to or direct any waivers of Master Servicer Event of Defaults pursuant to Section 7.04;

          (f) the right to direct the Trustee to investigate certain matters pursuant to Section 8.02(a)(v); and

          (g) the right to remove the Trustee pursuant to Section 8.07 hereof.

     In addition, each Class A Certificateholder agrees that, unless a Certificate Insurer Default has occurred and is continuing, the rights specifically set forth above may be exercised by the Class A Certificateholders only with the prior written consent of the Certificate Insurer.

     SECTION 9.02. Trustee To Act Solely with Consent of the Certificate
                   Insurer.

     Unless a Certificate Insurer Default has occurred and is continuing, the Trustee shall not:

     (a) agree to any amendment pursuant to Section 12.01; or

     (b) undertake any litigation pursuant to Section 8.02(a)(iii);

without the prior written consent of the Certificate Insurer which consent shall not be unreasonably withheld.

     SECTION 9.03. Trust Fund and Accounts Held for Benefit of the Certificate Insurer.

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                                      -100-

     The Trustee shall hold the Trust Fund and the Mortgage Files for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement (including, without limitation, in Sections 2.01 and 2.02) and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates.

     The Master Servicer hereby acknowledges and agrees that it shall service and administer the Mortgage Loans and any REO Properties, and shall maintain the Collection Account and any REO Account, for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement (including, without limitation, in Sections 3.01 and 3.10) to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer. Unless a Certificate Insurer Default has occurred and is continuing, the Master Servicer shall not terminate any Sub-Servicing Agreements without cause without the prior consent of the Certificate Insurer. Unless a Certificate Insurer Default has occurred and is continuing, neither the Master Servicer nor the Depositor shall undertake any litigation pursuant to Section 6.03 (other than litigation to enforce their respective rights hereunder) without the prior consent of the Certificate Insurer.

     SECTION 9.04. Claims Upon the Policy; Policy Payments Account.

     (a) If, by the close of business on the third Business Day prior to a Distribution Date, the Trustee determines that a Deficiency Amount for any Distribution Date is greater than zero, then the Trustee shall give notice to the Certificate Insurer by telephone or telecopy of the amount of such Deficiency Amount. Such notice of such Deficiency Amount shall be confirmed in writing in the form set forth as Exhibit A to the Endorsement of the Policy, to the Certificate Insurer and the Fiscal Agent (as defined in the Policy), if any, at or before 10:00 a.m., New York time, on the second Business Day prior to such Distribution Date. Following receipt by the Certificate Insurer of such notice in such form, the Certificate Insurer or the Fiscal Agent will pay any amount payable under the Policy on the later to occur of (i) 12:00 noon, New York time, on the second Business Day following such receipt and (ii) 12:00 noon, New York time, on the Distribution Date to which such deficiency relates, as provided in the Endorsement to the Policy.

     (b) The Trustee shall establish a separate special purpose trust account for the benefit of Holders of the Class A Certificates and the Certificate Insurer referred to herein as the "Policy Payments Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amount paid under the Policy in the Policy Payments Account and distribute such amount only for purposes of payment to Holders of Class A Certificates of the Guaranteed Distribution for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trustee or the Trust Fund. Amounts paid under the Policy shall be transferred to the Distribution Account in accordance with the next succeeding paragraph and disbursed by the Trustee to Holders of Class A Certificates in accordance with Section 4.01(b) or Section 10.01, as applicable. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Guaranteed Distribution with other funds available to make such payment. However, the amount of any payment of principal of or interest on the Class A Certificates to be paid from funds transferred from the Policy Payments Account shall

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                                      -101-

be noted as provided in paragraph (c) below in the Certificate Register and in the statement to be furnished to Holders of the Class A Certificates and Residual Certificates pursuant to Section 4.02. Funds held in the Policy Payments Account shall not be invested.

     On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trustee as a result of any claim under the Policy, to the extent required to make the Guaranteed Distribution on such Distribution Date, shall be withdrawn from the Policy Payments Account and deposited in the Distribution Account and applied by the Trustee, together with the other funds to be withdrawn from the Distribution Account pursuant to Section 4.01(b) or Section 10.01, as applicable, directly to the payment in full of the Guaranteed Distribution due on the Class A Certificates. Funds received by the Trustee as a result of any claim under the Policy shall be deposited by the Trustee in the Policy Payments Account and used solely for payment to the Holders of the Class A Certificates and may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trustee or the Trust Fund. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Certificate Insurer, pursuant to the instructions of the Certificate Insurer, by the end of such Business Day.

     (c) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A Certificate from moneys received under the Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

     (d) The Trustee shall promptly notify the Certificate Insurer and Fiscal Agent of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class A Certificates. Each Class A Certificateholder, by its purchase of Class A Certificates, the Master Servicer and the Trustee hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default has occurred and is continuing) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Master Servicer, the Trustee and each Class A Certificateholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

     SECTION 9.05 Effect of Payments by the Certificate Insurer; Subrogation.

     Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Class A Certificates which is made with moneys received pursuant to the terms of the Policy shall not be considered payment of such Class A Certificates from the Trust Fund and shall not result in the payment of or the provision for the payment of the principal of or interest on such Class A Certificates within the meaning of Section 4.01. The Depositor, the Master Servicer and the Trustee acknowledge, and each Holder by its acceptance of a Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Master Servicer, the Trustee or the Certificate Registrar (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of

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                                      -102-

or interest on any Class A Certificates to the Holders of such Certificates, the Certificate Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Trust Fund and (b) the Certificate Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

     The Trustee and the Master Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

     SECTION 9.06. Notices to the Certificate Insurer.

     All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to any of the Certificateholders shall also be sent to the Certificate Insurer.

     SECTION 9.07. Third-Party Beneficiary.

     The Certificate Insurer shall be a third-party beneficiary of this Agreement, entitled to enforce the provisions hereof as if a party hereto.

     SECTION 9.08. Trustee to Hold the Policy.

     The Trustee will hold the Policy in trust as agent for the Holders of the Class A Certificates for the purpose of making claims thereon and distributing the proceeds thereof. Neither the Policy nor the amounts paid on the Policy will constitute part of the Trust Fund or assets of the REMIC created by this Agreement. Each Holder of Class A Certificates, by accepting its Class A Certificates, appoints the Trustee as attorney-in-fact for the purpose of making claims on the Policy.

     SECTION 9.09. Termination of the Master Servicer

     Notwithstanding anything this Agreement to the contrary, the Certificate Insurer may terminate the Master Servicer at such time as permitted under any separate agreements between them so long as no Certificate Insurer Default has occurred and is continuing.

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                                      -103-

                                    ARTICLE X

                                   TERMINATION

     SECTION 10.01 Termination Upon Repurchase or Liquidation of All Mortgage
                   Loans.

     Subject to Section 10.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer and the Trustee (other than the obligations of the Master Servicer to the Trustee pursuant to Section 8.05 and of the Master Servicer to provide for and the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur (i) the purchase by the Terminator (as defined below) of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price equal to the greater of (A) the aggregate Purchase Price of all the Mortgage Loans included in the Trust Fund, plus the appraised value of each REO Property, if any, included in the Trust Fund, such appraisal to be conducted by an appraiser mutually agreed upon by the Terminator and the Trustee in their reasonable discretion (and approved by the Certificate Insurer in its reasonable discretion) and (B) the aggregate fair market value of all of the assets of the Trust Fund (as determined by such the Terminator, the Certificate Insurer (to the extent the Certificate Insurer is not the Terminator) and the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this
Section 10.01) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The Majority Class R Certificateholder shall have the right and, to the extent the Majority Class R Certificateholder fails to exercise such right, the Certificate Insurer shall have the right and, to the extent neither the Majority Class R Certificateholder nor the Certificate Insurer exercises such right, the Master Servicer shall have the right (the party exercising such right, the "Terminator"), to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Terminator may elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to clause (i) above only if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

     Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and the Certificate Insurer mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates

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                                      -104-

will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and
(iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund by the Terminator, the Terminator shall deliver to the Trustee for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Certificates an amount in immediately available funds equal to the above-described purchase price. Upon certification to the Trustee by a Servicing Officer (a copy of which certification shall be delivered to the Certificate Insurer) of the making of such final deposit, the Trustee shall promptly release to the Terminator the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

     Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section
10.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, contact the remaining related non-tendering Certificateholders concerning surrender of their Certificates in the manner reasonably specified to the Trustee by the Master Servicer in writing. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer all amounts distributable to the Holders thereof and the Master Servicer shall thereafter hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 10.01.

     No such termination shall be permitted without the prior written consent of the Certificate Insurer if it would result in a draw under the Policy.

     Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

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                                      -105-

     SECTION 10.02 Additional Termination Requirements.

     (a) In the event that the Terminator purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund pursuant to Section 10.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

          (i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Terminator;

          (ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Trust Fund to the Terminator for cash; and

          (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

     (b) At the requesting parties expense, the Majority Class R
Certificateholder shall prepare the documentation required in connection with the adoption of a plan of liquidation of a Trust Fund pursuant to this Section 10.02.

     (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor
Certificateholders.

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

                                      -106-

                                   ARTICLE XI

                                REMIC PROVISIONS

     SECTION 11.01. REMIC Administration.

     (a) The Trustee shall elect to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund, the Class A Certificates shall be designated as the Regular Interests in the REMIC and the Residual Certificates shall be designated as the single class of Residual Interest in the REMIC. The Trustee shall not permit the creation of any "interests" in the REMIC (within the meaning of Section 860G of the Code) other than the interests represented by the Certificates.

     (b) The Closing Date is hereby designated as the "Startup Day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

     (c) The Trustee shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Trustee, as agent for the Trust Fund's tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of the Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-IT, as the tax matters person of the Trust Fund. By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trustee or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

     (d) The Trustee shall prepare, sign and file all of the Tax Returns in respect of the REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this Article.

     (e) The Trustee shall perform on behalf of the Trust Fund all reporting and other tax compliance duties that are the responsibility of the REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trustee shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or

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                                      -107-

premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the Trust Fund. The Master Servicer shall provide on a timely basis to the Trustee such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

     (f) The Trustee shall take such action and shall cause the REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Master Servicer shall assist it, to the extent reasonably requested by it). The Trustee shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Trust Fund as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee has received an Opinion of Counsel, addressed to the Trustee and the Certificate Insurer (at the expense of the party seeking to take such action but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to the REMIC created hereunder, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or the assets of the Trust Fund, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, the Master Servicer will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund, and the Master Servicer shall not take any such action or cause the Trust Fund to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee. At all times as may be required by the Code, the Trustee will ensure that substantially all of the assets of the REMIC created hereunder will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (g) In the event that any tax is imposed on "prohibited transactions" of the REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contributions to the REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 11.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article

XI, (ii) to the Master Servicer pursuant to Section 11.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article XI, or otherwise (iii) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

     (h) On or before April 15 of each calendar year, commencing April 15, 1997, the Trustee shall deliver to the Master Servicer and each Rating Agency a Certificate from a Responsible Officer of the Trustee stating the Trustee's compliance with this Article XI.

     (i) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to the Trust Fund on a calendar year and on an accrual basis.

     (j) Following the Startup Day, the Trustee shall not accept any contributions of assets to the Trust Fund other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (k) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

     SECTION 11.02. Prohibited Transactions and Activities.

     None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund (iii) the termination of the Trust Fund pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to
Article II or III of this Agreement), nor acquire any assets for the Trust Fund (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to the Trust Fund after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Certificate Insurer and the Trustee (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of the Trust Fund as a REMIC or (b) cause the Trust Fund to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

     SECTION 11.03. Master Servicer and Trustee Indemnification.

     (a) The Trustee agrees to indemnify the Trust Fund, the Depositor, the Certificate Insurer and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the

Certificate Insurer or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in this Article XI.

     (b) The Master Servicer agrees to indemnify the Trust Fund, the Depositor, the Certificate Insurer and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor, the Certificate Insurer or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in Article III or this
Article XI.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

     SECTION 12.01. Amendment.

     This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provisions herein, or (iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee and the Certificate Insurer, adversely affect in any material respect the interests of any Certificateholder or the Certificate Insurer.

     This Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Certificate Insurer and the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall
(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Certificate Insurer and the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not result in the imposition of any tax on the Trust Fund pursuant to the REMIC Provisions or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any such amendment pursuant to the first paragraph of this Section 12.01 shall not be deemed to adversely affect in any material respect the interests of any Certificateholder if such change is required by the Certificate Insurer, so long as no Certificate Insurer Default has occurred and is continuing, and the Master Servicer receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating or any shadow rating of the affected Certificates.

     Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder and the Certificate Insurer.

     It shall not be necessary for the consent of Certificateholders under this
Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     The cost of any Opinion of Counsel to be delivered pursuant to this Section
12.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

     The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

     SECTION 12.02. Recordation of Agreement; Counterparts.

     To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer servicing the larger aggregate principal amount of Mortgage Loans and at the expense of the Certificateholders, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 12.03. Limitation on Rights of Certificateholders.

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 12.04. Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 12.05. Notices.

     All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Depositor, Two World Financial Center, New York, New York 10048, Attention:
Merrill Lynch Mortgage Investors, Inc. (phone number (212) 449-1000), or such other address or telecopy number as may hereafter be furnished to the Master Servicer, the Certificate Insurer and the Trustee in writing by the Depositor,
(b) in the case of the Master Servicer, 1675 Palm Beach Lakes Blvd., West Palm Beach, Florida 33410, Attention: David A. Holt (telecopy number: (561) 681-8186, or such other address or telecopy number as may hereafter be furnished to the Trustee and the Depositor in writing by the Master Servicer, (c) in the case of the Trustee, Bankers Trust Company, 3 Park Plaza, 16th Floor, Irvine, CA 92614,
Attention: Merrill Lynch Mortgage Investors, Series 1996-1 (telecopy number
(714) 253- 7577), or such other address or telecopy number as may hereafter be furnished to the Master Servicer and the Depositor in writing by the Trustee and
(d) in the Case of the Certificate Insurer, Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022, Attention: Surveillance Department (telecopy number (212) 339-3518 or (212) 339-3529) or such other address or telecopy number as may hereafter be furnished to the Trustee, the Depositor and the Master Servicer in writing by the Certificate Insurer. In each case in which a notice or other communication to the Certificate Insurer refers to a Master Servicer Event of Default or a claim under the Policy or with respect to which failure on the part of the Certificate Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and the HeadFinancial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED". Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

     SECTION 12.06. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 12.07. Notice to Rating Agencies and Certificate Insurer.

     The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies and the Certificate Insurer with respect to each of the following of which it has actual knowledge:

     1.   Any material change or amendment to this Agreement;

     2. The occurrence of any Master Servicer Event of Default that has not been cured or waived;

     3.   The resignation or termination of the Master Servicer or the Trustee;

     4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

     5.   The final payment to the Holders of any Class of Certificates;

     6. Any change in the location of the Collection Account or the Distribution Account;

     7. Any event that would result in the inability of the Trustee to make advances regarding delinquent mortgage loans; and

     8.   Any Certificate Insurer Default that has not been cured.

     In addition, the Trustee shall promptly furnish to each Rating Agency and the Certificate Insurer copies of each report to Certificateholders described in
Section 4.02 and the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

     1.   Each annual statement as to compliance described in Section 3.20; and

     2. Each annual independent public accountants' servicing report described in Section 3.21.

     Any such notice pursuant to this Section 12.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, and to Standard & Poor's Ratings Services, 25 Broadway, New York, New York 10004, or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

     SECTION 12.08. Article and Section References.

     All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

     IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.






                                       MERRILL LYNCH MORTGAGE
                                       INVESTORS, INC.,
                                                as Depositor

                                       By:_______________________________
                                       Name:_____________________________
                                       Title:____________________________




                                       BERKELEY FEDERAL BANK & TRUST
                                       FSB
                                                as Master Servicer

                                       By:_______________________________
                                       Name:_____________________________
                                       Title:____________________________




                                       BANKERS TRUST COMPANY
                                                as Trustee

                                       By:_______________________________
                                       Name:_____________________________
                                       Title:____________________________

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )



     On the ____ day of September 1996, before me, a notary public in and for said State, personally appeared ___________________________________, known to me to be a[n] _________________________________________ of Merrill Lynch Mortgage
Investors, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                             _______________________________
                                                      Notary Public

[Notarial Seal]

STATE OF                   )
                           ) ss.:
COUNTY OF                  )



     On the _____ day of September 1996, before me, a notary public in and for said State, personally appeared ____________________________________, known to me to be a ___________________________ of Berkeley Federal Bank & Trust FSB, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                             _______________________________
                                                      Notary Public

[Notarial Seal]

STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF NEW YORK                  )



     On the 27th day of September 1996, before me, a notary public in and for said State, personally appeared , known to me to be an [Assistant Treasurer] of Bankers Trust Company, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                             ________________________________
                                                      Notary Public

[Notarial Seal]

                                   EXHIBIT A-1

                           FORM OF CLASS A CERTIFICATE

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 1996-1, Class A

Pass-Through Rate:  Variable

Date of Pooling and Servicing Agreement
and Cut-off Date:  September 1, 1996

First Distribution Date:  October 25, 1996

No. 1

Aggregate Certificate Principal Balance of the Class A Certificates as of the Issue Date:
$______________

Denomination:  $___________

Master Servicer:  Berkeley Federal Bank &
Trust FSB

Trustee:  Bankers Trust Company

Issue Date:  September 26, 1996

CUSIP:  ___________


      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN BELOW.

                     MORTGAGE LOAN ASSET BACKED CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional one- to four-family first mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A Certificates) in that certain beneficial ownership interest evidenced by all the Class A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A Certificates the aggregate initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Pass-Through Rate on the Class A Certificates on each Distribution Date after the first Distribution Date will be a rate per annum equal to the lesser of (i) One-Month LIBOR (as defined in the Agreement) plus 0.35%, in the case of each Distribution Date through and including the Distribution Date on which the aggregate Stated Principal Balance (as defined herein) of the Mortgage Loans is reduced to 10% or less of the Cut-off Date Pool Principal Balance, or One-Month LIBOR plus 0.75% per annum, in the case of any Distribution Date thereafter and (ii) the Available Funds Pass-Through Rate for such Distribution Date. For the first Distribution Date, the Pass-Through Rate on the Class A Certificates will be approximately 5.9125% per annum.

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Loan Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

            The Class A Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Certificate Insurer with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights and the Certificate Insurer. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates but with the consent of the Certificate Insurer.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Master Servicer, the Trustee, the Certificate Insurer and the Certificate Registrar and any agent of the Depositor, any Master Servicer, the Trustee, the Certificate Insurer or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Insurer, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated:

                                    BANKERS TRUST COMPANY
[SEAL]                              as Trustee


                                    By:______________________________
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A Certificates referred to in the within-mentioned Agreement.

                                    BANKERS TRUST COMPANY
                                    as Certificate Registrar


                                    By:_______________________________
                                             Authorized Signatory

                                 ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT -   Custodian
                                                           --------------
                                                           (Cust) (Minor)
TEN ENT - as tenants by the entireties                     under Uniform Gifts
                                                           to Minors Act
JT TEN  - as joint tenants with right                      _______________
          if survivorship and not as                           (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Asset-Backed Fixed Rate and Floating Rate Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:__________________________
_______________________________________________________________________________.

Dated:

                                    __________________________________________
                                    Signature by or on behalf of assignor



                                    __________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number_____________, or, if mailed by check, to _____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-2

                               CLASS R CERTIFICATE

      THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON- UNITED STATES PERSON.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      THIS CLASS R CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS R CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS CONSTITUTING THE AVAILABLE DISTRIBUTION AMOUNT UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS R CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

      ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (1) AN AFFIDAVIT TO THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A

      "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R CERTIFICATE.


Series 1996-1, Class R

Date of Pooling and Servicing Agreement
and Cut-off Date:  September 1, 1996

First Distribution Date:  October 25, 1996

No. 1

Percentage Interest:  100%

Aggregate Certificate Principal Balance of
the Class R Certificates as of the Issue
Date:  $0.00

Master Servicer:  Berkeley Federal Bank
& Trust FSB

Trustee:  Bankers Trust Company

Issue Date:  September 26, 1996

                     MORTGAGE LOAN ASSET BACKED CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional one- to four-family first mortgage loans formed and sold by


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that Berkeley Federal Bank & Trust FSB is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class R Certificates) in that certain beneficial ownership interest evidenced by all the Class R Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificates the aggregate Percentage Interest of which is in excess of a 66% Percentage Interest of the Class R Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Loan Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

            The Class R Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Certificate Insurer with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights and the Certificate Insurer. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates but with the consent of the Certificate Insurer.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Trustee and the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Trustee and the Certificate Registrar the facts surrounding the transfer, or (ii) that the Trustee and the

Certificate Registrar shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Except as otherwise set forth in the next succeeding paragraph, no transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Trustee with an opinion of counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer or Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. In the absence of its having received the opinion of counsel contemplated by the preceding sentence, the Trustee shall (unless the next succeeding paragraph applies) require the prospective transferee of any Certificate to certify that it is neither (i) a Plan nor (ii) a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including any insurance company using funds in its general or separate accounts that may constitute "plan assets").

            The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Master Servicer, the Trustee, the Certificate Insurer and the Certificate Registrar and any agent of the Depositor, any Master Servicer, the Trustee, the Certificate Insurer or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Insurer, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated:

                                    BANKERS TRUST COMPANY
[SEAL]                              as Trustee


                                    By:_______________________________
                                              Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                    BANKERS TRUST COMPANY
                                    as Certificate Registrar


                                    By:________________________________
                                             Authorized Signatory

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT -   Custodian
                                                           --------------
                                                           (Cust) (Minor)
TEN ENT - as tenants by the entireties                     under Uniform Gifts
                                                           to Minors Act
JT TEN  - as joint tenants with right                      _______________
          if survivorship and not as                           (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Asset Backed Floating Rate Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:__________________________
_______________________________________________________________________________.

Dated:

                                    _________________________________________
                                    Signature by or on behalf of assignor




                                    _________________________________________
                                    Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS


            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number_____________, or, if mailed by check, to _____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.
This information is provided by _______________________________________________, the assignee named above, or_____________________________________, as its agent.

                                    EXHIBIT B


                   FORM OF FINANCIAL GUARANTY INSURANCE POLICY

                            [Intentionally Omitted]

                                   EXHIBIT C-1


                     FORM OF TRUSTEE'S INITIAL CERTIFICATION



                                          [Date]


Merrill Lynch Mortgage Investors, Inc.
Two World Financial Center
New York, New York  10048

Berkeley Federal Bank & Trust FSB
1675 Palm Beach Lakes Blvd.
West Palm Beach, Florida  33410

      Re: Pooling and Servicing Agreement, dated as of September 1, 1996, among Merrill Lynch Mortgage Investors, Inc., Berkeley Federal Bank & Trust FSB and Bankers Trust Company
            Mortgage Loan Asset Backed Certificates, Series 1996-1

Ladies and Gentlemen:

      Pursuant to Section 2.02 of the Agreement, we certify that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed hereto as not being covered by this certification), (i) the Mortgage Note included in each Mortgage File required to be delivered to us pursuant to the Agreement is in our possession and (ii) such Mortgage Note has been reviewed by us and appears regular on its face and relates to such Mortgage Loan.

      Attached is the Trustee's preliminary exceptions in accordance with
Section 2.02 of the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

      The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability due authorization, recordability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                                          BANKERS TRUST COMPANY



                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________

                                   EXHIBIT C-2


                       FORM OF TRUSTEE FINAL CERTIFICATION


                                          [Date]

Merrill Lynch Mortgage Investors, Inc.
Two World Financial Center
New York, New York  10048

Berkeley Federal Bank & Trust FSB
1675 Palm Beach Lakes Blvd.
West Palm Beach, Florida  33410

     Re: Pooling and Servicing Agreement, dated as of September 1, 1996, among Merrill Lynch Mortgage Investors, Inc., Berkeley Federal Bank & Trust FSB and Bankers Trust Company
           Mortgage Loan Asset Backed Certificates, Series 1996-1

Ladies and Gentlemen:

      In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received:

          (i) the original recorded Mortgage, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, or a certified copy thereof in those instances where the public recording office retains the original or where the original has been lost; and

         (ii) an original recorded Assignment of the Mortgage to the Trustee together with the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator, or a certified copy of such Assignments in those instances where the public recording retains the original or where original has been lost; and

        (iii) the original lender's title insurance policy.

      The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                          BANKERS TRUST COMPANY



                                          By:________________________
                                          Name:______________________
                                          Title:_____________________

                                    EXHIBIT D


                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT

            AGREEMENT, dated September 20, 1996, between Merrill Lynch Mortgage Investors, Inc., a Delaware corporation (the "Purchaser"), and Berkeley Federal Bank & Trust FSB, a federal savings bank (the "Seller").

                              Preliminary Statement

            The Seller intends to sell certain fixed rate and adjustable rate conventional residential mortgage loans, including balloon payment loans and buydown loans (the "Mortgage Loans") to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser intends to deposit the Mortgage Loans into a mortgage pool comprising the trust fund. The trust fund will be evidenced by a single series of mortgage pass-through certificates designated as Merrill Lynch Mortgage Investors, Inc., Mortgage Loan Asset Backed Certificates, Series 1996-1 (the "Certificates"). The Certificates shall consist of two or more classes of certificates: (i) a senior class (the "Senior Certificates") to be rated in the highest rating category by rating agencies mutually acceptable to the Purchaser and the certificate insurer and fully insured as to payments of principal and interest by the certificate insurer and
(ii) a single residual class (the "Residual Certificates") to be subordinated to the Senior Certificates and the certificate insurer, such Residual Certificates to be unrated and delivered to the Seller as partial consideration for the Mortgage Loans as further described below. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of September 1, 1996 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, Bankers Trust Company, as trustee (the "Trustee"), and Berkeley Federal Bank & Trust FSB, in its capacity as Master Servicer. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

            The parties hereto agree as follows:

            SECTION 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on or before September 26, 1996 (the "Closing Date"), the Mortgage Loans having an aggregate principal balance as of the close of business on September 1, 1996 (the "Cut-off Date"), after giving effect to payments of principal received, on or before the Cut-off Date, of approximately $81,129,770.00 (plus or minus five percent (5%)), as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the Closing Date (the "Closing Balance").

            SECTION 2. Mortgage Loan Schedule. The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement and the Seller will prepare on or prior to the Closing Date a final schedule describing such Mortgage Loans (the "Closing Schedule") setting forth all of the Mortgage Loans to be purchased under this Agreement. The Closing Schedule will conform to the requirements of the Purchaser as set forth in this Agreement and to the definition of "Mortgage Loan Schedule" under the Pooling and Servicing Agreement. The Closing Schedule shall be used as the Mortgage Loan Schedule under the Pooling and Servicing Agreement.

            SECTION 3. Consideration.

          (i) In consideration for the Mortgage Loans to be purchased hereunder, the Purchaser shall, as described in Section 8, pay to the Seller an amount (the "Purchase Price") equal to the price obtained by Merrill Lynch, Pierce, Fenner & Smith Incorporated for the

Senior Certificates. The Purchase Price for the Senior Certificates shall not include accrued interest. In addition, the Purchaser shall deliver the Residual Certificates to the Seller.

         (ii) The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to all payments of principal received on or after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans allocable to the period after the Cut-off Date. All payments of interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

        (iii) Pursuant to the Pooling and Servicing Agreement, the Purchaser will assign all of its right, title and interest in and to the Mortgage Loans, together with its rights under this Agreement, to the Trustee for the benefit of the Certificateholders.

            SECTION 4. Transfer of the Mortgage Loans.

          (i) Possession of Mortgage Files. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser. Upon the sale of the Mortgage Loans, the ownership of each Mortgage Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser. The Seller's records will accurately reflect the sale of each Mortgage Loan to the Purchaser. The Seller shall release its custody of the contents of any Mortgage File only in accordance with written instructions from the Purchaser or any assignee, transferee or designee of the Purchaser, except that where such release is required as incidental to the Seller's servicing of the Mortgage Loans pursuant to the Pooling and Servicing Agreement or is in connection with a repurchase of any such Mortgage Loan pursuant to Section 7 hereof, such written instructions shall not be required.

         (ii) Delivery of Mortgage Loan Documents. The Seller will, at least five (5) Business Days prior to the Closing Date, deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser each of the following documents for each Mortgage Loan:

          (a) the original Mortgage Note, endorsed by the Seller in the following form: "Pay to the order of Bankers Trust Company, as Trustee for the registered holders of Mortgage Loan Asset Backed Certificates, Series 1996-1, without recourse", with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Seller;

          (b) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified by the Seller to be a true and complete copy of the original submitted for recording with the recorded original to be delivered by the Seller to the Purchaser or any assignee, transferee or designee of the Purchaser within 90 days of the Closing Date;

          (c) an original Assignment of Mortgage executed by the Seller in the following form: "Bankers Trust Company, as Trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Loan Asset Backed Certificates, Series 1996-1";

          (d) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Seller or, if any such Assignment has been submitted for recording but has not been returned from the applicable public recording office or is not otherwise available, a copy of such Assignment certified by the Seller to be a true and complete copy of the original submitted for recording with the recorded original to be delivered by the Seller to the Purchaser or any assignee, transferee or designee of the Purchaser within 90 days of the Closing Date;

          (e) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

          (f) the original lender's title insurance policy, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company with the original to be delivered by the Seller to the Purchaser or any assignee, transferee or designee of the Purchaser within 90 days of the Closing Date.

With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, the obligations of the Mortgage Loan Seller to deliver the original Mortgage Note pursuant to clause (a) above shall be deemed to be satisfied upon delivery to the Purchaser or any assignee, transferee or designee of the Purchaser of a photocopy of the original of such Mortgage Note, with an affidavit from the Mortgage Loan Seller to follow within one Business Day certifying that the original Mortgage Note has been lost, misplaced or destroyed, in the form of Exhibit 7 hereto.

            The Seller shall be responsible for recording each of the above documents requiring recordation. Notwithstanding anything to the contrary contained in this Section 4, in those instances where the public recording office has not yet returned or retains the original Mortgage, power of attorney or Assignment after it has been recorded, the obligations of the Seller hereunder shall be deemed to have been satisfied upon delivery not later than 90 days after the Closing Date by the Seller to the Purchaser or any assignee, transferee or designee of the Purchaser of a copy of such Mortgage, power of attorney or Assignment certified by the public recording office to be a true and complete copy of the recorded original thereof. Upon delivery to the Seller (x) by the public recording office of any recorded original Mortgage, power of attorney or Assignment, or (y) by a title insurance or escrow company of any lender's title insurance policy, the Seller promptly shall (and in no event later than five Business Days following such receipt) deliver such document to the Purchaser or any assignee, transferee or designee of the Purchaser. The Seller promptly shall (and in no event later than five Business Days following the Closing Date) submit for recording, at no expense to the Trust Fund or the Trustee, in the appropriate public office for real property records, each Assignment referred to in clauses (c) of this Section 4(ii). In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller promptly shall prepare a substitute Assignment or cure such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

        (iii) Acceptance of Mortgage Loans. The documents delivered pursuant to
Section 4(ii) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Closing Date (and each document permitted to be delivered after the Closing Date within seven days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule. If the Purchaser or any assignee, transferee or designee of the Purchaser discovers that any material document is missing or is defective in any material respect, the Seller shall correct or cure any such omission or defect or shall repurchase or substitute for the affected Mortgage Loan in accordance with the terms of Section 7(i) hereof and
Section 2.03 of the Pooling and Servicing Agreement. At the time of such repurchase, the Purchaser shall, in exchange for a written receipt therefor, release such documents relating to such Mortgage Loan as are then in its possession to the Seller.

         (iv) Transfer of Interest in the Agreement. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement without the consent of the Seller, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller under this Agreement will be promptly reimbursed by the Seller.

          (v) Examination of Mortgage Files. Not later than five (5) Business Days prior to the Closing Date, the Seller shall either (a) deliver to the Purchaser or to any assignee, transferee or designee of the Purchaser in escrow, for examination, the Mortgage File pertaining to each Mortgage Loan, or (b) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination at the Seller's offices. Such examination may be made by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Closing Date. If any such person makes such examination prior to the Closing Date and identifies any Mortgage Loans which do not conform to the requirements of the Purchaser as described in this Agreement, such Mortgage Loans shall be deleted from the Closing Schedule, and may be replaced, prior to the Closing Date, by substitute Mortgage Loans acceptable to the Purchaser. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the

Purchaser or any assignee, transferee or designee of the Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

            SECTION 5. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser that as of the Closing Date:

            (a) The Seller is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States of America and has full power and authority (i) to conduct its business as presently conducted by it and (ii) to execute and deliver this Agreement and perform its obligations under this Agreement. The Seller is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations in respect of this Agreement.

            (b) The execution and delivery of this Agreement, the performance by the Seller of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable in accordance with its respective terms subject to (1) bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and to general principles of equity and (2) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

            (c) The execution, delivery and performance of this Agreement by the Seller, and the consummation of the transactions contemplated hereby, will not (i) violate or conflict with any provision of the charter or bylaws of the Seller or any law, rule, regulation, order, judgment, award, administrative interpretation, injunction, writ, decree or the like affecting the Seller or by which the Seller is bound or (ii) result in a breach of or constitute a default under any indenture or other material agreement to which the Seller is a party or by which the Seller is bound, which in the case of either clause (i) or (ii) will have a material adverse effect on the Seller's ability to perform its obligations under this Agreement.

            (d) No authorization, consent, approval, license, exemption or other action by or notice to or registration or filing with any governmental authority or administrative or regulatory body is required for either the execution, delivery or performance of this Agreement by the Seller or the consummation of the transactions contemplated hereby, except such as shall have been made or obtained on or prior to the Closing Date.

            (e) There are no pending or, to the best of the Seller's knowledge, threatened actions, proceedings or investigations against the Seller before any court, governmental arbitrator or instrumentality which (i) if determined adversely to the

      Seller may reasonably be expected, individually or in the aggregate, to have a material affect on the Seller's ability to perform its obligations under this Agreement or (ii) to affect the legality, validity or enforceability of this Agreement.

            (f) The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Seller's creditors.

            (g) The Seller is an approved seller/servicer of residential mortgage loans for FHLMC in good standing and is a mortgagee approved by the Federal Housing Administration pursuant to Section 203 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with FHLMC or HUD eligibility requirements or which would require notification to FHLMC or HUD.

            (h) The information prepared, furnished and delivered by the Seller to the Purchaser with respect to the Seller's loan loss, foreclosure and delinquency experience on mortgage loans underwritten to the same standards as the Mortgage Loans and covering mortgaged properties similar to the Mortgaged Properties, is true and correct in all material respects and includes adjustments for payments that are timely received but are not honored due to insufficient funds or for any other reason.

            (i) The transfer of the Mortgage Loans to the Purchaser at the Closing Date will be treated by the Seller for financial accounting and reporting purposes as a sale of assets.

            (j) This Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished by the Seller, or by third parties based on information provided by the Seller, pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading. No certificate of an officer, statement or other information furnished in writing or report prepared, furnished and delivered by the Seller to the Purchaser, any affiliate of the Purchaser or the Trustee for use in connection with the purchase of the Mortgage Loans and the transactions contemplated hereunder and under the Pooling and Servicing Agreement will contain any untrue statement of a material fact, or omit a material fact necessary to make the information, certificate, statement or report not misleading in any material respect.

            (k) The Mortgage Loans were selected from among the outstanding mortgage loans in the Seller's portfolio as of the Closing Date underwritten to the same standards as the Mortgage Loans and covering mortgaged properties similar to the Mortgaged Properties and as to which the representations and warranties set forth in this Agreement and the Pooling and Servicing Agreement could be made and such selection was not made in a manner so as to adversely affect the interests of the Purchaser.

            (l) The Seller has not dealt with any broker or agent or other Person who might be entitled to a fee, commission or compensation in connection with the transaction contemplated by this Agreement other than the Purchaser and its affiliates.

            The representations and warranties set forth in this Section 5 survive the Closing Date.

            SECTION 6. Representations, Warranties and Covenants. The Seller represents and warrants to the Purchaser, as to each Mortgage Loan sold hereunder, as of the date hereinbelow specified or, if no such date is specified, then as of the Closing Date, that:

            (a) The Seller has good title to and is the sole owner and holder of the Mortgage Loan;

            (b) Immediately prior to the transfer and assignment to the Purchaser, the Mortgage Note and the Mortgage Loan were not subject to an assignment or pledge, and the Seller has full right and authority to sell and assign the Mortgage Loan.

            (c) The Seller is transferring such Mortgage Loan to the Purchaser free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Mortgage Loans.

            (d) The information set forth on the Mortgage Loan Schedule is true and correct in all material respects as of the Cut-off Date or such other date as may be indicated in such schedule.

            (e) Seller has acquired, serviced, collected and otherwise dealt with each Mortgage Loan in compliance with all applicable federal, state and local laws and regulations and the terms of the related Mortgage Note and Mortgage.

            (f) The related Mortgage Note and Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (g) Except as to two Mortgage Loans, as to which the related Mortgage is a valid and enforceable second lien, the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property, which Mortgaged Property is free and clear of all encumbrances and liens (including mechanics liens) having priority over the first lien of the Mortgage except for: (i) liens for real estate taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected or considered in the lender's title insurance policy delivered to the originator of the Mortgage Loan and referred to in the appraisal made in connection with the origination of the related Mortgage Loan and
      (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

            (h) Any security agreement, chattel mortgage or equivalent document related to such Mortgage Loan establishes and creates a valid and enforceable lien on the property described herein.

            (i) As of the Closing Date, each Monthly Payment required to be made prior to August 1, 1996 has been paid and no Mortgage Loan has been dishonored. No Mortgage Loan has been thirty or more days delinquent more than one time in the twelve months preceding the Closing Date (assuming that a "rolling" thirty day delinquency is considered to be one time delinquent). In the event that a Mortgage Loan identified on Exhibit 6 has a first Due Date on October 1, 1996, the Monthly Payment due on October 1, 1996 will be made on or before November 31, 1996.

            (j) The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan under the Mortgage Loan.

            (k) Except as otherwise disclosed on Exhibit 5 attached hereto and by written instruments included in the related Mortgage File, Seller has not impaired, waived, altered or modified the related Mortgage or Mortgage
      Note in any material respect, or satisfied, canceled, rescinded or subordinated such Mortgage or Mortgage Note in whole or in part or released all or any material portion of the Mortgaged Property from the lien of the Mortgage, or executed any instrument of release, cancellation, rescission or satisfaction of the Mortgage Note or Mortgage.

            (l) The Mortgage has not been satisfied as of the Cut-off Date, cancelled or subordinated, in whole, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part (except for a release that does not materially impair the security of the Mortgage Loan or a release the effect of which is reflected in the Loan-to-Value Ratio for the Mortgage Loan as set forth in the Mortgage Loan Schedule), nor to the best of the Seller's knowledge has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

            (m) No condition exists which could given rise to any right of rescission, set off, counterclaim, or defense including, without limitation, the defense of usury, and no such right has been asserted.

            (n) There is no proceeding pending for the total or partial condemnation and no eminent domain proceedings pending affecting any Mortgaged Property.

            (o) Each Mortgage loan is covered by either (i) a mortgage title insurance policy or other generally acceptable form of insurance policy customary in the jurisdiction where the Mortgaged Property is located or
      (ii) if generally acceptable in the jurisdiction where the Mortgaged Property is located, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located. All of Seller's rights under such policies, opinions or other instruments shall be deemed to be transferred and assigned to Purchaser upon sale and assignment of the Mortgage Loans hereunder. The title insurance policy has been issued by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, insuring the original lender, its successor and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject to the exceptions contained in such policy. Seller is the sole insured of such mortgagee title insurance policy, and such mortgagee title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. Seller has not made and has no knowledge of any claims made under such mortgagee title insurance policy. Seller is not aware of any action by a prior holder and Seller has not done, by act or omission, anything which could impair the coverage or enforceability of such mortgagee title insurance policy or the accuracy of such attorney's opinion of title.

            (p) There is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration. The Seller has not waived any default, breach, violation or event of acceleration.

            (q) With respect to any Mortgage Loan which provides for an adjustable interest rate, all rate adjustments made by Seller have been performed in accordance with the terms of the related Mortgage Note or subsequent modifications, if any.

            (r) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges, affecting the related Mortgaged Property.

            (s) (i) No foreclosure proceedings are pending against the Mortgaged Property, and to the Seller's best knowledge, (ii) no material litigation or lawsuit relating to the Mortgage Loan is pending and (iii) the Mortgage Loan is not subject to any pending bankruptcy or insolvency proceeding.

            (t) The Mortgage Loan obligates the mortgagor thereunder to maintain a hazard insurance policy ("Hazard Insurance") in an amount at least equal to the lesser of (i) the maximum insurable value of such improvements or
      (ii) the principal balance of the Mortgage Loan with a standard mortgagee clause, in either case in an amount sufficient to avoid the application of any "co-insurance provisions", and, if it was in place at origination of the Mortgage Loan, flood insurance, at the mortgagor's cost and expense. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards, a flood insurance policy is in effect which met the requirements of FEMA at the time such policy was issued. The Mortgage obligates the Mortgagor to maintain the Hazard Insurance and, if applicable, flood insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. The Mortgaged Property is covered by Hazard Insurance.

            (u) The Mortgage Note is not and has not been secured by any collateral except the lien on the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage.

            (v) Except as to one Mortgage Loan which is freely assumable, subject to any applicable laws, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale or judicial foreclosure and (ii) otherwise by judicial foreclosure. Since the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor that would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, as been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940.

            (w) Except as set forth in the appraisal which forms part of the related Mortgage File, the Mortgaged Property, normal wear and tear excepted, is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and the Seller has no knowledge of any proceeding pending for the total or partial condemnation of such Mortgage Property.

            (x) There was no fraud involved in the origination of the Mortgage Loan by the mortgagee or, to the Seller's knowledge, by the Mortgagor, any appraiser or any other party involved in the origination of the Mortgage Loan.

            (y) Each Mortgage File contains an appraisal of the Mortgaged Property indicating an appraised value equal to the appraised value identified for such Mortgaged Property on the Mortgage Loan Schedule. Each appraisal has been performed in accordance with the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

            (z) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

            (aa) No improvements on the related Mortgaged Property encroach on adjoining properties (and in the case of a condominium unit, such improvements are within the project with respect to that unit), and no improvements on adjoining properties encroach upon the Mortgaged Property unless there exists in the Mortgage File a title policy with endorsements which insure against losses sustained by the insured as a result of such encroachments.

            (ab) Each Mortgage Loan was either (1) originated by the Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD or
      (2) acquired by the Seller within one month of its origination, in substantially all cases and in no event later than three months thereafter, and before being acquired by the Seller, was re-underwritten according to the Seller's underwriting guidelines.

            (ac) Except as otherwise set forth on Exhibit 5 attached hereto: (i) principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed and (ii) the Mortgage Note is payable on the first day of each month.

            (ad) Other than with respect to 21.8% of the fixed rate mortgage loans, in each case by principal balance as of the Cut-off Date, which are "balloon payment" mortgage loans, each Mortgage Loan is fully amortizing.

            (ae) The Mortgage Loan bears interest at the Mortgage Interest Rate and the Mortgage Note does not permit negative amortization.

            (af) With respect to escrow deposits, if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or escrow advances or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note.

            (ag) No Mortgage Loan contains provisions pursuant to which Monthly Payments are: (i) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor; (ii) paid by any source other than the Mortgagor or (iii) except as otherwise set forth on Exhibit 5 attached hereto, contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

            (ah) To the Seller's best knowledge, the Mortgaged Property is lawfully occupied under applicable law.

            (ai) Each Mortgage Loan has been underwritten in accordance with the underwriting guidelines of the Seller in effect at the time the Mortgage Loan was originated or purchased by the Seller with exceptions from the underwriting guidelines exercised in a prudent manner.

            (aj) No law relating to servicing, collection or notification practices and to the Seller's knowledge no law relating to origination practices, has been violated in connection with any Mortgage Loan transferred to the Purchaser pursuant to this Agreement, including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws. The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Mortgage Note.

            (ak) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property.

            (al) The Seller hereby covenants that it will not directly solicit any Mortgagor hereunder to refinance the related Mortgage Loan.

            (am) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

            (an) There are no mechanics' or similar liens or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property that are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

            (ao) As to each Fixed Rate Mortgage Loan, interest is calculated on the Mortgage Note on the basis of twelve 30 day months and a 360 day year, and, as to each Adjustable Rate Mortgage Loan, interest is calculated on the Mortgage Note on the basis of the number of days in the related interest accrual period.

            (ap) The Mortgaged Property consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise or high-rise condominium project, or an individual unit in a planned unit development or a townhouse, provided, however, that any condominium project or planned unit development shall conform with the applicable FHLMC type II or type III requirements regarding such dwellings, and no residence or dwelling is a mobile home or, except as to one Mortgage Loan, a manufactured dwelling. No Mortgage Loan is secured by a leasehold estate. If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the FHLMC's eligibility requirements.

            The representations, warranties and covenants, set forth in Section 6 shall survive the Closing.

            SECTION 7. Repurchase Obligation for Defective Documentation and for Breach of Representation and Warranty.

          (i) The representations and warranties contained in Sections 5 and 6 shall not be impaired by any review and examination of loan files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of holders of mortgage pass-through certificates evidencing an interest in all or a portion of the Mortgage Loans.

      With respect to the representations and warranties contained herein that are made to the knowledge or the best of knowledge of the Seller or as to which the Seller has no knowledge (other than Section 5(e), the penultimate sentence of Section 6(n), and the last sentence of Section 6(u)), if it is discovered that the substance of any such representation and warranty was inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Seller shall take such action described in the following paragraph in respect of such Mortgage Loan.

            Upon discovery by the Seller, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document is missing from, any Mortgage File or of a breach of any of the representations and warranties contained in Section 5 or 6 that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, the party discovering the breach shall give prompt written notice to the others. Within sixty (60) days of its discovery or its receipt of notice of any such missing or materially defective documentation or any such breach of a representation and warranty, the Seller promptly shall deliver such missing document or cure such defect or breach in all material respects, or in the event such defect or breach cannot be cured, the Seller shall, within 120 days of its discovery or receipt of notice, either (i) repurchase the affected Mortgage Loan at the Purchase Price (as such term is defined in the Pooling and Servicing Agreement) or (ii) subject to the approval of the Purchaser, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans. Notwithstanding the preceding sentence, if a breach of representation or warranty cannot reasonably be cured within 60 days after written notice thereof, and the Seller shall have commenced to cure such breach within such 60 day period and thereafter diligently and expeditiously proceeds to cure the same, such 60 day period shall be extended for so long as it shall require the Seller in the exercise of due diligence to cure such breach, it being agreed that no such extension shall be for a period in excess of the lesser of 60 days or the period of time during which the Seller is required to cure or repurchase an affected Mortgage Loan because of the REMIC Provisions or pursuant to any sale and/or securitization agreement or arrangement it may enter into. The Seller shall amend the Closing Schedule to reflect the withdrawal of such Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement and the addition, if any, of a Qualified Substitute Mortgage Loan. The Seller shall deliver to the Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 7(i) shall be accomplished by transfer to an account designated by the Purchaser of the amount of the Purchase Price in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

         (ii) It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure, repurchase or substitute for a defective Mortgage Loan and to indemnify the Purchaser as provided in Section 17 constitute the sole remedies of the Purchaser respecting a missing or defective document or a breach of the representations and warranties contained in Sections 5 and 6.

            SECTION 8. Closing; Payment for the Mortgage Loans. The closing of the purchase and sale of the Mortgage Loans shall be held at the New York City office of Thacher Proffitt & Wood at 9:00 a.m. Eastern Standard Time on the Closing Date.

            The closing shall be subject to each of the following conditions:

            a) All of the representations and warranties of the Seller under this Agreement and under the Pooling and Servicing Agreement shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or an Event of Default under the Pooling and Servicing Agreement;

            b) The Purchaser shall have received, or the Purchaser's attorneys shall have received, in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

            c) The Seller shall have delivered and released to the Purchaser or to its assignee, transferee or designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Seller pursuant to Section 2.01 of the Pooling and Servicing Agreement; and

            d) All other terms and conditions of this Agreement shall have been complied with.

            Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement, by delivery to the Seller of the Purchase Price in immediately available funds.

            SECTION 9. Closing Documents. The Closing Documents shall consist of the following:

            a) The Pooling and Servicing Agreement, dated as of the Cut-off Date, substantially in the form of Exhibit 1 hereto and with such further changes therein as the Seller and the Purchaser shall mutually agree to, together with all documents required to be delivered thereunder; and

            b)    With respect to the Mortgage Loans:

                  1. An Officers' Certificate of the Seller, dated the Closing Date, upon which the Purchaser, the certificate insurer and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") may rely, in the form of Exhibit 2 hereto, and attached thereto resolutions of the board of directors of the Seller, together with copies of the charter, by-laws and certificate of good standing of the Seller from the Office of Thrift Supervision;

                  2. An Officers' Certificate of the Seller, dated the Closing Date, upon which the Purchaser, the certificate insurer and the Underwriter may rely, in the form of Exhibit 3 hereto, with respect to certain facts regarding the sale of the Mortgage Loans by the Seller to the Purchaser;

                  3. An Opinion of Counsel of the Seller, dated the Closing Date and addressed to the Purchaser, the certificate insurer and the Underwriter, substantially in the form attached hereto as Exhibit 4;

                  4. A letter from Price Waterhouse LLP, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Purchaser's Prospectus Supplement, dated September 20, 1996, to a Prospectus, dated September 20, 1998 under the captions "The Mortgage Pool" and "Pooling and Servicing Agreement -The Mortgage Loan Seller and Master Servicer", "-Real Estate Owned" and "-Delinquency and Foreclosures" agrees with the records of the Seller and that the information under the captions "Summary of Prospectus Supplement," "The Mortgage Pool," "Yield on the Certificates" and "Description of the Certificates" agrees with the records of the Seller;

                  5. Such opinions of counsel as the Rating Agencies, the certificate insurer or the Trustee may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement or the Pooling and Servicing Agreement; and

                  6. Such further information, certificates, opinions and documents as the Purchaser, the certificate insurer or Underwriter may reasonably request.

            SECTION 10. Costs. The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage, the fees and expenses of the Seller's accountants for delivery of the letter specified in Section 9(b)(4) above and the Seller's attorneys, the fees, expenses and disbursements of the Trustee under the Pooling and Servicing Agreement (other than the annual fee paid out of the Trust Fund) and the fees, expenses and disbursements of the certificate insurer (other than to the extent paid out of the Trust Fund as provided in the Pooling and Servicing Agreement), any related insurance agreement or related documents. The Seller shall pay the costs and expenses of printing (or otherwise reproducing) and delivering the prospectus and prospectus supplement relating to the Certificates, the Pooling and Servicing Agreement, any related insurance agreement and related documents including the costs of printing any of the Certificates, the initial fees, costs and expenses of the certificate insurer, the fees and expenses of the Purchaser's counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates and the fees charged by any rating agency to rate the Certificates.

            SECTION 11. Servicing. The Seller has represented to the Purchaser that the Mortgage Loans are serviced by the Seller, in its capacity as Master Servicer, and are not subject to sub-servicing agreements with third parties, and it is understood and agreed between the Seller and the Purchaser that the Mortgage Loans are to be delivered free and clear of any sub-servicing agreements with third party servicers. The Seller, without reimbursement from the Purchaser, shall pay any fees or penalties required by any third party servicer for releasing the Mortgage Loans from any such sub-servicing agreement and shall arrange for the orderly transfer, as of the Cut-off Date, of such sub-servicing from any such third party servicer to the Seller. The Mortgage Loans shall be serviced by the Seller, in its capacity as Master Servicer, in accordance with the terms of the Pooling and Servicing Agreement. For so long as the Seller services the Mortgage Loans, the Seller shall be entitled to the Servicing Fee and such other payments as provided for under the terms of the Pooling and Servicing Agreement.

            SECTION 12. Mandatory Delivery; Grant of Security Interest. The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser's (i) right, prior to the Closing Date, to reject any Mortgage Loan to the extent permitted by this Agreement and to require another Mortgage Loan to be substituted therefor pursuant to Section 4 hereof, and (ii) obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 8 hereof. Any Mortgage Loans rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or, subject to Section 7(ii) hereof, afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

            Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Purchase Price, the Purchaser shall immediately effect the redelivery of the Mortgage Loans, if delivery to the Purchaser has occurred, and the security interest created by this Section 12 shall be deemed to have been released.

            SECTION 13. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex, telegraph or facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser, at Two World Financial Center, New York, New York 10281, or to such other address as the Purchaser may designate in writing to the Seller; and if to the Seller, addressed to the Seller at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401,
Attention: Secretary, or to such other address as the Seller may designate in writing to the Purchaser.

            SECTION 14. Severability of Provisions. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            SECTION 15. Agreement of Parties. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            SECTION 16. Survival. The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on the Purchaser's behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

            SECTION 17.  Indemnification.

          (i) The Seller agrees to indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Party") against any and all losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or in the Prospectus Supplement or the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Purchaser by the Seller specifically for use therein, which shall include the information set forth in the Prospectus Supplement on the front cover, in "Summary of Prospectus Supplement" under the subheadings "Mortgage Loan Seller and Master Servicer" and "The Mortgage Pool General" and under the captions "The Mortgage Pool" and "Pooling and Servicing Agreement -The Mortgage Loan Seller and Master Servicer", "-Real Estate Owned" and "-Delinquencies and Foreclosures" (and substantially identical information set forth in the private placement memorandum relating to the Residual Certificates), or (b) any representation, warranty or covenant made by the Seller in this Agreement or in the Pooling and Servicing Agreement, on which the Purchaser has relied, being, or alleged to be, untrue or incorrect in any material respects; provided, however, that to the extent that any such losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject arise out of or are based upon both (1) statements, omissions, representations, warranties or covenants of the Seller described in clause (a) or (b) above and (2) any other factual basis, the Seller shall indemnify and hold harmless the Indemnified Party only to the extent that the losses, claims, expenses, damages or liabilities of the person or persons asserting the claim are determined to arise from or be based upon matters set forth in clause (1) above. This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

            (ii) Promptly after receipt by the Indemnified Party of notice of the commencement of any such action, the Indemnified Party will, if a claim in respect thereof is to be made against the Seller under this Section 17, promptly notify the Seller in writing of the commencement thereof. In case any such action is brought against the Indemnified Party, and it notifies the Seller of the commencement thereof, the Seller shall be entitled to appoint counsel of the Seller's choice at the Seller's expense to represent the Indemnified Party in any action for which indemnification is sought (in which case the Seller shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Party except as set forth below); provided, however, that such counsel shall be satisfactory to the Indemnified Party. Notwithstanding the Seller's election to appoint counsel to represent the Indemnified Party in an action, the Indemnified Party shall have the right to employ separate counsel (including local counsel), and the Seller shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Seller to represent the Indemnified Party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the Seller and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Seller, (iii) the Seller shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action or (iv) the Seller shall authorize the Indemnified Party to employ separate counsel at the expense of the Seller. The Seller will not, without the prior written consent of the Indemnified Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding. In addition, for so long as the Seller is covering all costs and expenses of the Indemnified Party as provided herein, no Indemnified Party will settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder without the consent of the Seller, which consent shall not be unreasonably withheld.

        (iii) Nothing in this Agreement shall be construed to allow an Indemnified Party to recover punitive damages or consequential damages from the Seller, provided however, that this Section shall not limit indemnification of any Indemnified Party for damages (however construed) actually recovered from an Indemnified Party by third parties.

            SECTION 18. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (INCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            SECTION 19. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in Section 4 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to
Section 9-305 of the New York Uniform Commercial Code; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.


                                          MERRILL LYNCH MORTGAGE
                                             INVESTORS, INC.


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                          BERKELEY FEDERAL BANK & TRUST
                                          FSB


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                                                       EXHIBIT 1

                    FORM OF POOLING AND SERVICING AGREEMENT

                           [Intentionally Omitted]

                                                                       EXHIBIT 2

                              OFFICER'S CERTIFICATE


            I, ________________, hereby certify that I am the duly elected _____________ of Berkeley Federal Bank & Trust FSB, a federal savings bank (the "Seller"), and further certify, on behalf of the Seller, as follows:

            1. Attached hereto is a true and correct copy of the Certificate of Incorporation and By-laws of the Seller, all of which are in full force and effect on the date hereof. There has been no amendment or other document filed affecting the Certificate of Incorporation of the Seller since ___________, 19__, and no such amendment has been authorized. There has been no amendment or other document filed affecting the By-laws of the Seller since ____________, 19__, and no such amendment has been authorized. Attached hereto is a good standing certificate issued by the Office of Thrift Supervision with respect to the Seller. No event has occurred since the date thereof that has affected the good standing of the Seller under the laws of the United States.

            2. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened against or affecting the Seller that, if adversely determined, individually or in the aggregate, would adversely affect the Seller's ability to perform its obligations under the Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement"), dated September 20, 1996, between the Seller and Merrill Lynch Mortgage Investors, Inc. (the "Purchaser") or the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1996, among the Purchaser as Depositor, the Seller as Master Servicer and Bankers Trust Company as Trustee. No proceedings looking toward merger, consolidation or liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

            3. Each person who, as an officer or representative of the Seller, signed the Mortgage Loan Purchase Agreement, the Pooling and Servicing Agreement and any other document delivered prior hereto or on the date hereof in connection with the purchase described in the Mortgage Loan Purchase Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

            4. Each of the Mortgage Loans referred to in the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement was originated by the Seller or by an entity described in Section 6(aa) of the Mortgage Loan Purchase Agreement.

            5. Attached hereto is a certified true copy of the resolutions of the Board of Directors of the Seller with respect to the sale of the Mortgage Loans subject to the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement.

            6. All of the representations and warranties of the Seller under the Mortgage Loan Purchase Agreement and under the Pooling and Servicing Agreement are true and correct in all material respects as of the Closing Date (subject, in the case of the Closing Schedule delivered pursuant to the Mortgage Loan Purchase Agreement, to such amendments thereto as were duly made on or before the date hereof) and no event has occurred which, with notice or the passage of time or both, would constitute a default under the Mortgage Loan Purchase Agreement or an Event of Default under the Pooling and Servicing Agreement.

            7. The information set forth in the Mortgage Loan Schedule attached as an exhibit to the Pooling and Servicing Agreement is true and correct in all material respects.

            8. The transactions contemplated in the Mortgage Loan Purchase Agreement will be reported as a sale in the Seller's financial reports.

             9. The information contained in the Purchaser's Prospectus, dated September ___, 1996, under the caption "The Mortgage Pools" and in the Purchaser's Prospectus Supplement, dated September 20, 1996, relating to the Mortgage Loans and the Seller, its financial condition and its loan portfolio, specifically the information on the front cover, in "Summary of Prospectus Supplement" under the subheadings "Mortgage Loan Seller and Master Servicer" and "The Mortgage Pool General" and under the captions "The Mortgage Pool" and "Pooling and Servicing Agreement -The Mortgage Loan Seller and Master Servicer", "-Real Estate Owned", "-Loan Loss Experience" and "-Delinquencies and Foreclosures", is true and accurate and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            10. With respect to its sale of the Mortgage Loans and the transactions and undertakings contemplated by the Mortgage Loan Purchase Agreement, the Seller has complied with all the obligations by which it is bound and has satisfied all the conditions on its part to be performed or satisfied prior to the Closing Date.

            11. Capitalized terms used but not defined herein shall have the meanings assigned in the Mortgage Loan Purchase Agreement.

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.


Dated:_____________________________       ______________________________________
                                          Name:_________________________________
[Seal]                                    Title:  [Vice] President


            I, __________________, a [Assistant] Secretary of Berkeley Federal Bank & Trust FSB, hereby certify that ________________ is the duly elected, qualified and acting [Vice] President of the Seller and that the signature appearing above is [her] [his] genuine signature.

            IN WITNESS WHEREOF, I have hereunto signed my name.


Dated:_____________________________       ______________________________________
                                          Name:_________________________________
                                          Title: [Assistant] Secretary

                               FORM OF RESOLUTION


            RESOLVED, that Berkeley Federal Bank & Trust FSB (the "Company") is hereby authorized to (a) sell to Merrill Lynch Mortgage Investors, Inc. (the "Purchaser") certain conventional one- to four-family residential mortgage loans (the "Mortgage Loans"), having an aggregate principal balance of approximately $_____________, on the terms and subject to the conditions set forth in the Mortgage Loan Purchase Agreement, dated September 20, 1996, between the Seller and the Purchaser, and (b) enter into a Pooling and Servicing Agreement, dated as of September 1, 1996, among the Purchaser as depositor, the Company as master servicer and Bankers Trust Company as trustee.

            RESOLVED, that each of the President, and each Senior Vice President, Vice President, and Assistant Secretary of the Company hereby is authorized, for and on behalf of the Company, to execute and deliver each of the foregoing agreements, as well as such other agreements, instruments, and certificates, and to take such other action, as any of them may deem necessary or advisable to carry out the purposes of the foregoing resolutions.

                                                                       EXHIBIT 3

                       OFFICERS' CERTIFICATE OF THE SELLER
                          WITH RESPECT TO CERTAIN FACTS
                    REGARDING THE SALE OF THE MORTGAGE LOANS


                 Merrill Lynch Mortgage Investors, Inc.II, Inc.
                     Mortgage Loan Asset Backed Certificates
                                  Series 1996-1

                                 Certificate of
                        Berkeley Federal Bank & Trust FSB


            Reference is made to the sale of mortgage loans (the "Mortgage Loans") by Berkeley Federal Bank & Trust FSB ("Berkeley") to Merrill Lynch Mortgage Investors, Inc., (the "Depositor") pursuant to a Mortgage Loan Purchase Agreement, dated September 20, 1996 (the "Purchase Agreement"), and the simultaneous issuance of Mortgage Loan Asset Backed Certificates, Series 1996-1, Class A and Class R (the "Certificates"), pursuant to a Pooling and Servicing Agreement, dated as of September 1, 1996 (the "Pooling and Servicing Agreement"), among the Depositor, as depositor, Berkeley Federal Bank & Trust FSB, as master servicer (the "Master Servicer"), and Bankers Trust Company, as trustee (the "Trustee"). In consideration for its purchase of the Mortgage Loans, the Depositor will deliver to Berkeley immediately available funds and the Class R Certificates. The Depositor will sell the Certificates to Merrill Lynch & Co. (the "Underwriter") for offer and sale pursuant to the terms of an Underwriting Agreement, dated September 1, 1996 (the "Underwriting Agreement"), between the Depositor and the Underwriter. The Purchase Agreement, the Pooling and Servicing Agreement and the Underwriting Agreement together, are hereinafter referred to as the "Agreements". Capitalized terms not otherwise defined herein have the meanings set forth in the Agreements.

            The undersigned is a duly appointed ________________ of Berkeley Federal Bank & Trust FSB.

            The undersigned hereby certifies after reasonable investigation that:

            1. The price to be paid to Berkeley for the Mortgage Loans will have been paid in full at the closing of the sales pursuant to the Mortgage Loan Purchase Agreement, and no agreement or arrangement exists or will exist that permits the modification of the consideration for the Mortgage Loans subsequent to those sales. Berkeley will not have any right or obligation to repurchase any Mortgage Loan, except as provided in the Mortgage Loan Purchase Agreement.

            2. Each Mortgage Note and each related Mortgage has been appropriately prepared and duly executed and delivered by the related Mortgagor, and each Mortgage has been appropriately recorded in the applicable jurisdiction and any intervening endorsement of any Mortgage Note, and any intervening assignment of any Mortgage, which was required in order to transfer to Berkeley ownership of the Mortgage Loans, was obtained and completed.

            3. Each Mortgage Note has been endorsed or assigned in a manner that satisfies any requirement necessary to transfer to the Trustee all right, title and interest of the party so endorsing or assigning, as noteholder or transferee thereof, in and to that Mortgage Note, as provided in the Purchase Agreement and the Pooling and Servicing Agreement. Each Assignment to the Trustee is in recordable form and is sufficient to effect the assignment and transfer to the Depositor of the benefits of the assignor, as original mortgagee or assignee thereof, under each Mortgage to which that Assignment relates, as provided in the Purchase Agreement and the Pooling and Servicing Agreement. Each Assignment to the Trustee has been or will be appropriately recorded to the extent required under applicable law, as provided in the Pooling and Servicing Agreement.

            4. Each original Mortgage Note, each original recorded Mortgage, each original recorded intervening Assignment and each Assignment to the Trustee has been delivered to the Trustee at the direction of the Depositor, and the Trustee will maintain continuous actual possession of each of the foregoing in the State of New York. Neither the Trustee nor any agent of the Trustee that has or will have possession of any Mortgage Note, Mortgage or Assignment is, or will be, at any time during the term of the Pooling and Servicing Agreement, an affiliate of Berkeley or otherwise under the direct or indirect control of Berkeley.

            5. Immediately prior to the transfer of the Mortgage Loans by Berkeley to the Depositor, Berkeley was the sole owner of each Mortgage Loan, free and clear of any and all prior liens, mortgages, security interests, pledges, participation interests, adverse claims, charges or other equities or encumbrances of any nature (collectively, the "Other Liens"), and had full right and authority to sell, assign and transfer the Mortgage Loans.

            6. No Mortgage Note, Mortgage or other document constituting part of the Mortgage File reflects or will reflect on its face any interest that is inconsistent with the ownership interest of Berkeley in and to the Mortgage Loans or the transfer of the Mortgage Loans by Berkeley to the Depositor.

            7. The transfer of the Mortgage Loans by Berkeley to the Depositor as provided in the Purchase Agreement, is intended by Berkeley to be, and is in fact, a contemporaneous exchange in which Berkeley receives new value.

            8. Berkeley was solvent at all relevant times prior to, and will not be rendered insolvent by, the transfer of the Mortgage Loans to the Depositor.

            9. Berkeley did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of Berkeley's creditors.

            10. Neither Berkeley nor any agent acting on behalf of any of them, has been or will become a party to any fraud or illegality affecting any Mortgage Loan or Certificate.

            11. No breach of the Agreements by Berkeley, misrepresentation or failure by Berkeley to perform all acts required to be performed prior to the Closing Date, or fraud or mistake on the part of Berkeley in connection with the transactions contemplated by the Agreements, has occurred or will occur.

            12. Berkeley has not taken nor will take any action that is unreasonable, arbitrary or capricious, or that is not taken in good faith or in a commercially reasonable manner, affecting the Mortgage Loans in connection with the transactions contemplated by the Agreements.

            13. There is not and will not be any other agreement among the parties to the Agreements that modifies or otherwise supplements the agreement of the parties as expressed in the Agreements.

            14. Berkeley does not have and will not have any right to modify or alter the terms of the transfer of the Mortgage Loans by Berkeley to the Depositor, or to substitute or add any mortgage loan thereafter, except as provided in the Agreements.

            15. Berkeley will not take any action that is inconsistent with the ownership interest in the Mortgage Loans evidenced by the Certificates. Berkeley will promptly indicate to other persons or entities, when a response is appropriate, that the Mortgage Loans were transferred by Berkeley to the Depositor. Berkeley will not claim any ownership interest directly in the Mortgage Loans other than that represented by Certificates in which it may have an ownership interest from time to time.

            16. Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, Berkeley will report the transfer of the Mortgage Loans to the Depositor, as provided in the Purchase Agreement as a sale of all of its interest in the Mortgage Loans. Berkeley has been advised by or has confirmed with its independent public accountants for similar transactions that the sale will be so classified under GAAP in accordance with Statement No. 77 of the Financial Accounting Standards Board (December 1983).

            IN WITNESS WHEREOF, the undersigned has executed this Certificate as of June __, 1996.


                                          BERKELEY FEDERAL BANK & TRUST
                                          FSB


                                          By:___________________________________
                                          Name:
                                          Title:
_______________________________

                                                                       EXHIBIT 4

                    FORM OF OPINION OF COUNSEL OF THE SELLER

                                          [Closing Date]


[DEPOSITOR]


[UNDERWRITER]


Ladies and Gentlemen:

            I have acted as counsel for Berkeley Federal Bank & Trust FSB, a federal savings bank (the "Seller"), in connection with the sale of certain mortgage loans by the Seller to Merrill Lynch Mortgage Investors, Inc. (the "Purchaser") pursuant to a Mortgage Loan Purchase Agreement, dated September 20, 1996, by and between the Purchaser and the Seller (the "Seller's Agreement") and in connection with a Pooling and Servicing Agreement, dated as of June 1, 1996, by and among the Purchaser as Depositor, the Seller as Master Servicer and Bankers Trust Company as trustee (the "Trustee") (the "Pooling and Servicing Agreement"; together with the Seller's Agreement, the "Agreements"). I am delivering this opinion to you pursuant to Section 9(b)(3) of the Seller's Agreement. Capitalized terms used but not defined in this letter have the meanings ascribed to them in the Agreements or in agreements referred to therein.

            In connection with my opinions set forth herein, I have reviewed executed copies of the Agreements. I also have examined the originals or copies, certified or otherwise identified to my satisfaction, of corporate records of the Seller, and other agreements, instruments, certificates and documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein. I have assumed the due authorization, execution and delivery of the instruments and documents referred to herein by the parties thereto other than the Seller, and have relied as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Agreements. Except as otherwise specifically stated in this opinion, I have not examined the Mortgage Notes, the Mortgages or other documents in the Mortgage Files (such documents, collectively, the "Mortgage Documents"), and I express no opinion concerning the conformity of any of the Mortgage Documents to the requirements of the Agreements.

            In rendering the opinions set forth below, I do not express any independent opinion concerning law other than the law of the State of Florida and the federal law of the United States of America.

            Based upon the foregoing, I am of the following opinions:

      1. The Seller is a federal savings bank duly organized and validly existing and in good standing under the laws of the United States with full power and authority to own its properties and carry on its business as presently conducted by it. The Seller has the full power and authority to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the full power and authority to execute and deliver, engage in the transactions contemplated by, and perform its obligations under and observe the terms and conditions of, the Agreements.

      2. Each of the Agreements define to include PSA, Underwriting ____ & ML Purchase ____ has been duly and validly authorized, executed and delivered by the Seller, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitutes the valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws relating to or affecting the rights of creditors generally, (ii) general principles of equity whether such enforcement is considered in a proceeding in equity or at law, and
            (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions, if any, of the Agreements which purport to provide indemnification from securities law liabilities.

      3. No consent, approval, authorization or order of the State of New York or any federal court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with the Agreements or the consummation of the transactions contemplated by the Agreements except for those consents, approvals, authorizations or orders which previously have been obtained; except that I express no opinion as to the registration or qualification of the Certificates under applicable federal or state securities laws.

      4. To the best of my knowledge, the Seller is not in default under any material provisions of any agreement, contract, instrument or indenture to which the Seller is a party or by which it is bound, nor has any event occurred which, with notice or lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture, which event of default could have a material adverse effect on the Mortgage Loans or the performance by the Seller of its obligations under the Agreements.

      5. Neither the transfer of the Mortgage Loans as provided in the Agreements, nor the fulfillment of the terms of or the consummation of any other of the transactions contemplated in the Agreements, will result in a breach of any term or provision of the charter or by-laws of the Seller, or, to the best of my knowledge, will conflict with, result in a breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which the Seller is a party or by which it is bound, or any State of Florida or federal statute, or any order or regulation of any State of Florida or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller.

      6. To the best of my knowledge, after due inquiry, there are no actions, proceedings or investigations pending or threatened against the Seller before any court, administrative agency or other tribunal
            (i) asserting the invalidity of the Agreements, (ii) seeking to prevent the consummation of any of the transactions contemplated in the Agreements, or (iii) which might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Agreements.

      7. Nothing has come to my attention that would lead me to believe that the information contained in the Purchaser's Prospectus Supplement, dated September __, 1996, to the Prospectus, dated September __, 1996, relating to the Mortgage Loans and the Seller, its financial condition and its loan portfolio, specifically the information on the front cover, in the summary under the subheading "The Mortgage Pool" and under the captions "The Mortgage Pool" and "Pooling and Servicing Agreement - The Master Servicer", "-Loan Production" and "-Delinquency and Foreclosure Experience", contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                          Very truly yours,

                                                                       EXHIBIT 6

           SCHEDULE OF MORTGAGE LOANS FOR OCTOBER 1, 1996 DELINQUENCY
                                 REPRESENTATION

                                                                       EXHIBIT 7

                           FORM OF LOST NOTE AFFIDAVIT


            Berkeley Federal Bank & Trust FSB, a federal savings bank (the "Mortgage Loan Seller"), by its undersigned authorized representative, hereby certifies:

            (i) Pursuant to the Mortgage Loan Purchase Agreement, dated September 20, 1996, between the Mortgage Loan Seller and Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), the Mortgage Loan Seller is granting all of its right, title and interest in and to the Mortgage Loan identified below to the Depositor. Terms used but not defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

                  Mortgage Loan Number:
                  Maker:
                  Original Principal Amount:
                  Original Mortgage Note Date:
                  Maturity Date:

            (ii) The Mortgage Loan Seller is the current owner and holder of the indebtedness evidenced by the original Mortgage Note.

            (iii) After diligent search, the Mortgage Loan Seller has been unable to locate the original Mortgage Note and believes it to be lost or misplaced.

            (iv) A true, complete and correct photocopy of the original Mortgage
Note is attached hereto.

            (v) If at any time the Mortgage Loan Seller locates the original Mortgage Note, the Mortgage Loan Seller shall endorse such original Mortgage
Note in the following form: "Pay to the order of Bankers Trust Company, as Trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Loan Asset Backed Certificates, Series 1996-1, without recourse", and shall promptly deliver to the Trustee the original Mortgage Note so endorsed, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Mortgage Loan Seller.

            (vi) The Mortgage Loan Seller hereby indemnifies the Depositor, the Trustee, the Certificateholders and the Certificate Insurer from and against any and all losses, liabilities, damages, claims or expenses of whatever kind (including without limitation attorneys' fees and disbursements) arising from or in connection with the Mortgage Loan Seller's failure to have delivered the original Mortgage Note (as required under the Mortgage Loan Purchase Agreement) to the Trustee as designee of the Depositor, including without limitation any such losses, liabilities, damages, claims or expenses arising from or in connection with any claim by any third party who is the holder of such indebtedness by virtue of its possession of such original Mortgage Note.

            (vii) This Lost Note Affidavit shall inure to the benefit of the Depositor, the Trustee, the Certificateholders and the Certificate Insurer and their respective successors and permitted assigns.

Dated:  September __, 199(6)

                                    BERKELEY FEDERAL BANK & TRUST FSB

                                        By:_____________________________________
                                        Name:
                                        Title:

                                   EXHIBIT E-1

                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)


Loan Information
----------------

      Name of Mortgagor: ______________________________________

      Master Servicer
      Loan No.:          ______________________________________

Trustee/Custodian
-----------------

      Name:              ______________________________________

      Address:           ______________________________________
                         ______________________________________

      Trustee/Custodian
      Mortgage File No.: ______________________________________

Depositor
---------

      Name:              MERRILL LYNCH MORTGAGE INVESTORS, INC.

      Address:           ______________________________________
                         ______________________________________

      Certificates:      Mortgage Loan Asset Backed Floating Rate
                         Certificates, Series 1996-1.

            The undersigned Master Servicer hereby acknowledges that it has received from _______________________, as Trustee for the Holders of Mortgage Loan Asset Backed Certificates, Series 1996-1, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of September 1, 1996, among the Trustee, the Depositor and the Master Servicer (the "Pooling and Servicing Agreement").

( ) Promissory Note dated _______________, 19__, in the original principal sum of $__________, made by _____________________, payable to, or endorsed to the order of, the Trustee.

( )   Mortgage recorded on _________________________ as instrument no.
      ____________________ in the County Recorder's Office of the County of
      _________________, State of __________________ in book/reel/docket
      _________________ of official records at page/image _____________.

( )   Deed of Trust recorded on ___________________ as instrument no.
      ________________ in the County Recorder's Office of the County of
      _________________, State of ____________________ in book/reel/docket
      _________________ of official records at page/image ______________.

( )   Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
      ___________________ as instrument no. _________ in the County Recorder's Office of the County of _______________, State of _______________________
      in book/reel/docket ____________ of official records at page/image
      ____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

( )   ______________________________________

( )   ______________________________________

( )   ______________________________________

( )   ______________________________________

            The undersigned Master Servicer hereby acknowledges and agrees as follows:

            (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

            (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

            (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

            (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

Dated:

                                        BERKELEY FEDERAL BANK, FSB

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                   EXHIBIT E-2

                               REQUEST FOR RELEASE
                          [Mortgage Loans Paid in Full]

                     OFFICERS' CERTIFICATE AND TRUST RECEIPT
                     MORTGAGE LOAN ASSET BACKED CERTIFICATES
                                  SERIES 1996-1


____________________________________________________ HEREBY CERTIFIES THAT
HE/SHE IS AN OFFICER OF THE MASTER SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), AND INTEREST HAVE BEEN MADE.

LOAN NUMBER:________________        BORROWER'S NAME:_________________

COUNTY:____________________

WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, WHICH ARE REQUIRED TO BE DEPOSITED IN THE COLLECTION ACCOUNT PURSUANT TO SECTION
3.10 OF THE POOLING AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.


___________________________         DATED:___________________________

/  /   VICE PRESIDENT

/  /   ASSISTANT VICE PRESIDENT

                                    EXHIBIT F

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK  )
                   : ss.:
COUNTY OF NEW YORK )


      ___________________, being duly sworn, deposes, represents and warrants as follows:

            1. I am a ______________________ of ____________________________
(the "Owner") a corporation duly organized and existing under the laws of ______________, the record owner of Merrill Lynch Mortgage Investors, Inc., Mortgage Asset Backed Certificates, Series 1996-R-1, Class R (the "Class R Certificates"), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class R Certificates were issued.

            2. The Owner (i) is and will be a "Permitted Transferee" as of ____________________, 199___ and (ii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

            3. The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Class R Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

            4. The Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. The Owner is aware that the Trustee will not register the transfer of any Class R Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

            6. The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

            7. The Owner's taxpayer identification number is ________________.

            8. The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.02(d) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02(d)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

            9. The Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

            10. The Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

            11. The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

            12. The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

            13. The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

            14. The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

            15. The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Trustee an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a "Permitted Transferee".

            16. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

            IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of __________, 199___.

                                        [OWNER]


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:      [Vice] President


ATTEST:


By:________________________________
Name:______________________________
Title:      [Assistant] Secretary


            Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

            Subscribed and sworn before me this ____ day of __________, 199___.



                                        ________________________________________
                                                Notary Public


                                        County of_______________________________
                                        State of________________________________

                                        My Commission expires:

                          FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK  )
                   : ss. :
COUNTY OF NEW YORK )


            ___________________, being duly sworn, deposes, represents and warrants as follows:

            1. I am a ____________________ of _____________________________ (the
"Owner"), a corporation duly organized and existing under the laws of ______________, on behalf of whom I make this affidavit.

            2. The Owner is not transferring the Residual Certificates to impede the assessment or collection of any tax.

            3. The Owner has no actual knowledge that the Person that is the proposed transferee (the "Purchaser") of the Class R Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remain outstanding and (iii) is not a Permitted Transferee.

            4. The Owner understands that the Purchaser has delivered to the Trustee a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-2. The Owner does not know or believe that any representation contained therein is false.

            5. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

            6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement

            IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ___________, 199___.

                                        [OWNER]


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:      [Vice] President


ATTEST:


By:__________________________________
Name:________________________________
Title:      [Assistant] Secretary


            Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

            Subscribed and sworn before me this ____ day of __________, 199___.

                                        ________________________________________
                                                Notary Public


                                        County of_______________________________
                                        State of________________________________

                                        My Commission expires:

                                    EXHIBIT G


                              INTENTIONALLY OMITTED

                                    EXHIBIT H


                          [FORM OF LOST NOTE AFFIDAVIT]


     Berkeley Federal Bank & Trust FSB, a federal savings bank (the "Mortgage Loan Seller"), by its undersigned authorized representative, hereby certifies:

     (i) Pursuant to the Mortgage Loan Purchase Agreement, dated September 25, 1996, between the Mortgage Loan Seller and Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), the Mortgage Loan Seller is granting all of its right, title and interest in and to the Mortgage Loan identified below to the Depositor. Terms used but not defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

      Mortgage Loan Number:
      Maker:
      Original Principal Amount:
      Original Mortgage Note Date:
      Maturity Date:

     (ii) The Mortgage Loan Seller is the current owner and holder of the indebtedness evidenced by the original Mortgage Note.

     (iii) After diligent search, the Mortgage Loan Seller has been unable to locate the original Mortgage Note and believes it to be lost or misplaced.

     (iv) A true, complete and correct photocopy of the original Mortgage Note is attached hereto.

     (v) If at any time the Mortgage Loan Seller locates the original Mortgage Note, the Mortgage Loan Seller shall endorse such original Mortgage Note in the following form: "Pay to the order of Bankers Trust Company, as Trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Series 1996-1, without recourse", and shall promptly deliver to the Trustee the original Mortgage Note so endorsed, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Mortgage Loan Seller.

     (vi) The Mortgage Loan Seller hereby indemnifies the Depositor, the Trustee, the Certificateholders and the Certificate Insurer from and against any and all losses, liabilities, damages, claims or expenses of whatever kind (including without limitation attorneys' fees and disbursements) arising from or in connection with the Mortgage Loan Seller's failure to have delivered the original Mortgage Note (as required under the Mortgage Loan Purchase Agreement) to the Trustee as designee of the Depositor, including without limitation any such losses, liabilities, damages, claims or expenses arising from or in connection with any action to enforce the indebtedness evidenced by such original Mortgage Note or any claim by any third party who is the holder of such indebtedness by virtue of its possession of such original Mortgage Note.

     (vii) This Lost Note Affidavit shall inure to the benefit of the Depositor, the Trustee, the Certificateholders and the Certificate Insurer and their respective successors and permitted assigns.

                                       BERKELEY FEDERAL BANK & TRUST
                                       FSB


                                       By:________________________________
                                          Name:
                                          Title:


Dated:  September 27, 1996

                                   Schedule 1


                             MORTGAGE LOAN SCHEDULE

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                             (Fixed Rate Mortgages)

 (i)                 (ii)                                (iii)                 (iv)        (v)           (vi)    (vii)     (viii)
                                                                                                                 Stated
                  Mortgagor's                     Property                                            Original  Remaining Loan-to-
 Loan     -------------------------  ---------------------------------------   Owner     Property      Term to   Term to    Value
Number    Last Name    First Name    Street Address             State   Zip   Occupied     Type       Maturity  Maturity    Ratio
------    ---------    ----------    --------------             -----   ---   --------     ----       --------  --------    -----
6001531   Garrabrant   Jan           3627 West 225Th Street       CA   90505    Yes     Single Family     180     163      45.83%
6006969   Boss         Martin        104 Porter Street            CO   81422    Yes     Single Family     360     346      70.00%
6007942   Rojas        Jose          938 Elm Ave.                 CA   92223    Yes     Single Family     360     346      75.00%
6012587   Hoffman      Rickey        5242 Kingsley Ave.           CA   91763    Yes     Single Family     180     168      57.07%
6021919   St.Thomas    Robert        8245 Galaxy Circle           CA   90620    Yes     Single Family     180     173      75.00%
6023675   Kyzer        Charlotte     20211 S.W. 112 Court         FL   33189    Yes     Single Family     360     353      74.67%
6024806   Cathcart     Richard       628 North Berwick Avenue     IN   46222    Yes     Single Family     360     354      70.00%
6025480   Sunyich      Stipan        9600 Senwood Street          CA   90706    Yes     Single Family     360     355      70.00%
6026892   Hewitt       Sheila        5188 South 3760 West         UT   84118    Yes     Single Family     360     355      75.00%
6027080   Kaler        Betty         37645 Mountain Home Drive    OR   97327    Yes     Single Family     360     355      48.14%
6031546   Kerrin       Consievill    6104 Pope Place              FL   32209    Yes     Single Family     360     358      75.00%
6031686   Howey        Kenneth       2102 Drexel Avenue           IN   46806    Yes     Single Family     360     358      58.89%
6031835   Pereira      Jose          1655 Parkdale Way            CA   95127    Yes     Single Family     360     358      85.00%
6031900   Nonnette     George        4120 4120 1/2 Naomi Avenu    CA   90001     No     2 Family Unit     360     358      55.45%
6031991   Nonnette     George        11739 Spinning Avenue        CA   90250    Yes     Single Family     360     358      75.00%
6032049   Collins      Melvin        5551 Geer Street             CA   90016     No     2 Family Unit     360     358      36.54%
6032189   Pedersen     Tore          3343 South 7580 West         UT   84044    Yes     Single Family     360     358      65.00%
6032239   Hodge        Louise        1700 Whitefield Road         CA   91104    Yes     Single Family     360     358      33.33%
6032411   Talbott      Trent         1002 North Anthony Bouleva   IN   46805    Yes     Single Family     360     358      65.14%
6032445   Prucha       Thomas        6720 E. 60Th Place           CO   80022    Yes     Single Family     360     358      49.66%
6032486   Assefaw      Tareke        7119 Seward Park Avenue So   WA   98118    Yes     Single Family     360     358      57.26%
6032528   Moreno       Trinidad      1841 W. 82Nd Place           CO   80221    Yes     Single Family     360     358      75.00%
6032536   Pettit       Elmer         7265 Sycamore Drive          IN   46122    Yes     Single Family     360     358      64.93%
6032635   Nishi        Nobuo         9424 Kiwi Circle             CA   92708    Yes     Single Family     180     178      31.82%
6032643   Roybal       Darlene       5095 Beach Court             CO   80221    Yes     Single Family     360     358      70.00%
6032668   Shirk        Marvin        389 North Third Avenue       CA   91786    Yes     Single Family     360     358      77.50%
6032676   Sims         Jimmie        1104 West 92Nd Street        CA   90044    Yes     Single Family     360     358      73.70%
6032825   Sholven      Marianne      5661 N.E. 6Th Avenue         FL   33334    Yes     Single Family     240     238      37.50%
6033104   Wirick       Bruce         824 Lancaster                IN   46614     No     Single Family     360     359      75.00%
6033112   Belleville   Steve         1211 Portillo Lane           CA   92352     No     Single Family     360     359      65.00%
6033120   Leonhardt    Wanda         3297 South Ensenada Way      CO   80013    Yes     Single Family     360     359      75.00%
6033179   Wood         Charles       410 South Peters Street      IN   46738    Yes     Single Family     180     178      75.00%
6033203   Nelson       R             1455 East Helmick Street     CA   90746    Yes     Single Family     360     359      80.00%
6033245   Konopinski   James         56033 Wynnewood Drive        IN   46561    Yes     Single Family     360     359      80.00%
6033294   Leone        Katherine     Southwest Airoso Boulevard   FL   34983     No     Single Family     360     359      60.00%
6033427   Dabney       Guy           2358 Deep Creek Drive        CA   92382    Yes     Single Family     180     179      75.00%
6033450   Harris       Christine     4321 South Lockwood Ridge    FL   34231    Yes     Single Family     360     359      70.00%
6033468   Josephs      Patricia      13115 S.W. 108 Court         FL   33176    Yes     Single Family     360     359      37.04%
6033559   Johnson      Mildred       15899 Murray Hill            MI   48227    Yes     Single Family     360     359      62.36%
6033591   Smart        Miriam        23251 Wrexford               MI   48034    Yes     Single Family     360     359      79.51%
6033625   Mc Camley    Karen         2300 N.E. 36Th Place         FL   34479    Yes     Single Family     360     359      56.60%
6033658   Bacon Iii    Roosevelt     1352 West 31St Street        FL   32209    Yes     Single Family     360     359      85.00%
6033724   Strel        Walter        2579 Northwest 62Nd Terrac   FL   33063    Yes     Single Family     360     359      63.67%
6033823   Redmond      Barbara       22024 Dolores Street         CA   90745     No     Single Family     360     359      25.83%
6033997   Emick        William       7437 South Brookside Park    IN   46742    Yes     Single Family     360     359      70.00%
6034052   Robateau     Wilfred       906 East 94Th Street         CA   90002    Yes     Single Family     360     359      85.00%
6034169   Silver       Bradley       10703 North 103Rd Way        AZ   85260    Yes     Single Family     180     179      75.00%
6034268   Kado         Alan          60395-60397 Fenmore Avenue   IN   46526     No     2 Family Unit     360     359      67.02%
6034292   Rogers       Jackie        5050 West 106Th Street       CA   90304    Yes     Single Family     180     179      70.00%
6034318   Stansfield   Latisha       1229 Lorne Loop              OR   97477    Yes     Single Family     360     359      83.33%
6034359   Johnson      Joan          13401 Fulton Street          IN   46303    Yes     Single Family     360     359      75.00%
6034367   Kush Jr.     Casimer       29460 Filmore Road           IN   46552    Yes     Single Family     360     359      70.00%
6034409   Martinez     Amadeo        818 Pioneer Lane             CO   80904    Yes     Single Family     360     359      78.33%
6034425   Monroe       Lynn          538 North Berwick            IN   46222     No     Single Family     180     179      62.50%
6034433   Roberson     Ray           403 South Pearl Avenue       CA   90221    Yes     Single Family     360     359      80.00%
6034441   Seiveley     Anita         5925 Birdie Drive            CA   91750    Yes     Single Family     360     360      33.90%
6034474   Wilson       Mary          5341 East 65Th Avenue        CO   80022    Yes     Single Family     360     359      55.00%
6034540   Pighin       Linda         6207 Robindale               MI   48127    Yes     Single Family     360     359      68.60%
6034631   Curry        Beatriz       1001 Cypress Street          FL   33601     No     Single Family     180     180      65.00%
6034698   Bangasser    Ronald        12724 Valley View Lane       CA   92373    Yes     Single Family     180     180      81.64%
6034706   Bohannon     David         3047 Loree Street            FL   32254    Yes     Single Family     360     360      73.94%
6034722   Marshall     Mae           3607 Pontiac Avenue          CA   92509    Yes     Single Family     360     360      78.40%
6034730   Owens        James         1309 Q Avenue                IN   47362    Yes     Single Family     180     180      58.33%
6034763   Shegelman    Simon         5861 Pontiac Trail           MI   48323    Yes     Single Family     360     359      75.00%

 (i)       (ix)       (x)          (xi)            (xii)       (xiii)             (xiv)            (xv)         (xvi)      (xvii)
         Scheduled                               Scheduled
         Mortgage     First        Stated        Principal                       Original        Scheduled   Next Rate
 Loan    Interest    Payment      Maturity       & Interest     Paid to          Principal       Principal   Adjustment     Gross
Number     Rate      Due Date       Date          Payment        Date             Balance         Balance       Date        Margin
           ----      --------       ----          -------        ----             -------         -------       ----        ------
6001531   11.990%   05/01/1995   04/01/2010     $  1,130.63     08/01/1996    $  110,000.00    $  109,455.61
6006969   10.750%   08/01/1995   07/01/2025     $    359.39     08/01/1996    $   38,500.00    $   38,300.84
6007942   10.250%   08/01/1995   07/01/2025     $    470.45     08/01/1996    $   52,500.00    $   52,132.69
6012587   9.875%    10/01/1995   09/01/2010     $    882.92     08/01/1996    $   82,750.00    $   80,434.78
6021919   10.990%   03/01/1996   02/01/2011     $  2,470.73     07/01/1996    $  217,500.00    $  215,061.79
6023675   10.625%   03/01/1996   02/01/2026     $    517.49     09/01/1996    $   56,000.00    $   55,839.27
6024806   12.500%   04/01/1996   03/01/2026     $    407.16     08/01/1996    $   38,150.00    $   38,100.15
6025480   10.500%   05/01/1996   04/01/2026     $    960.48     07/01/1996    $  105,000.00    $  104,873.71
6026892   11.740%   05/01/1996   04/01/2026     $    983.43     09/01/1996    $   97,500.00    $   97,349.30
6027080   10.990%   05/01/1996   04/01/2026     $    675.61     08/01/1996    $   71,000.00    $   70,735.98
6031546   9.990%    08/01/1996   07/01/2026     $    460.34     08/01/1996    $   52,500.00    $   52,476.72
6031686   11.740%   08/01/1996   07/01/2026     $    267.29     08/01/1996    $   26,500.00    $   26,491.97
6031835   10.250%   08/01/1996   07/01/2026     $  1,462.44     09/01/1996    $  163,200.00    $  163,131.56
6031900   11.750%   08/01/1996   07/01/2026     $    615.74     08/01/1996    $   61,000.00    $   60,981.55
6031991   10.740%   08/01/1996   07/01/2026     $  1,084.30     08/01/1996    $  116,250.00    $  116,206.14
6032049   10.740%   08/01/1996   07/01/2026     $    531.66     09/01/1996    $   57,000.00    $   56,978.49
6032189   13.500%   08/01/1996   07/01/2026     $    915.36     09/01/1996    $   74,750.00    $   74,675.58
6032239   10.500%   08/01/1996   07/01/2026     $    731.79     08/01/1996    $   80,000.00    $   79,968.21
6032411   9.250%    08/01/1996   07/01/2026     $    305.44     08/01/1996    $   37,128.00    $   37,108.75
6032445   9.990%    08/01/1996   07/01/2026     $    324.43     08/01/1996    $   37,000.00    $   36,983.60
6032486   9.750%    08/01/1996   07/01/2026     $  1,220.00     08/01/1996    $  142,000.00    $  141,933.75
6032528   11.990%   08/01/1996   07/01/2026     $    809.43     09/01/1996    $   78,750.00    $   78,703.31
6032536   9.990%    08/01/1996   07/01/2026     $    589.23     08/01/1996    $   67,200.00    $   67,170.21
6032635   8.990%    08/01/1996   07/01/2011     $    709.57     09/01/1996    $   70,000.00    $   69,814.85
6032643   9.500%    08/01/1996   07/01/2026     $    570.94     09/01/1996    $   67,900.00    $   67,832.94
6032668   9.750%    08/01/1996   07/01/2026     $    799.01     09/01/1996    $   93,000.00    $   92,956.62
6032676   10.250%   08/01/1996   07/01/2026     $    891.62     08/01/1996    $   99,500.00    $   99,449.90
6032825   10.365%   08/01/1996   07/01/2016     $    371.00     08/01/1996    $   37,500.00    $   37,452.91
6033104   10.740%   09/01/1996   08/01/2026     $    244.84     08/01/1996    $   26,250.00    $   26,250.00
6033112   11.750%   09/01/1996   08/01/2026     $    688.92     09/01/1996    $   68,250.00    $   68,229.36
6033120   9.750%    09/01/1996   08/01/2026     $    695.92     09/01/1996    $   81,000.00    $   80,962.21
6033179   11.000%   08/01/1996   07/01/2011     $    459.47     09/01/1996    $   40,425.00    $   40,246.37
6033203   10.125%   09/01/1996   08/01/2026     $  1,312.50     08/01/1996    $  148,000.00    $  148,000.00
6033245   11.750%   09/01/1996   08/01/2026     $    734.85     09/01/1996    $   72,800.00    $   72,777.98
6033294   10.500%   09/01/1996   08/01/2026     $    252.47     08/01/1996    $   27,600.00    $   27,600.00
6033427   9.750%    09/01/1996   08/01/2011     $  1,191.78     08/01/1996    $  112,500.00    $  112,500.00
6033450   9.500%    09/01/1996   08/01/2026     $    582.71     08/01/1996    $   69,300.00    $   69,300.00
6033468   11.250%   09/01/1996   08/01/2026     $    582.76     09/01/1996    $   60,000.00    $   59,979.74
6033559   11.740%   09/01/1996   08/01/2026     $    345.96     08/01/1996    $   34,300.00    $   34,300.00
6033591   10.990%   09/01/1996   08/01/2026     $  1,551.06     08/01/1996    $  163,000.00    $  163,000.00
6033625   11.990%   09/01/1996   08/01/2026     $    308.35     09/01/1996    $   30,000.00    $   29,991.40
6033658   11.500%   09/01/1996   08/01/2026     $    399.83     08/01/1996    $   40,375.00    $   40,375.00
6033724   11.740%   09/01/1996   08/01/2026     $    481.63     09/01/1996    $   47,750.00    $   47,735.52
6033823   10.990%   09/01/1996   08/01/2026     $    294.99     09/01/1996    $   31,000.00    $   30,988.92
6033997   11.375%   09/01/1996   08/01/2026     $    569.82     08/01/1996    $   58,100.00    $   58,100.00
6034052   10.500%   09/01/1996   08/01/2026     $    917.48     09/01/1996    $  100,300.00    $  100,260.15
6034169   9.750%    09/01/1996   08/01/2011     $  2,026.03     08/01/1996    $  191,250.00    $  191,250.00
6034268   10.125%   09/01/1996   08/01/2026     $    558.70     09/01/1996    $   63,000.00    $   62,972.86
6034292   10.250%   09/01/1996   08/01/2011     $  1,106.30     09/01/1996    $  101,500.00    $  101,060.68
6034318   11.250%   09/01/1996   08/01/2026     $    728.45     09/01/1996    $   75,000.00    $   74,974.68
6034359   10.750%   09/01/1996   08/01/2026     $    518.08     09/01/1996    $   55,500.00    $   55,479.11
6034367   9.250%    09/01/1996   08/01/2026     $    489.49     09/01/1996    $   59,500.00    $   59,469.16
6034409   10.750%   09/01/1996   08/01/2026     $    877.47     08/01/1996    $   94,000.00    $   94,000.00
6034425   11.000%   09/01/1996   08/01/2011     $    284.15     08/01/1996    $   25,000.00    $   25,000.00
6034433   10.500%   09/01/1996   08/01/2026     $    944.01     08/01/1996    $  103,200.00    $  103,200.00
6034441   10.250%   10/01/1996   09/01/2026     $    896.10     09/01/1996    $  100,000.00    $  100,000.00
6034474   9.990%    09/01/1996   08/01/2026     $    303.82     09/01/1996    $   34,650.00    $   34,634.64
6034540   13.625%   09/01/1996   08/01/2026     $    681.60     08/01/1996    $   59,000.00    $   59,000.00
6034631   11.625%   10/01/1996   09/01/2011     $    298.15     09/01/1996    $   25,350.00    $   25,350.00
6034698   9.500%    10/01/1996   09/01/2011     $  2,344.28     09/01/1996    $  224,500.00    $  224,500.00
6034706   11.000%   10/01/1996   09/01/2026     $    499.97     09/01/1996    $   52,500.00    $   52,500.00
6034722   10.500%   10/01/1996   09/01/2026     $    896.44     09/01/1996    $   98,000.00    $   98,000.00
6034730   10.500%   10/01/1996   09/01/2011     $    309.51     09/01/1996    $   28,000.00    $   28,000.00
6034763   10.740%   09/01/1996   08/01/2026     $  1,182.23     09/01/1996    $  126,750.00    $  126,702.18

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                             (Fixed Rate Mortgages)

 (i)                 (ii)                                (iii)                 (iv)        (v)           (vi)    (vii)     (viii)
                                                                                                                 Stated
                  Mortgagor's                     Property                                            Original  Remaining Loan-to-
 Loan     -------------------------  ---------------------------------------   Owner     Property      Term to   Term to    Value
Number    Last Name    First Name    Street Address             State   Zip   Occupied     Type       Maturity  Maturity    Ratio
------    ---------    ----------    --------------             -----   ---   --------     ----       --------  --------    -----
6034870   Turner       Virgil        4946 Northeast 13Th Avenue   OR   97211    Yes     Single Family     360     360      45.71%
6034912   Mayfield     Carol         833 West Spruce Street       CA   90220    Yes     Single Family     360     360      80.00%
6034946   Cantacessi   Joseph        22108 Grove St               CA   92530    Yes     Single Family     360     360      80.00%
6034953   Cathey       Darrell       738 E 104Th St               CA   90002    Yes     Single Family     360     360      80.00%
6034961   Smith        Barbara       416 N Holly Av               CA   90221    Yes     Single Family     360     360      75.00%
6035026   Martinez     Marsiano      8611 Mac Kay Road            CA   92641    Yes     Single Family     360     360      80.00%
6035042   Smith        Herbert       10845 Kalmia Street          CA   90059    Yes     Single Family     360     360      85.00%
6035075   Ward         Bernard       2301 East 10Th Street        CA   90804    Yes     Single Family     360     360      65.00%
6035109   Andrade      Edimar        15061 S.W. 146Th Street      FL   33196    Yes     Single Family     360     360      75.00%
6035125   Bermudez     L             13100 Jouett Street          CA   91331    Yes     Single Family     360     360      75.00%
6035133   Bermudez     Leonard       13112 Jouett Street          CA   91331     No     Single Family     360     360      57.73%
6035166   Lehan-Tortor Alice         3313 Fairman Street          CA   90712    Yes     Single Family     360     360      55.76%
6035257   Gunn         Mary          335 West 80Th Street         CA   90003    Yes     Single Family     360     360      80.00%
6035273   Samuels      Juan          218 South Thorson Avenue     CA   90221     No     Single Family     360     360      75.00%
6035307   Green        Lillie        15400 South Frailey Avenue   CA   90221    Yes     Single Family     360     360      75.00%
6035349   Williams     Randy         2405 Cr 48                   IN   46706    Yes     Single Family     240     240      80.00%
6035364   Kotka        Erik          4115 North Borthwick Avenu   OR   97217    Yes     Single Family     360     360      74.71%
6035380   Hill         Carol         1729 West 109Th Street       CA   90047     No     Single Family     180     180      75.00%
6035398   Holden       Christophe    6231-6233 S.W. 37Th Court    FL   33314    Yes     2 Family Unit     360     360      80.00%
6035414   Salario      Behzadino     14818 Southwest 168Th Stre   FL   33187    Yes     Single Family     360     360      75.00%
6035513   Mullican     John          8220 North Venus Court       AZ   85704    Yes     Single Family     360     360      70.00%
6035521   Sims         May           710-712 West 41St Place      CA   90037    Yes     2 Family Unit     360     360      32.50%
6035547   Hill         Rosie         11185 Sprovle Ave            CA   91331    Yes     Single Family     360     360      73.82%
6035711   Merrill  Jr. Jack          1052 Woodward                IN   46616     No     Single Family     360     360      65.00%
6035745   Stabile      Louis         5645 S.W. 87Th Avenue        FL   33328    Yes     Single Family     360     360      70.00%
6035802   Callahan     William       2559 Ballantyne Drive        CA   95340    Yes     Single Family     360     360      63.92%
6035810   Costello     David         13012 Farnell Street         CA   91706    Yes     Single Family     360     360      79.53%
6035828   Crabtree     Elmer         8905 South 3Rd Avenue        CA   90305    Yes     Single Family     360     360      75.00%
6035901   Duffy        Ervin         1054 West 78Th Street        CA   90044    Yes     Single Family     360     360      75.00%
6035919   Fanelli      Albert        3430 Fidler Avenue           CA   90808    Yes     Single Family     360     360      27.03%
6035927   Gibson       Earl          1034 W. 151St Street         CA   90220    Yes     Single Family     360     360      85.00%
6035943   Griffith     Mark          6709  Story  Lane            CA   93307    Yes     Single Family     360     360      72.00%
6035976   Lopez        Jesusita      938 Paseo Queretaro          AZ   85648    Yes     Single Family     360     360      65.00%
6035984   Martin       Anthony       1127 South Acacia Avenue     CA   90220    Yes     Single Family     360     360      80.00%
6036016   Pomeran      Lucy          4476 Stonebrook Road         CA   93455    Yes     Single Family     360     360      18.42%
6036131   Costa        Joseph        7911 Hillrose Street         CA   91040    Yes     Single Family     360     360      28.13%
6036156   Gomez        Richard       1158 North L Street          CA   92411     No     Single Family     360     360      33.33%
6036263   Munoz        Rafael        49878 Avenida De Plata       CA   92236    Yes     Single Family     360     360      70.00%
6036305   Tietjen      Beverly       8750  Kiowa  Road            CA   92307     No     Single Family     360     360      43.08%
6036313   Valenzuela   Bernardo      109 North Backton Avenue     CA   91744    Yes     Single Family     360     360      80.00%
6036446   Oser         Joseph        822 Lake Ave                 IN   46805    Yes     Single Family     360     360      75.00%
6112585   Collie       Marcie        4205 Berry D Sims Wynd       NC   27612    Yes          PUD          360     353      75.00%
6116503   Wright       John          3635 Homeway Drive           CA   90008    Yes     Single Family     180     174      70.00%
6116537   Bauer        Michael       1815 Jennifer Pl.            CA   91790    Yes     Single Family     180     177      59.94%
6116941   Jones        Aldon         601-603 1/2 W Gage Ave       CA   90044    Yes     Single Family     360     358      80.00%
6116990   Rivlin       Magali        3116 W. Chandler Blvd        CA   91505     No     Single Family     360     358      68.28%
6117170   Grant, Jr.   Verlan        3225 Pleasant St. 1          CA   90262    Yes     Single Family     360     358      80.00%
6117188   Greenwood    J.            1000 S. Del Mar 1            CA   91776    Yes     Single Family     360     358      13.94%
6117220   Mcmullen     Juanita       2926 Winchester Way          CA   95670    Yes     Single Family     360     358      72.00%
6117261   Rivlin       Magali        627 S. Irving Blvd           CA   90005    Yes     Single Family     360     358      40.94%
6117311   Diaz         Manuel        8802 Elvira St. 1            CA   92603    Yes     Single Family     360     357      78.98%
6117329   Warren       David         310 Curran Avenue            CA   95833    Yes     Single Family     360     357      64.62%
6117337   Godinez      Alma          1075 East Market Street      CA   93905    Yes     Single Family     360     357      79.41%
6117345   Gallegos     Tommy         7652 Bonnie Court            CA   92410    Yes     Single Family     360     357      69.00%
6117352   Stanley      Edmon         45475 Indian Wells Lane 1    CA   92210     No     Single Family     360     358      68.66%
6117618   Hawwass      Hassan        1317 Exley Avenue            NV   89104    Yes     Single Family     360     358      62.50%
6117717   Lee          Vera          11230 Cometa Avenue          CA   91331     No     Single Family     360     356      75.00%
6117923   Barila       Vincent       H.T.Y. Road                  PA   18333    Yes     Single Family     360     358      64.21%
6118087   Leite        Rui           886 Central Street           MA   01852    Yes     Single Family     360     358      80.00%
6118186   Tran         Tuan          60-55 58Th Road              NY   11385    Yes     Single Family     360     358      75.00%
6118210   Guilfoy      John          436 North Street #8          CA   95448    Yes      Condominium      360     358      65.36%
6118251   Ly           Minh          2841 13Th Ave. 1             CA   94610    Yes     Single Family     360     358      74.89%
6118277   Raleigh      Lorraine      22 Dartmouth Street          MA   02601    Yes     Single Family     360     359      61.22%
6118285   Scott        Jewel         155 Tacoma Circle            NC   28801    Yes     Single Family     180     178      80.00%

 (i)       (ix)       (x)          (xi)            (xii)       (xiii)             (xiv)            (xv)         (xvi)      (xvii)
         Scheduled                               Scheduled
         Mortgage     First        Stated        Principal                       Original        Scheduled   Next Rate
 Loan    Interest    Payment      Maturity       & Interest     Paid to          Principal       Principal   Adjustment     Gross
Number     Rate      Due Date       Date          Payment        Date             Balance         Balance       Date        Margin
           ----      --------       ----          -------        ----             -------         -------       ----        ------
6034870   10.365%   10/01/1996   09/01/2026     $    723.73     09/01/1996    $   80,000.00    $   80,000.00
6034912   11.750%   10/01/1996   09/01/2026     $    888.28     09/01/1996    $   88,000.00    $   88,000.00
6034946   11.250%   10/01/1996   09/01/2026     $  1,274.29     09/01/1996    $  131,200.00    $  131,200.00
6034953   10.500%   10/01/1996   09/01/2026     $    929.38     09/01/1996    $  101,600.00    $  101,600.00
6034961   10.375%   10/01/1996   09/01/2026     $    882.77     09/01/1996    $   97,500.00    $   97,500.00
6035026   10.990%   10/01/1996   09/01/2026     $  1,446.38     09/01/1996    $  152,000.00    $  152,000.00
6035042   10.990%   10/01/1996   09/01/2026     $  1,019.13     09/01/1996    $  107,100.00    $  107,100.00
6035075   9.625%    10/01/1996   09/01/2026     $    635.37     09/01/1996    $   74,750.00    $   74,750.00
6035109   11.875%   10/01/1996   09/01/2026     $  1,261.01     09/01/1996    $  123,750.00    $  123,750.00
6035125   12.750%   10/01/1996   09/01/2026     $    815.02     09/01/1996    $   75,000.00    $   75,000.00
6035133   12.750%   10/01/1996   09/01/2026     $    608.55     09/01/1996    $   56,000.00    $   56,000.00
6035166   9.500%    10/01/1996   09/01/2026     $    773.59     09/01/1996    $   92,000.00    $   92,000.00
6035257   9.500%    10/01/1996   09/01/2026     $    914.85     09/01/1996    $  108,800.00    $  108,800.00
6035273   9.750%    10/01/1996   09/01/2026     $    773.24     09/01/1996    $   90,000.00    $   90,000.00
6035307   12.750%   10/01/1996   09/01/2026     $    953.57     09/01/1996    $   87,750.00    $   87,750.00
6035349   9.990%    10/01/1996   09/01/2016     $    405.03     09/01/1996    $   42,000.00    $   42,000.00
6035364   10.500%   10/01/1996   09/01/2026     $    594.58     09/01/1996    $   65,000.00    $   65,000.00
6035380   10.625%   10/01/1996   09/01/2011     $  1,252.31     09/01/1996    $  112,500.00    $  112,500.00
6035398   10.250%   10/01/1996   09/01/2026     $    817.24     09/01/1996    $   91,200.00    $   91,200.00
6035414   11.125%   10/01/1996   09/01/2026     $  1,096.43     09/01/1996    $  114,000.00    $  114,000.00
6035513   10.500%   10/01/1996   09/01/2026     $    781.19     09/01/1996    $   85,400.00    $   85,400.00
6035521   10.875%   10/01/1996   09/01/2026     $    490.30     09/01/1996    $   52,000.00    $   52,000.00
6035547   10.990%   10/01/1996   09/01/2026     $    965.84     09/01/1996    $  101,500.00    $  101,500.00
6035711   11.125%   10/01/1996   09/01/2026     $    312.58     09/01/1996    $   32,500.00    $   32,500.00
6035745   10.990%   10/01/1996   09/01/2026     $  1,232.28     09/01/1996    $  129,500.00    $  129,500.00
6035802   9.990%    10/01/1996   09/01/2026     $    442.80     09/01/1996    $   50,500.00    $   50,500.00
6035810   10.500%   10/01/1996   09/01/2026     $  1,083.97     09/01/1996    $  118,500.00    $  118,500.00
6035828   10.740%   10/01/1996   09/01/2026     $  1,294.16     09/01/1996    $  138,750.00    $  138,750.00
6035901   10.500%   10/01/1996   09/01/2026     $  1,015.36     09/01/1996    $  111,000.00    $  111,000.00
6035919   8.990%    10/01/1996   09/01/2026     $    401.95     09/01/1996    $   50,000.00    $   50,000.00
6035927   10.990%   10/01/1996   09/01/2026     $    970.60     09/01/1996    $  102,000.00    $  102,000.00
6035943   12.125%   10/01/1996   09/01/2026     $    493.37     09/01/1996    $   47,520.00    $   47,520.00
6035976   9.750%    10/01/1996   09/01/2026     $    753.91     09/01/1996    $   87,750.00    $   87,750.00
6035984   10.500%   10/01/1996   09/01/2026     $    797.65     09/01/1996    $   87,200.00    $   87,200.00
6036016   11.875%   10/01/1996   09/01/2026     $    356.65     09/01/1996    $   35,000.00    $   35,000.00
6036131   9.875%    10/01/1996   09/01/2026     $    390.76     09/01/1996    $   45,000.00    $   45,000.00
6036156   13.125%   10/01/1996   09/01/2026     $    334.79     09/01/1996    $   30,000.00    $   30,000.00
6036263   9.125%    10/01/1996   09/01/2026     $    432.85     09/01/1996    $   53,200.00    $   53,200.00
6036305   11.250%   10/01/1996   09/01/2026     $    271.95     09/01/1996    $   28,000.00    $   28,000.00
6036313   9.625%    10/01/1996   09/01/2026     $    856.79     09/01/1996    $  100,800.00    $  100,800.00
6036446   12.250%   10/01/1996   09/01/2026     $    542.29     09/01/1996    $   51,750.00    $   51,750.00
6112585   12.500%   03/01/1996   02/01/2026     $  3,401.89     07/01/1996    $  318,750.00    $  318,333.52
6116503   10.990%   04/01/1996   03/01/2011     $  2,784.29     08/01/1996    $  292,600.00    $  292,067.52
6116537   10.250%   07/01/1996   06/01/2011     $  1,045.26     08/01/1996    $   95,900.00    $   95,445.84
6116941   11.250%   08/01/1996   07/01/2026     $    924.65     08/01/1996    $   95,200.00    $   95,167.85
6116990   11.750%   08/01/1996   07/01/2026     $    999.32     08/01/1996    $   99,000.00    $   98,970.06
6117170   10.500%   08/01/1996   07/01/2026     $  1,134.28     08/01/1996    $  124,000.00    $  123,950.72
6117188   9.990%    08/01/1996   07/01/2026     $    356.88     08/01/1996    $   40,700.00    $   40,681.95
6117220   10.500%   08/01/1996   07/01/2026     $    658.62     08/01/1996    $   72,000.00    $   71,971.38
6117261   10.490%   08/01/1996   07/01/2026     $  2,376.38     08/01/1996    $  260,000.00    $  257,520.07
6117311   10.750%   07/01/1996   06/01/2026     $  1,297.54     07/01/1996    $  139,000.00    $  138,947.67
6117329   10.900%   07/01/1996   06/01/2026     $    396.81     08/01/1996    $   42,000.00    $   41,969.24
6117337   10.740%   07/01/1996   06/01/2026     $    944.39     08/01/1996    $  101,250.00    $  101,173.26
6117345   10.125%   07/01/1996   06/01/2026     $    403.51     07/01/1996    $   48,300.00    $   48,278.53
6117352   11.500%   08/01/1996   07/01/2026     $  1,193.31     08/01/1996    $  120,500.00    $  120,461.48
6117618   12.375%   08/01/1996   07/01/2026     $    687.42     08/01/1996    $   65,000.00    $   64,982.89
6117717   10.875%   06/01/1996   05/01/2026     $    947.61     08/01/1996    $  100,500.00    $  100,384.70
6117923   11.990%   08/01/1996   07/01/2026     $  1,027.85     08/01/1996    $  100,000.00    $   99,971.32
6118087   13.500%   08/01/1996   07/01/2026     $    962.15     08/01/1996    $   84,000.00    $   83,982.85
6118186   12.990%   08/01/1996   07/01/2026     $  1,823.94     07/01/1996    $  165,000.00    $  165,000.00
6118210   9.990%    08/01/1996   07/01/2026     $    438.42     08/01/1996    $   50,000.00    $   49,977.83
6118251   11.250%   08/01/1996   07/01/2026     $  1,636.58     08/01/1996    $  168,500.00    $  168,443.11
6118277   10.740%   09/01/1996   08/01/2026     $    279.82     08/01/1996    $   30,000.00    $   30,000.00
6118285   12.750%   08/01/1996   07/01/2011     $    769.29     07/01/1996    $   61,600.00    $   61,600.00

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                             (Fixed Rate Mortgages)

 (i)                 (ii)                                (iii)                 (iv)        (v)           (vi)    (vii)     (viii)
                                                                                                                 Stated
                  Mortgagor's                     Property                                            Original  Remaining Loan-to-
 Loan     -------------------------  ---------------------------------------   Owner     Property      Term to   Term to    Value
Number    Last Name    First Name    Street Address             State   Zip   Occupied     Type       Maturity  Maturity    Ratio
------    ---------    ----------    --------------             -----   ---   --------     ----       --------  --------    -----
6118335   Stanley      Larry         Rr #1, Box 113               NC   27007    Yes     Single Family     180     178      67.78%
6118368   Riggs        Daniel        3939 Tonbridge Lane          NC   27106    Yes     Single Family     180     178      75.43%
6118467   Horsley      Verno         13011 Towne Ave              CA   90061    Yes     Single Family     360     358      70.00%
6118616   Esola        Randall       138 State Street             PA   15012     No     Single Family     360     359      80.00%
6118624   Fitzpatrick  John          1219 West Farwell            IL   60626    Yes     2 Family Unit     360     359      70.00%
6118707   Jordan       Dorothy       410 Carver Circle            VA   23701    Yes     2 Family Unit     360     359      85.00%
6118863   Vieira       Carlos        1 Rogers Avenue              MA   02780    Yes     Single Family     180     179      61.61%
6118905   Williams     Lisa          4805 Virginia Avenue         CA   95966    Yes     Single Family     360     359      75.65%
6118996   L.Stokes     Wendy         3054 West 38 Street          PA   16506    Yes     Single Family     360     359      85.00%
6119275   Hypolite     Steven        5642 Willowcrest Ave. 1      CA   91601    Yes     Single Family     360     360      65.00%
6119333   Lofton       Michael       2095 N. Pima Dr. 1           AZ   86403     No     Single Family     360     359      75.00%
6119473   M            Picou         15225 Amalia Circle          CA   92392    Yes     Single Family     360     360      48.11%
6119564   Smith        Lon           9230 Kinglet Dr.             CA   90069    Yes     Single Family     360     360      13.56%
6119580   Spears       Gary          615 Parkview Dr.             CA   92530    Yes      Condominium      360     360      57.69%
6119606   Spooner      Peter         11 Norfolk Street            MA   01604    Yes     4 Family Unit     360     360      69.93%
6119705   Keyser       Angela        2619 Lincoln Avenue          VA   23228    Yes     Single Family     360     359      85.00%
6119846   Coles        Hollis        817 Henry Avenue             VA   22903    Yes     Single Family     360     360      85.00%
6119853   Forbes       Christophe    720 Huckleberry Circle 1     CA   95018    Yes     Single Family     360     360      70.00%
6119960   Brown        Thomas        857 Penny Lane               IL   60089    Yes     Single Family     360     359      77.50%
6120216   Shaw         Harry         1220 West 16Th Street        ID   83318    Yes     Single Family     360     352      75.00%
6125009   Waddoups     Guy           529 South 800 East           UT   84015    Yes     Single Family     180     173      75.00%
6125017   Tovar        Viola         1407 West Arapahoe Ave       UT   84104    Yes     Single Family     180     174      80.47%
6125033   Watson       Brian         1437 S Carterville Rd        CA   84058    Yes     Single Family     180     174      64.75%
6125041   Windsor      Jerrold       930 West Hazel St            WA   98273    Yes     Single Family     180     174      57.37%
6125058   Tingley      Alex          1827 Atwood Street           CO   80501    Yes     Single Family     180     174      72.31%
6125066   Hubbard      Scott         23004 13Th Place West        WA   98021    Yes     Single Family     180     174      75.00%
6125074   Lee          Rushford      1918 Holiday Hills Rd        UT   84663    Yes     Single Family     180     175      75.00%
6125082   Cook         Nathanael     919 East 800 North           UT   84057     No     Single Family     180     175      78.37%
6125090   Albertus     John          4501 Se Firmont Drive        WA   98366    Yes     Single Family     180     175      75.00%
6125108   Smith        Randy         354 East Center Street       UT   84648    Yes     Single Family     180     176      85.00%
6125116   Hardeman     Jeanette      3008 Leonard Drive           WA   98201    Yes     Single Family     180     175      47.82%
6125132   Barker       J             2349 North 800 West          UT   84087    Yes     Single Family     180     176      56.92%
6125140   Rodol        Ali           7923 39Th Avenue South       WA   98118    Yes     Single Family     180     176      80.00%
6125157   Sterling     J             16137 Village 16             CA   93012    Yes     Single Family     360     356      80.00%
6125165   Hafen        Linda         1700 North Highway 40        UT   84032    Yes     Single Family     180     175      56.82%
6125173   Thrall       Michael       10680 South 540 East         UT   84070    Yes     Single Family     180     175      53.55%
6125181   Murray       Clifford      2570 North 3500 East         UT   84066    Yes     Single Family     180     176      75.00%
6125199   Tonga        Mele          1324 West Sunburst Drive     UT   84084    Yes     Single Family     180     176      76.44%
6125207   Thompson     Kyle          1399 East 5935 South         UT   84121    Yes     Single Family     180     176      70.00%
6125215   Hatch        Kevin         162 North 1500 East          UT   84040    Yes     Single Family     180     176      76.76%
6125223   Cook         Nathanael     839-841 East 400 South       UT   84606     No     Single Family     180     176      75.00%
6125231   Budge        Jason         4890 West Saguaro Dr         UT   84084    Yes     Single Family     180     176      73.10%
6125249   Guenther     Daniel        1811 225Th Place N.E.        WA   98053    Yes     Single Family     180     176      80.00%
6125256   Friedrich    Nancy         9284 Ferncliff Ave N.E.      WA   98110    Yes     Single Family     180     176      58.31%
6125264   Perry        James         1507 25Th Ave                WA   98122    Yes     Single Family     180     176      56.66%
6125272   Smith        Edward        138 Mashell Ave              WA   98328    Yes     Single Family     180     176      66.47%
6125280   Castillo     Freddy        684 Manor Dr                 CA   94044    Yes     Single Family     180     176      75.00%
6125306   Howell       Kimball       11888 S Hidden Valley Dr     UT   84094    Yes     Single Family     180     176      65.00%
6125314   Vasquez      Benjamin      150 East 200 North           UT   84651    Yes     Single Family     180     177      81.11%
6125322   Lupastean    George        1026 151St Ave S.E.          WA   98007    Yes     Single Family     180     176      75.00%
6125330   Hankins      Jesse         1309 29Th Street             WA   98221    Yes     Single Family     180     176      80.00%
6125348   Cox          Rodney        4000 West 200 North          UT   84066    Yes     Single Family     180     177      61.56%
6125355   Gourdin      Raymond       9499 South 220 East          UT   84070    Yes     Single Family     180     176      75.00%
6127518   Nardone      Douglas       364 Nw Kilpatrick Avenue     FL   34983    Yes     Single Family     360     358      80.00%
6127534   Smelser      Robert        8850 Nw 7Th Street           FL   33024    Yes     Single Family     360     359      63.49%
6127542   Sanchez      Crescencio    11959 Walsh Boulevard        FL   33184    Yes     Single Family     360     359      69.57%
6127575   Grimsley     Kevin         5440 Lancelot Lane           FL   33331    Yes     Single Family     360     359      85.00%
6127583   Reinman      Barbara       6831 Coolidge Street         FL   33024    Yes     Single Family     360     359      63.63%
6127591   Stewart      Lincoln       9750 Sw 15Th St              FL   33025    Yes     Single Family     360     360      28.50%
6127609   Valboa       Frank         620 Sw Granadeer St          FL   34983    Yes     Single Family     180     179      70.00%
6127617   Fleming      Christophe    520 South Palm Way           FL   33460    Yes     Single Family     360     359      78.49%
6127625   Hesse        Janis         954 W River Dr               FL   33063    Yes     Single Family     360     359      75.10%
6127633   Ostendarp    James         12750 Orange Grove Blvd      FL   33411    Yes     Single Family     360     359      55.37%
6131205   Martinez     Franco        112 Canton Street            TX   77012    Yes     Single Family     360     357      75.00%

 (i)       (ix)       (x)          (xi)            (xii)       (xiii)             (xiv)            (xv)         (xvi)      (xvii)
         Scheduled                               Scheduled
         Mortgage     First        Stated        Principal                       Original        Scheduled   Next Rate
 Loan    Interest    Payment      Maturity       & Interest     Paid to          Principal       Principal   Adjustment     Gross
Number     Rate      Due Date       Date          Payment        Date             Balance         Balance       Date        Margin
           ----      --------       ----          -------        ----             -------         -------       ----        ------
6118335   12.250%   08/01/1996   07/01/2011     $    519.36     07/01/1996    $   42,700.00    $   42,700.00
6118368   10.750%   08/01/1996   07/01/2011     $  1,120.39     09/01/1996    $   99,950.00    $   99,247.98
6118467   10.990%   08/01/1996   07/01/2026     $    899.23     08/01/1996    $   94,500.00    $   94,466.22
6118616   11.740%   09/01/1996   08/01/2026     $    443.81     08/01/1996    $   44,000.00    $   44,000.00
6118624   13.500%   09/01/1996   08/01/2026     $  1,820.06     09/01/1996    $  158,900.00    $  158,867.57
6118707   11.250%   09/01/1996   08/01/2026     $    536.63     08/01/1996    $   55,250.00    $   55,250.00
6118863   10.740%   09/01/1996   08/01/2011     $    773.02     09/01/1996    $   69,000.00    $   68,844.53
6118905   10.990%   09/01/1996   08/01/2026     $    338.33     08/01/1996    $   35,555.00    $   35,555.00
6118996   12.500%   09/01/1996   08/01/2026     $    408.23     09/01/1996    $   38,250.00    $   38,240.21
6119275   12.000%   10/01/1996   09/01/2026     $    829.07     09/01/1996    $   80,600.00    $   80,600.00
6119333   11.250%   09/01/1996   08/01/2026     $    575.48     08/01/1996    $   59,250.00    $   59,250.00
6119473   10.500%   10/01/1996   09/01/2026     $    368.26     09/01/1996    $   39,450.00    $   39,450.00
6119564   9.500%    10/01/1996   09/01/2026     $    479.29     09/01/1996    $   57,000.00    $   57,000.00
6119580   11.250%   10/01/1996   09/01/2026     $    291.38     09/01/1996    $   30,000.00    $   30,000.00
6119606   13.625%   10/01/1996   09/01/2026     $    693.16     09/01/1996    $   60,000.00    $   60,000.00
6119705   11.250%   09/01/1996   08/01/2026     $    924.65     09/01/1996    $   95,200.00    $   95,167.85
6119846   12.250%   10/01/1996   09/01/2026     $    641.32     09/01/1996    $   61,200.00    $   61,200.00
6119853   10.750%   10/01/1996   09/01/2026     $  1,502.91     09/01/1996    $  161,000.00    $  161,000.00
6119960   11.500%   09/01/1996   08/01/2026     $  1,227.97     09/01/1996    $  124,000.00    $  123,960.36
6120216   11.750%   02/15/1996   01/15/2026     $    923.61     07/15/1996    $   91,500.00    $   91,329.86
6125009   11.250%   03/01/1996   02/01/2011     $    539.05     08/01/1996    $   55,500.00    $   55,384.91
6125017   11.250%   04/01/1996   03/01/2011     $    990.63     08/01/1996    $  103,000.00    $  102,766.61
6125033   9.875%    04/01/1996   03/01/2011     $  1,124.51     08/01/1996    $  129,500.00    $  129,200.95
6125041   10.875%   04/01/1996   03/01/2011     $    513.88     07/01/1996    $   54,500.00    $   54,419.02
6125058   10.500%   04/01/1996   03/01/2011     $    859.85     07/01/1996    $   94,000.00    $   93,809.95
6125066   10.750%   04/01/1996   03/01/2011     $    980.16     08/01/1996    $  105,000.00    $  104,798.74
6125074   8.875%    05/01/1996   04/01/2011     $    978.64     08/01/1996    $  123,000.00    $  122,721.12
6125082   9.875%    05/01/1996   04/01/2011     $  1,061.56     07/01/1996    $  122,250.00    $  122,025.07
6125090   9.000%    05/01/1996   04/01/2011     $  1,357.80     08/01/1996    $  168,750.00    $  168,107.47
6125108   10.875%   06/01/1996   05/01/2011     $    681.24     07/01/1996    $   72,250.00    $   72,162.76
6125116   9.500%    05/01/1996   04/01/2011     $    462.47     08/01/1996    $   55,000.00    $   54,671.94
6125132   9.875%    06/01/1996   05/01/2011     $    593.08     08/01/1996    $   68,300.00    $   68,146.90
6125140   9.750%    06/01/1996   05/01/2011     $  1,202.82     07/01/1996    $  140,000.00    $  139,802.44
6125157   9.375%    06/01/1996   05/01/2026     $  1,097.91     08/01/1996    $  132,000.00    $  131,798.45
6125165   10.500%   05/01/1996   04/01/2011     $  1,143.42     07/01/1996    $  125,000.00    $  124,798.70
6125173   9.125%    05/01/1996   04/01/2011     $    848.02     08/01/1996    $   83,000.00    $   80,902.67
6125181   9.750%    06/01/1996   05/01/2011     $    405.95     08/01/1996    $   47,250.00    $   47,183.34
6125199   11.375%   06/01/1996   05/01/2011     $    674.77     08/01/1996    $   68,800.00    $   68,708.30
6125207   11.375%   06/01/1996   05/01/2011     $  1,029.80     08/01/1996    $  105,000.00    $  104,895.56
6125215   11.500%   06/01/1996   05/01/2011     $  1,102.19     08/01/1996    $  111,300.00    $  110,846.03
6125223   9.875%    06/01/1996   05/01/2011     $    814.08     08/01/1996    $   93,750.00    $   93,590.66
6125231   9.750%    06/01/1996   05/01/2011     $    728.56     08/01/1996    $   84,800.00    $   84,680.35
6125249   9.750%    06/01/1996   05/01/2011     $  1,409.01     08/01/1996    $  164,000.00    $  163,768.60
6125256   9.875%    06/01/1996   05/01/2011     $  2,240.34     08/01/1996    $  258,000.00    $  257,645.46
6125264   10.000%   06/01/1996   05/01/2011     $    899.95     07/01/1996    $  102,550.00    $  102,412.76
6125272   15.000%   06/01/1996   05/01/2011     $    739.70     07/01/1996    $   58,500.00    $   58,474.33
6125280   10.750%   06/01/1996   05/01/2011     $  1,400.22     08/01/1996    $  150,000.00    $  149,829.06
6125306   10.125%   06/01/1996   05/01/2011     $  1,095.23     08/01/1996    $  123,500.00    $  123,339.05
6125314   9.750%    07/01/1996   06/01/2011     $    627.18     07/01/1996    $   73,000.00    $   72,934.59
6125322   9.500%    06/01/1996   05/01/2011     $  1,671.20     08/01/1996    $  198,750.00    $  198,454.38
6125330   9.750%    06/01/1996   05/01/2011     $    804.17     08/01/1996    $   93,600.00    $   93,467.93
6125348   11.750%   07/01/1996   06/01/2011     $    446.16     08/01/1996    $   44,200.00    $   44,173.13
6125355   9.875%    06/01/1996   05/01/2011     $  1,056.30     08/01/1996    $   99,000.00    $   98,225.48
6127518   11.990%   08/01/1996   07/01/2026     $    666.04     08/01/1996    $   64,800.00    $   64,781.42
6127534   9.990%    09/01/1996   08/01/2026     $    701.47     09/01/1996    $   80,000.00    $   79,964.53
6127542   9.990%    09/01/1996   08/01/2026     $    701.47     09/01/1996    $   80,000.00    $   79,964.53
6127575   11.500%   09/01/1996   08/01/2026     $  1,473.06     09/01/1996    $  148,750.00    $  148,702.46
6127583   9.250%    09/01/1996   08/01/2026     $    493.61     09/01/1996    $   60,000.00    $   59,968.52
6127591   11.250%   10/01/1996   09/01/2026     $    406.96     09/01/1996    $   41,900.00    $   41,900.00
6127609   12.990%   09/01/1996   08/01/2011     $    469.16     08/01/1996    $   37,100.00    $   37,100.00
6127617   9.990%    09/01/1996   08/01/2026     $    640.09     08/01/1996    $   73,000.00    $   73,000.00
6127625   10.990%   09/01/1996   08/01/2026     $    749.36     08/01/1996    $   78,750.00    $   78,750.00
6127633   10.250%   09/01/1996   08/01/2026     $    739.28     08/01/1996    $   82,500.00    $   82,500.00
6131205   10.450%   07/01/1996   06/01/2026     $    218.64     09/01/1996    $   24,000.00    $   23,980.64

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                             (Fixed Rate Mortgages)

 (i)                 (ii)                                (iii)                 (iv)        (v)           (vi)    (vii)     (viii)
                                                                                                                 Stated
                  Mortgagor's                     Property                                            Original  Remaining Loan-to-
 Loan     -------------------------  ---------------------------------------   Owner     Property      Term to   Term to    Value
Number    Last Name    First Name    Street Address             State   Zip   Occupied     Type       Maturity  Maturity    Ratio
------    ---------    ----------    --------------             -----   ---   --------     ----       --------  --------    -----
6132567   Mclaughlin I Max           1750 Hargrove Road           GA   30822    Yes     Single Family     360     359      57.89%
6132625   Dupain       Donald        920 Rear Fallowfield         PA   15022     No     Single Family     360     360      76.67%

 194
=======

 (i)       (ix)       (x)          (xi)            (xii)       (xiii)             (xiv)            (xv)         (xvi)      (xvii)
         Scheduled                               Scheduled
         Mortgage     First        Stated        Principal                       Original        Scheduled   Next Rate
 Loan    Interest    Payment      Maturity       & Interest     Paid to          Principal       Principal   Adjustment     Gross
Number     Rate      Due Date       Date          Payment        Date             Balance         Balance       Date        Margin
           ----      --------       ----          -------        ----             -------         -------       ----        ------
6132567   10.875%   09/01/1996   08/01/2026     $    829.75     09/01/1996  $     88,000.00  $     87,967.75
6132625   11.750%   10/01/1996   09/01/2026     $    162.52     09/01/1996  $     16,100.00  $     16,100.00

 194                                                                        $ 16,938,803.00  $ 16,915,549.07
=======                                                                     ================================

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                             (Fixed Rate Mortgages)

 (i)       (xviii)   (xix)     (xx)     (xxi)     (xxii)           (xxiii)            (xxiv)    (xxv)      (xxvi)       (xxvii)
                    Maximum   Minimum  Original
                    Mortgage  Mortgage Mortgage            Maximum                            First Rate   Credit      Original
 Loan      Loan     Interest  Interest Interest  Periodic  First Rate  Documentation          Adjustment    Risk       Appraisal
Number    Purpose     Rate     Rate    Rate      Rate Cap  Adjustment      Level      Index      Date      Grade        Value
------    -------     ----     ----    ----      --------  ----------      -----      -----      ----      -----        -----
6001531   Cash-out                                                         1003                              B     $    240,000.00
6006969   Cash-out                                                         FULL                              C     $     55,000.00
6007942   Cash-out                                                         FULL                              A-    $     70,000.00
6012587   Cash-out                                                         FULL                              A-    $    145,000.00
6021919   Cash-out                                                         FULL                              C     $    290,000.00
6023675   Cash-out                                                         FULL                              B     $     75,000.00
6024806   Cash-out                                                         FULL                              D     $     54,500.00
6025480   Cash-out                                                         1003                              B     $    150,000.00
6026892   Cash-out                                                         1003                              B     $    130,000.00
6027080   Refinance                                                        FULL                              B     $    147,500.00
6031546   Cash-out                                                         FULL                              A     $     70,000.00
6031686   Cash-out                                                         1003                              B     $     45,000.00
6031835   Refinance                                                        FULL                              A-    $    192,000.00
6031900   Cash-out                                                         1003                              A     $    110,000.00
6031991   Cash-out                                                         1003                              A     $    155,000.00
6032049   Cash-out                                                         FULL                              B     $    156,000.00
6032189   Cash-out                                                         1003                              D     $    115,000.00
6032239   Cash-out                                                         1003                              A-    $    240,000.00
6032411   Refinance                                                        FULL                              A     $     57,000.00
6032445   Cash-out                                                         FULL                              B     $     74,500.00
6032486   Refinance                                                        LITE                              A     $    248,000.00
6032528   Purchase                                                         FULL                              B     $    105,000.00
6032536   Refinance                                                        FULL                              A-    $    103,500.00
6032635   Cash-out                                                         FULL                              A     $    220,000.00
6032643   Cash-out                                                         FULL                              A-    $     97,000.00
6032668   Refinance                                                        FULL                              A-    $    120,000.00
6032676   Cash-out                                                         FULL                              B     $    135,000.00
6032825   Refinance                                                        1003                              A-    $    100,000.00
6033104   Purchase                                                         FULL                              A     $     35,000.00
6033112   Purchase                                                         FULL                              C     $    105,000.00
6033120   Cash-out                                                         FULL                              A-    $    108,000.00
6033179   Refinance                                                        1003                              A-    $     53,900.00
6033203   Refinance                                                        FULL                              A-    $    185,000.00
6033245   Cash-out                                                         FULL                              B     $     91,000.00
6033294   Cash-out                                                         FULL                              A-    $     46,000.00
6033427   Cash-out                                                         FULL                              A-    $    150,000.00
6033450   Refinance                                                        FULL                              A-    $     99,000.00
6033468   Cash-out                                                         1003                              A-    $    162,000.00
6033559   Cash-out                                                         1003                              A-    $     55,000.00
6033591   Purchase                                                         LITE                              A-    $    205,000.00
6033625   Cash-out                                                         FULL                              C     $     53,000.00
6033658   Purchase                                                         FULL                              A-    $     47,500.00
6033724   Cash-out                                                         1003                              B     $     75,000.00
6033823   Refinance                                                        1003                              B     $    120,000.00
6033997   Cash-out                                                         1003                              A     $     83,000.00
6034052   Refinance                                                        FULL                              A-    $    118,000.00
6034169   Cash-out                                                         1003                              A     $    255,000.00
6034268   Cash-out                                                         FULL                              A     $     94,000.00
6034292   Cash-out                                                         FULL                              A-    $    145,000.00
6034318   Cash-out                                                         1003                              A-    $     90,000.00
6034359   Cash-out                                                         1003                              B     $     74,000.00
6034367   Cash-out                                                         FULL                              A-    $     85,000.00
6034409   Cash-out                                                         FULL                              A-    $    120,000.00
6034425   Cash-out                                                         1003                              A-    $     40,000.00
6034433   Cash-out                                                         FULL                              B     $    129,000.00
6034441   Cash-out                                                         FULL                              B     $    295,000.00
6034474   Cash-out                                                         FULL                              A-    $     63,000.00
6034540   Cash-out                                                         1003                              C     $     86,000.00
6034631   Cash-out                                                         LITE                              B     $     39,000.00
6034698   Refinance                                                        FULL                              A     $    275,000.00
6034706   Refinance                                                        1003                              A-    $     71,000.00
6034722   Refinance                                                        FULL                              A-    $    125,000.00
6034730   Cash-out                                                         FULL                              B     $     48,000.00
6034763   Refinance                                                        1003                              A-    $    169,000.00


 (i)         (xxxi)      (xxxii)        (xxxiv)      (xxxvii)     (xxxviii)                 (xxxix)
                                         Rounding                 Due-on-
 Loan         Sale       Prepayment        Code                     Sale                    Program
Number       Price        Penalty        (nearest)    Assumable    Clause                    Code
------       -----        -------        ---------    ---------    ------                    ----
6001531       N/A          5 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6006969       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6007942       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6012587       N/A          5 YR          0.125%          No         Yes              15 Yr Fixed
6021919       N/A          5 YR          0.125%          No         Yes              15 Yr Fixed
6023675       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6024806       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6025480       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6026892       N/A          2 YR          0.125%          No         Yes              30 Yr Fixed
6027080       N/A          5 YR          0.125%          No         Yes          30 Yr Fixed Buydown
6031546       N/A          3 YR          0.125%          No         Yes          30 Yr Fixed Buydown
6031686       N/A          3 YR          0.125%          No         Yes          30 Yr Fixed Buydown
6031835       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6031900       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6031991       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6032049       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6032189       N/A          3 YR          0.125%          No         Yes          30 Yr Fixed Buydown
6032239       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6032411       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6032445       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6032486       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6032528   $ 105,000.00     3 YR          0.125%          No         Yes          30 Yr Fixed Buydown
6032536       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6032635       N/A          5 YR          0.125%          No         Yes              15 Yr Fixed
6032643       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6032668       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6032676       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6032825       N/A          3 YR          0.125%          No         Yes              20 Yr Fixed
6033104   $ 35,000.00      3 YR          0.125%          No         Yes              30 Yr Fixed
6033112   $ 105,000.00     3 YR          0.125%          No         Yes              30 Yr Fixed
6033120       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6033179       N/A          3 YR          0.125%          No         Yes              15 Yr Fixed
6033203       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6033245       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6033294       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6033427       N/A          3 YR          0.125%          No         Yes              15 Yr Fixed
6033450       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6033468       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6033559       N/A          3 YR          0.125%          No         Yes          30 Yr Fixed Buydown
6033591   $ 205,000.00     3 YR          0.125%          No         Yes          30 Yr Fixed Buydown
6033625       N/A          3 YR          0.125%          No         Yes          30 Yr Fixed Buydown
6033658   $ 47,500.00      3 YR          0.125%          No         Yes              30 Yr Fixed
6033724       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6033823       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6033997       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6034052       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6034169       N/A          2 YR          0.125%          No         Yes              15 Yr Fixed
6034268       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6034292       N/A          3 YR          0.125%          No         Yes              15 Yr Fixed
6034318       N/A          3 YR          0.125%          No         Yes          30 Yr Fixed Buydown
6034359       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6034367       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6034409       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6034425       N/A          3 YR          0.125%          No         Yes              15 Yr Fixed
6034433       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6034441       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6034474       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6034540       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6034631       N/A          5 YR          0.125%          No         Yes          15 Yr Fixed Buydown
6034698       N/A          5 YR          0.125%          No         Yes              15 Yr Fixed
6034706       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6034722       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6034730       N/A          3 YR          0.125%          No         Yes              15 Yr Fixed
6034763       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                             (Fixed Rate Mortgages)



 (i)       (xviii)   (xix)     (xx)     (xxi)     (xxii)           (xxiii)            (xxiv)    (xxv)      (xxvi)       (xxvii)
                    Maximum   Minimum  Original
                    Mortgage  Mortgage Mortgage            Maximum                            First Rate   Credit      Original
 Loan      Loan     Interest  Interest Interest  Periodic  First Rate  Documentation          Adjustment    Risk       Appraisal
Number    Purpose     Rate     Rate    Rate      Rate Cap  Adjustment      Level      Index      Date      Grade        Value
------    -------     ----     ----    ----      --------  ----------      -----      -----      ----      -----        -----
6034870   Cash-out                                                         LITE                              A-    $    175,000.00
6034912   Purchase                                                         FULL                              B     $    110,000.00
6034946   Refinance                                                        FULL                              B     $    164,000.00
6034953   Cash-out                                                         FULL                              A-    $    127,000.00
6034961   Cash-out                                                         FULL                              A-    $    130,000.00
6035026   Refinance                                                        FULL                              B     $    190,000.00
6035042   Cash-out                                                         FULL                              A-    $    126,000.00
6035075   Cash-out                                                         FULL                              A-    $    115,000.00
6035109   Refinance                                                        1003                              A-    $    165,000.00
6035125   Cash-out                                                         1003                              A-    $    100,000.00
6035133   Cash-out                                                         1003                              B     $     97,000.00
6035166   Cash-out                                                         FULL                              A-    $    165,000.00
6035257   Cash-out                                                         FULL                              A     $    136,000.00
6035273   Cash-out                                                         FULL                              A     $    120,000.00
6035307   Cash-out                                                         FULL                              C     $    117,000.00
6035349   Refinance                                                        FULL                              A     $     52,500.00
6035364   Cash-out                                                         FULL                              A-    $     87,000.00
6035380   Cash-out                                                         FULL                              A     $    150,000.00
6035398   Cash-out                                                         FULL                              A-    $    114,000.00
6035414   Cash-out                                                         1003                              B     $    152,000.00
6035513   Cash-out                                                         1003                              A-    $    122,000.00
6035521   Cash-out                                                         FULL                              A     $    160,000.00
6035547   Cash-out                                                         1003                              B     $    137,500.00
6035711   Cash-out                                                         FULL                              A     $     50,000.00
6035745   Cash-out                                                         FULL                              A-    $    185,000.00
6035802   Cash-out                                                         1003                              A-    $     79,000.00
6035810   Cash-out                                                         FULL                              A-    $    149,000.00
6035828   Cash-out                                                         1003                              A-    $    185,000.00
6035901   Cash-out                                                         1003                              B     $    148,000.00
6035919   Cash-out                                                         FULL                              A-    $    185,000.00
6035927   Cash-out                                                         FULL                              A-    $    120,000.00
6035943   Cash-out                                                         1003                              C     $     66,000.00
6035976   Refinance                                                        1003                              A     $    135,000.00
6035984   Cash-out                                                         FULL                              B     $    109,000.00
6036016   Cash-out                                                         LITE                              B     $    190,000.00
6036131   Cash-out                                                         FULL                              A     $    160,000.00
6036156   Cash-out                                                         FULL                              C     $     90,000.00
6036263   Refinance                                                        FULL                              A-    $     76,000.00
6036305   Cash-out                                                         FULL                              A-    $     65,000.00
6036313   Cash-out                                                         FULL                              A-    $    126,000.00
6036446   Cash-out                                                         FULL                              B     $     69,000.00
6112585   Refinance                                                        1003                              C     $    425,000.00
6116503   Cash-out                                                         FULL                              D     $    418,000.00
6116537   Cash-out                                                         1003                              A     $    160,000.00
6116941   Purchase                                                         1003                              A-    $    170,000.00
6116990   Cash-out                                                         FULL                              B     $    145,000.00
6117170   Cash-out                                                         FULL                              B     $    155,000.00
6117188   Cash-out                                                         1003                              A-    $    292,000.00
6117220   Cash-out                                                         1003                              A-    $    100,000.00
6117261   Refinance                                                        FULL                              B     $    635,000.00
6117311   Cash-out                                                         FULL                              A-    $    176,000.00
6117329   Cash-out                                                         FULL                              C     $     65,000.00
6117337   Cash-out                                                         1003                              A-    $    127,500.00
6117345   Cash-out                                                         1003                              A-    $     70,000.00
6117352   Cash-out                                                         FULL                              B     $    175,500.00
6117618   Cash-out                                                         FULL                              C     $    104,000.00
6117717   Refinance                                                        1003                              A-    $    134,000.00
6117923   Purchase                                                         FULL                              B     $    163,000.00
6118087   Purchase                                                         1003                              B     $    109,000.00
6118186   Purchase                                                         1003                              B     $    225,000.00
6118210   Cash-out                                                         1003                              A-    $     76,500.00
6118251   Cash-out                                                         FULL                              C     $    225,000.00
6118277   Purchase                                                         1003                              A-    $     55,000.00
6118285   Refinance                                                        1003                              A-    $     77,000.00


 (i)         (xxxi)      (xxxii)        (xxxiv)      (xxxvii)     (xxxviii)                 (xxxix)
                                         Rounding                 Due-on-
 Loan         Sale       Prepayment        Code                     Sale                    Program
Number       Price        Penalty        (nearest)    Assumable    Clause                    Code
------       -----        -------        ---------    ---------    ------                    ----
6034870       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6034912   $ 110,000.00     3 YR          0.125%          No         Yes              30 Yr Fixed
6034946       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6034953       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6034961       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6035026       N/A          3 YR          0.125%          No         Yes          30 Yr Fixed Buydown
6035042       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6035075       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6035109       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6035125       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6035133       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6035166       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6035257       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6035273       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6035307       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6035349       N/A          5 YR          0.125%          No         Yes              20 Yr Fixed
6035364       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6035380       N/A          5 YR          0.125%          No         Yes              15 Yr Fixed
6035398       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6035414       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6035513       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6035521       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6035547       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6035711       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6035745       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6035802       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6035810       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6035828       N/A          3 YR          0.125%          No         Yes          30 Yr Fixed Buydown
6035901       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6035919       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6035927       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6035943       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6035976       N/A          2 YR          0.125%          No         Yes              30 Yr Fixed
6035984       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6036016       N/A          3 YR          0.125%          No         Yes          30 Yr Fixed Buydown
6036131       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6036156       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6036263       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6036305       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6036313       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6036446       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6112585       N/A          0 YR          0.125%          No         Yes              30 Yr Fixed
6116503       N/A          3 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6116537       N/A          0 YR          0.125%          No         Yes              15 Yr Fixed
6116941   $ 119,000.00     0 YR          0.125%          No         Yes              30 Yr Fixed
6116990       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6117170       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6117188       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6117220       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6117261       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6117311       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6117329       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6117337       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6117345       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6117352       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6117618       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6117717       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6117923   $ 155,750.00     0 YR          0.125%          No         Yes              30 Yr Fixed
6118087   $ 105,000.00     3 YR          0.125%          No         Yes              30 Yr Fixed
6118186   $ 220,000.00     3 YR          0.125%          No         Yes              30 Yr Fixed
6118210       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6118251       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6118277   $ 49,000.00      2 YR          0.125%          No         Yes              30 Yr Fixed
6118285       N/A          0 YR          0.125%          No         Yes              15 Yr Fixed

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                             (Fixed Rate Mortgages)

 (i)       (xviii)   (xix)     (xx)     (xxi)     (xxii)           (xxiii)            (xxiv)    (xxv)      (xxvi)       (xxvii)
                    Maximum   Minimum  Original
                    Mortgage  Mortgage Mortgage            Maximum                            First Rate   Credit      Original
 Loan      Loan     Interest  Interest Interest  Periodic  First Rate  Documentation          Adjustment    Risk       Appraisal
Number    Purpose     Rate     Rate    Rate      Rate Cap  Adjustment      Level      Index      Date      Grade        Value
------    -------     ----     ----    ----      --------  ----------      -----      -----      ----      -----        -----
6118335   Cash-out                                                         FULL                              B     $     63,000.00
6118368   Purchase                                                         FULL                              B     $    134,000.00
6118467   Cash-out                                                         FULL                              B     $    135,000.00
6118616   Cash-out                                                         FULL                              A-    $     55,000.00
6118624   Cash-out                                                         FULL                              D     $    227,000.00
6118707   Cash-out                                                         FULL                              A-    $     65,000.00
6118863   Refinance                                                        FULL                              B     $    112,000.00
6118905   Cash-out                                                         1003                              B     $     47,000.00
6118996   Purchase                                                         FULL                              B     $     48,000.00
6119275   Cash-out                                                         1003                              B     $    124,000.00
6119333   Cash-out                                                         1003                              A-    $     79,000.00
6119473   Purchase                                                         FULL                              C     $     82,000.00
6119564   Cash-out                                                         FULL                              A-    $    420,500.00
6119580   Cash-out                                                         1003                              C     $     52,000.00
6119606   Purchase                                                         FULL                              C     $     87,000.00
6119705   Cash-out                                                         FULL                              A-    $    112,000.00
6119846   Refinance                                                        FULL                              A-    $     72,000.00
6119853   Cash-out                                                         1003                              B     $    230,000.00
6119960   Refinance                                                        FULL                              A-    $    160,000.00
6120216   Cash-out                                                         1003                              A     $    122,000.00
6125009   Refinance                                                        FULL                              B     $     74,000.00
6125017   Cash-out                                                         1003                              A-    $    128,000.00
6125033   Refinance                                                        FULL                              A     $    200,000.00
6125041   Cash-out                                                         1003                              A-    $     95,000.00
6125058   Refinance                                                        FULL                              B     $    130,000.00
6125066   Purchase                                                         FULL                              A-    $    141,000.00
6125074   Cash-out                                                         FULL                              B     $    164,000.00
6125082   Refinance                                                        FULL                              A-    $    156,000.00
6125090   Cash-out                                                         FULL                              B     $    225,000.00
6125108   Refinance                                                        FULL                              A-    $     85,000.00
6125116   Cash-out                                                         FULL                              A-    $    115,000.00
6125132   Refinance                                                        FULL                              B     $    120,000.00
6125140   Refinance                                                        FULL                              A-    $    175,000.00
6125157   Purchase                                                         FULL                              B     $    167,000.00
6125165   Cash-out                                                         1003                              A-    $    220,000.00
6125173   Cash-out                                                         FULL                              A-    $    155,000.00
6125181   Cash-out                                                         FULL                              A-    $     63,000.00
6125199   Cash-out                                                         FULL                              B     $     90,000.00
6125207   Cash-out                                                         FULL                              C     $    150,000.00
6125215   Cash-out                                                         1003                              B     $    145,000.00
6125223   Refinance                                                        FULL                              A-    $    125,000.00
6125231   Refinance                                                        FULL                              A-    $    116,000.00
6125249   Refinance                                                        FULL                              A-    $    205,000.00
6125256   Refinance                                                        1003                              A-    $    442,500.00
6125264   Refinance                                                        1003                              A-    $    181,000.00
6125272   Refinance                                                        FULL                              D     $     88,000.00
6125280   Cash-out                                                         1003                              A-    $    200,000.00
6125306   Cash-out                                                         1003                              A-    $    190,000.00
6125314   Refinance                                                        FULL                              A-    $     90,000.00
6125322   Cash-out                                                         FULL                              A-    $    265,000.00
6125330   Cash-out                                                         FULL                              A     $    117,000.00
6125348   Refinance                                                        FULL                              D     $     71,800.00
6125355   Refinance                                                        1003                              A-    $    132,000.00
6127518   Cash-out                                                         FULL                              B     $     81,000.00
6127534   Purchase                                                         1003                              A     $    126,000.00
6127542   Purchase                                                         1003                              A-    $    119,000.00
6127575   Purchase                                                         FULL                              A-    $    175,000.00
6127583   Cash-out                                                         1003                              A     $     94,300.00
6127591   Cash-out                                                         1003                              B     $    147,000.00
6127609   Cash-out                                                         1003                              D     $     53,000.00
6127617   Cash-out                                                         FULL                              A-    $     93,000.00
6127625   Purchase                                                         1003                              B     $    105,000.00
6127633   Cash-out                                                         1003                              A-    $    149,000.00
6131205   Purchase                                                         FULL                              A-    $     39,000.00


 (i)         (xxxi)      (xxxii)        (xxxiv)      (xxxvii)     (xxxviii)                 (xxxix)
                                         Rounding                 Due-on-
 Loan         Sale       Prepayment        Code                     Sale                    Program
Number       Price        Penalty        (nearest)    Assumable    Clause                    Code
------       -----        -------        ---------    ---------    ------                    ----
6118335       N/A          3 YR          0.125%          No         Yes              15 Yr Fixed
6118368   $ 132,500.00     0 YR          0.125%          No         Yes              15 Yr Fixed
6118467       N/A          2 YR          0.125%          No         Yes              30 Yr Fixed
6118616       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6118624       N/A          0 YR          0.125%          No         Yes              30 Yr Fixed
6118707       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6118863       N/A          3 YR          0.125%          No         Yes              15 Yr Fixed
6118905       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6118996   $ 45,000.00      0 YR          0.125%          No         Yes              30 Yr Fixed
6119275       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6119333       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6119473   $ 82,000.00      2 YR          0.125%          No         Yes              30 Yr Fixed
6119564       N/A          0 YR          0.125%          No         Yes              30 Yr Fixed
6119580       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6119606   $ 85,800.00      3 YR          0.125%          No         Yes              30 Yr Fixed
6119705       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6119846       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6119853       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6119960       N/A          0 YR          0.125%          No         Yes              30 Yr Fixed
6120216       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6125009       N/A          1 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125017       N/A          1 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125033       N/A          1 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125041       N/A          1 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125058       N/A          1 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125066       $ -          1 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125074       N/A          0 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125082       N/A          0 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125090       N/A          3 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125108       N/A          1 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125116       N/A          3 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125132       N/A          1 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125140       N/A          3 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125157   $ 165,000.00     0 YR          0.125%          No         Yes              30 Yr Fixed
6125165       N/A          1 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125173       N/A          1 YR          0.125%          No         Yes              15 Yr Fixed
6125181       N/A          1 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125199       N/A          1 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125207       N/A          3 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125215       N/A          1 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125223       N/A          1 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125231       N/A          1 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125249       N/A          3 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125256       N/A          1 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125264       N/A          3 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125272       N/A          0 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125280       N/A          3 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125306       N/A          3 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125314       N/A          3 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125322       N/A          3 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125330       N/A          3 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125348       N/A          3 YR          0.125%          No         Yes         15 Yr Fixed Balloon 30 Yr Amor
6125355       N/A          3 YR          0.125%          No         Yes              15 Yr Fixed
6127518       N/A          5 YR          0.125%          No         Yes              30 Yr Fixed
6127534   $ 126,000.00     3 YR          0.125%          No         Yes              30 Yr Fixed
6127542   $ 115,000.00     5 YR          0.125%          No         Yes              30 Yr Fixed
6127575   $ 175,000.00     3 YR          0.125%          No         Yes              30 Yr Fixed
6127583       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6127591       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6127609       N/A          5 YR          0.125%          No         Yes              15 Yr Fixed
6127617       N/A          0 YR          0.125%          No         Yes              30 Yr Fixed
6127625   $ 105,000.00     3 YR          0.125%          No         Yes              30 Yr Fixed
6127633       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6131205   $ 32,000.00      0 YR          0.125%          No         Yes              30 Yr Fixed

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                             (Fixed Rate Mortgages)



 (i)       (xviii)   (xix)     (xx)     (xxi)     (xxii)           (xxiii)            (xxiv)    (xxv)      (xxvi)       (xxvii)
                    Maximum   Minimum  Original
                    Mortgage  Mortgage Mortgage            Maximum                            First Rate   Credit      Original
 Loan      Loan     Interest  Interest Interest  Periodic  First Rate  Documentation          Adjustment    Risk       Appraisal
Number    Purpose     Rate     Rate    Rate      Rate Cap  Adjustment      Level      Index      Date      Grade        Value
------    -------     ----     ----    ----      --------  ----------      -----      -----      ----      -----        -----
6132567   Refinance                                                        FULL                              B     $    152,000.00
6132625   Cash-out                                                         1003                              A-    $     21,000.00

  194
========


 (i)         (xxxi)      (xxxii)        (xxxiv)      (xxxvii)     (xxxviii)                 (xxxix)

                                         Rounding                 Due-on-
 Loan         Sale       Prepayment        Code                     Sale                    Program
Number       Price        Penalty        (nearest)    Assumable    Clause                    Code
------       -----        -------        ---------    ---------    ------                    ----

6132567       N/A          3 YR          0.125%          No         Yes              30 Yr Fixed
6132625       N/A          0 YR          0.125%          No         Yes              30 Yr Fixed

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                          (Adjustable Rate Mortgages)

 (i)               (ii)                               (iii)                    (iv)         (v)         (vi)    (vii)     (viii)
                                                                                                                Stated
                Mortgagor's                          Property                                         Original Remaining  Loan-to-
Loan    --------------------------   ---------------------------------------   Owner      Property    Term to   Term to    Value
Number     Last Name    First Name         Street Address         State  Zip  Occupied      Type      Maturity  Maturity   Ratio
------     ---------    ----------         --------------         -----  ---  --------      ----      --------  --------   -----
2291532 Kruschke        Duane        1601 S 40Th St                 WA  98408    Yes    Single Family    360       346     65.00%
2291649 Snyder          Jacob        1700 12Th Street               TX  77547    Yes    Single Family    360       347     58.11%
2297141 Janik           Peter        137-25 Holly Avenue            NY  11355    Yes    2 Family Unit    360       348     65.00%
6006159 San Nicolas     Gloria       221 N. 6Th Street              AZ  85901    Yes    Single Family    360       345     70.00%
6006340 Suarez          Fe           601 Somoa Lane                 CA  95330    Yes    Single Family    360       345     70.00%
6007140 Ingram          Jared        225 North 200 West             UT  84648    Yes    Single Family    360       346     69.95%
6007173 Ryan            Susan        1127 Van Buren Street          OR  97402    Yes    Single Family    360       346     59.88%
6016398 Wilder          Tony         7306 Brighton Av               CA  90047    Yes    Single Family    360       351     56.02%
6017198 Smith           Eddie        26880 Southeast Highway 22     OR  97022    Yes    Single Family    360       350     75.00%
6020796 Knowlton        Nicki        1740 N. 285 W.                 UT  84041    Yes    Single Family    360       352     69.96%
6022388 Dillon          Cormac       2701 Southwest 314Th St        WA  98023    Yes    Single Family    360       353     70.00%
6022834 Rhoads          Shauna       1528 N. 350 E.                 UT  84037    Yes    Single Family    360       353     75.00%
6023725 Perez           Eduardo      11 Chula Vista                 AZ  85621    Yes    Single Family    360       353     75.00%
6024467 Gregory         Richard      3711 Kendra Street             OR  97404    Yes    Single Family    360       354     75.00%
6027395 Jaffee          Charles      8614 Southeast Mill Street     OR  97216    Yes    Single Family    360       355     75.00%
6028286 Overall         Roann        70 East Third Avenue           UT  84047    Yes    Single Family    360       356     65.00%
6031272 Escalera        Julio        994 South Cheyenne Street      UT  84104    Yes    Single Family    360       358     80.00%
6031371 Cedeno          Pedro        766 S.E. Chaloupe              FL  34983     No    Single Family    360       358     70.00%
6031777 Fleck           Frank        11404 N.E. 106Th Lane          WA  98033    Yes    Single Family    360       358     80.00%
6031892 Clawson-John    Linda        2451 Birchwood Circle          CA  96002    Yes    Single Family    360       358     72.44%
6031959 Warren          Michael      301 S. Pennsylvania Street     OR  97147    Yes    Single Family    360       358     65.00%
6031967 Frazier         Susan        9139 Bamboo Lane               CA  92503    Yes    Single Family    360       358     71.69%
6031983 Leal            Maria        5112 East 60Th Street          CA  90270    Yes    Single Family    360       358     80.00%
6032007 Page            Christine    1301 North Paulsen Avenue      CA  90220    Yes    2 Family Unit    360       358     80.00%
6032098 Villanueva      Clemente     11397 Pena Way                 CA  91752    Yes    Single Family    360       358     80.00%
6032106 Young           Richard      16352 East Bellbrook Stree     CA  91723     No    Single Family    360       358     69.38%
6032114 Young           Richard      4744 N. Vincent Avenue         CA  91723    Yes    Single Family    360       358     65.00%
6032130 Brown           Charles      9913-9919 Paxton Road          FL  32219    Yes    Single Family    360       358     65.00%
6032148 Carpenter       Monica       18920 Northwest 44Th Avenu     FL  33055    Yes    Single Family    360       358     80.00%
6032205 Barnes          Eula         818 North Grandee Avenue       CA  90220    Yes    Single Family    360       358     80.00%
6032213 Garcia          Lawrence     203 North Third Street         CA  92227    Yes    Single Family    360       358     80.00%
6032262 Lund Iii        James        2641 East Cholla Street        AZ  85028     No    Single Family    360       358     70.00%
6032288 Murray          Harold       52826 Seven Oaks Drive         MI  48316    Yes    Single Family    360       358     80.00%
6032296 Patania         Carolyn      10 Fairway Drive               CA  95928    Yes    Single Family    360       358     65.00%
6032304 Schlicht        Kurt         20220 Sw 315Th Street          FL  33030    Yes    Single Family    360       358     70.00%
6032320 White           Robert       11710 Southeast Powell Bou     OR  97266    Yes    Single Family    360       358     85.00%
6032338 Wilhamena                    610 128Th Avenue Northeast     WA  98005    Yes    Single Family    360       358     49.42%
6032353 Daniels         Rosie        9828 Bandera Street            CA  90002    Yes    Single Family    360       358     70.00%
6032379 Kaji            Suhail       2839 Foxhill                   MI  48310    Yes    Single Family    360       358     47.83%
6032395 Martin Iii      Jerome       1607 Northeast Holman Stre     OR  97211    Yes    Single Family    360       358     70.00%
6032429 Bergamo         Barbara      463 South Washington Stree     CO  80209    Yes    Single Family    360       358     44.35%
6032452 Ritchey         Todd         1755 Northeast 89Th Street     WA  98115    Yes    Single Family    360       358     80.00%
6032460 Root            George       3533 Laurel Canyon Bouleva     CA  91604    Yes    Single Family    360       358     74.36%
6032478 Thomas          Keefe        17991 East Milan Place         CO  80013    Yes    Single Family    360       358     76.52%
6032494 De Armond Jr    Don          15 169Th Street                IN  46324    Yes    Single Family    360       358     64.71%
6032544 Trombley        Nadine       924 Lincoln Avenue             IN  46807    Yes    Single Family    360       358     70.00%
6032551 Walker          Terry        2136 West 81St Street          CA  90047    Yes    Single Family    360       358     75.00%
6032585 Grier           John         518 North Mayo Avenue          CA  90221    Yes    Single Family    360       358     75.00%
6032619 Lucero          Dennis       6167 West Contadora Drive      UT  84120    Yes    Single Family    360       358     75.00%
6032627 Mendoza         Enrique      11759 E. Havenwood Drive       CA  90606    Yes    Single Family    360       358     80.00%
6032650 Schaumann       Wesley       762 Victoria Lane              CA  92386    Yes    Single Family    360       358     72.67%
6032700 Wright          Lajuana      14043 Fairgrove Avenue         CA  91746    Yes    Single Family    360       358     65.00%
6032726 Beardsley       Edward       6300 North Camelback Manor     AZ  85253    Yes    Single Family    360       358     75.00%
6032734 Colosky         Alice        35230 San Carlos Street        CA  92399    Yes    Single Family    360       358     85.00%
6032742 Conners         Donna        741 North Lamer Street         CA  91506    Yes    Single Family    360       358     65.00%
6032759 Gaylord         Sharon       18948 East Loyola Circle       CO  80013    Yes    Single Family    360       358     70.00%
6032767 Leonard         Daniel       5751 East Fairfield Street     AZ  85205    Yes         PUD         360       358     75.00%
6032817 Shaffer         Frank        304 El Dorado Parkway West     FL  33914    Yes    Single Family    360       358     75.00%
6032833 Thomason-Ank    Susie        1264 Southeast Cobb            OR  97470    Yes    Single Family    360       358     75.00%
6032841 Tipper Sr.      Thomas       414 South 49Th Street          WA  98408    Yes    Single Family    360       358     85.00%
6032874 Alverson        Joleen       1023 East Flonette Avenue      UT  84660    Yes    Single Family    360       359     59.26%
6032924 Coleman Jr.     Lavalle      4800 Northwest Kahneeta Co     OR  97229    Yes    Single Family    360       358     79.11%
6032932 Jewel           Michael      9322 Artesian                  MI  48228    Yes    Single Family    360       358     75.00%
6032957 Somerville      Corry        5859 West Elmhurst Drive       CO  80123    Yes    Single Family    360       358     83.65%
6032965 Cobb            Daniel       2254 First Road                CA  95519    Yes    Single Family    360       358     65.00%
6032973 Prasad          Ramendra     2329 Chariton Street           CA  90034    Yes    Single Family    360       358     44.17%
6032999 Baker           Jacqueline   13541 Dartmouth                MI  48237    Yes    Single Family    360       359     75.00%


 (i)       (ix)        (x)          (xi)         (xii)       (xiii)           (xiv)              (xv)          (xvi)      (xvii)
         Scheduled                             Scheduled
         Mortgage     First        Stated      Principal                     Original          Scheduled     Next Rate
Loan     Interest    Payment      Maturity     & Interest    Paid to         Principal         Principal     Adjustment    Gross
Number     Rate      Due Date       Date        Payment       Date            Balance           Balance         Date       Margin
------     ----      --------       ----        -------       ----            -------           -------         ----       ------
2291532   13.875%   08/01/1995   07/01/2025   $    648.28   08/01/1996    $    55,250.00    $    55,028.43   01/01/1997    7.750%
2291649   14.250%   09/01/1995   08/01/2025   $    314.94   08/01/1996    $    26,150.00    $    26,085.17   02/01/1997    8.375%
2297141   13.000%   10/15/1995   09/15/2025   $  1,294.15   08/15/1996    $   117,000.00    $   116,709.50   03/15/1997    7.750%
6006159   12.375%   07/01/1995   06/01/2025   $    643.45   08/01/1996    $    60,900.00    $    60,601.83   12/01/1996    6.750%
6006340   10.375%   07/01/1995   06/01/2025   $    442.77   08/01/1996    $    49,000.00    $    48,604.96   12/01/1996    4.750%
6007140   13.000%   08/01/1995   07/01/2025   $    597.35   07/01/1996    $    54,000.00    $    53,842.30   07/01/1997    6.000%
6007173   11.400%   08/01/1995   07/01/2025   $    491.33   08/01/1996    $    50,000.00    $    49,775.18   07/01/1997    5.000%
6016398    8.150%   01/01/1996   12/01/2025   $    554.46   08/01/1996    $    74,500.00    $    74,102.61   12/01/1997    5.500%
6017198   10.490%   12/01/1995   11/01/2025   $  1,131.06   08/01/1996    $   123,750.00    $   123,290.68   11/01/1997    6.250%
6020796   12.250%   02/01/1996   01/01/2026   $    822.60   08/01/1996    $    78,500.00    $    78,347.27   01/01/1998    7.000%
6022388    9.500%   03/01/1996   02/01/2026   $    912.33   08/01/1996    $   108,500.00    $   108,173.37   02/01/1998    5.950%
6022834   10.500%   03/01/1996   02/01/2026   $  2,117.23   08/01/1996    $   231,750.00    $   230,687.23   02/01/1997    6.000%
6023725    9.750%   03/01/1996   02/01/2026   $    399.51   09/01/1996    $    46,500.00    $    46,367.15   02/01/1998    6.250%
6024467   11.000%   04/01/1996   03/01/2026   $    685.67   08/01/1996    $    72,000.00    $    71,869.28   03/01/1998    7.000%
6027395   10.625%   05/01/1996   04/01/2026   $    672.28   08/01/1996    $    72,750.00    $    72,635.94   04/01/1998    6.700%
6028286   11.990%   06/01/1996   05/01/2026   $    681.46   08/01/1996    $    66,300.00    $    66,242.40   05/01/1998    7.750%
6031272   10.250%   08/01/1996   07/01/2026   $    487.48   08/01/1996    $    54,400.00    $    54,377.19   07/01/1998    5.950%
6031371    8.740%   08/01/1996   07/01/2026   $    478.67   09/01/1996    $    60,900.00    $    60,829.51   01/01/1997    6.700%
6031777    9.250%   08/01/1996   07/01/2026   $  2,240.77   09/01/1996    $   272,376.00    $   272,092.50   07/01/1998    5.500%
6031892    8.990%   08/01/1996   07/01/2026   $  2,049.95   08/01/1996    $   255,000.00    $   254,860.43   07/01/1998    5.500%
6031959    9.750%   08/01/1996   07/01/2026   $    843.26   08/01/1996    $    98,150.00    $    98,104.21   07/01/1999    5.750%
6031967    9.000%   08/01/1996   07/01/2026   $    784.51   08/01/1996    $    97,500.00    $    97,446.74   01/01/1997    6.500%
6031983    9.990%   08/01/1996   07/01/2026   $    982.05   08/01/1996    $   112,000.00    $   111,950.35   01/01/1997    6.500%
6032007   10.500%   08/01/1996   07/01/2026   $    987.92   08/01/1996    $   108,000.00    $   107,957.08   07/01/1998    6.500%
6032098    8.750%   08/01/1996   07/01/2026   $    924.53   09/01/1996    $   117,520.00    $   117,452.39   01/01/1997    6.000%
6032106    7.500%   08/01/1996   07/01/2026   $    776.13   08/01/1996    $   111,000.00    $   110,917.62   01/01/1997    5.500%
6032114    7.990%   08/01/1996   07/01/2026   $    857.69   08/01/1996    $   117,000.00    $   116,058.63   01/01/1997    5.250%
6032130   14.990%   08/01/1996   07/01/2026   $    731.02   09/01/1996    $    57,850.00    $    57,675.68   07/01/1998    7.950%
6032148   10.250%   08/01/1996   07/01/2026   $    444.47   08/01/1996    $    49,600.00    $    49,579.20   07/01/1998    6.500%
6032205    9.950%   08/01/1996   07/01/2026   $    873.88   08/01/1996    $   100,000.00    $    99,955.29   07/01/1998    6.500%
6032213   10.990%   08/01/1996   07/01/2026   $    570.94   09/01/1996    $    60,000.00    $    59,978.56   07/01/1998    6.750%
6032262    9.250%   08/01/1996   07/01/2026   $    691.05   08/01/1996    $    84,000.00    $    83,947.50   07/01/1998    6.000%
6032288    7.990%   08/01/1996   07/01/2026   $  1,759.36   08/01/1996    $   240,000.00    $   239,838.64   01/01/1997    6.150%
6032296    9.750%   08/01/1996   07/01/2026   $  2,094.19   08/01/1996    $   243,750.00    $   243,636.28   07/01/1998    6.500%
6032304    9.750%   08/01/1996   07/01/2026   $    649.52   08/01/1996    $    75,600.00    $    75,564.73   01/01/1997    6.500%
6032320   10.500%   08/01/1996   07/01/2026   $    933.03   08/01/1996    $   102,000.00    $   101,959.47   07/01/1998    5.950%
6032338   10.250%   08/01/1996   07/01/2026   $    761.69   08/01/1996    $    85,000.00    $    84,964.35   07/01/1998    6.500%
6032353    9.500%   08/01/1996   07/01/2026   $    735.75   08/01/1996    $    87,500.00    $    87,456.96   07/01/1998    6.250%
6032379    9.125%   08/01/1996   07/01/2026   $    447.50   07/01/1996    $    55,000.00    $    55,000.00   01/01/1997    6.700%
6032395   11.500%   08/01/1996   07/01/2026   $    519.90   08/01/1996    $    52,500.00    $    52,483.22   07/01/1998    7.750%
6032429    9.625%   08/01/1996   07/01/2026   $    633.24   09/01/1996    $    74,500.00    $    74,428.34   07/01/1998    5.875%
6032452   10.500%   08/01/1996   07/01/2026   $    958.65   09/01/1996    $   104,800.00    $   104,758.35   07/01/1998    5.950%
6032460    8.990%   08/01/1996   07/01/2026   $  2,331.32   07/01/1996    $   290,000.00    $   290,000.00   07/01/1998    5.950%
6032478    9.990%   08/01/1996   07/01/2026   $    771.61   08/01/1996    $    88,000.00    $    87,960.99   07/01/1998    6.250%
6032494   10.740%   08/01/1996   07/01/2026   $    513.00   09/01/1996    $    55,000.00    $    54,958.31   07/01/1998    6.700%
6032544   13.250%   08/01/1996   07/01/2026   $    370.38   09/01/1996    $    32,900.00    $    32,892.89   07/01/1998    6.750%
6032551    8.500%   08/01/1996   07/01/2026   $    778.52   09/01/1996    $   101,250.00    $   101,126.90   07/01/1998    5.650%
6032585    9.625%   08/01/1996   07/01/2026   $    796.87   08/01/1996    $    93,750.00    $    93,705.08   07/01/1998    5.950%
6032619    9.990%   08/01/1996   07/01/2026   $    641.18   08/01/1996    $    73,125.00    $    73,092.59   07/01/1998    5.950%
6032627    8.750%   08/01/1996   07/01/2026   $  1,069.91   09/01/1996    $   136,000.00    $   135,921.76   07/01/1998    4.750%
6032650   10.250%   08/01/1996   07/01/2026   $    488.38   08/01/1996    $    54,500.00    $    54,477.14   07/01/1998    6.750%
6032700   12.500%   08/01/1996   07/01/2026   $    950.39   08/01/1996    $    89,050.00    $    89,027.21   07/01/1998    7.750%
6032726    9.125%   08/01/1996   07/01/2026   $  1,983.23   08/01/1996    $   243,750.00    $   243,620.29   07/01/1998    5.750%
6032734    9.990%   08/01/1996   07/01/2026   $    968.90   08/01/1996    $   110,500.00    $   110,451.01   07/01/1998    5.950%
6032742    8.500%   08/01/1996   07/01/2026   $    849.65   08/01/1996    $   110,500.00    $   110,398.05   07/01/1998    4.950%
6032759   12.500%   08/01/1996   07/01/2026   $    806.85   08/01/1996    $    75,600.00    $    75,580.65   07/01/1998    6.750%
6032767   10.250%   08/01/1996   07/01/2026   $    698.96   08/01/1996    $    78,000.00    $    77,881.40   07/01/1998    6.750%
6032817   11.750%   08/01/1996   07/01/2026   $    908.47   09/01/1996    $    90,000.00    $    89,945.29   07/01/1999    6.750%
6032833    9.750%   08/01/1996   07/01/2026   $    399.51   09/01/1996    $    46,500.00    $    46,455.44   07/01/1998    5.750%
6032841    9.750%   08/01/1996   07/01/2026   $    657.25   09/01/1996    $    76,500.00    $    76,464.31   07/01/1998    5.950%
6032874    9.990%   09/01/1996   08/01/2026   $    701.47   09/01/1996    $    80,000.00    $    79,964.53   08/01/1998    5.950%
6032924   10.500%   08/01/1996   07/01/2026   $  1,143.42   09/01/1996    $   125,000.00    $   124,950.33   07/01/1998    7.250%
6032932   11.500%   08/01/1996   07/01/2026   $    304.51   08/01/1996    $    30,750.00    $    30,740.69   01/01/1997    7.200%
6032957    7.250%   08/01/1996   07/01/2026   $    753.25   08/01/1996    $   110,418.00    $   110,331.86   01/01/1997    5.450%
6032965    8.990%   08/01/1996   07/01/2026   $    522.54   08/01/1996    $    65,000.00    $    64,964.42   01/01/1997    6.700%
6032973    7.375%   08/01/1996   07/01/2026   $  1,098.17   08/01/1996    $   159,000.00    $   158,879.19   01/01/1997    4.500%
6032999   11.500%   09/01/1996   08/01/2026   $    557.04   09/01/1996    $    56,250.00    $    56,232.02   08/01/1998    7.250%

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                          (Adjustable Rate Mortgages)

 (i)               (ii)                               (iii)                    (iv)         (v)         (vi)    (vii)     (viii)
                                                                                                                Stated
                Mortgagor's                          Property                                         Original Remaining  Loan-to-
Loan    --------------------------   ---------------------------------------   Owner      Property    Term to   Term to    Value
Number     Last Name    First Name         Street Address         State  Zip  Occupied      Type      Maturity  Maturity   Ratio
------     ---------    ----------         --------------         -----  ---  --------      ----      --------  --------   -----
6033005 Campbell        Kenneth      590 West Locust Street         OR  97383    Yes    Single Family    360       358     75.00%
6033013 Dent            Gordon       3120 Southwest 14Th Street     FL  33312    Yes    Single Family    360       359     75.00%
6033021 Hermiz          Ziyad        24460 Brierman                 MI  48091    Yes    Single Family    360       359     75.00%
6033039 Stephens        Edward       747 Claridge Drive             CA  94044    Yes    Single Family    360       359     73.53%
6033054 Camilleri       John         22862 Brookside North          MI  48125    Yes    Single Family    360       358     64.10%
6033062 Matyja          Theodore     3031 Appletree Drive           AZ  86404    Yes    Single Family    360       358     74.84%
6033070 Murphy          Elaine       5766 Bowesfield Street         CA  90016     No    Single Family    360       358     44.83%
6033088 Nalli           Leo          1123 14Th Avenue               WA  98122     No    3 Family Unit    360       359     60.00%
6033138 Romero          Henry        7827 Whitsett Avenue           CA  90001    Yes    Single Family    360       359     70.00%
6033161 Watson          Catherine    11704 Maple Street             IN  46038    Yes    Single Family    360       359     53.33%
6033187 Forbus          Terry        3530 East Montreal Plac        AZ  85032    Yes    Single Family    360       358     85.00%
6033195 Leirer          Walter       306 Primrose Circle            FL  32541    Yes    Single Family    360       359     85.00%
6033211 Flaherty        Catherine    22939 Humming Bird Way         CA  91302    Yes    Single Family    360       359     40.00%
6033229 Gill            Troy         3004 North Fulton Road         CA  91767    Yes    Single Family    360       359     75.00%
6033252 Levy            Wesley       840 Red Bay Street             FL  33948    Yes    Single Family    360       359     80.00%
6033260 Post            Steven       14807 Sourdough                OR  97759    Yes         PUD         360       359     75.00%
6033286 Kirkpatrick     Burnadene    13012 Longworth Avenue         CA  90650    Yes    Single Family    360       359     75.00%
6033310 Graybeal        Trevor       1540 Ne Vista Way              OR  97030    Yes    Single Family    360       359     75.00%
6033336 Kelly           Christophe   24405 Southeast Strawberry     OR  97009    Yes         PUD         360       359     72.00%
6033385 O'Ryan          Charlotte    1030 Fillmore Street           OR  97402    Yes    Single Family    360       359     41.42%
6033419 Bushong         June         511 South Magnolia Avenue      CA  92703     No    Single Family    360       359     66.67%
6033435 Dumas           Kenneth      101 Mission Hills Avenue       FL  33617    Yes    Single Family    360       359     80.00%
6033484 Nickel Ii       George       443 Loraine Avenue             CA  91740     No    Single Family    360       359     60.00%
6033526 Conley          Tamara       655 West 59Th Place            CA  90044     No    Single Family    360       359     65.00%
6033567 Ledesma         Laura        22285 Oly Way                  CA  96080    Yes    Single Family    360       359     41.67%
6033575 Phillips        Kenneth      28246 Spencer Creek Road       OR  97405    Yes    Single Family    360       359     72.73%
6033583 Roberts         Roy          1334 Southwest 4Th Court       FL  33991    Yes    Single Family    360       359     65.00%
6033609 Veal            Patrice      11872 S.W. 188Th Terrace       FL  33177    Yes    Single Family    360       359     75.00%
6033633 Pellegrini      Donald       1394 Us Highway 101            WA  98550    Yes    Single Family    360       359     80.00%
6033641 Rohrer          Garry        800 West Rancho Drive          AZ  85013    Yes    Single Family    360       359     60.47%
6033682 Jackson         William      5731 South Lowell Boulevar     CO  80123    Yes     Condominium     360       359     80.00%
6033708 Marish          Carl         220 Danby Road                 FL  33936    Yes    Single Family    360       359     62.96%
6033716 Mckoan          Mark         1700 Hollyhock Road            FL  33414    Yes    Single Family    360       359     80.00%
6033732 Yarnal          Richard      2227 Republic Avenue           CA  92627    Yes    Single Family    360       359     80.00%
6033740 Leith           Charles      6704 West Sack Drive           AZ  85308    Yes         PUD         360       359     77.64%
6033773 Duckett         Henry        1610 West 133Rd Street         CA  90222    Yes    Single Family    360       359     48.80%
6033781 Najafi          Hamid        2030 West Lobo Circle          AZ  85202    Yes         PUD         360       359     70.00%
6033807 Muir            Sharon       3860 Faber Terrace             MI  48328    Yes    Single Family    360       359     83.52%
6033815 Herron          Debbie       4322 West 5175 South           UT  84118    Yes    Single Family    360       359     70.00%
6033872 Jones           Jeffrey      3949 Northwest 4Th Court       FL  33442    Yes    Single Family    360       359     80.00%
6033880 Lall Harry      Rajindra     421 Northwest 39Th Street      FL  33309    Yes    Single Family    360       359     80.00%
6033898 Martin          Clyde        1824 Circle Drive              CA  95501    Yes    Single Family    360       359     70.00%
6033906 Mccormack       Gladys       2294 Grand Tetons Drive        CA  95223    Yes    Single Family    360       359     32.00%
6033922 Barber          John         17856 Palomino Street          CO  80601    Yes    Single Family    360       359     60.00%
6033948 Gamet           Jana         290 North 6Th Street           OR  97051    Yes    Single Family    360       359     75.00%
6033955 Heinzle         Theresa      446 South 15Th Avenue          OR  97113    Yes    Single Family    360       359     75.00%
6033963 Pippin          Bill         4765 Curvado Circle            CA  93422    Yes    Single Family    360       359     75.00%
6033971 Singleton       Clarence     621 East 76Th Place            CA  90001    Yes    Single Family    360       359     75.00%
6033989 Ballesteros     Manuel       972 East Camino Vista Del      AZ  85621    Yes    Single Family    360       359     70.00%
6034003 Fountain        Calvin       2901 St. Tropez Drive          CA  91761    Yes         PUD         360       359     69.20%
6034011 Goode           Randy        4000 Gulf Terrace Drive        FL  32541    Yes     Condominium     360       359     75.00%
6034029 Hooper          Earl         2017 Southeast Elliott Ave     OR  97214    Yes    Single Family    360       359     46.30%
6034037 Joanou          Sheila       1816 North 9Th Avenue          AZ  85007    Yes    Single Family    360       359     78.09%
6034060 Tran            Ha           82 Angel Island Circle         CA  95831    Yes    Single Family    360       359     42.31%
6034078 Anton           Gus          9475 Mckinley Street           IN  46307    Yes    Single Family    360       359     80.00%
6034102 Gardner         Tim          2609 South Beech Street        OR  97113    Yes    Single Family    360       359     80.00%
6034136 Jacobs          Albert       51864 Portage Rd.              IN  46628    Yes    Single Family    360       359     70.00%
6034151 Rapton          Arthur       188 Lofty Lane                 AZ  86024     No    Single Family    360       359     65.00%
6034177 Slentz          Troy         11223 Shoreline Drive          IN  46765    Yes    Single Family    360       359     80.00%
6034185 Smoroske        Judith       61384 Oak Road                 IN  46614    Yes    Single Family    360       359     46.91%
6034193 Whitham         Kelly        1524 Cedarwood Drive           CO  80521    Yes    Single Family    360       359     75.00%
6034201 Anderson        Judith       7184 South Clarkson Street     CO  80122    Yes    Single Family    360       359     53.04%
6034219 Duarte          Cuauthemoc   869 Maple Avenue               CA  92250    Yes    Single Family    360       359     58.57%
6034227 Geist           James        10609-11 Oak Valley Road       IN  46845    Yes    2 Family Unit    360       359     80.00%
6034235 Gonzales Sr     Luther       4490 West Harvard Avenue       CA  93722    Yes    Single Family    360       359     75.00%
6034276 Morris          Arthur       206-208 East 75Th Street       CA  90003     No    2 Family Unit    360       359     26.52%
6034284 Muzatko         Sharon       12302 Southeast 41St Lane      WA  98006    Yes     Condominium     360       359     50.42%


 (i)       (ix)        (x)          (xi)         (xii)       (xiii)           (xiv)              (xv)          (xvi)      (xvii)
         Scheduled                             Scheduled
         Mortgage     First        Stated      Principal                     Original          Scheduled     Next Rate
Loan     Interest    Payment      Maturity     & Interest    Paid to         Principal         Principal     Adjustment    Gross
Number     Rate      Due Date       Date        Payment       Date            Balance           Balance         Date       Margin
------     ----      --------       ----        -------       ----            -------           -------         ----       ------
6033005   10.250%   08/01/1996   07/01/2026   $  1,223.18   09/01/1996    $   136,500.00    $   136,385.03   07/01/1998    6.750%
6033013   10.250%   09/01/1996   08/01/2026   $    651.91   08/01/1996    $    72,750.00    $    72,750.00   02/01/1997    7.450%
6033021   10.875%   09/01/1996   08/01/2026   $    579.88   09/01/1996    $    61,500.00    $    61,477.46   02/01/1997    7.450%
6033039    8.375%   09/01/1996   08/01/2026   $    950.09   08/01/1996    $   125,000.00    $   125,000.00   08/01/1998    5.250%
6033054   11.990%   08/01/1996   07/01/2026   $    513.92   09/01/1996    $    50,000.00    $    49,985.66   01/01/1997    7.500%
6033062   10.750%   08/01/1996   07/01/2026   $  1,082.84   08/01/1996    $   116,000.00    $   115,956.33   07/01/1999    6.950%
6033070   11.500%   08/01/1996   07/01/2026   $    772.43   09/01/1996    $    78,000.00    $    77,975.07   07/01/1998    6.750%
6033088   11.750%   09/01/1996   08/01/2026   $  1,150.73   09/01/1996    $   114,000.00    $   113,965.52   08/01/1998    7.950%
6033138   10.250%   09/01/1996   08/01/2026   $    878.18   09/01/1996    $    98,000.00    $    97,958.90   08/01/1998    6.500%
6033161   12.750%   09/01/1996   08/01/2026   $    434.68   08/01/1996    $    40,000.00    $    39,694.32   08/01/1998    6.500%
6033187   10.990%   08/01/1996   07/01/2026   $    719.05   08/01/1996    $    75,565.00    $    75,538.00   07/01/1998    5.950%
6033195    8.250%   09/01/1996   08/01/2026   $    683.28   08/01/1996    $    90,950.00    $    90,950.00   02/01/1997    5.950%
6033211    8.750%   09/01/1996   08/01/2026   $    692.30   08/01/1996    $    88,000.00    $    88,000.00   08/01/1998    5.500%
6033229    9.500%   09/01/1996   08/01/2026   $    914.43   09/01/1996    $   108,750.00    $   108,696.51   08/01/1998    5.750%
6033252   11.500%   09/01/1996   08/01/2026   $    530.80   09/01/1996    $    53,600.00    $    53,582.87   08/01/1999    6.750%
6033260   11.250%   09/01/1996   08/01/2026   $    855.92   09/01/1996    $    88,125.00    $    88,095.25   08/01/1998    6.700%
6033286   10.250%   09/01/1996   08/01/2026   $    940.91   08/01/1996    $   105,000.00    $   105,000.00   08/01/1998    6.750%
6033310   11.250%   09/01/1996   08/01/2026   $    874.14   08/01/1996    $    90,000.00    $    90,000.00   08/01/1998    7.500%
6033336   10.990%   09/01/1996   08/01/2026   $  1,185.27   09/01/1996    $   124,560.00    $   124,515.49   08/01/1998    7.250%
6033385   11.250%   09/01/1996   08/01/2026   $    339.94   08/01/1996    $    35,000.00    $    35,000.00   08/01/1998    7.500%
6033419    7.740%   09/01/1996   08/01/2026   $    644.15   09/01/1996    $    90,000.00    $    87,783.89   02/01/1997    5.700%
6033435   11.250%   09/01/1996   08/01/2026   $    644.92   09/01/1996    $    66,400.00    $    66,377.58   08/01/1998    7.250%
6033484   10.500%   09/01/1996   08/01/2026   $    987.92   08/01/1996    $   108,000.00    $   108,000.00   08/01/1998    7.000%
6033526    9.740%   09/01/1996   08/01/2026   $    641.67   08/01/1996    $    74,750.00    $    74,750.00   08/01/1998    6.700%
6033567   11.250%   09/01/1996   08/01/2026   $    582.76   08/01/1996    $    60,000.00    $    60,000.00   08/01/1998    7.250%
6033575    9.500%   09/01/1996   08/01/2026   $  1,009.03   08/01/1996    $   120,000.00    $   120,000.00   08/01/1998    5.750%
6033583    9.990%   09/01/1996   08/01/2026   $    877.71   09/01/1996    $   100,100.00    $   100,055.62   08/01/1998    5.950%
6033609   12.875%   09/01/1996   08/01/2026   $    690.76   08/01/1996    $    63,000.00    $    63,000.00   08/01/1998    7.325%
6033633    9.750%   09/01/1996   08/01/2026   $    683.89   08/01/1996    $    79,600.00    $    79,600.00   08/01/1998    5.500%
6033641   11.625%   09/01/1996   08/01/2026   $    519.92   09/01/1996    $    52,000.00    $    51,983.83   08/01/1998    7.325%
6033682   11.250%   09/01/1996   08/01/2026   $    613.84   08/01/1996    $    63,200.00    $    63,200.00   08/01/1998    7.250%
6033708    9.875%   09/01/1996   08/01/2026   $    738.10   09/01/1996    $    85,000.00    $    84,961.38   02/01/1997    7.375%
6033716   10.250%   09/01/1996   08/01/2026   $  1,167.08   08/01/1996    $   130,240.00    $   130,240.00   08/01/1998    6.750%
6033732    9.750%   09/01/1996   08/01/2026   $  1,168.45   09/01/1996    $   136,000.00    $   135,936.55   08/01/1998    5.750%
6033740   10.990%   09/01/1996   08/01/2026   $  1,177.57   08/01/1996    $   123,750.00    $   123,750.00   08/01/1998    7.100%
6033773   10.750%   09/01/1996   08/01/2026   $    569.42   08/01/1996    $    61,000.00    $    61,000.00   08/01/1998    7.000%
6033781   12.990%   09/01/1996   08/01/2026   $  1,306.94   08/01/1996    $   118,230.00    $   118,230.00   08/01/1998    7.750%
6033807    7.990%   09/01/1996   08/01/2026   $    704.11   08/01/1996    $    96,050.00    $    96,050.00   02/01/1997    5.150%
6033815    9.750%   09/01/1996   08/01/2026   $    511.20   09/01/1996    $    59,500.00    $    59,422.24   08/01/1998    5.950%
6033872   10.990%   09/01/1996   08/01/2026   $  1,225.62   09/01/1996    $   128,800.00    $   128,753.97   02/01/1997    6.500%
6033880    9.990%   09/01/1996   08/01/2026   $    743.55   08/01/1996    $    84,800.00    $    84,800.00   08/01/1998    6.250%
6033898   10.990%   09/01/1996   08/01/2026   $    526.22   09/01/1996    $    55,300.00    $    55,280.24   02/01/1997    7.450%
6033906   12.500%   09/01/1996   08/01/2026   $    426.90   09/01/1996    $    40,000.00    $    39,989.77   08/01/1998    7.700%
6033922    8.750%   09/01/1996   08/01/2026   $    802.43   09/01/1996    $   102,000.00    $   101,933.75   08/01/1998    5.750%
6033948   10.500%   09/01/1996   08/01/2026   $    631.17   09/01/1996    $    69,000.00    $    68,972.58   08/01/1998    7.000%
6033955    9.750%   09/01/1996   08/01/2026   $    773.24   09/01/1996    $    90,000.00    $    89,958.01   08/01/1998    5.750%
6033963   10.500%   09/01/1996   08/01/2026   $  1,131.99   09/01/1996    $   123,750.00    $   123,700.82   08/01/1998    6.250%
6033971    8.990%   09/01/1996   08/01/2026   $    783.81   08/01/1996    $    97,500.00    $    97,500.00   02/01/1997    6.000%
6033989    9.750%   09/01/1996   08/01/2026   $    992.32   09/01/1996    $   115,500.00    $   115,446.12   08/01/1998    6.250%
6034003    9.500%   09/01/1996   08/01/2026   $    803.02   09/01/1996    $    95,500.00    $    95,453.02   08/01/1998    5.750%
6034011    7.625%   09/01/1996   08/01/2026   $    276.04   09/01/1996    $    39,000.00    $    38,971.77   02/01/1997    5.325%
6034029    9.750%   09/01/1996   08/01/2026   $    644.37   08/01/1996    $    75,000.00    $    75,000.00   08/01/1998    5.950%
6034037   10.250%   09/01/1996   08/01/2026   $  1,189.57   08/01/1996    $   132,750.00    $   132,750.00   08/01/1998    6.250%
6034060   10.250%   09/01/1996   08/01/2026   $    492.86   09/01/1996    $    55,000.00    $    54,976.93   08/01/1998    6.750%
6034078   10.750%   09/01/1996   08/01/2026   $    821.46   09/01/1996    $    88,000.00    $    87,966.87   08/01/1999    5.950%
6034102    9.990%   09/01/1996   08/01/2026   $    893.93   09/01/1996    $   101,950.00    $   101,904.80   08/01/1998    6.250%
6034136   11.500%   09/01/1996   08/01/2026   $    828.38   08/01/1996    $    83,650.00    $    83,650.00   08/01/1998    6.750%
6034151   10.750%   09/01/1996   08/01/2026   $    546.09   08/01/1996    $    58,500.00    $    58,500.00   08/01/1998    6.900%
6034177    9.750%   09/01/1996   08/01/2026   $    509.99   08/01/1996    $    59,360.00    $    59,360.00   08/01/1998    5.750%
6034185    8.750%   09/01/1996   08/01/2026   $    328.45   09/01/1996    $    41,750.00    $    41,725.98   08/01/1998    5.500%
6034193    9.990%   09/01/1996   08/01/2026   $    822.03   08/01/1996    $    93,750.00    $    93,750.00   08/01/1999    6.750%
6034201    8.750%   09/01/1996   08/01/2026   $    617.56   08/01/1996    $    78,500.00    $    78,500.00   08/01/1998    5.500%
6034219    9.250%   09/01/1996   08/01/2026   $    337.30   08/01/1996    $    41,000.00    $    41,000.00   08/01/1998    6.250%
6034227   10.750%   09/01/1996   08/01/2026   $    873.74   08/01/1996    $    93,600.00    $    93,600.00   08/01/1998    6.250%
6034235   11.500%   09/01/1996   08/01/2026   $    638.74   08/01/1996    $    64,500.00    $    64,500.00   08/01/1998    6.700%
6034276   12.250%   09/01/1996   08/01/2026   $    366.76   09/01/1996    $    35,000.00    $    34,990.29   08/01/1998    8.950%
6034284   10.500%   09/01/1996   08/01/2026   $    548.84   09/01/1996    $    60,000.00    $    59,976.16   08/01/1998    7.000%

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                          (Adjustable Rate Mortgages)

 (i)               (ii)                               (iii)                    (iv)         (v)         (vi)    (vii)     (viii)
                                                                                                                Stated
                Mortgagor's                          Property                                         Original Remaining  Loan-to-
Loan    --------------------------   ---------------------------------------   Owner      Property    Term to   Term to    Value
Number     Last Name    First Name         Street Address         State  Zip  Occupied      Type      Maturity  Maturity   Ratio
------     ---------    ----------         --------------         -----  ---  --------      ----      --------  --------   -----
6034326 Barraclough     Ronald       1119 West Orchid Lane          AZ  85021     No    Single Family    360       359     75.00%
6034334 Cobbs           Gwendolin    1249 West 39Th Place           CA  90037    Yes    2 Family Unit    360       360     75.00%
6034342 Jackson         Thalia       572 Willow Place               CA  91750    Yes    Single Family    360       359     85.00%
6034383 Madar           Shmuel       4531 N.W. 70Th Avenue          FL  33319    Yes         PUD         360       359     72.00%
6034391 Main            Holland      3407 S.W. 7Th Avenue           FL  33914    Yes    Single Family    360       359     75.00%
6034417 Mills           Donald       966 West Calle De Casas Li     AZ  85706    Yes    Single Family    360       359     75.00%
6034482 Antczak         Robert       12171 South Aspen Ridge Ro     UT  84094    Yes    Single Family    360       359     70.00%
6034490 Cisneros        Agustina     13830 Desmond Street           CA  91331    Yes    Single Family    360       360     43.17%
6034508 Harland         Gregory      27482 Oakcrest                 MI  48183    Yes    Single Family    360       359     84.96%
6034516 Kunakoff        Matthew      15271 Jupiter Street           CA  90603    Yes    Single Family    360       359     80.00%
6034524 Mclean          Todd         13758 3Rd Avenue Northwest     WA  98117     No    Single Family    360       359     65.00%
6034532 Miller          Theresa      4820 South Normandie Avenu     CA  90037    Yes    Single Family    360       359     75.00%
6034573 Holden          Chris        589 East Jackson Street        CA  91104    Yes    Single Family    360       359     80.00%
6034607 Stockley        Richard      2130 Sunnybank Drive           CA  91011    Yes    Single Family    360       359     80.00%
6034623 Andreason       Steve        1361 East Parkway Avenue       UT  84106    Yes    Single Family    360       360     75.00%
6034649 Gondol          David        18990 Nandina Avenue           CA  92508    Yes    Single Family    360       360     80.00%
6034664 Schpankyn       Gregory      1510 Southeast Sandy Dell      OR  97060    Yes    Single Family    360       360     75.00%
6034672 Serrano Jr.     Albert       381 North Mountain Avenue      CA  91711    Yes    Single Family    360       360     70.00%
6034680 Snyder          Corinne      27480 Crow Road                OR  97402    Yes    Single Family    360       359     55.45%
6034714 Dixon           Brain        3515 West 6060 South           UT  84118    Yes    Single Family    360       360     80.00%
6034748 Posey           Jerrold      1116 Northeast 135Th Circl     WA  98685    Yes    Single Family    360       359     80.00%
6034755 Rahebi          G            9008 Sea Wind Place            IN  46804    Yes    Single Family    360       360     75.00%
6034771 Daniels         Opal         1361 East 71St Street          CA  90001    Yes    Single Family    360       360     70.00%
6034789 Dianetti        Donna        942 East Bennett Avenue        CA  91740    Yes    Single Family    360       360     75.00%
6034797 Lee             Won          602 Sunset Point Court         FL  33549    Yes    Single Family    360       360     74.00%
6034821 Silkwood        Timothy      411 Plymouth Road              IN  46383    Yes    Single Family    360       360     75.00%
6034862 Stuart          Rachael      1227 West 71St Street          CA  90044    Yes    Single Family    360       360     70.00%
6034888 Unrein          Richard      16532 Southwest Timberland     OR  97007    Yes    Single Family    360       360     85.00%
6034896 Anderson        Brenda       19792 South Sweetbriar Roa     OR  97068    Yes    Single Family    360       360     25.32%
6034920 Stieg           Claudia      731 East 650 South             UT  84302    Yes    Single Family    360       360     70.00%
6034938 Ward            Patricia     1964 D Street                  OR  97477    Yes    Single Family    360       360     75.00%
6034979 Stringfellow    Pretoria     14412 S Cookacre St            CA  90221    Yes    Single Family    360       360     65.00%
6035000 Darrach         Jeannette    8114 Southwest 83Rd Court      FL  33143    Yes    Single Family    360       360     75.00%
6035034 Mccorkell       Bradley      1019 West Olive Street         CA  91720    Yes    Single Family    360       360     63.44%
6035067 Turner          Brad         1297 East 1375 North           UT  84040     No    Single Family    360       360     70.00%
6035083 Xander          Kristin      1769 Orchard Street            OR  97403    Yes    Single Family    360       360     65.00%
6035091 Anderson        David        7605 Southwest Erica Place     OR  97008    Yes    Single Family    360       360     75.00%
6035158 Jerez           Carlos       273 Casey Road                 CA  93021    Yes    Single Family    360       360     70.00%
6035174 Lishey          Florence     1455-1469 E. 54Th St. & 53     CA  90011    Yes    3 Family Unit    360       360     43.64%
6035182 Moeller         Victoria     4002 Tempest Drive             OR  97035    Yes    Single Family    360       360     75.00%
6035224 Vitco                        1082 West 13Th Street          CA  90731    Yes    Single Family    360       360     78.76%
6035232 Worsley         Bruce        6435-B Northwest Going Str     OR  97218    Yes    Single Family    360       360     80.00%
6035240 Abbott          Robert       5856 Grand Canyon Avenue       CA  94806    Yes    Single Family    360       360     75.00%
6035265 Henry           Carolyn      403 East 32Nd Avenue           OR  97405    Yes    Single Family    360       360     64.29%
6035281 Sanchez         Lillian      1602 East 2Nd Street           CO  81001    Yes    Single Family    360       360     75.00%
6035299 Aoki            Keith        1104 Washington Street         OR  97401    Yes    Single Family    360       360     75.00%
6035323 Steinert        Preston      7401 South Telluride Court     CO  80016    Yes    Single Family    360       360     72.00%
6035331 Stewig          Robert       6300 Goodland Avenue           CA  91606     No    Single Family    360       360     75.00%
6035356 Ayers           Scott        4921 West Red Lodge Circle     UT  84118    Yes    Single Family    360       360     70.00%
6035372 Petuchoff       Richard      208 22Nd Street N.E.           FL  34208    Yes    Single Family    360       360     65.00%
6035406 Newcomer        James        3010 Southwest Canal Boule     OR  97756    Yes    Single Family    360       360     85.00%
6035422 Banales         Nori         14815 Estrella Avenue          CA  90248    Yes    Single Family    360       360     70.00%
6035430 Bryan           Jay          2081 West 10400 South          UT  84095    Yes    Single Family    360       360     71.98%
6035448 Cruickshank     Cephus       525 Douglas Court              FL  34950    Yes    Single Family    360       360     72.00%
6035455 Hall            Steven       2044 Southwest Marigold St     OR  97219    Yes    Single Family    360       360     85.00%
6035463 Johnson         T            8822 South Wilton Place        CA  90047    Yes    Single Family    360       360     70.00%
6035471 Lawson          Robert       8733 Pine Crest Place  #38     CA  91730    Yes     Condominium     360       360     65.00%
6035489 Letourneau      Mark         808 Wild Oak Avenue            FL  32541    Yes    Single Family    360       360     80.00%
6035497 Mondragon       Marty        498 Stevens Circle             CO  80651    Yes    Single Family    360       360     85.00%
6035505 Moore           Harold       24860 Wax Myrtle Drive         FL  33923    Yes         PUD         360       360     75.00%
6035539 Gordon          Susanne      2434 Kenoma Street             CA  91773    Yes    Single Family    360       360     74.76%
6035554 Johnston        Gary         13057 Oak Crest Drive          CA  92399    Yes    Single Family    360       360     75.00%
6035562 Ogden           Rita         4406 Weldwood Lane             OH  43560    Yes    Single Family    360       360     75.00%
6035570 Walker          Alicia       20060 Greydale                 MI  48219    Yes    Single Family    360       358     68.66%
6035588 Barker          Jack         14382 Meadows Grass Street     OR  97035    Yes    Single Family    360       360     75.00%
6035596 Crowe           David        22901 S. Ferguson Road         OR  97004    Yes    Single Family    360       360     80.00%
6035604 Grad            Niculina     4005 Southwest Scholls Fer     OR  97221    Yes    Single Family    360       360     64.07%


 (i)       (ix)        (x)          (xi)         (xii)       (xiii)           (xiv)              (xv)          (xvi)      (xvii)
         Scheduled                             Scheduled
         Mortgage     First        Stated      Principal                     Original          Scheduled     Next Rate
Loan     Interest    Payment      Maturity     & Interest    Paid to         Principal         Principal     Adjustment    Gross
Number     Rate      Due Date       Date        Payment       Date            Balance           Balance         Date       Margin
------     ----      --------       ----        -------       ----            -------           -------         ----       ------
6034326    8.990%   09/01/1996   08/01/2026   $  1,266.15   09/01/1996    $   157,500.00    $   157,413.79   08/01/1998    5.500%
6034334   10.125%   10/01/1996   09/01/2026   $  1,197.21   09/01/1996    $   135,000.00    $   135,000.00   09/01/1998    6.500%
6034342   10.750%   09/01/1996   08/01/2026   $  1,325.08   08/01/1996    $   141,950.00    $   141,950.00   08/01/1998    5.950%
6034383   11.000%   09/01/1996   08/01/2026   $    959.94   08/01/1996    $   100,800.00    $   100,800.00   02/01/1997    8.450%
6034391   10.750%   09/01/1996   08/01/2026   $    392.06   09/01/1996    $    42,000.00    $    41,984.19   08/01/1998    7.250%
6034417   11.250%   09/01/1996   08/01/2026   $    546.33   08/01/1996    $    56,250.00    $    56,250.00   08/01/1998    6.950%
6034482   10.500%   09/01/1996   08/01/2026   $  1,056.52   08/01/1996    $   115,500.00    $   115,500.00   02/01/1997    7.625%
6034490   10.250%   10/01/1996   09/01/2026   $    537.66   09/01/1996    $    60,000.00    $    60,000.00   09/01/1998    6.700%
6034508    9.875%   09/01/1996   08/01/2026   $    833.61   09/01/1996    $    96,000.00    $    95,956.39   02/01/1997    5.950%
6034516    9.990%   09/01/1996   08/01/2026   $  1,157.42   08/01/1996    $   132,000.00    $   132,000.00   08/01/1998    5.950%
6034524    9.250%   09/01/1996   08/01/2026   $    882.32   08/01/1996    $   107,250.00    $   107,250.00   08/01/1998    6.250%
6034532   12.125%   09/01/1996   08/01/2026   $  1,109.62   08/01/1996    $   106,875.00    $   106,875.00   08/01/1998    7.500%
6034573    9.500%   09/01/1996   08/01/2026   $  1,883.51   08/01/1996    $   224,000.00    $   224,000.00   08/01/1998    5.750%
6034607    9.750%   09/01/1996   08/01/2026   $  3,952.11   08/01/1996    $   460,000.00    $   460,000.00   08/01/1998    5.950%
6034623   11.000%   10/01/1996   09/01/2026   $  1,471.34   09/01/1996    $   154,500.00    $   154,500.00   09/01/1998    7.500%
6034649   10.500%   10/01/1996   09/01/2026   $  1,170.87   09/01/1996    $   128,000.00    $   128,000.00   09/01/1998    6.750%
6034664   10.250%   10/01/1996   09/01/2026   $  1,545.77   09/01/1996    $   172,500.00    $   172,500.00   09/01/1998    6.500%
6034672   10.750%   10/01/1996   09/01/2026   $  1,437.56   09/01/1996    $   154,000.00    $   154,000.00   03/01/1997    7.875%
6034680   11.000%   09/01/1996   08/01/2026   $    871.38   08/01/1996    $    91,500.00    $    91,500.00   08/01/1998    7.500%
6034714   10.500%   10/01/1996   09/01/2026   $    878.15   09/01/1996    $    96,000.00    $    96,000.00   09/01/1998    5.950%
6034748    7.990%   09/01/1996   08/01/2026   $    753.59   09/01/1996    $   102,800.00    $   102,730.89   02/01/1997    5.100%
6034755   12.250%   10/01/1996   09/01/2026   $  1,017.77   09/01/1996    $    97,125.00    $    97,125.00   09/01/1998    7.500%
6034771    8.990%   10/01/1996   09/01/2026   $    675.28   09/01/1996    $    84,000.00    $    84,000.00   09/01/1998    5.750%
6034789   10.500%   10/01/1996   09/01/2026   $  1,577.93   09/01/1996    $   172,500.00    $   172,500.00   09/01/1998    6.750%
6034797   12.375%   10/01/1996   09/01/2026   $  1,369.55   09/01/1996    $   129,500.00    $   129,500.00   09/01/1998    7.950%
6034821    9.875%   10/01/1996   09/01/2026   $    586.14   09/01/1996    $    67,500.00    $    67,500.00   09/01/1998    6.125%
6034862    8.990%   10/01/1996   09/01/2026   $    742.81   09/01/1996    $    92,400.00    $    92,400.00   03/01/1997    6.950%
6034888   10.000%   10/01/1996   09/01/2026   $  1,879.76   09/01/1996    $   214,200.00    $   214,200.00   09/01/1998    6.100%
6034896   11.000%   10/01/1996   09/01/2026   $    952.32   09/01/1996    $   100,000.00    $   100,000.00   09/01/1998    7.500%
6034920   12.250%   10/01/1996   09/01/2026   $    806.15   09/01/1996    $    76,930.00    $    76,930.00   09/01/1998    7.250%
6034938   11.500%   10/01/1996   09/01/2026   $    564.47   09/01/1996    $    57,000.00    $    57,000.00   09/01/1998    7.500%
6034979    9.125%   10/01/1996   09/01/2026   $    634.63   09/01/1996    $    78,000.00    $    78,000.00   09/01/1998    6.125%
6035000   10.625%   10/01/1996   09/01/2026   $  1,628.72   09/01/1996    $   176,250.00    $   176,250.00   09/01/1998    6.500%
6035034    9.750%   10/01/1996   09/01/2026   $    872.04   09/01/1996    $   101,500.00    $   101,500.00   09/01/1998    5.950%
6035067   10.740%   10/01/1996   09/01/2026   $    842.25   09/01/1996    $    90,300.00    $    90,300.00   09/01/1998    6.700%
6035083   12.750%   10/01/1996   09/01/2026   $    812.30   09/01/1996    $    74,750.00    $    74,750.00   09/01/1998    8.250%
6035091    9.990%   10/01/1996   09/01/2026   $  1,315.25   09/01/1996    $   150,000.00    $   150,000.00   09/01/1998    6.500%
6035158    8.000%   10/01/1996   09/01/2026   $  1,130.00   09/01/1996    $   154,000.00    $   154,000.00   03/01/1997    5.000%
6035174   10.000%   10/01/1996   09/01/2026   $    631.85   09/01/1996    $    72,000.00    $    72,000.00   09/01/1998    7.000%
6035182    9.625%   10/01/1996   09/01/2026   $  2,269.47   09/01/1996    $   267,000.00    $   267,000.00   09/01/1998    6.000%
6035224    7.700%   10/01/1996   09/01/2026   $    758.05   09/01/1996    $   106,325.00    $   106,325.00   09/01/1998    5.000%
6035232    9.500%   10/01/1996   09/01/2026   $    598.69   09/01/1996    $    71,200.00    $    71,200.00   09/01/1998    5.750%
6035240    8.250%   10/01/1996   09/01/2026   $    873.35   09/01/1996    $   116,250.00    $   116,250.00   03/01/1997    6.200%
6035265   10.500%   10/01/1996   09/01/2026   $    617.45   09/01/1996    $    67,500.00    $    67,500.00   09/01/1998    7.500%
6035281   10.750%   10/01/1996   09/01/2026   $    273.04   09/01/1996    $    29,250.00    $    29,250.00   09/01/1998    6.950%
6035299   11.750%   10/01/1996   09/01/2026   $    863.05   09/01/1996    $    85,500.00    $    85,500.00   09/01/1998    6.950%
6035323   10.500%   10/01/1996   09/01/2026   $  1,416.02   09/01/1996    $   154,800.00    $   154,800.00   03/01/1997    7.500%
6035331    8.500%   10/01/1996   09/01/2026   $    778.52   09/01/1996    $   101,250.00    $   101,250.00   03/01/1997    5.625%
6035356   12.250%   10/01/1996   09/01/2026   $    880.23   09/01/1996    $    84,000.00    $    84,000.00   09/01/1998    7.250%
6035372    9.250%   10/01/1996   09/01/2026   $    614.95   09/01/1996    $    74,750.00    $    74,750.00   03/01/1997    6.370%
6035406   10.750%   10/01/1996   09/01/2026   $    595.09   09/01/1996    $    63,750.00    $    63,750.00   09/01/1998    5.950%
6035422   10.875%   10/01/1996   09/01/2026   $    858.03   09/01/1996    $    91,000.00    $    91,000.00   09/01/1998    7.500%
6035430   12.500%   10/01/1996   09/01/2026   $  1,590.21   09/01/1996    $   149,000.00    $   149,000.00   09/01/1998    7.700%
6035448   12.500%   10/01/1996   09/01/2026   $    326.58   09/01/1996    $    30,600.00    $    30,600.00   09/01/1998    6.950%
6035455    8.990%   10/01/1996   09/01/2026   $  1,366.64   09/01/1996    $   170,000.00    $   170,000.00   09/01/1998    5.750%
6035463    9.990%   10/01/1996   09/01/2026   $  1,031.16   09/01/1996    $   117,600.00    $   117,600.00   09/01/1998    7.250%
6035471   10.750%   10/01/1996   09/01/2026   $    424.73   09/01/1996    $    45,500.00    $    45,500.00   09/01/1998    7.450%
6035489    8.990%   10/01/1996   09/01/2026   $  1,093.31   09/01/1996    $   136,000.00    $   136,000.00   03/01/1997    5.750%
6035497    8.500%   10/01/1996   09/01/2026   $    906.40   09/01/1996    $   117,880.00    $   117,880.00   03/01/1997    5.500%
6035505    9.990%   10/01/1996   09/01/2026   $  2,071.52   09/01/1996    $   236,250.00    $   236,250.00   09/01/1998    6.250%
6035539    7.250%   10/01/1996   09/01/2026   $  1,071.02   09/01/1996    $   157,000.00    $   157,000.00   03/01/1997    5.375%
6035554    9.500%   10/01/1996   09/01/2026   $  2,837.88   09/01/1996    $   337,500.00    $   337,500.00   03/01/1997    6.500%
6035562   11.375%   10/01/1996   09/01/2026   $  1,434.37   09/01/1996    $   146,250.00    $   146,250.00   09/01/1998    6.700%
6035570   10.875%   08/01/1996   07/01/2026   $    433.73   08/01/1996    $    46,000.00    $    45,983.15   01/01/1997    6.500%
6035588   11.500%   10/01/1996   09/01/2026   $  2,228.16   09/01/1996    $   225,000.00    $   225,000.00   09/01/1998    7.500%
6035596    9.990%   10/01/1996   09/01/2026   $  1,578.30   09/01/1996    $   180,000.00    $   180,000.00   09/01/1998    6.250%
6035604   12.750%   10/01/1996   09/01/2026   $  1,462.15   09/01/1996    $   134,550.00    $   134,550.00   09/01/1998    8.250%

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                          (Adjustable Rate Mortgages)

 (i)               (ii)                               (iii)                    (iv)         (v)         (vi)    (vii)     (viii)
                                                                                                                Stated
                Mortgagor's                          Property                                         Original Remaining  Loan-to-
Loan    --------------------------   ---------------------------------------   Owner      Property    Term to   Term to    Value
Number     Last Name    First Name         Street Address         State  Zip  Occupied      Type      Maturity  Maturity   Ratio
------     ---------    ----------         --------------         -----  ---  --------      ----      --------  --------   -----
6035612 Kelly           Todd         547 East 800 North             UT  84404    Yes    Single Family    360       360     83.33%
6035653 Alston          Sharon       9353 Northeast Viewcrest A     WA  98110    Yes    Single Family    360       360     76.00%
6035661 Carl            Timothy      6920 Southeast Booth Bend      OR  97128    Yes    Single Family    360       360     52.60%
6035679 Cronin  Jr.     Paul         27297 Buccaneer Drive          FL  33923    Yes    Single Family    360       360     75.00%
6035695 Johnson         Melinda      8108 Southeast Malden Stre     OR  97206    Yes    Single Family    360       360     80.00%
6035703 Jones           Glen         855 Montego Bay Dr.            FL  32953    Yes    Single Family    360       360     75.00%
6035729 Nath            Arvind       3520 North Houghton Street     OR  97217    Yes    Single Family    360       360     70.00%
6035737 Rose            Lyman        433 E. Wyandotte Avenue        UT  84070    Yes    Single Family    360       360     70.00%
6035778 Walsh           William      4210 Connecticut               IN  46408     No    Single Family    360       360     65.00%
6035786 Blackburn       Richard      304 East Milton Avenue         UT  84115    Yes    Single Family    360       360     75.00%
6035836 Ferreira        Leonel       801 North F Street             CA  93274    Yes    Single Family    360       360     75.00%
6035844 Mondrut         Nicholas     1215 Southeast Haig #A  B      OR  97202    Yes    3 Family Unit    360       360     75.00%
6035851 Mosley Jr.      Irvin        2519-2521 South Harcourt A     CA  90016     No    2 Family Unit    360       360     50.70%
6035877 Torres          James        5339 South Trident Circle      UT  84118    Yes    Single Family    360       360     85.00%
6035935 Gillas          Kenneth      13006 South Main Street        CA  90061    Yes    Single Family    360       360     75.00%
6035950 Hemingway       Bonnie       8 Crystalglen                  CA  92656    Yes    Single Family    360       360     90.00%
6035968 Livesay         William      26651 Montclair Drive          CA  92544    Yes    Single Family    360       360     70.00%
6036040 Williams        Violet       681 Mountain View Street       CA  91001    Yes    Single Family    360       360     59.80%
6036057 Allemang        Alan         295 Knapp Lane                 OR  97404    Yes    Single Family    360       360     56.25%
6036099 Banda           Reynaldo     11851  Arroyo  Avenue          CA  92705    Yes    Single Family    360       360     70.00%
6036123 Burrell         Uyless       319 East 105Th Street          CA  90003    Yes    Single Family    360       360     47.83%
6036149 Gehrum          Carol        1218 W. Kingsdale Drive        CA  91720    Yes    Single Family    360       360     75.00%
6036248 Mayfield        William      1864 West 7Th Street           CA  92411    Yes    Single Family    360       360     51.96%
6036289 Schoeny         Jasmine      11507 Kittridge Street         CA  91606    Yes    Single Family    360       360     75.00%
6036297 Shaw            Antonis      1327 York Avenue               CA  91740    Yes    Single Family    360       360     73.58%
6036487 Wiegand         Denise       16359 Northwest Lyndel Lan     OR  97006    Yes    Single Family    360       360     80.00%
6116479 Borio           Anthony      964 Larrabee Street #104       CA  90069    Yes     Condominium     360       354     74.63%
6116552 Bennison Jr.    William      6801 E. Grandview              WA  98404    Yes    Single Family    360       357     80.00%
6116560 Cramer          Spencer      341 Pascack Road               NY  10977    Yes    Single Family    360       356     81.36%
6116578 Darcy           Brian        428 Salisbury Street           NC  27028    Yes    Single Family    360       358     45.80%
6116586 Galvez, Jr.     Galo         7860 Spinel Avenue             CA  91730    Yes    Single Family    360       357     85.00%
6116602 Gilbert         John         4817 San Feliciano Dr.         CA  91364    Yes    Single Family    360       357     84.42%
6116610 Greenler        Francis      350 Dancer Ave. 1              CA  93455    Yes    Single Family    360       358     75.00%
6116628 Grey            Courtney     36 Valentine Street            MA  02139    Yes      Townhouse      360       357     80.00%
6116636 Harter          David        201 A Otay Valley Rd. 1        CA  91911     No     Condominium     360       358     70.00%
6116644 Hull            Virgil       3115 Dufort Road               ID  83860    Yes    Single Family    360       358     70.79%
6116651 Illa            Roberto      41 Little Creek Rd. 1          CA  95966    Yes    Single Family    360       358     85.00%
6116669 Jones           Ralph        121 Beech Street               MA  01040     No    Single Family    360       358     76.06%
6116677 Knudson         Linda        100 Bradford Rd                MA  02172    Yes    Single Family    360       358     58.70%
6116685 Le              Phuong       426 - 428 26Th St. 2           CA  94612     No    Single Family    360       358     70.00%
6116693 Mc Elroy        Roger        4225 S. Bellaire Circle 1      CO  80110    Yes    Single Family    360       357     80.00%
6116701 Nelson          Hester       1843 N. Mentone Ave            CA  91103    Yes    Single Family    360       357     65.00%
6116719 Olivares        Abel         116 N. Soto Street             CA  90033     No    Single Family    360       358     69.70%
6116727 Palmer          Anastazija   606 Getchell St. 1             OR  97101    Yes    Single Family    360       358     75.00%
6116735 Rivers          Pamela       1008 Meredith Street           NC  27260    Yes    Single Family    360       358     65.00%
6116743 Salinas         Abel         3124 Estado Street             CA  91107    Yes    Single Family    360       357     75.00%
6116768 Shuppara        Timmie       2520 West Main Street          IL  62522    Yes    Single Family    360       357     80.00%
6116776 Stanley, Jr.    Furman       11098 Hart Ln. N.E. 1          WA  98110    Yes    Single Family    360       356     80.00%
6116784 Stanton         Douglas      3207 & 3209 64Th Ave. 2        CA  94605    Yes    Single Family    360       357     38.14%
6116792 Tanno           Nicholas     2981 Bel Air Drive 1           NV  89109    Yes    Single Family    360       358     80.00%
6116800 Thomas          Stacyjohn    22-24 Park Street              MA  01970    Yes    Single Family    360       358     80.00%
6116859 Rich            Craig        131 Church Street              NJ  07005    Yes    Single Family    360       358     70.00%
6116875 Kyritsis        Theavronia   528 Morris Avenue              NJ  07901     No    Single Family    360       357     72.00%
6116883 Kyritsis        Theavronia   9 Aubrey Street                NJ  07091     No    Single Family    360       357     72.00%
6116891 Kyritsis        Theavronia   12 Aubrey Street               NJ  07901     No    Single Family    360       357     72.00%
6116909 Geneve          Ceniceros    1516 Palmetto Ave. 1           CA  91761    Yes    Single Family    360       358     86.73%
6116917 Coleman         Stephen      146 South Hill Drive           GA  31763    Yes    Single Family    360       358     84.97%
6116925 Daugherty       Irwin        4407 E. Villa Theresa 1        AZ  85030    Yes    Single Family    360       358     80.00%
6116933 Johnson Ii      James        2813 Paloma                    CA  95356    Yes    Single Family    360       358     75.00%
6116958 Karnsouvong     Chris        464 Heather Dr. 1              CA  94806    Yes    Single Family    360       358     80.00%
6116966 Keener          James        2965 Carmen Court 1            CA  91320    Yes    Single Family    360       358     80.00%
6116974 Laliberte       Edmond       2249 Wingler Place             CO  80601    Yes    Single Family    360       358     78.76%
6116982 Reed            Geraldine    4665 South Quail Vista Lan     UT  84117     No     Condominium     360       358     65.00%
6117006 Ruckman         Terry        2825 Beechwood Street          CO  81506    Yes    Single Family    360       358     76.17%
6117022 Salem           Joe          5415 North Sheridan Road 2     IL  60640    Yes     Condominium     360       358     70.00%
6117030 Shears          Steven       10612 East 28Th Terrace        MO  64052    Yes    Single Family    360       358     85.00%
6117048 Shinn           Paul         6519 Clubhouse Dr. 1           CA  95667    Yes    Single Family    360       358     75.00%


 (i)       (ix)        (x)          (xi)         (xii)       (xiii)           (xiv)              (xv)          (xvi)      (xvii)
         Scheduled                             Scheduled
         Mortgage     First        Stated      Principal                     Original          Scheduled     Next Rate
Loan     Interest    Payment      Maturity     & Interest    Paid to         Principal         Principal     Adjustment    Gross
Number     Rate      Due Date       Date        Payment       Date            Balance           Balance         Date       Margin
------     ----      --------       ----        -------       ----            -------           -------         ----       ------
6035612    9.750%   10/01/1996   09/01/2026   $    687.32   09/01/1996    $    80,000.00    $    80,000.00   09/01/1998    5.750%
6035653   11.250%   10/01/1996   09/01/2026   $  1,749.44   09/01/1996    $   180,120.00    $   180,120.00   09/01/1998    3.000%
6035661   10.250%   10/01/1996   09/01/2026   $  1,041.72   09/01/1996    $   116,250.00    $   116,250.00   09/01/1998    7.250%
6035679   11.250%   10/01/1996   09/01/2026   $    990.69   09/01/1996    $   102,000.00    $   102,000.00   09/01/1998    7.500%
6035695    9.750%   10/01/1996   09/01/2026   $    652.96   09/01/1996    $    76,000.00    $    76,000.00   09/01/1998    5.750%
6035703   10.990%   10/01/1996   09/01/2026   $    613.76   09/01/1996    $    64,500.00    $    64,500.00   09/01/1998    6.700%
6035729    9.250%   10/01/1996   09/01/2026   $    483.73   09/01/1996    $    58,800.00    $    58,800.00   09/01/1998    6.250%
6035737    9.500%   10/01/1996   09/01/2026   $    871.12   09/01/1996    $   103,600.00    $   103,600.00   09/01/1998    5.750%
6035778   12.490%   10/01/1996   09/01/2026   $    402.06   09/01/1996    $    37,700.00    $    37,700.00   09/01/1998    8.250%
6035786   10.750%   10/01/1996   09/01/2026   $    595.09   09/01/1996    $    63,750.00    $    63,750.00   09/01/1998    6.750%
6035836    9.000%   10/01/1996   09/01/2026   $    482.77   09/01/1996    $    60,000.00    $    60,000.00   03/01/1997    6.000%
6035844    8.750%   10/01/1996   09/01/2026   $  1,209.55   09/01/1996    $   153,750.00    $   153,750.00   03/01/1997    6.200%
6035851   10.000%   10/01/1996   09/01/2026   $    631.85   09/01/1996    $    72,000.00    $    72,000.00   09/01/1998    6.200%
6035877   10.250%   10/01/1996   09/01/2026   $    723.60   09/01/1996    $    80,750.00    $    80,750.00   09/01/1998    5.950%
6035935    9.990%   10/01/1996   09/01/2026   $    887.79   09/01/1996    $   101,250.00    $   101,250.00   09/01/1998    6.250%
6035950   10.500%   10/01/1996   09/01/2026   $  2,510.96   09/01/1996    $   274,500.00    $   274,500.00   09/01/1998    6.500%
6035968   11.250%   10/01/1996   09/01/2026   $    503.11   09/01/1996    $    51,800.00    $    51,800.00   09/01/1998    6.950%
6036040   12.750%   10/01/1996   09/01/2026   $    955.20   09/01/1996    $    87,900.00    $    87,900.00   09/01/1998    8.250%
6036057    9.750%   10/01/1996   09/01/2026   $    386.62   09/01/1996    $    45,000.00    $    45,000.00   09/01/1998    6.750%
6036099    8.990%   10/01/1996   09/01/2026   $  2,757.39   09/01/1996    $   343,000.00    $   343,000.00   09/01/1998    5.950%
6036123    8.500%   10/01/1996   09/01/2026   $    422.90   09/01/1996    $    55,000.00    $    55,000.00   09/01/1998    5.800%
6036149    8.000%   10/01/1996   09/01/2026   $    897.03   09/01/1996    $   122,250.00    $   122,250.00   03/01/1997    4.750%
6036248    9.750%   10/01/1996   09/01/2026   $    455.35   09/01/1996    $    53,000.00    $    53,000.00   09/01/1998    6.750%
6036289    7.500%   10/01/1996   09/01/2026   $    634.54   09/01/1996    $    90,750.00    $    90,750.00   03/01/1997    5.450%
6036297    8.375%   10/01/1996   09/01/2026   $    984.29   09/01/1996    $   129,500.00    $   129,500.00   09/01/1998    5.650%
6036487    9.990%   10/01/1996   09/01/2026   $  1,045.18   09/01/1996    $   119,200.00    $   119,200.00   09/01/1998    6.250%
6116479   10.750%   04/01/1996   03/01/2026   $    466.75   07/01/1996    $    50,000.00    $    49,923.66   03/01/1998    7.125%
6116552    9.625%   07/01/1996   06/01/2026   $    849.99   08/01/1996    $   100,000.00    $    99,903.80   06/01/1998    6.000%
6116560    9.990%   06/01/1996   05/01/2026   $  2,104.40   07/01/1996    $   240,000.00    $   239,786.31   05/01/1998    6.125%
6116578   10.365%   08/01/1996   07/01/2026   $    542.80   08/01/1996    $    60,000.00    $    59,975.45   07/01/1998    6.250%
6116586   10.250%   07/01/1996   06/01/2026   $  1,066.37   07/01/1996    $   119,000.00    $   118,916.46   06/01/1998    6.500%
6116602    9.500%   07/01/1996   06/01/2026   $  2,732.78   08/01/1996    $   325,000.00    $   324,679.01   06/01/1998    5.750%
6116610    8.250%   08/01/1996   07/01/2026   $    919.34   07/01/1996    $   111,750.00    $   111,750.00   01/01/1997    5.990%
6116628    9.500%   07/01/1996   06/01/2026   $  1,076.30   08/01/1996    $   128,000.00    $   127,846.53   06/01/1998    5.625%
6116636    9.900%   08/01/1996   07/01/2026   $    517.76   08/01/1996    $    59,500.00    $    59,481.81   07/01/1998    5.750%
6116644   10.875%   08/01/1996   07/01/2026   $    847.66   08/01/1996    $    89,900.00    $    89,867.06   07/01/1998    5.750%
6116651   10.250%   08/01/1996   07/01/2026   $  1,850.90   07/01/1996    $   206,550.00    $   206,550.00   07/01/1998    6.500%
6116669   11.115%   08/01/1996   07/01/2026   $    343.57   07/01/1996    $    35,750.00    $    35,750.00   07/01/1998    7.250%
6116677    8.875%   08/01/1996   07/01/2026   $  1,288.95   07/01/1996    $   162,000.00    $   162,000.00   07/01/1998    5.000%
6116685    9.750%   08/01/1996   07/01/2026   $  1,593.74   08/01/1996    $   185,500.00    $   185,413.45   07/01/1998    5.750%
6116693    8.490%   07/01/1996   06/01/2026   $  3,318.65   08/01/1996    $   432,000.00    $   431,473.64   06/01/1998    3.750%
6116701   10.250%   07/01/1996   06/01/2026   $    891.18   08/01/1996    $    99,450.00    $    99,366.40   12/01/1996    6.250%
6116719   10.990%   08/01/1996   07/01/2026   $  1,094.31   08/01/1996    $   115,000.00    $   114,958.91   07/01/1998    7.000%
6116727   11.375%   08/01/1996   07/01/2026   $    553.16   08/01/1996    $    56,400.00    $    56,381.47   07/01/1998    7.000%
6116735    9.865%   08/01/1996   07/01/2026   $    242.50   09/01/1996    $    27,950.00    $    27,924.44   07/01/1998    5.750%
6116743    8.250%   07/01/1996   06/01/2026   $    760.66   07/01/1996    $   108,750.00    $   108,737.00   12/01/1996    5.875%
6116768    9.000%   07/01/1996   06/01/2026   $    263.92   07/01/1996    $    32,800.00    $    32,782.08   12/01/1996    6.000%
6116776    9.875%   06/01/1996   05/01/2026   $  2,320.23   07/01/1996    $   267,200.00    $   266,956.20   05/01/1998    6.250%
6116784    8.650%   07/01/1996   06/01/2026   $    383.55   09/01/1996    $    49,200.00    $    49,112.67   12/01/1996    5.500%
6116792   11.240%   08/01/1996   07/01/2026   $  2,329.21   09/01/1996    $   240,000.00    $   239,918.79   07/01/1998    7.000%
6116800   11.375%   08/01/1996   07/01/2026   $    564.93   07/01/1996    $    57,600.00    $    57,600.00   07/01/1998    7.250%
6116859   10.875%   08/01/1996   07/01/2026   $  1,280.45   08/01/1996    $   135,800.00    $   135,750.24   07/01/1998    6.750%
6116875   11.115%   07/01/1996   06/01/2026   $  1,729.85   08/01/1996    $   180,000.00    $   179,874.22   06/01/1998    7.000%
6116883   11.115%   07/01/1996   06/01/2026   $  1,556.86   08/01/1996    $   162,000.00    $   161,886.81   06/01/1998    7.000%
6116891   11.115%   07/01/1996   06/01/2026   $  2,075.81   08/01/1996    $   216,000.00    $   215,849.08   06/01/1998    7.000%
6116909    9.750%   08/01/1996   07/01/2026   $  1,095.43   07/01/1996    $   127,500.00    $   127,500.00   07/01/1998    6.000%
6116917   10.625%   08/01/1996   07/01/2026   $    898.23   08/01/1996    $    97,200.00    $    97,162.40   07/01/1998    7.000%
6116925   10.625%   08/01/1996   07/01/2026   $    820.60   08/01/1996    $    88,800.00    $    88,765.65   07/01/1998    6.500%
6116933   11.625%   08/01/1996   07/01/2026   $  1,312.29   08/01/1996    $   131,250.00    $   131,209.19   07/01/1998    6.000%
6116958    9.500%   08/01/1996   07/01/2026   $    787.04   08/01/1996    $    93,600.00    $    93,553.96   07/01/1998    5.500%
6116966    9.990%   08/01/1996   07/01/2026   $  1,297.72   07/01/1996    $   148,000.00    $   148,000.00   07/01/1998    6.250%
6116974    7.990%   08/01/1996   07/01/2026   $    862.09   08/01/1996    $   117,600.00    $   117,520.93   01/01/1997    6.625%
6116982   11.250%   08/01/1996   07/01/2026   $    413.52   07/01/1996    $    42,575.00    $    42,575.00   07/01/1998    7.000%
6117006   10.125%   08/01/1996   07/01/2026   $    877.96   07/01/1996    $    99,000.00    $    99,000.00   07/01/1998    6.500%
6117022   10.875%   08/01/1996   07/01/2026   $    297.02   07/01/1996    $    31,500.00    $    31,500.00   07/01/1998    6.500%
6117030   10.875%   08/01/1996   07/01/2026   $    480.88   07/01/1996    $    51,000.00    $    51,000.00   07/01/1998    7.000%
6117048    9.875%   08/01/1996   07/01/2026   $    905.26   07/01/1996    $   104,250.00    $   104,250.00   07/01/1998    5.250%

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                          (Adjustable Rate Mortgages)

 (i)               (ii)                               (iii)                    (iv)         (v)         (vi)    (vii)     (viii)
                                                                                                                Stated
                Mortgagor's                          Property                                         Original Remaining  Loan-to-
Loan    --------------------------   ---------------------------------------   Owner      Property    Term to   Term to    Value
Number     Last Name    First Name         Street Address         State  Zip  Occupied      Type      Maturity  Maturity   Ratio
------     ---------    ----------         --------------         -----  ---  --------      ----      --------  --------   -----
6117055 Simmons         John         629 S. Gertuda Ave. 1          CA  90277    Yes    Single Family    360       358     43.10%
6117063 Snow            Lawrence     7215 Margaret Avenue           VA  23228     No    Single Family    360       358     63.06%
6117071 Sylvia          Arthur       14451 Fruitvale Ave            CA  95070    Yes    Single Family    360       358     71.74%
6117089 Taylor          Sally        1223 W. 69Th Street            CA  90044    Yes    Single Family    360       358     83.71%
6117097 Tiggelaar       John         17115 Oketo Avenue             IL  60477    Yes    Single Family    360       358     70.00%
6117105 Trubica         David        611 Porter Lane                NC  27284    Yes    Single Family    360       358     84.89%
6117113 Washington      Wayne        718 Wirt St Sw                 VA  22075    Yes    Single Family    360       358     75.00%
6117121 Watson          Barbara      10 Everette Street             MA  02346    Yes    Single Family    360       358     80.00%
6117139 Zorzoli         Alex         19903 E. Rambling Rd. 1        CA  91724    Yes    Single Family    360       358     83.90%
6117147 Boedicker       Charles      1080 Andean Place              IL  60035    Yes    Single Family    360       358     75.00%
6117154 Farr            Jeff         24086 Canyon Lake Drive No     CA  92587    Yes    Single Family    360       358     85.00%
6117162 Gordon          Larry        213 Country Club Drive         UT  84074     No    Single Family    360       358     54.83%
6117196 Herbert         Gina         13067-69 Venice Blvd           CA  90066     No    Single Family    360       358     70.00%
6117204 Levine          Michael      2033 N. Ave. 52 1              CA  90042    Yes    Single Family    360       358     75.00%
6117212 Mata            Richard      1006 N. Conyer Dr. 1           CA  93291     No    Single Family    360       358     70.00%
6117238 Morris          Lauryl       3270 Tulipwood Lane            CA  95132    Yes    Single Family    360       358     75.00%
6117246 Naughton        John         246 Linden Avenue              IL  60091    Yes    Single Family    360       358     58.47%
6117253 Presby          Tania        1385 Miller Place              CA  90069    Yes    Single Family    360       358     70.00%
6117279 Russell         Rodney       5335 Cottonwood Club Circl     UT  84117    Yes    Single Family    360       358     37.23%
6117287 Sanchez         Jose         5915 Wilkinson Ave. 1          CA  91607    Yes    Single Family    360       358     70.20%
6117295 Whitman         Richard      21 Harmony Drive               RI  02909    Yes    Single Family    360       358     85.00%
6117303 Maldonado       Albert       4851 Barkwood Ln               CA  95682    Yes    Single Family    360       358     80.00%
6117360 Danino          Ana          1131 E. Liberty Shores Dr.     AZ  85234    Yes    Single Family    360       358     70.00%
6117378 Downs           Genoria      10949 South Hobart Blvd.       CA  90746     No    Single Family    360       358     80.00%
6117386 Ewing           Grant        One Ash Street                 MA  02554    Yes    Single Family    360       358     81.32%
6117394 Licciardone     Joseph       706 Pioneer 1                  UT  84074    Yes    Single Family    360       358     68.05%
6117402 Lisowski        Stephen      100 West 274 South             UT  84761    Yes    Single Family    360       358     65.00%
6117410 Majdanski       Richard      10031 E. Desert Cove Avenu     AZ  85260    Yes    Single Family    360       358     80.00%
6117428 Nilles          Joanne       232 Lexington Avenue           IL  60440    Yes    Single Family    360       358     80.00%
6117436 Dawson          Brian        12 Shady Avenue                MA  01880    Yes    Single Family    360       358     80.00%
6117444 Digiacomo       Robert       16555 S. Creekside Dr. 1       CA  95370    Yes    Single Family    360       358     80.00%
6117451 Fitzgibbons     James        1060 Windsong Lane             FL  34242    Yes    Single Family    360       358     70.00%
6117469 Gasaway         Gregory      3583 North Dove Drive          IL  62526    Yes    Single Family    360       358     80.00%
6117477 Mc Creedy       John         1750 South Windsor Street      UT  84105    Yes    Single Family    360       358     77.60%
6117485 Monson          Andrew       Tbd                            CA  91322    Yes    Single Family    360       359     85.00%
6117493 Nelson          Susan        16212 Apple Lane 4             IL  60477    Yes     Condominium     360       358     80.00%
6117501 Podjasek        Kathleen     929 Waterford Lane             IL  60007    Yes     Condominium     360       358     18.41%
6117519 Pollard         Kevin        2631 W. Donna Circle 1         UT  84084    Yes    Single Family    360       358     68.90%
6117527 Sewell          Mathew       15314 Oak Street               IL  60419    Yes    Single Family    360       359     85.00%
6117535 Van Harten      Yolanda      2862 Allesandro Street         CA  90039     No    Single Family    360       358     58.84%
6117543 Williamson      Henry        1372-1 E. 134Th St. 2          OH  44112     No    Single Family    360       358     69.91%
6117550 Abdullah        Rhonda       520 Julie Road                 IL  60440    Yes         PUD         360       358     80.00%
6117568 Botti           Jospeh       14 Wood Street                 MA  01748    Yes    Single Family    360       358     80.00%
6117576 Cabrera         Josefina     173 Belair Street              MA  02401     No    Single Family    360       358     80.00%
6117584 Casey           Christophe   134 East Atteridge             IL  60045    Yes    Single Family    360       358     85.00%
6117592 Gilbert         John         102 Ascot Drive                NJ  07728    Yes    Single Family    360       358     80.00%
6117600 Hernandez       Jaime        1779 W. Meaddow Hills Dr.      AZ  85621    Yes    Single Family    360       358     80.00%
6117626 Johnson         Sally        1535 E. Knox Rd. 1             AZ  85284    Yes    Single Family    360       358     75.00%
6117634 Jones           Kenneth      1315 Thompson Drive            NC  28025    Yes    Single Family    360       358     65.00%
6117642 Lieberman       Philip       10 Cantinela                   CA  92673     No    Single Family    360       358     70.00%
6117659 Medina          Jeff         626 North 800 West             UT  84116    Yes    Single Family    360       358     74.38%
6117667 Mello           Thomas       927 Bartlett Street            MA  02745    Yes    Single Family    360       358     80.00%
6117675 Sciarrino       Pete         5155 W. Tropicana Avenue #     NV  89103    Yes     Condominium     360       358     80.00%
6117683 Szymczyk        Susan        7036 Surrey Drive              GA  30189    Yes    Single Family    360       358     59.84%
6117691 Talmadge        James        83-85 North 11Th Street        NJ  07107    Yes    Single Family    360       359     80.00%
6117709 Daley           Michael      86 Batchelder Avenue           NH  03103    Yes    Single Family    360       358     80.00%
6117725 Kramer          Terence      9240 E. Hillery Way 1          AZ  85258    Yes    Single Family    360       358     75.00%
6117733 Bayer           Veronica     16601 Nordoff St.              CA  91343    Yes    Single Family    360       357     64.04%
6117741 Brown           Robert       457 E. Blaine Ave.(1730 S.     UT  84115    Yes    Single Family    360       358     85.00%
6117758 Messersmith     Eric         912 Glenwood Dr. 1             CA  94123     No    Single Family    360       358     80.00%
6117774 Rawdon          Kenneth      6725 Hudson Cemetary Rd. 1     TX  76063    Yes    Single Family    360       358     75.00%
6117782 Bivens          Sandra       2216 E. 18Th Street            WA  98661    Yes    Single Family    360       358     73.17%
6117790 Black           Steven       537 E. Wabash                  WA  99203     No    Single Family    360       358     65.00%
6117808 Hawkes          George       1703 22Nd Ave. 00              OR  97116    Yes    Single Family    360       358     52.91%
6117816 Black           Steven       1811 W. Riverside              WA  99203     No    Single Family    360       358     60.00%
6117824 Black           Steven       3118 W. 5Th Ave                WA  99203     No    Single Family    360       358     60.00%
6117832 Edwards         Jeffrey      24 Oak Tree Boulevard          WV  25420    Yes    Single Family    360       359     83.93%


 (i)       (ix)        (x)          (xi)         (xii)       (xiii)           (xiv)              (xv)          (xvi)      (xvii)
         Scheduled                             Scheduled
         Mortgage     First        Stated      Principal                     Original          Scheduled     Next Rate
Loan     Interest    Payment      Maturity     & Interest    Paid to         Principal         Principal     Adjustment    Gross
Number     Rate      Due Date       Date        Payment       Date            Balance           Balance         Date       Margin
------     ----      --------       ----        -------       ----            -------           -------         ----       ------
6117055    9.490%   08/01/1996   07/01/2026   $  1,050.16   08/01/1996    $   125,000.00    $   124,938.38   07/01/1998    5.500%
6117063   11.000%   08/01/1996   07/01/2026   $    333.32   07/01/1996    $    35,000.00    $    35,000.00   07/01/1998    6.750%
6117071    9.500%   08/01/1996   07/01/2026   $  4,162.23   08/01/1996    $   495,000.00    $   494,756.52   07/01/1998    5.500%
6117089   10.375%   08/01/1996   07/01/2026   $  1,061.14   07/01/1996    $   117,200.00    $   117,200.00   07/01/1998    6.750%
6117097    9.500%   08/01/1996   07/01/2026   $  1,088.91   08/01/1996    $   129,500.00    $   129,436.30   07/01/1998    5.500%
6117105    8.750%   08/01/1996   07/01/2026   $    684.43   08/01/1996    $    87,000.00    $    86,949.95   01/01/1997    6.250%
6117113    7.250%   08/01/1996   07/01/2026   $    796.18   08/01/1996    $    93,750.00    $    93,520.23   07/01/1998    5.750%
6117121   10.365%   08/01/1996   07/01/2026   $    940.85   08/01/1996    $   104,000.00    $   103,957.45   07/01/1998    6.250%
6117139    9.990%   08/01/1996   07/01/2026   $  1,508.16   07/01/1996    $   172,000.00    $   172,000.00   07/01/1998    6.000%
6117147    9.750%   08/01/1996   07/01/2026   $  1,520.71   08/01/1996    $   177,000.00    $   176,917.42   01/01/1997    6.250%
6117154   10.500%   08/01/1996   07/02/2026   $  1,049.67   08/01/1996    $   114,750.00    $   114,704.39   07/01/1998    6.000%
6117162   11.375%   08/01/1996   07/01/2026   $    696.35   07/01/1996    $    71,000.00    $    71,000.00   07/01/1998    6.750%
6117196   10.990%   08/01/1996   07/01/2026   $    566.19   08/01/1996    $    59,500.00    $    59,478.73   07/01/1998    6.250%
6117204    9.250%   08/01/1996   07/01/2026   $  1,055.09   08/01/1996    $   128,250.00    $   128,183.50   07/01/1998    5.250%
6117212    8.500%   08/01/1996   07/01/2026   $    312.18   07/01/1996    $    40,600.00    $    40,600.00   01/01/1997    6.000%
6117238   10.125%   08/01/1996   07/01/2026   $  1,596.29   08/01/1996    $   180,000.00    $   179,918.75   07/01/1998    5.750%
6117246    9.875%   08/01/1996   07/01/2026   $  1,962.47   08/01/1996    $   226,000.00    $   225,897.32   07/01/1998    5.750%
6117253    7.990%   08/01/1996   07/01/2026   $  3,592.04   07/01/1996    $   490,000.00    $   490,000.00   01/01/1997    5.750%
6117279    9.990%   08/01/1996   07/01/2026   $    754.08   08/01/1996    $    86,000.00    $    85,961.87   07/01/1998    6.000%
6117287   10.490%   08/01/1996   07/01/2026   $  1,572.07   07/01/1996    $   172,000.00    $   172,000.00   07/01/1998    6.500%
6117295   10.125%   08/01/1996   07/01/2026   $    708.58   08/01/1996    $    79,900.00    $    79,865.58   07/01/1998    6.500%
6117303   10.250%   08/01/1996   07/01/2026   $  2,509.09   08/01/1996    $   280,000.00    $   279,882.58   07/01/1998    6.250%
6117360   10.625%   08/01/1996   07/01/2026   $    666.28   08/01/1996    $    72,100.00    $    72,071.39   07/01/1998    6.500%
6117378   10.990%   08/01/1996   07/01/2026   $  1,103.82   09/01/1996    $   116,000.00    $   115,916.72   07/01/1998    7.000%
6117386   11.250%   08/01/1996   07/01/2026   $  3,751.50   07/01/1996    $   386,250.00    $   386,250.00   01/01/1997    7.500%
6117394    9.490%   08/01/1996   07/01/2026   $    822.94   08/01/1996    $    97,955.00    $    97,906.72   07/01/1998    5.500%
6117402    9.990%   08/01/1996   07/01/2026   $    797.92   08/01/1996    $    91,000.00    $    90,959.66   07/01/1998    6.000%
6117410   11.250%   08/01/1996   07/01/2026   $  2,758.39   08/01/1996    $   284,000.00    $   283,904.11   07/01/1998    7.000%
6117428    8.500%   08/01/1996   07/01/2026   $    682.80   08/01/1996    $    88,800.00    $    88,746.20   01/01/1997    5.750%
6117436    9.750%   08/01/1996   07/01/2026   $  1,333.41   08/01/1996    $   155,200.00    $   155,127.59   01/01/1997    6.750%
6117444    9.250%   08/01/1996   07/01/2026   $  1,105.68   07/01/1996    $   134,400.00    $   134,400.00   07/01/1998    5.500%
6117451   12.125%   08/01/1996   07/01/2026   $  3,415.83   08/01/1996    $   329,000.00    $   328,908.44   07/01/1998    6.750%
6117469    9.750%   08/01/1996   07/01/2026   $    433.02   08/01/1996    $    50,400.00    $    50,376.48   01/01/1997    7.000%
6117477   10.250%   08/01/1996   07/01/2026   $    869.22   07/01/1996    $    97,000.00    $    97,000.00   07/01/1998    5.750%
6117485   10.625%   09/01/1996   08/01/2026   $  1,610.24   08/01/1996    $   174,250.00    $   174,250.00   08/01/1998    6.500%
6117493    8.750%   08/01/1996   07/01/2026   $    673.42   08/01/1996    $    85,600.00    $    85,550.75   01/01/1997    6.250%
6117501   11.250%   08/01/1996   07/01/2026   $    291.38   08/01/1996    $    30,000.00    $    29,989.87   07/01/1998    6.250%
6117519   10.625%   08/01/1996   07/01/2026   $  1,104.76   08/01/1996    $   119,550.00    $   119,503.76   07/01/1998    6.500%
6117527   10.625%   09/01/1996   08/01/2026   $    824.76   08/01/1996    $    89,250.00    $    89,250.00   08/01/1998    6.500%
6117535    9.990%   08/01/1996   07/01/2026   $    753.20   08/01/1996    $    85,900.00    $    85,615.12   07/01/1998    6.250%
6117543   10.630%   08/01/1996   07/01/2026   $    365.17   07/01/1996    $    39,500.00    $    39,500.00   07/01/1998    6.500%
6117550   10.625%   08/01/1996   07/01/2026   $    739.28   08/01/1996    $    80,000.00    $    79,958.33   07/01/1998    6.500%
6117568   10.500%   08/01/1996   07/01/2026   $  1,061.10   07/01/1996    $   116,000.00    $   116,000.00   01/01/1997    7.000%
6117576   10.615%   08/01/1996   07/01/2026   $    664.82   08/01/1996    $    72,000.00    $    71,972.08   07/01/1998    6.750%
6117584   10.250%   08/01/1996   07/01/2026   $  1,530.99   08/01/1996    $   170,850.00    $   170,778.35   07/01/1998    6.500%
6117592    9.500%   08/01/1996   07/01/2026   $  1,597.63   09/01/1996    $   190,000.00    $   189,809.58   01/01/1997    6.250%
6117600   10.500%   08/01/1996   07/01/2026   $  1,287.96   07/01/1996    $   140,800.00    $   140,800.00   07/01/1998    6.500%
6117626   12.875%   08/01/1996   07/01/2026   $  2,837.04   07/01/1996    $   258,750.00    $   258,750.00   07/01/1998    7.000%
6117634   10.000%   08/01/1996   07/01/2026   $    875.60   08/01/1996    $    99,775.00    $    99,606.46   01/01/1997    6.500%
6117642    9.240%   08/01/1996   07/01/2026   $  2,151.87   07/01/1996    $   261,800.00    $   261,800.00   01/01/1997    6.500%
6117659    9.990%   08/01/1996   07/01/2026   $    580.47   08/01/1996    $    66,200.00    $    66,170.65   07/01/1998    6.000%
6117667   10.615%   08/01/1996   07/01/2026   $    664.82   08/01/1996    $    72,000.00    $    71,972.08   07/01/1998    6.750%
6117675    7.750%   08/01/1996   07/01/2026   $    564.54   07/01/1996    $    78,800.00    $    78,800.00   01/01/1997    5.250%
6117683   11.125%   08/01/1996   07/01/2026   $    716.53   08/01/1996    $    74,500.00    $    74,474.15   07/01/1998    6.500%
6117691   11.375%   09/01/1996   08/01/2026   $    980.77   09/01/1996    $   100,000.00    $    99,967.15   08/01/1998    7.000%
6117709    9.500%   08/01/1996   07/01/2026   $    642.42   08/01/1996    $    76,400.00    $    76,362.41   01/01/1997    7.875%
6117725    9.990%   08/01/1996   07/01/2026   $  1,217.63   08/01/1996    $   138,866.00    $   138,804.43   07/01/1998    7.000%
6117733    9.990%   07/01/1996   06/01/2026   $  1,139.89   07/01/1996    $   130,000.00    $   129,942.36   12/01/1996    6.000%
6117741    9.750%   08/01/1996   07/01/2026   $    730.29   08/01/1996    $    85,000.00    $    84,940.63   07/01/1998    6.000%
6117758   10.500%   08/01/1996   07/01/2026   $  1,170.87   07/01/1996    $   128,000.00    $   128,000.00   07/01/1998    6.250%
6117774   10.375%   08/01/1996   07/01/2026   $  1,154.40   08/01/1996    $   127,500.00    $   127,338.28   07/01/1998    6.250%
6117782    9.750%   08/01/1996   07/01/2026   $    515.50   07/01/1996    $    60,000.00    $    60,000.00   07/01/1998    5.750%
6117790   10.490%   08/01/1996   07/01/2026   $    386.16   08/01/1996    $    42,250.00    $    42,233.18   07/01/1998    7.350%
6117808    9.250%   08/01/1996   07/01/2026   $    457.04   08/01/1996    $    55,555.00    $    55,526.20   07/01/1998    5.000%
6117816   10.490%   08/01/1996   07/01/2026   $    383.88   08/01/1996    $    42,000.00    $    41,983.27   07/01/1998    7.350%
6117824   10.490%   08/01/1996   07/01/2026   $    383.88   08/01/1996    $    42,000.00    $    41,983.27   07/01/1998    7.350%
6117832    9.500%   09/01/1996   08/01/2026   $    861.04   08/01/1996    $   102,400.00    $   102,400.00   02/01/1997    6.500%

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                          (Adjustable Rate Mortgages)

 (i)               (ii)                               (iii)                    (iv)         (v)         (vi)    (vii)     (viii)
                                                                                                                Stated
                Mortgagor's                          Property                                         Original Remaining  Loan-to-
Loan    --------------------------   ---------------------------------------   Owner      Property    Term to   Term to    Value
Number     Last Name    First Name         Street Address         State  Zip  Occupied      Type      Maturity  Maturity   Ratio
------     ---------    ----------         --------------         -----  ---  --------      ----      --------  --------   -----
6117840 Usher           Gordon       7941 S.W. 64Th Ave. 1          OR  97219    Yes    Single Family    360       358     79.87%
6117857 Black           Steven       1818 E. Mallon                 WA  99203     No    Single Family    360       358     60.00%
6117865 Black           Steven       1608 W. 14Th Ave               WA  99203     No    Single Family    360       358     60.00%
6117873 Clayton         Jay          2421 East Madision St 1        WA  98112    Yes     Condominium     360       358     75.00%
6117881 Coleman         Colin        7740 Sw 175Th Pl               OR  97007     No    Single Family    360       358     80.00%
6117899 Coleman         Colin        17456 Sw Sarala Ave            OR  97007     No    Single Family    360       358     80.00%
6117907 Abdow           Geoerge      39 Arthur Street               MA  01604     No    Single Family    360       358     69.77%
6117915 Dawson          Rosemary     1412 West 97Th Street          IL  60643    Yes    Single Family    360       358     80.00%
6117931 Centi           Glenn        5 West Lakeview Trail          NJ  07885     No    Single Family    360       358     70.00%
6117949 Ender           David        1220 Rudolph Road #3H 3H       IL  60093    Yes     Condominium     360       358     75.00%
6117956 Fair            Richard      1332 Trailwater Chase          GA  30102    Yes    Single Family    360       358     85.00%
6117964 Black           Steven       1919 S. Bernard 1              WA  99203     No    Single Family    360       358     60.00%
6117972 Hsieh           Michelle     82 Gabriel Drive               NJ  07045    Yes      Townhouse      360       358     70.00%
6117980 Klenzendorf     James        119 S. Nashville Ave. 1        AZ  85747    Yes    Single Family    360       358     75.00%
6117998 Milbury         Stephen      103 Woodland Street            CT  06040    Yes    Single Family    360       358     68.97%
6118004 Mills           Ronnie       431 Old Springs Road           NC  27030    Yes    Single Family    360       358     80.17%
6118012 Rodriguez       Tony         902 Trace Circle               GA  30066    Yes    Single Family    360       358     85.00%
6118020 Lenny           Warren       69 E Maple Avenue              NY  10901    Yes    Single Family    360       358     72.41%
6118038 Knight          Thomas       4815 Frankie Street            NC  27105     No    Single Family    360       358     65.00%
6118046 Hall            M.           35 Arrowhead Estates Lane      MO  63017    Yes    Single Family    360       358     75.00%
6118053 Austin          Sidney       7751 South Phillips Avenue     IL  60649    Yes    4 Family Unit    360       358     77.24%
6118061 Black           Steven       5511 N. Milton                 WA  99203     No    Single Family    360       358     64.00%
6118079 Ghali           Michael      2065 Ellery Avenue             NJ  07024    Yes    Single Family    360       358     85.00%
6118095 Viramontes      Martin       6334 Oris Ave.                 CA  90201     No    Single Family    360       358     64.44%
6118103 Black           Steven       1220 S. Ash                    WA  99204     No    Single Family    360       358     53.68%
6118111 Wolff           Stephan      Po Box 102 East Hill Road      VT  05680    Yes    Single Family    360       358     70.00%
6118129 Grabowski       Craig        566-55 Wood Avenue             CT  06605     No    Single Family    360       358     59.32%
6118137 Davies          Pamela       8415 Somerset Blvd.            CA  90723     No    Single Family    360       358     66.67%
6118145 Hollifield      Betsy        1221 N. Locust Rd. 1           WA  99206    Yes    Single Family    360       358     83.64%
6118152 Melara          Nelson       705 Nelson Park Ln             CO  80111    Yes    Single Family    360       358     85.00%
6118160 Roth            Dennis       2890 W. Patricia Lane 1        AZ  85365    Yes    Single Family    360       358     80.00%
6118178 Santos          Tony         10 S. 100 West                 UT  84635    Yes    Single Family    360       358     84.38%
6118194 York            Brian        301 Oak Hill Drive             CA  93436    Yes    Single Family    360       358     80.00%
6118228 Kindley         Glenn        610 Buie Bodenheimer Road      NC  27360    Yes    Single Family    360       358     80.00%
6118236 Schaefer        Carl         24225 Carson Drive             CA  95666    Yes    Single Family    360       358     76.20%
6118244 Wynne-Welch     Tracy        17826 Woodcrest Dr.            CA  95666    Yes    Single Family    360       358     80.33%
6118269 Le              Phuong       438 26Th St. 1                 CA  94612     No    Single Family    360       358     70.00%
6118293 Randall         Marion       2801 Century Harbor Road 2     WI  53562    Yes     Condominium     360       359     75.00%
6118301 Black           Steven       3227 W. 5Th Ave                WA  99204     No    Single Family    360       358     60.00%
6118319 Hiltner         Kenneth      908 Union Mill Road            NJ  08054    Yes    Single Family    360       356     65.00%
6118327 Lamparelli      Richard      122 Pennsylvania Way           NJ  08902    Yes     Condominium     360       358     69.94%
6118343 Bermudez        Romualdo     17188 Ipuaiwaha St             HI  96749    Yes    Single Family    360       356     60.00%
6118350 Delgadillo      Daniel       913 West Cherry Ave            CA  93436    Yes    Single Family    360       358     85.00%
6118384 Alarcon         Alvaro       9460 S Vicksburg Park Ct       NC  28210     No     Condominium     360       358     75.00%
6118392 Beavers         Harold       3930 South Roosevelt Blvd      FL  33040     No     Condominium     360       358     80.00%
6118400 Johnson         Gregory      339 Jervey Ln                  IL  60103    Yes    Single Family    360       359     75.00%
6118426 Maly            Marianne     5844 West Wrightwood Ave       IL  60639    Yes    Single Family    360       358     80.00%
6118434 Barry           Kathleen     763 Hill Street                CA  93440    Yes    Single Family    360       356     74.59%
6118442 Mekky           Dr Siza      5001 Overlea Court             MD  20816    Yes    Single Family    360       358     72.20%
6118483 Amos            Paul         2346 E. Glenhaven Dr. 1        CO  80126    Yes    Single Family    360       359     80.00%
6118491 Anderson        Mae          948 East 48Th Place            IN  46409    Yes    Single Family    360       359     59.57%
6118509 Arnold          Derek        1 Old Salem Center Road        NY  10560    Yes    Single Family    360       359     80.00%
6118517 Asprakis        Gianis       2603 Chadwick Road             GA  30066    Yes    Single Family    360       359     75.00%
6118525 Awkerman        Theresia     2158 West Cuyler Avenue        IL  60608     No    4 Family Unit    360       359     61.43%
6118541 Cablayan        Charlesett   11528 Ruthelen Avenue          CA  90047    Yes    Single Family    360       359     85.00%
6118558 Cefalo          Richard      127 Mcdonald Drive             PA  16066    Yes    Single Family    360       360     84.60%
6118566 Connolly        William      6543 South Mozart Street       IL  60629    Yes    Single Family    360       359     75.00%
6118574 Daniels         Jeffery      3143 West Willow Ave           AZ  85029    Yes    Single Family    360       359     74.97%
6118582 Day             Tina         1826 Citrus Avenue             CA  95926    Yes    Single Family    360       359     80.00%
6118590 Delgadillo      Jesus        16110 Arbor Drive              IL  60544    Yes    Single Family    360       359     70.00%
6118608 Deo             Satya        3001 Carver Rd/1701&03 W.      CA  95350    Yes    3 Family Unit    360       359     75.00%
6118632 Geltner         Richard      10833 N. 44Th St. 1            AZ  85028    Yes    Single Family    360       359     70.00%
6118640 Georgacopoul    Elias        18701 Creekview                IL  60448    Yes    Single Family    360       359     51.16%
6118657 Gierasinski     Sophia       3346 West Columbia Avenue      IL  60645    Yes    Single Family    360       359     16.00%
6118665 Gregory         John         1504 North Linder              IL  60651     No    Single Family    360       359     80.00%
6118673 Gregory         John         1444 North Massasoit           IL  60651    Yes    Single Family    360       359     85.00%
6118681 Herbert Jr.     Joseph       5652 N 8Th Street              VA  22205    Yes    Single Family    360       359     80.00%


 (i)       (ix)        (x)          (xi)         (xii)       (xiii)           (xiv)              (xv)          (xvi)      (xvii)
         Scheduled                             Scheduled
         Mortgage     First        Stated      Principal                     Original          Scheduled     Next Rate
Loan     Interest    Payment      Maturity     & Interest    Paid to         Principal         Principal     Adjustment    Gross
Number     Rate      Due Date       Date        Payment       Date            Balance           Balance         Date       Margin
------     ----      --------       ----        -------       ----            -------           -------         ----       ------
6117840    7.990%   08/01/1996   07/01/2026   $    872.36   08/01/1996    $   119,000.00    $   118,919.98   01/01/1997    5.250%
6117857   10.490%   08/01/1996   07/01/2026   $    411.30   08/01/1996    $    45,000.00    $    44,982.08   07/01/1998    7.350%
6117865   10.490%   08/01/1996   07/01/2026   $    520.98   08/01/1996    $    57,000.00    $    56,977.30   07/01/1998    7.350%
6117873   10.875%   08/01/1996   07/01/2026   $    627.26   08/01/1996    $    66,525.00    $    66,500.62   07/01/1998    6.750%
6117881   10.250%   08/01/1996   07/01/2026   $  1,591.48   08/01/1996    $   177,600.00    $   177,525.52   07/01/1998    6.250%
6117899   10.250%   08/01/1996   07/01/2026   $  1,591.48   08/01/1996    $   177,600.00    $   177,525.52   07/01/1998    6.250%
6117907    9.750%   08/01/1996   07/01/2026   $    515.50   08/01/1996    $    60,000.00    $    59,972.00   01/01/1997    6.750%
6117915   10.000%   08/01/1996   07/01/2026   $    666.96   08/01/1996    $    76,000.00    $    75,966.37   01/01/1997    6.500%
6117931   10.500%   08/01/1996   07/01/2026   $    569.89   07/01/1996    $    62,300.00    $    62,300.00   07/01/1998    6.250%
6117949    8.990%   08/01/1996   07/01/2026   $  1,543.50   08/01/1996    $   192,000.00    $   191,894.90   01/01/1997    6.000%
6117956   11.625%   08/01/1996   07/01/2026   $    845.62   08/01/1996    $    84,575.00    $    84,548.70   07/01/1998    7.250%
6117964   10.490%   08/01/1996   07/01/2026   $    340.00   08/01/1996    $    37,200.00    $    37,185.19   07/01/1998    7.350%
6117972   10.875%   08/01/1996   07/01/2026   $  1,435.56   08/01/1996    $   152,250.00    $   152,194.21   07/01/1998    6.750%
6117980   10.375%   08/01/1996   07/01/2026   $    937.10   08/01/1996    $   103,500.00    $   103,454.84   07/01/1998    6.250%
6117998   12.375%   08/01/1996   07/01/2026   $  1,057.57   09/01/1996    $   100,000.00    $    99,947.09   07/01/1998    6.750%
6118004   10.375%   08/01/1996   07/01/2026   $  4,355.01   07/01/1996    $   481,000.00    $   481,000.00   07/01/1998    6.250%
6118012   11.625%   08/01/1996   07/01/2026   $    777.63   07/01/1996    $    77,775.00    $    77,775.00   07/01/1998    7.250%
6118020   10.490%   08/01/1996   07/01/2026   $    959.70   07/01/1996    $   105,000.00    $   105,000.00   07/01/1998    6.250%
6118038   14.125%   08/01/1996   07/01/2026   $    333.94   07/01/1996    $    27,950.00    $    27,950.00   07/01/1998    7.625%
6118046   10.625%   08/01/1996   07/01/2026   $  4,574.29   07/01/1996    $   495,000.00    $   495,000.00   07/01/1998    5.500%
6118053   10.625%   08/01/1996   07/01/2026   $  1,034.99   08/01/1996    $   112,000.00    $   111,956.68   07/01/1998    6.500%
6118061   10.490%   08/01/1996   07/01/2026   $    345.49   08/01/1996    $    37,800.00    $    37,784.95   07/01/1998    7.350%
6118079   10.625%   08/01/1996   07/01/2026   $  2,592.10   08/01/1996    $   280,500.00    $   280,391.49   07/01/1998    6.750%
6118095   10.750%   08/01/1996   07/01/2026   $  1,353.55   08/01/1996    $   145,000.00    $   144,945.41   07/01/1998    6.500%
6118103   10.490%   08/01/1996   07/01/2026   $    466.14   08/01/1996    $    51,000.00    $    50,979.69   07/01/1998    7.350%
6118111    9.500%   08/01/1996   07/01/2026   $    570.94   08/01/1996    $    67,900.00    $    67,866.60   01/01/1997    7.375%
6118129    8.740%   08/01/1996   07/01/2026   $    550.20   07/01/1996    $    70,000.00    $    70,000.00   01/01/1997    6.000%
6118137   10.250%   08/01/1996   07/01/2026   $    448.06   08/01/1996    $    50,000.00    $    49,979.02   07/01/1998    6.250%
6118145   10.125%   08/01/1996   07/01/2026   $    815.88   08/01/1996    $    92,000.00    $    91,960.37   07/01/1998    5.750%
6118152    7.750%   08/01/1996   07/01/2026   $  1,008.40   08/01/1996    $   140,756.00    $   140,656.65   01/01/1997    5.250%
6118160   11.500%   08/01/1996   07/01/2026   $    919.00   07/01/1996    $    92,800.00    $    92,800.00   07/01/1998    7.000%
6118178   10.740%   08/01/1996   07/01/2026   $    503.68   08/01/1996    $    54,000.00    $    53,979.48   07/01/1998    6.750%
6118194    9.990%   08/01/1996   07/01/2026   $  1,648.45   07/01/1996    $   188,000.00    $   188,000.00   07/01/1998    6.000%
6118228   10.125%   08/01/1996   07/01/2026   $    560.48   08/01/1996    $    63,200.00    $    63,172.77   07/01/1998    6.250%
6118236    9.750%   08/01/1996   07/01/2026   $  1,911.62   07/01/1996    $   222,500.00    $   222,500.00   07/01/1998    6.250%
6118244   10.250%   08/01/1996   07/01/2026   $    659.54   08/01/1996    $    73,600.00    $    73,569.11   07/01/1998    5.500%
6118269    9.750%   08/01/1996   07/01/2026   $  1,022.40   07/01/1996    $   119,000.00    $   119,000.00   07/01/1998    5.750%
6118293   10.490%   09/01/1996   08/01/2026   $    490.13   08/01/1996    $    53,625.00    $    53,625.00   08/01/1998    6.500%
6118301   10.490%   08/01/1996   07/01/2026   $    438.72   08/01/1996    $    48,000.00    $    47,980.88   07/01/1998    7.350%
6118319   10.740%   06/01/1996   05/01/2026   $    909.42   08/01/1996    $    97,500.00    $    97,388.63   06/01/1998    5.250%
6118327    8.500%   08/01/1996   07/01/2026   $    268.36   08/01/1996    $    34,900.00    $    34,878.85   01/01/1997    6.250%
6118343   11.375%   06/01/1996   05/01/2026   $  1,412.30   08/01/1996    $   144,000.00    $   143,786.09   05/01/1998    5.500%
6118350    9.990%   08/01/1996   07/01/2026   $    849.65   08/01/1996    $    96,900.00    $    96,857.03   07/01/1998    6.000%
6118384   10.865%   08/01/1996   07/01/2026   $    572.35   08/01/1996    $    60,750.00    $    60,727.69   07/01/1998    6.750%
6118392   10.000%   08/01/1996   07/01/2026   $    800.35   08/01/1996    $    91,200.00    $    91,159.65   01/01/1997    6.500%
6118400    8.250%   09/01/1996   08/01/2026   $  1,504.42   08/01/1996    $   200,250.00    $   200,250.00   02/01/1997    5.750%
6118426   10.625%   08/01/1996   07/01/2026   $  1,108.92   08/01/1996    $   120,000.00    $   119,953.58   07/01/1998    6.500%
6118434    9.990%   06/01/1996   05/01/2026   $  1,210.03   08/01/1996    $   138,000.00    $   137,814.93   05/01/1998    6.250%
6118442    9.875%   08/01/1996   07/01/2026   $  3,212.89   08/01/1996    $   370,000.00    $   369,831.90   07/01/1998    6.000%
6118483   10.490%   09/01/1996   08/01/2026   $  2,815.10   08/01/1996    $   308,000.00    $   308,000.00   02/01/1997    6.875%
6118491   12.990%   09/01/1996   08/01/2026   $    309.52   08/01/1996    $    28,000.00    $    28,000.00   08/01/1998    6.375%
6118509    9.500%   09/01/1996   08/01/2026   $  1,513.54   08/01/1996    $   180,000.00    $   180,000.00   02/01/1997    7.625%
6118517    9.750%   09/01/1996   08/01/2026   $  1,117.98   08/01/1996    $   130,125.00    $   130,125.00   02/01/1997    6.875%
6118525    9.500%   09/01/1996   08/01/2026   $  1,446.27   08/01/1996    $   172,000.00    $   172,000.00   02/01/1997    6.875%
6118541   10.750%   09/01/1996   08/01/2026   $  1,190.19   08/01/1996    $   127,500.00    $   127,500.00   08/01/1998    6.500%
6118558   11.250%   10/01/1996   09/01/2026   $    875.11   09/01/1996    $    90,100.00    $    90,100.00   09/01/1998    6.750%
6118566   12.125%   09/01/1996   08/01/2026   $    622.95   08/01/1996    $    60,000.00    $    60,000.00   08/01/1998    6.500%
6118574   11.750%   09/01/1996   08/01/2026   $    556.19   08/01/1996    $    55,100.00    $    55,100.00   08/01/1998    6.750%
6118582   10.990%   09/01/1996   08/01/2026   $    837.38   08/01/1996    $    88,000.00    $    88,000.00   08/01/1998    6.750%
6118590   10.990%   09/01/1996   08/01/2026   $  1,631.94   08/01/1996    $   171,500.00    $   171,500.00   02/01/1997    7.250%
6118608   10.990%   09/01/1996   08/01/2026   $  1,605.78   08/01/1996    $   168,750.00    $   168,750.00   08/01/1998    7.000%
6118632   13.000%   09/01/1996   08/01/2026   $  1,386.07   08/01/1996    $   125,300.00    $   125,300.00   08/01/1998    7.125%
6118640    9.990%   09/01/1996   08/01/2026   $    964.52   08/01/1996    $   110,000.00    $   110,000.00   08/01/1998    6.375%
6118657   13.500%   09/01/1996   08/01/2026   $    687.25   08/01/1996    $    60,000.00    $    60,000.00   08/01/1998    8.250%
6118665   10.750%   09/01/1996   08/01/2026   $    896.15   08/01/1996    $    96,000.00    $    96,000.00   08/01/1998    6.750%
6118673    9.990%   09/01/1996   08/01/2026   $    961.45   08/01/1996    $   109,650.00    $   109,650.00   08/01/1998    6.000%
6118681    9.500%   09/01/1996   08/01/2026   $    874.49   08/01/1996    $   104,000.00    $   104,000.00   02/01/1997    7.625%

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                          (Adjustable Rate Mortgages)

 (i)               (ii)                               (iii)                    (iv)         (v)         (vi)    (vii)     (viii)
                                                                                                                Stated
                Mortgagor's                          Property                                         Original Remaining  Loan-to-
Loan    --------------------------   ---------------------------------------   Owner      Property    Term to   Term to    Value
Number     Last Name    First Name         Street Address         State  Zip  Occupied      Type      Maturity  Maturity   Ratio
------     ---------    ----------         --------------         -----  ---  --------      ----      --------  --------   -----
6118699 Hussain         Syed         333 Sherman Ave                IL  60202    Yes    2 Family Unit    360       359     75.00%
6118715 Kowitz          Edna         9208 Harvest Rush Road         MD  21136    Yes    Single Family    360       359     65.00%
6118723 Lindsey         Kenneth      14660 Excaliber Ct.            CA  95037    Yes    Single Family    360       359     80.00%
6118731 Michaels        Daniel       3114 North Rutherford          IL  60634    Yes    Single Family    360       359     75.00%
6118749 Mintzer         William      1011 Conecta Drive             FL  33950    Yes    Single Family    360       359     73.78%
6118756 Radigue         Edward       5200 Fulton Road               CA  95403    Yes    Single Family    360       359     66.18%
6118764 Robinson        Kim          4611 Adair St. 1               CA  90011     No    Single Family    360       359     65.00%
6118772 Robinson        Kim          4710 Brighton Ave. 1           CA  91361    Yes    Single Family    360       359     75.00%
6118780 Rolland         Earl         78 Pleasant Street             MA  01027     No    3 Family Unit    360       359     78.57%
6118798 Sander          Jean         5124 Jarlath Avenue            IL  60076    Yes    Single Family    360       359     70.00%
6118806 Smith           Edward       84 Albion Road                 ME  04062    Yes    Single Family    360       359     80.00%
6118814 Stoval Jr.      James        2631 Washington Ave            CA  94061    Yes    Single Family    360       359     64.95%
6118822 Taylor          Pilar        2201 Tourney Drive             GA  30062    Yes    Single Family    360       359     85.00%
6118830 Thomas          Charles      221 Cresta Ave.                CA  91775    Yes    Single Family    360       359     75.00%
6118848 Tilo            Pagaloa      29 Tanforan Avenue             CA  94066    Yes    Single Family    360       359     65.79%
6118855 Underhill       Steven       936 Sunflower St               CO  80027    Yes    Single Family    360       359     80.00%
6118871 Waterlyn        Tracy        788 S. 500 E. 1                UT  84651    Yes    Single Family    360       359     79.96%
6118889 Weresz          Christophe   27702 Palomar Road             CA  90048     No    Single Family    360       359     69.44%
6118897 Wilcher         Gayle        4720 Fawn St. 1                CA  95682    Yes    Single Family    360       359     80.00%
6118913 Winter          Flint        42 Peaceful Drive              NM  87015    Yes    Single Family    360       359     59.23%
6118921 Wunder          Sharon       408 N. Hammonds Ferry Rd       MD  21090    Yes    Single Family    360       359     69.94%
6118939 Zellen          Charles      9521 Farewell Road             MD  21045    Yes    Single Family    360       359     80.00%
6118947 Loyo            Carlos       10 Oakland Dr                  NJ  08889    Yes    Single Family    360       358     54.82%
6118954 Athalone        Sametta      6402 South Claremont           IL  60636    Yes    Single Family    360       359     65.00%
6118962 Oranje          Kenneth      204 Spinnaker Way              CA  94565    Yes    Single Family    360       359     80.00%
6118970 Spadanuta       Rosemarie    12101 Sunset Point Circle      FL  33414     No         PUD         360       359     59.98%
6118988 Stilo           Robert       404 Vail Court                 NJ  07080    Yes    Single Family    360       359     80.00%
6119002 Widner          Roger        1500 Hobbitsrow Court          NC  28602    Yes    Single Family    360       359     85.00%
6119010 Winston, Jr.    George       16422 University Court         IL  60473    Yes    Single Family    360       359     75.00%
6119028 Aylward         Robert       276 Atlantic Avenue            ME  04090     No    Single Family    360       359     30.00%
6119036 Berman          Sondra       540 Davis Court                NJ  08701     No     Condominium     360       359     69.64%
6119044 Blaida          Robert       3030 South Poplar Avenue       IL  60608    Yes    3 Family Unit    360       359     53.33%
6119051 Gregory         John         831 North Keystone             IL  60651     No    Single Family    360       359     75.00%
6119069 Gregory         John         1723 North Leclaire            IL  60639     No    Single Family    360       359     75.00%
6119077 Weresz          Christophe   27728 Palomar Road             CA  92585     No    Single Family    360       359     68.87%
6119085 Agarwal         Mukul        11951 Vanowen St. 1            CA  91605     No     Condominium     360       359     71.43%
6119093 Amar            Mike         7415 Delco Place               CA  91306    Yes    Single Family    360       360     80.00%
6119101 Anger           Kurt         2601 Briar Trail Court         NC  28105    Yes    Single Family    360       360     65.00%
6119119 Barrett         Michael      23 Benchview Dr. 1             UT  84074    Yes    Single Family    360       360     70.00%
6119127 Bergdoll        Michael      41 Trafton Road                MA  01108     No    Single Family    360       360     70.00%
6119135 Brown           Dennis       12510 Woodsong Lane            MD  20721    Yes    Single Family    360       360     75.00%
6119143 Cannady         Darryl       8635 Waterrock Road            NC  28214    Yes    Single Family    360       360     85.00%
6119150 Chismar         Robert       743 Doan Drive 1               CA  91506    Yes    Single Family    360       360     59.42%
6119168 Claster         Robert       1415 S. Dodge St.              AZ  85233     No         PUD         360       360     80.00%
6119176 Cognata         Allen        4 Highland Avenue              NJ  07737    Yes    Single Family    360       360     85.00%
6119184 Collins         Edwin        1 Oneida Circle                MA  01890    Yes    Single Family    360       360     52.11%
6119192 Delehanty       Susan        3520 Hoover Drive              IL  62002    Yes    Single Family    360       359     90.00%
6119200 Ferriera        David        4272 Glazier Court             CA  94521    Yes    Single Family    360       359     80.00%
6119218 Freeman         Kathy        9651 E. Zayante Rd. 1          CA  95018    Yes    Single Family    360       359     70.00%
6119226 Giandomenico    Frederick    868 East St                    MA  02081     No    2 Family Unit    360       360     65.00%
6119234 Goodman         Pamela       3239 West 38Th Street          IL  60632    Yes    Single Family    360       359     65.00%
6119242 Harris          Mary         6660 Paiute Court              CO  80503    Yes    Single Family    360       360     80.00%
6119259 Hedberg         Elizabeth    41 Bay Pond Rd                 MA  02331    Yes    Single Family    360       360     60.98%
6119267 Hehir           Michael      2230 Tahoe Court               GA  30071    Yes    Single Family    360       360     75.00%
6119283 Isaacs          Robert       1 Elk Branch Road              WV  25427    Yes    Single Family    360       360     62.81%
6119291 Kellson         Ronald       75 Ochre Rd Ne                 NM  87124    Yes    Single Family    360       359     63.48%
6119309 Kincaid         Donald       11795 Indian Ridge Road        VA  22091     No    Single Family    360       360     64.94%
6119317 Kingsbury       Douglas      105 Ross Road                  CA  95003    Yes    Single Family    360       360     69.68%
6119325 Kubacki         Elizabeth    2641 West Hirsch Street        IL  60622     No    2 Family Unit    360       360     51.16%
6119341 Lujan           Peter        110 Soda Place 1               CA  94526    Yes    Single Family    360       360     42.50%
6119358 Maestas         Celia        2700 Tennessee Ne              NM  87110     No    3 Family Unit    360       360     64.65%
6119366 Maestas         Celia        2701 Dallas St. Ne             NM  87110     No    3 Family Unit    360       360     65.00%
6119374 Marino          Laurence     11219 Meadowmeer Circle        WA  98110    Yes    Single Family    360       359     73.91%
6119382 Marks           David        1261 S.E. 7 Ave                FL  33060    Yes    Single Family    360       359     80.00%
6119390 Mcanally        William      6222 N. Viewmont Street        WA  98407    Yes    Single Family    360       359     90.00%
6119408 Mcfarlane       Mary         4490 S. Alkire St              CO  80465    Yes    Single Family    360       360     80.00%
6119416 Monares         Mario        1010 Kumquat Place             CA  93030    Yes    Single Family    360       359     85.00%


 (i)       (ix)        (x)          (xi)         (xii)       (xiii)           (xiv)              (xv)          (xvi)      (xvii)
         Scheduled                             Scheduled
         Mortgage     First        Stated      Principal                     Original          Scheduled     Next Rate
Loan     Interest    Payment      Maturity     & Interest    Paid to         Principal         Principal     Adjustment    Gross
Number     Rate      Due Date       Date        Payment       Date            Balance           Balance         Date       Margin
------     ----      --------       ----        -------       ----            -------           -------         ----       ------
6118699   11.125%   09/01/1996   08/01/2026   $  1,550.88   09/01/1996    $   161,250.00    $   161,194.04   08/01/1998    7.000%
6118715   14.000%   09/01/1996   08/01/2026   $  1,463.32   08/01/1996    $   123,500.00    $   123,500.00   08/01/1998    8.000%
6118723   10.500%   09/01/1996   08/01/2026   $  1,476.39   08/01/1996    $   161,400.00    $   161,400.00   08/01/1998    6.750%
6118731   12.250%   09/01/1996   08/01/2026   $  1,218.18   09/01/1996    $   116,250.00    $   114,374.87   08/01/1998    7.000%
6118749   11.000%   09/01/1996   08/01/2026   $    790.43   08/01/1996    $    83,000.00    $    83,000.00   08/01/1998    6.500%
6118756   10.875%   09/01/1996   08/01/2026   $  1,716.06   09/01/1996    $   182,000.00    $   181,933.00   08/01/1998    5.500%
6118764   11.240%   09/01/1996   08/01/2026   $    788.54   08/01/1996    $    81,250.00    $    81,250.00   08/01/1998    7.520%
6118772   10.490%   09/01/1996   08/01/2026   $  1,055.67   08/01/1996    $   115,500.00    $   115,500.00   08/01/1998    6.500%
6118780   10.500%   09/01/1996   08/01/2026   $  1,006.22   08/01/1996    $   110,000.00    $   110,000.00   08/01/1998    6.000%
6118798   10.990%   09/01/1996   08/01/2026   $  1,385.49   08/01/1996    $   145,600.00    $   145,600.00   08/01/1998    7.375%
6118806   10.750%   09/01/1996   08/01/2026   $    619.84   08/01/1996    $    66,400.00    $    66,400.00   08/01/1998    6.500%
6118814    8.250%   09/01/1996   08/01/2026   $  1,280.91   08/01/1996    $   170,500.00    $   170,500.00   02/01/1997    5.875%
6118822   11.250%   09/01/1996   08/01/2026   $    908.13   08/01/1996    $    93,500.00    $    93,500.00   08/01/1998    6.750%
6118830   10.750%   09/01/1996   08/01/2026   $  1,575.25   08/01/1996    $   168,750.00    $   168,750.00   02/01/1997    7.625%
6118848   10.000%   09/01/1996   08/01/2026   $  1,096.97   08/01/1996    $   125,000.00    $   125,000.00   08/01/1998    5.750%
6118855    8.750%   09/01/1996   08/01/2026   $  1,207.75   08/01/1996    $   153,520.00    $   153,520.00   02/01/1997    5.750%
6118871    8.990%   09/01/1996   08/01/2026   $    655.63   08/01/1996    $    81,555.00    $    81,555.00   02/01/1997    6.750%
6118889    9.500%   09/01/1996   08/01/2026   $    420.43   08/01/1996    $    50,000.00    $    50,000.00   02/01/1997    7.875%
6118897   11.250%   09/01/1996   08/01/2026   $  1,398.62   08/01/1996    $   144,000.00    $   144,000.00   08/01/1998    7.250%
6118913    9.750%   09/01/1996   08/01/2026   $    661.55   08/01/1996    $    77,000.00    $    77,000.00   08/01/1998    6.375%
6118921    9.490%   09/01/1996   08/01/2026   $    969.51   08/01/1996    $   115,400.00    $   115,400.00   08/01/1998    6.000%
6118939    9.500%   09/01/1996   08/01/2026   $    918.22   08/01/1996    $   109,200.00    $   109,200.00   02/01/1997    7.625%
6118947   10.875%   08/01/1996   07/01/2026   $  1,178.62   09/01/1996    $   125,000.00    $   124,907.97   07/01/1998    5.500%
6118954   12.750%   09/01/1996   08/01/2026   $    508.58   09/01/1996    $    46,800.00    $    46,788.67   02/01/1997    7.250%
6118962    8.990%   09/01/1996   08/01/2026   $    758.89   09/01/1996    $    94,400.00    $    94,348.32   02/01/1997    7.125%
6118970    9.750%   09/01/1996   08/01/2026   $    679.60   08/01/1996    $    79,100.00    $    79,100.00   08/01/1998    6.125%
6118988   10.000%   09/01/1996   08/01/2026   $  2,035.97   08/01/1996    $   232,000.00    $   232,000.00   02/01/1997    7.875%
6119002   10.250%   09/01/1996   08/01/2026   $  1,942.30   09/01/1996    $   216,750.00    $   216,659.11   08/01/1998    6.000%
6119010   10.250%   09/01/1996   08/01/2026   $  1,008.12   09/01/1996    $   112,500.00    $   112,452.82   02/01/1997    7.125%
6119028   13.125%   09/01/1996   08/01/2026   $    753.29   08/01/1996    $    67,500.00    $    67,500.00   08/01/1998    7.000%
6119036    9.500%   09/01/1996   08/01/2026   $    409.29   09/01/1996    $    48,675.00    $    48,651.05   02/01/1997    7.500%
6119044    9.250%   09/01/1996   08/01/2026   $    658.15   08/01/1996    $    80,000.00    $    80,000.00   08/01/1998    5.875%
6119051    9.900%   09/01/1996   08/01/2026   $    685.28   08/01/1996    $    78,750.00    $    78,750.00   08/01/1998    6.000%
6119069    9.900%   09/01/1996   08/01/2026   $    776.65   08/01/1996    $    89,250.00    $    89,250.00   08/01/1998    6.000%
6119077    9.500%   09/01/1996   08/01/2026   $    420.43   08/01/1996    $    50,000.00    $    50,000.00   02/01/1997    7.875%
6119085   10.740%   09/01/1996   08/01/2026   $    466.37   08/01/1996    $    50,000.00    $    50,000.00   08/01/1998    7.125%
6119093    8.990%   10/01/1996   09/01/2026   $  1,061.16   09/01/1996    $   132,000.00    $   132,000.00   03/01/1997    7.125%
6119101   10.750%   10/01/1996   09/01/2026   $    603.73   09/01/1996    $    64,675.00    $    64,675.00   09/01/1998    7.125%
6119119   10.490%   10/01/1996   09/01/2026   $    889.32   09/01/1996    $    97,300.00    $    97,300.00   09/01/1998    6.625%
6119127   11.250%   10/01/1996   09/01/2026   $    448.73   09/01/1996    $    46,200.00    $    46,200.00   09/01/1998    7.500%
6119135   11.375%   10/01/1996   09/01/2026   $  3,007.52   09/01/1996    $   306,650.00    $   306,650.00   09/01/1998    6.500%
6119143   10.250%   10/01/1996   09/01/2026   $    677.91   09/01/1996    $    75,650.00    $    75,650.00   09/01/1998    6.000%
6119150    8.990%   10/01/1996   09/01/2026   $    745.22   09/01/1996    $    92,700.00    $    92,700.00   09/01/1998    5.625%
6119168   10.750%   10/01/1996   09/01/2026   $    853.88   09/01/1996    $    91,472.00    $    91,472.00   09/01/1998    6.750%
6119176   10.750%   10/01/1996   09/01/2026   $    928.35   09/01/1996    $    99,450.00    $    99,450.00   03/01/1997    6.750%
6119184   12.250%   10/01/1996   09/01/2026   $  1,488.02   09/01/1996    $   142,000.00    $   142,000.00   03/01/1997    8.250%
6119192   10.750%   09/01/1996   08/01/2026   $    315.05   09/01/1996    $    33,750.00    $    33,737.29   02/01/1997    7.500%
6119200   11.490%   09/01/1996   08/01/2026   $  2,089.89   09/01/1996    $   211,200.00    $   211,132.35   08/01/1998    7.000%
6119218   10.500%   09/01/1996   08/01/2026   $  1,024.51   08/01/1996    $   112,000.00    $   112,000.00   08/01/1998    6.375%
6119226   11.000%   10/01/1996   09/01/2026   $  1,126.60   09/01/1996    $   118,300.00    $   118,300.00   09/01/1998    7.500%
6119234   13.500%   09/01/1996   08/01/2026   $    610.51   08/01/1996    $    53,300.00    $    53,300.00   02/01/1997    8.000%
6119242    9.500%   10/01/1996   09/01/2026   $  2,078.60   09/01/1996    $   247,200.00    $   247,200.00   03/01/1997    7.625%
6119259    9.990%   10/01/1996   09/01/2026   $  4,384.16   09/01/1996    $   500,000.00    $   500,000.00   09/01/1998    6.000%
6119267   11.750%   10/01/1996   09/01/2026   $    747.98   09/01/1996    $    74,100.00    $    74,100.00   09/01/1998    6.750%
6119283   10.250%   10/01/1996   09/01/2026   $    832.48   09/01/1996    $    92,900.00    $    92,900.00   09/01/1998    6.750%
6119291   12.500%   09/01/1996   08/01/2026   $    711.33   09/01/1996    $    66,650.00    $    66,632.94   08/01/1998    6.875%
6119309   11.000%   10/01/1996   09/01/2026   $  1,190.41   09/01/1996    $   125,000.00    $   125,000.00   09/01/1998    7.500%
6119317   10.000%   10/01/1996   09/01/2026   $    947.78   09/01/1996    $   108,000.00    $   108,000.00   09/01/1998    6.375%
6119325   10.500%   10/01/1996   09/01/2026   $    402.49   09/01/1996    $    44,000.00    $    44,000.00   09/01/1998    6.875%
6119341    9.500%   10/01/1996   09/01/2026   $  1,429.46   09/01/1996    $   170,000.00    $   170,000.00   09/01/1998    6.125%
6119358    9.750%   10/01/1996   09/01/2026   $  1,027.55   09/01/1996    $   119,600.00    $   119,600.00   09/01/1998    6.625%
6119366    9.750%   10/01/1996   09/01/2026   $  1,055.48   09/01/1996    $   122,850.00    $   122,850.00   09/01/1998    6.625%
6119374    9.500%   09/01/1996   08/01/2026   $  1,429.46   08/01/1996    $   170,000.00    $   170,000.00   08/01/1998    5.500%
6119382    8.990%   09/01/1996   08/01/2026   $  1,061.16   09/01/1996    $   132,000.00    $   131,927.74   02/01/1997    7.125%
6119390   10.250%   09/01/1996   08/01/2026   $  1,048.44   09/01/1996    $   117,000.00    $   116,950.94   02/01/1997    7.000%
6119408    8.750%   10/01/1996   09/01/2026   $    783.56   09/01/1996    $    99,600.00    $    99,600.00   03/01/1997    5.750%
6119416   10.250%   09/01/1996   08/01/2026   $  1,462.44   08/01/1996    $   163,200.00    $   163,200.00   08/01/1998    6.000%

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                          (Adjustable Rate Mortgages)

 (i)               (ii)                               (iii)                    (iv)         (v)         (vi)    (vii)     (viii)
                                                                                                                Stated
                Mortgagor's                          Property                                         Original Remaining  Loan-to-
Loan    --------------------------   ---------------------------------------   Owner      Property    Term to   Term to    Value
Number     Last Name    First Name         Street Address         State  Zip  Occupied      Type      Maturity  Maturity   Ratio
------     ---------    ----------         --------------         -----  ---  --------      ----      --------  --------   -----
6119424 Montilla Jr     Fred         7811 S Woodridge Drive         FL  33067    Yes    Single Family    360       360     75.00%
6119432 Moyer           Iris         6837 Willis Ave. 1             CA  91405    Yes    Single Family    360       360     80.00%
6119440 Newsome         Maryland     4981 South 4940 West           UT  84118    Yes    Single Family    360       357     90.00%
6119457 Nielson         Kent         7108 West Fieldview Dr.        UT  84120    Yes    Single Family    360       359     73.00%
6119465 Perkins         John         79 Drobish                     CA  95914    Yes    Single Family    360       359     77.78%
6119481 Ramirez         Jesus        1166 San Bernardino            CA  91767    Yes    Single Family    360       360     85.00%
6119499 Ribeiro         Devair       6287 Nw 44Th Street            FL  33067    Yes    Single Family    360       360     72.83%
6119507 Richards        Lennis       4461 Ferndale St.              CA  90016    Yes    Single Family    360       359     84.13%
6119515 Robinson        Julius       420 S. Barrington Ave. #       CA  90049    Yes     Condominium     360       360     80.00%
6119523 Rudolpha        Dolores      458 E. Calle Durango           AZ  85621     No    Single Family    360       359     80.00%
6119531 Schreiber       Gary         2 B Corniche Dr                CA  92629    Yes     Condominium     360       359     80.00%
6119549 Scudder         Steven       2717 Magnolia Ave              CA  95307    Yes    Single Family    360       359     86.40%
6119556 Sine            Alan         11421 Dintha Court             MD  20754    Yes    Single Family    360       360     79.99%
6119572 Soares          Manuel       7 Kendall Drive                RI  02865    Yes    Single Family    360       360     70.00%
6119598 Speicher        Mark         6265 Chimney Drive             NV  89433    Yes    Manufactured     360       360     85.00%
                                                                                          Dwelling
6119614 Vance           John         3569 Franklin Rd               OH  44224    Yes    Single Family    360       360     85.00%
6119622 Waltz           Ronald       188 Vintage Lane 1             CA  92805    Yes    Single Family    360       360     75.00%
6119630 Watson          Margaret     6332 Se Division St. 1         OR  97206    Yes    Single Family    360       360     70.00%
6119648 Williams        Arthur       4712 S. Van Ness Ave           CA  90047    Yes    Single Family    360       360     80.00%
6119655 Bruner          David        7251 West Randolph Street      IL  60130     No     Condominium     360       359     50.93%
6119663 Hickman         Melissa      260 Village Creek              IL  60102    Yes         PUD         360       359     57.42%
6119671 Hightower, I    James        6N971 Woodlawn Avenue          IL  60174    Yes    Single Family    360       359     70.00%
6119689 Ilbery          Charles      245 Shepard Drive              IL  62521    Yes    Single Family    360       359     90.00%
6119713 Williamson      David        6823 North Hamilton 3          IL  60645    Yes     Condominium     360       360     80.00%
6119721 Gregory         John         1631 North Monitor             IL  60639     No    Single Family    360       359     80.00%
6119739 Jones           Ted          623 West Washington            IA  51503     No    4 Family Unit    360       359     75.00%
6119747 Main            Larry        448 North Pennsylvania Ave     PA  15601     No    Single Family    360       360     79.88%
6119754 Martin          Linda        3031 South 9100 West           UT  84044    Yes    Single Family    360       359     60.61%
6119762 Morris, Jr.     Edwin        6057 Tybalt Drive              IN  46254    Yes         PUD         360       359     85.00%
6119770 Reid            Camille      435 West 126Th Place           IL  60628    Yes    Single Family    360       360     85.00%
6119788 Ricci           Bruce        463 Amherst St. 1              CA  94134    Yes    Single Family    360       360     75.00%
6119796 Arrigo          Rick         W. 5607 Woodside               WA  99208    Yes    Single Family    360       360     83.85%
6119804 Arscheene       Arnold       6525 Soundview Dr              WA  98335    Yes    Single Family    360       360     69.49%
6119812 Beatty          Richard      2877 B W. Long Circle 1        CO  80120    Yes         PUD         360       359     90.00%
6119820 Chicks          Norsky       7401 Sunnybrae Ave.            CA  91306    Yes    Single Family    360       360     80.00%
6119838 Christensen     Mikel        3073 S. Buccaneer Drive        UT  84044    Yes    Single Family    360       359     81.67%
6119861 Gray            Terry        7077 N.E. Bay Hill Rd. 1       WA  98110     No    Single Family    360       360     70.00%
6119879 Groom           Collette     7403 East Castilla Blvd.       CO  80112    Yes    Single Family    360       360     66.21%
6119887 Masuda          Irvin        307 Coleridge Dr. 1            CA  93901    Yes    Single Family    360       359     81.27%
6119895 Penman          Don          2042 South Bonneview Dr.       UT  84010    Yes    Single Family    360       359     68.84%
6119903 Steel           Brian        10007 Eagle Place              WA  98303    Yes    Single Family    360       359     78.67%
6119911 Stenzel         Douglas      971 Cielito                    CA  93003     No    Single Family    360       360     80.00%
6119929 Virgilio        Anthony      754 Almeria Drive 1            CA  95123    Yes    Single Family    360       360     75.00%
6119937 Williams        April        5359 South Geary Street        UT  84123    Yes     Condominium     360       360     69.74%
6119945 Ambrosini       Daniel       3620 186Th Street 402          IL  60438    Yes     Condominium     360       359     65.00%
6119952 Boyd            Mary         2316 Se 139Th Ave              OR  97233    Yes    Single Family    360       359     80.00%
6119978 Flavin          Dennis       125 South Elm                  IL  60521    Yes    Single Family    360       359     75.00%
6119986 Johnson         Chester      2600 S. Holly 1                CO  80222    Yes    Single Family    360       359     58.96%
6119994 Young           Richard      18847 Moro Circle 1            CA  93907    Yes    Single Family    360       359     80.00%
6120034 Campbell        Benjamin     163 East 100 North             UT  84648    Yes    Single Family    360       350     70.00%
6120083 Platt,V         Mortimer     5237 Stratford Court           FL  33904    Yes    Single Family    360       350     75.00%
6120208 Zack            Dena         805 Clearwater Drive           TX  76065    Yes    Single Family    360       352     20.89%
6127500 Gensch          Robert       3150 Ne 48Th Court # 204       FL  33064    Yes     Condominium     360       358     39.00%
6127526 Tate            Johnny       562 Nw Argosy Ave              FL  34983    Yes    Single Family    360       357     66.70%
6127567 Salazar         Heinz        11707 Sw 113 Terrace           FL  33186    Yes    Single Family    360       359     70.00%
6127641 Powery          Charles      242 Cypress Dr                 FL  33403    Yes    Single Family    360       359     75.00%
6127658 Oliver          Janet        3931 N 41St Court              FL  33021    Yes    Single Family    360       360     61.76%
6131056 Martinez        Jose         4842 S Mountain Avenue         AZ  85714    Yes    Single Family    360       357     80.00%
6131254 Thieme          Steven       519 Cortes Steet               TX  76227    Yes    Single Family    360       357     79.73%
6131262 Bartlett        David        5447 Don Edmondo Court         CA  95123    Yes    Single Family    360       357     75.00%
6132526 Willens         Noah         61A Spring Creek Road          IL  60010    Yes    Single Family    360       359     68.29%
6132534 Yadgari         Houshang     1812 Overland Ave., #302 1     CA  90025     No     Condominium     360       359     75.00%
6132542 Bukoski         William      4431 Eke Road                  HI  96756    Yes    Single Family    360       360     80.00%
6132559 Fox             Dominic      3543 West 75Th Place           IL  60652    Yes    Single Family    360       359     85.00%
6132575 Mclaughlin      Daniel       6811 Alpine Drive              VA  22003    Yes    Single Family    360       360     79.91%
6132583 Opila           Andy         1441 Newberry Avenue           IL  60525    Yes    Single Family    360       359     80.00%
6132591 Baker           Paul         5 Peninsula Court 1            CA  94559    Yes    Single Family    360       360     65.00%


 (i)       (ix)        (x)          (xi)         (xii)       (xiii)           (xiv)              (xv)          (xvi)      (xvii)
         Scheduled                             Scheduled
         Mortgage     First        Stated      Principal                     Original          Scheduled     Next Rate
Loan     Interest    Payment      Maturity     & Interest    Paid to         Principal         Principal     Adjustment    Gross
Number     Rate      Due Date       Date        Payment       Date            Balance           Balance         Date       Margin
------     ----      --------       ----        -------       ----            -------           -------         ----       ------
6119424    9.750%   10/01/1996   09/01/2026   $  2,190.85   09/01/1996    $   255,000.00    $   255,000.00   09/01/1998    6.125%
6119432    8.990%   10/01/1996   09/01/2026   $    868.22   09/01/1996    $   108,000.00    $   108,000.00   03/01/1997    7.125%
6119440    8.875%   07/01/1996   06/01/2026   $    605.09   09/01/1996    $    76,050.00    $    75,921.14   06/01/1998    5.375%
6119457   12.500%   09/01/1996   08/01/2026   $    763.52   08/01/1996    $    71,540.00    $    71,540.00   08/01/1998    7.250%
6119465    9.750%   09/01/1996   08/01/2026   $    601.41   08/01/1996    $    70,000.00    $    70,000.00   08/01/1998    5.750%
6119481   10.625%   10/01/1996   09/01/2026   $  1,060.41   09/01/1996    $   114,750.00    $   114,750.00   09/01/1998    6.500%
6119499   11.250%   10/01/1996   09/01/2026   $  1,301.50   09/01/1996    $   134,000.00    $   134,000.00   09/01/1998    6.250%
6119507    9.750%   09/01/1996   08/01/2026   $    831.24   08/01/1996    $    96,750.00    $    96,750.00   08/01/1998    5.750%
6119515    8.990%   10/01/1996   09/01/2026   $  1,800.75   09/01/1996    $   224,000.00    $   224,000.00   03/01/1997    7.125%
6119523    8.990%   09/01/1996   08/01/2026   $    347.29   08/01/1996    $    43,200.00    $    43,200.00   02/01/1997    7.125%
6119531    8.500%   09/01/1996   08/01/2026   $    811.36   09/01/1996    $   105,520.00    $   105,456.07   02/01/1997    5.500%
6119549    9.990%   09/01/1996   08/01/2026   $    946.98   09/01/1996    $   108,000.00    $   107,952.12   02/01/1997    7.875%
6119556    7.990%   10/01/1996   09/01/2026   $  1,852.47   09/01/1996    $   252,700.00    $   252,700.00   03/01/1997    6.125%
6119572    9.250%   10/01/1996   09/01/2026   $  2,591.43   09/01/1996    $   315,000.00    $   315,000.00   09/01/1998    5.875%
6119598   10.875%   10/01/1996   09/01/2026   $    745.36   09/01/1996    $    79,050.00    $    79,050.00   09/01/1998    7.000%
6119614   10.250%   10/01/1996   09/01/2026   $    616.97   09/01/1996    $    68,850.00    $    68,850.00   09/01/1998    6.000%
6119622   11.750%   10/01/1996   09/01/2026   $  2,914.68   09/01/1996    $   288,750.00    $   288,750.00   09/01/1998    6.750%
6119630   10.000%   10/01/1996   09/01/2026   $    903.03   09/01/1996    $   102,900.00    $   102,900.00   09/01/1998    6.375%
6119648   10.375%   10/01/1996   09/01/2026   $    956.11   09/01/1996    $   105,600.00    $   105,600.00   09/01/1998    6.250%
6119655   12.500%   09/01/1996   08/01/2026   $    587.00   08/01/1996    $    55,000.00    $    55,000.00   02/01/1997    8.500%
6119663   10.250%   09/01/1996   08/01/2026   $    537.67   09/01/1996    $    60,000.00    $    59,974.83   02/01/1997    7.375%
6119671    9.500%   09/01/1996   08/01/2026   $    594.49   09/01/1996    $    70,700.00    $    70,665.22   08/01/1998    6.000%
6119689   10.750%   09/01/1996   08/01/2026   $    575.50   08/01/1996    $    61,650.00    $    61,650.00   02/01/1997    7.250%
6119713   10.750%   10/01/1996   09/01/2026   $    448.08   09/01/1996    $    48,000.00    $    48,000.00   09/01/1998    6.750%
6119721   10.750%   09/01/1996   08/01/2026   $    896.15   08/01/1996    $    96,000.00    $    96,000.00   08/01/1998    5.750%
6119739   10.500%   09/01/1996   08/01/2026   $    463.09   09/01/1996    $    50,625.00    $    50,604.88   08/01/1998    7.250%
6119747    9.500%   10/01/1996   09/01/2026   $    258.61   09/01/1996    $    30,755.00    $    30,755.00   03/01/1997    7.625%
6119754    9.250%   09/01/1996   08/01/2026   $    411.34   09/01/1996    $    50,000.00    $    49,973.42   08/01/1998    5.750%
6119762   11.625%   09/01/1996   08/01/2026   $    994.35   08/01/1996    $    99,450.00    $    99,450.00   08/01/1998    7.250%
6119770   10.750%   10/01/1996   09/01/2026   $    872.81   09/01/1996    $    93,500.00    $    93,500.00   03/01/1997    6.750%
6119788   10.250%   10/01/1996   09/01/2026   $  1,444.97   09/01/1996    $   161,250.00    $   161,250.00   09/01/1998    6.250%
6119796    9.990%   10/01/1996   09/01/2026   $    955.75   09/01/1996    $   109,000.00    $   109,000.00   09/01/1998    6.000%
6119804   10.000%   10/01/1996   09/01/2026   $  1,689.33   09/01/1996    $   192,500.00    $   192,500.00   09/01/1998    6.375%
6119812   10.250%   09/01/1996   08/01/2026   $  1,072.64   09/01/1996    $   119,700.00    $   119,649.80   02/01/1997    7.000%
6119820   10.990%   10/01/1996   09/01/2026   $  1,065.76   09/01/1996    $   112,000.00    $   112,000.00   09/01/1998    6.750%
6119838   10.750%   09/01/1996   08/01/2026   $    686.11   09/01/1996    $    73,500.00    $    73,472.33   08/01/1998    6.500%
6119861   10.240%   10/01/1996   09/01/2026   $  1,284.84   09/01/1996    $   143,500.00    $   143,500.00   09/01/1998    6.750%
6119879    8.990%   10/01/1996   09/01/2026   $    771.75   09/01/1996    $    96,000.00    $    96,000.00   09/01/1998    5.500%
6119887    9.750%   09/01/1996   08/01/2026   $  1,640.99   08/01/1996    $   191,000.00    $   191,000.00   08/01/1998    5.750%
6119895   10.990%   09/01/1996   08/01/2026   $    903.99   08/01/1996    $    95,000.00    $    95,000.00   08/01/1998    7.125%
6119903   10.250%   09/01/1996   08/01/2026   $  2,114.80   09/01/1996    $   236,000.00    $   235,901.03   08/01/1998    6.625%
6119911    9.750%   10/01/1996   09/01/2026   $  2,728.68   09/01/1996    $   317,600.00    $   317,600.00   03/01/1997    7.875%
6119929    9.990%   10/01/1996   09/01/2026   $  1,624.33   09/01/1996    $   185,250.00    $   185,250.00   09/01/1998    6.625%
6119937    9.500%   10/01/1996   09/01/2026   $    571.79   09/01/1996    $    68,000.00    $    68,000.00   09/01/1998    6.000%
6119945   11.250%   09/01/1996   08/01/2026   $    915.42   09/01/1996    $    94,250.00    $    94,018.17   08/01/1998    6.375%
6119952    8.990%   09/01/1996   08/01/2026   $    778.83   09/01/1996    $    96,880.00    $    96,826.96   02/01/1997    7.125%
6119978    9.750%   09/01/1996   08/01/2026   $  2,496.92   09/01/1996    $   290,625.00    $   290,489.41   02/01/1997    6.875%
6119986    8.000%   09/01/1996   08/01/2026   $    579.68   10/01/1996    $    79,000.00    $    78,893.62   02/01/1997    5.750%
6119994   10.500%   09/01/1996   08/01/2026   $  2,012.43   09/01/1996    $   220,000.00    $   219,912.57   08/01/1998    6.250%
6120034   12.375%   12/15/1995   11/15/2025   $    592.01   08/15/1996    $    56,000.00    $    55,839.45   11/15/1996    6.850%
6120083   10.490%   12/15/1995   11/15/2025   $  1,232.78   08/15/1996    $   135,000.00    $   134,376.95   11/15/1996    5.750%
6120208   12.250%   02/15/1996   01/15/2026   $    306.48   07/15/1996    $    29,250.00    $    29,198.43   01/15/1997    6.450%
6127500   11.990%   08/01/1996   07/01/2026   $    400.86   07/01/1996    $    39,000.00    $    39,000.00   07/01/1998    6.750%
6127526    9.990%   07/01/1996   06/01/2026   $    438.42   09/01/1996    $    50,000.00    $    49,955.48   06/01/1998    5.750%
6127567    9.950%   09/01/1996   08/01/2026   $    623.95   08/01/1996    $    71,400.00    $    71,400.00   08/01/1998    7.250%
6127641    9.250%   09/01/1996   08/01/2026   $    617.01   08/01/1996    $    75,000.00    $    75,000.00   08/01/1998    5.750%
6127658   12.000%   10/01/1996   09/01/2026   $    972.04   09/01/1996    $    94,500.00    $    94,500.00   09/01/1998    8.000%
6131056   10.625%   07/01/1996   06/01/2026   $    606.21   09/01/1996    $    65,600.00    $    65,549.02   06/01/1999    5.250%
6131254    9.750%   07/01/1996   06/01/2026   $  1,024.12   08/01/1996    $   119,200.00    $   119,088.31   12/01/1996    7.000%
6131262   10.375%   07/01/1996   06/01/2026   $    699.09   09/01/1996    $    77,212.00    $    77,148.67   12/01/1996    7.125%
6132526   10.500%   09/01/1996   08/01/2026   $  2,561.27   08/01/1996    $   280,000.00    $   280,000.00   02/01/1997    7.638%
6132534    9.750%   09/01/1996   08/01/2026   $    695.92   09/01/1996    $    81,000.00    $    80,962.21   08/01/1998    6.125%
6132542   10.875%   10/01/1996   09/01/2026   $  1,395.48   09/01/1996    $   148,000.00    $   148,000.00   09/01/1998    6.750%
6132559    8.990%   09/01/1996   08/01/2026   $    696.99   09/01/1996    $    86,700.00    $    86,652.54   02/01/1997    6.750%
6132575    8.990%   10/01/1996   09/01/2026   $  2,411.71   09/01/1996    $   300,000.00    $   300,000.00   03/01/1997    7.125%
6132583    9.250%   09/01/1996   08/01/2026   $  1,118.84   09/01/1996    $   136,000.00    $   135,929.49   08/01/1998    5.250%
6132591    9.250%   10/01/1996   09/01/2026   $  1,604.22   09/01/1996    $   195,000.00    $   195,000.00   09/01/1998    5.875%

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                          (Adjustable Rate Mortgages)

 (i)               (ii)                               (iii)                    (iv)         (v)         (vi)    (vii)     (viii)
                                                                                                                Stated
                Mortgagor's                          Property                                         Original Remaining  Loan-to-
Loan    --------------------------   ---------------------------------------   Owner      Property    Term to   Term to    Value
Number     Last Name    First Name         Street Address         State  Zip  Occupied      Type      Maturity  Maturity   Ratio
------     ---------    ----------         --------------         -----  ---  --------      ----      --------  --------   -----
6132609 Cerrone         Stephen      5 Braemer Avenue               NJ  08012    Yes    Single Family    360       360     70.00%
6132617 Cooper Sr       Arnold       7131 South Cornell             IL  60649    Yes    4 Family Unit    360       359     75.00%
6132633 Easterling      Raymond      3002 Poplar Court              CA  94533    Yes    Single Family    360       360     75.00%
6132641 Hurtado Sr      Gustavo      1245 9Th St. 1                 AZ  85607    Yes    Single Family    360       360     75.00%
6132658 Lang            Bruce        23870 Lakeview Drive           CA  92325    Yes    Single Family    360       360     69.23%
6132666 Melendrez       Michael      9631 South Avenue L            IL  60617    Yes    Single Family    360       359     85.00%
6132674 Stankiewicz     Michael      213 Walnut Street              NY  11757    Yes    2 Family Unit    360       360     73.44%
6132682 Bretz           Gregory      9936 Windjammer Trail 1        OH  44202    Yes    Single Family    360       360     85.00%
6132690 Marlow          Alan         256 Antelope Village           NV  89012    Yes    Single Family    360       360     75.00%
6132708 Underwood       Scott        10042 Springstone Road         IN  46055    Yes    Single Family    360       359     79.23%
6132724 Rasmussen       Gary         550 East 192 South             ID  83318    Yes    Single Family    360       360     28.57%
6132732 Crespo          Anthony      3530 West Dickens              IL  60647     No    3 Family Unit    360       360     45.00%
6132740 Kimmell         Michael      2824 Baccurate Drive           GA  30062    Yes    Single Family    360       359     89.90%
6132757 Ray             James        715 Cox Lane                   CA  95968    Yes    Single Family    360       360     45.70%
6132765 Hibbard         Thomas       1 Terrace Place                MA  02120    Yes    2 Family Unit    360       359     75.00%
6132773 Matuszewski     Leon         2942 North Monitor Avenue      IL  60634    Yes    Single Family    360       359     72.73%
6132781 Plett           Reginald     1804 N. 1St St. 1              AZ  86004     No    2 Family Unit    360       360     73.65%
6132799 Grant           Charles      4532 W. 4985 S. 1              UT  84118    Yes    Single Family    360       360     75.00%

  554
-------

  748
=======


 (i)       (ix)        (x)          (xi)         (xii)       (xiii)           (xiv)              (xv)          (xvi)      (xvii)
         Scheduled                             Scheduled
         Mortgage     First        Stated      Principal                     Original          Scheduled     Next Rate
Loan     Interest    Payment      Maturity     & Interest    Paid to         Principal         Principal     Adjustment    Gross
Number     Rate      Due Date       Date        Payment       Date            Balance           Balance         Date       Margin
------     ----      --------       ----        -------       ----            -------           -------         ----       ------
6132609   11.500%   10/01/1996   09/01/2026   $    970.49   09/01/1996    $    98,000.00    $    98,000.00   09/01/1998    6.500%
6132617    8.750%   09/01/1996   08/01/2026   $    649.03   08/01/1996    $    82,500.00    $    82,500.00   02/01/1997    6.750%
6132633    9.250%   10/01/1996   09/01/2026   $  1,110.62   09/01/1996    $   135,000.00    $   135,000.00   09/01/1998    5.625%
6132641   12.750%   10/01/1996   09/01/2026   $    815.02   09/01/1996    $    75,000.00    $    75,000.00   09/01/1998    7.500%
6132658    8.000%   10/01/1996   09/01/2026   $    660.39   09/01/1996    $    90,000.00    $    90,000.00   03/01/1997    6.625%
6132666   10.625%   09/01/1996   08/01/2026   $    463.44   09/01/1996    $    50,150.00    $    50,094.04   08/01/1998    6.500%
6132674    8.990%   10/01/1996   09/01/2026   $    944.59   09/01/1996    $   117,500.00    $   117,500.00   09/01/1998    5.375%
6132682    9.750%   10/01/1996   09/01/2026   $  1,665.05   09/01/1996    $   193,800.00    $   193,800.00   03/01/1997    6.000%
6132690    7.750%   10/01/1996   09/01/2026   $  1,398.20   09/01/1996    $   195,166.00    $   195,166.00   03/01/1997    6.000%
6132708    9.750%   09/01/1996   08/01/2026   $  3,866.20   09/01/1996    $   450,000.00    $   449,790.05   08/01/1998    5.500%
6132724    8.000%   10/01/1996   09/01/2026   $    146.76   09/01/1996    $    20,000.00    $    20,000.00   03/01/1997    6.750%
6132732   14.500%   10/01/1996   09/01/2026   $    771.48   09/01/1996    $    63,000.00    $    63,000.00   09/01/1998    8.500%
6132740    9.750%   09/01/1996   08/01/2026   $  3,161.69   09/01/1996    $   368,000.00    $   367,828.31   02/01/1997    6.500%
6132757    9.250%   10/01/1996   09/01/2026   $    481.27   09/01/1996    $    58,500.00    $    58,500.00   09/01/1998    5.875%
6132765   10.250%   09/01/1996   08/01/2026   $    719.13   09/01/1996    $    80,250.00    $    80,216.34   08/01/1998    6.625%
6132773    9.990%   09/01/1996   08/01/2026   $  1,052.20   09/01/1996    $   120,000.00    $   119,946.80   08/01/1998    6.000%
6132781   11.000%   10/01/1996   09/01/2026   $  1,332.00   09/01/1996    $   139,868.00    $   139,868.00   09/01/1998    7.125%
6132799   11.000%   10/01/1996   09/01/2026   $    778.53   09/01/1996    $    81,750.00    $    81,750.00   09/01/1998    6.750%

  554                                                                     $64,252,869.00    $64,226,652.66
-------                                                                   --------------------------------

  748                                                                     $81,191,672.00    $81,142,201.73
=======                                                                   ================================

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                          (Adjustable Rate Mortgages)

 (i)        (xviii)       (xix)      (xx)        (xxi)      (xxii)             (xxiii)              (xxiv)        (xxv)      (xxvi)
                         Maximum    Minimum     Original
                         Mortgage   Mortgage    Mortgage                Maximum                                  First Rate  Credit
 Loan        Loan        Interest   Interest    Interest    Periodic   First Rate  Documentation                 Adjustment  Risk
Number      Purpose        Rate       Rate        Rate      Rate Cap   Adjustment     Level         Index          Date      Grade
------      -------        ----       ----        ----      --------   ----------     -----         -----          ----      -----
2291532     Refinance    18.990%    12.990%     12.990%       1.000%   1.150%         FULL       6 Month Libor   01/01/1996    D
2291649     Cash-out     18.250%    13.250%     13.250%       1.000%   1.000%         1003       6 Month Libor   02/01/1996    D
2297141     Cash-out     18.750%    12.750%     12.750%       1.000%   1.000%         FULL       6 Month Libor   03/15/1996    D
6006159     Cash-out     17.250%    10.750%     10.750%       1.000%   1.000%         1003       6 Month Libor   12/01/1995    B
6006340     Refinance    15.000%     8.500%      8.500%       1.000%   1.000%         FULL       6 Month Libor   12/01/1995    A-
6007140     Cash-out     19.500%    13.000%     13.000%       1.000%   3.000%         FULL       6 Month Libor   07/01/1997    D
6007173     Cash-out     17.900%    11.400%     11.400%       1.000%   3.000%         1003       6 Month Libor   07/01/1997    A-
6016398     Cash-out     14.650%     8.150%      8.150%       1.000%   3.000%         1003       6 Month Libor   12/01/1997    B
6017198     Cash-out     16.990%    10.490%     10.490%       1.000%   3.000%         1003       6 Month Libor   11/01/1997    A-
6020796     Cash-out     18.750%    12.250%     12.250%       1.000%   3.000%         FULL       6 Month Libor   01/01/1998    D
6022388     Cash-out     16.000%     9.500%      9.500%       1.000%   3.000%         FULL       6 Month Libor   02/01/1998    B
6022834     Cash-out     16.000%     9.500%      8.500%       1.000%   2.000%         1003       6 Month Libor   08/01/1996    A-
6023725     Purchase     16.250%     9.750%      9.750%       1.000%   3.000%         1003       6 Month Libor   02/01/1998    B
6024467     Cash-out     17.500%    11.000%     11.000%       1.000%   3.000%         1003       6 Month Libor   03/01/1998    B
6027395     Purchase     17.125%    10.625%     10.625%       1.000%   3.000%         1003       6 Month Libor   04/01/1998    A-
6028286     Cash-out     18.490%    11.990%     11.990%       1.000%   3.000%         1003       6 Month Libor   05/01/1998    D
6031272     Cash-out     16.750%    10.250%     10.250%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6031371     Purchase     16.240%     9.740%      8.740%       1.000%   2.000%         FULL       6 Month Libor   01/01/1997    A-
6031777     Purchase     15.750%     9.250%      9.250%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A
6031892     Cash-out     15.490%     8.990%      8.990%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6031959     Cash-out     16.250%     9.750%      9.750%       1.000%   3.000%         FULL       6 Month Libor   07/01/1999    A-
6031967     Refinance    15.500%     9.000%      9.000%       1.000%   1.000%         1003       6 Month Libor   01/01/1997    A
6031983     Cash-out     16.490%     9.990%      9.990%       1.000%   1.000%         FULL       6 Month Libor   01/01/1997    B
6032007     Cash-out     17.000%    10.500%     10.500%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6032098     Purchase     15.250%     8.750%      8.750%       1.000%   1.000%         FULL       6 Month Libor   01/01/1997    B
6032106     Cash-out     15.000%     8.500%      7.500%       1.000%   2.000%         FULL       6 Month Libor   01/01/1997    B
6032114     Cash-out     14.490%     7.990%      7.990%       1.000%   1.000%         FULL       6 Month Libor   01/01/1997    A-
6032130     Refinance    21.490%    14.990%     14.990%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    D
6032148     Refinance    16.750%    10.250%     10.250%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6032205     Refinance    16.450%     9.950%      9.950%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6032213     Refinance    17.490%    10.990%     10.990%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6032262     Purchase     15.750%     9.250%      9.250%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6032288     Cash-out     15.490%     8.990%      7.990%       1.000%   2.000%         FULL       6 Month Libor   01/01/1997    B
6032296     Cash-out     16.250%     9.750%      9.750%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6032304     Cash-out     16.250%     9.750%      9.750%       1.000%   1.000%         FULL       6 Month Libor   01/01/1997    B
6032320     Purchase     17.000%    10.500%     10.500%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6032338     Refinance    16.750%    10.250%     10.250%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6032353     Cash-out     16.000%     9.500%      9.500%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6032379     Purchase     16.625%    10.125%      9.125%       1.000%   2.000%         1003       6 Month Libor   01/01/1997    A-
6032395     Cash-out     18.000%    11.500%     11.500%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    D
6032429     Refinance    16.125%     9.625%      9.625%       1.000%   3.000%         LITE       6 Month Libor   07/01/1998    A
6032452     Cash-out     17.000%    10.500%     10.500%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6032460     Cash-out     15.490%     8.990%      8.990%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6032478     Cash-out     16.490%     9.990%      9.990%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6032494     Cash-out     17.240%    10.740%     10.740%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6032544     Refinance    19.750%    13.250%     13.250%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    D
6032551     Cash-out     15.000%     8.500%      8.500%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A
6032585     Cash-out     16.125%     9.625%      9.625%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6032619     Cash-out     16.490%     9.990%      9.990%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6032627     Cash-out     15.250%     8.750%      8.750%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6032650     Refinance    16.750%    10.250%     10.250%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    C
6032700     Cash-out     19.000%    12.500%     12.500%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    D
6032726     Purchase     15.625%     9.125%      9.125%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6032734     Purchase     16.490%     9.990%      9.990%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6032742     Cash-out     15.000%     8.500%      8.500%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6032759     Refinance    19.000%    12.500%     12.500%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    D
6032767     Purchase     16.750%    10.250%     10.250%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6032817     Cash-out     18.250%    11.750%     11.750%       1.000%   3.000%         1003       6 Month Libor   07/01/1999    B
6032833     Cash-out     16.250%     9.750%      9.750%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A
6032841     Cash-out     16.250%     9.750%      9.750%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6032874     Cash-out     16.490%     9.990%      9.990%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6032924     Cash-out     17.000%    10.500%     10.500%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6032932     Cash-out     19.000%    12.500%     11.500%       1.000%   2.000%         FULL       6 Month Libor   01/01/1997    C
6032957     Refinance    14.750%     8.250%      7.250%       1.000%   2.000%         FULL       6 Month Libor   01/01/1997    A-
6032965     Cash-out     16.490%     9.990%      8.990%       1.000%   1.000%         FULL       6 Month Libor   01/01/1997    D
6032973     Cash-out     13.875%     7.375%      7.375%       1.000%   1.000%         1003       6 Month Libor   01/01/1997    A-
6032999     Refinance    18.000%    11.500%     11.500%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    C



 (i)            (xxvii)         (xxxi)         (xxxii)        (xxxiv)   (xxxvii)  (xxxviii)          (xxxix)

               Original                                      Rounding             Due-on-
 Loan          Appraisal          Sale         Prepayment      Code                 Sale              Program
Number           Value           Price          Penalty      (nearest)  Assumable  Clause              Code
------           -----           -----          -------      ---------  ---------  ------              ----
2291532     $     85,000.00        N/A           5 YR        0.125%       No        Yes            6 Month Libor
2291649     $     45,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
2297141     $    180,000.00        N/A           1 YR        0.125%       No        Yes            6 Month Libor
6006159     $     87,000.00        N/A           5 YR        0.125%       No        Yes            6 Month Libor
6006340     $     70,000.00        N/A           5 YR        0.125%       No        Yes            6 Month Libor
6007140     $     77,200.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6007173     $     83,500.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6016398     $    133,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6017198     $    165,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6020796     $    112,200.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6022388     $    155,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6022834     $    309,000.00        N/A           0 YR        0.125%       No        Yes        6 Month Libor Low Orig. Rate
6023725     $     62,000.00    $ 62,000.00       2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6024467     $     96,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6027395     $     97,000.00    $ 97,000.00       2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6028286     $    102,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6031272     $     68,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6031371     $     87,000.00    $ 87,000.00       5 YR        0.125%       No        Yes        6 Month Libor Low Orig. Rate
6031777     $    340,470.00    $ 340,470.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6031892     $    352,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6031959     $    151,000.00        N/A           3 YR        0.125%       No        Yes        3 yr Fixed 6 Month Libor
6031967     $    136,000.00        N/A           5 YR        0.125%       No        Yes            6 Month Libor
6031983     $    140,000.00        N/A           5 YR        0.125%       No        Yes            6 Month Libor
6032007     $    135,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032098     $    146,900.00    $ 146,900.00      1 YR        0.125%       No        Yes            6 Month Libor
6032106     $    160,000.00        N/A           5 YR        0.125%       No        Yes        6 Month Libor Low Orig. Rate
6032114     $    180,000.00        N/A           5 YR        0.125%       No        Yes            6 Month Libor
6032130     $     89,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032148     $     62,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032205     $    125,000.00        N/A           3 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032213     $     75,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032262     $    120,000.00    $ 120,000.00      3 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032288     $    300,000.00        N/A           3 YR        0.125%       No        Yes        6 Month Libor Low Orig. Rate
6032296     $    375,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032304     $    108,000.00        N/A           5 YR        0.125%       No        Yes            6 Month Libor
6032320     $    120,000.00    $ 120,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032338     $    172,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032353     $    125,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032379     $    115,000.00    $ 115,000.00      3 YR        0.125%       No        Yes        6 Month Libor Low Orig. Rate
6032395     $     75,000.00        N/A           3 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032429     $    168,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032452     $    131,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032460     $    390,000.00        N/A           4 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032478     $    115,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032494     $     85,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032544     $     47,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032551     $    135,000.00        N/A           5 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032585     $    125,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032619     $     97,500.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032627     $    170,000.00        N/A           5 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032650     $     75,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032700     $    137,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032726     $    325,000.00    $ 325,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032734     $    130,000.00    $ 130,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032742     $    170,000.00        N/A           3 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032759     $    108,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032767     $    104,000.00    $ 104,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032817     $    120,000.00        N/A           5 YR        0.125%       No        Yes        3 yr Fixed 6 Month Libor
6032833     $     62,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032841     $     90,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032874     $    135,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032924     $    158,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6032932     $     41,000.00        N/A           3 YR        0.125%       No        Yes        6 Month Libor Low Orig. Rate
6032957     $    132,000.00        N/A           1 YR        0.125%       No        Yes        6 Month Libor Low Orig. Rate
6032965     $    100,000.00        N/A           5 YR        0.125%       No        Yes        6 Month Libor Low Orig. Rate
6032973     $    360,000.00        N/A           5 YR        0.125%       No        Yes            6 Month Libor
6032999     $     75,000.00        N/A           3 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                          (Adjustable Rate Mortgages)

 (i)        (xviii)       (xix)      (xx)        (xxi)      (xxii)             (xxiii)              (xxiv)        (xxv)      (xxvi)
                         Maximum    Minimum     Original
                         Mortgage   Mortgage    Mortgage                Maximum                                  First Rate  Credit
 Loan        Loan        Interest   Interest    Interest    Periodic   First Rate  Documentation                 Adjustment  Risk
Number      Purpose        Rate       Rate        Rate      Rate Cap   Adjustment     Level         Index          Date      Grade
------      -------        ----       ----        ----      --------   ----------     -----         -----          ----      -----
6033005     Cash-out     16.750%    10.250%     10.250%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6033013     Refinance    17.750%    11.250%     10.250%       1.000%   2.000%         1003       6 Month Libor   02/01/1997    B
6033021     Purchase     18.375%    11.875%     10.875%       1.000%   2.000%         1003       6 Month Libor   02/01/1997    B
6033039     Refinance    14.875%     8.375%      8.375%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A
6033054     Cash-out     19.490%    12.990%     11.990%       1.000%   2.000%         FULL       6 Month Libor   01/01/1997    D
6033062     Refinance    17.250%    10.750%     10.750%       1.000%   3.000%         1003       6 Month Libor   07/01/1999    B
6033070     Cash-out     18.000%    11.500%     11.500%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6033088     Cash-out     18.250%    11.750%     11.750%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-
6033138     Cash-out     16.750%    10.250%     10.250%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    C
6033161     Cash-out     19.250%    12.750%     12.750%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    D
6033187     Purchase     17.490%    10.990%     10.990%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6033195     Purchase     15.750%     9.250%      8.250%       1.000%   2.000%         FULL       6 Month Libor   02/01/1997    A-
6033211     Cash-out     15.250%     8.750%      8.750%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-
6033229     Cash-out     16.000%     9.500%      9.500%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6033252     Cash-out     18.000%    11.500%     11.500%       1.000%   3.000%         FULL       6 Month Libor   08/01/1999    B
6033260     Cash-out     17.750%    11.250%     11.250%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-
6033286     Cash-out     16.750%    10.250%     10.250%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    C
6033310     Purchase     17.750%    11.250%     11.250%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    C
6033336     Purchase     17.490%    10.990%     10.990%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    C
6033385     Cash-out     17.750%    11.250%     11.250%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    D
6033419     Cash-out     14.240%     7.740%      7.740%       1.000%   1.000%         FULL       6 Month Libor   02/01/1997    A-
6033435     Cash-out     17.750%    11.250%     11.250%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    B
6033484     Refinance    17.000%    10.500%     10.500%       1.000%   3.000%         LITE       6 Month Libor   08/01/1998    C
6033526     Cash-out     16.240%     9.740%      9.740%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    B
6033567     Cash-out     17.750%    11.250%     11.250%       1.000%   3.000%         LITE       6 Month Libor   08/01/1998    D
6033575     Cash-out     16.000%     9.500%      9.500%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6033583     Cash-out     16.490%     9.990%      9.990%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6033609     Refinance    19.375%    12.875%     12.875%       1.000%   3.000%         LITE       6 Month Libor   08/01/1998    C
6033633     Purchase     16.250%     9.750%      9.750%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6033641     Cash-out     18.125%    11.625%     11.625%       1.000%   3.000%         LITE       6 Month Libor   08/01/1998    C
6033682     Cash-out     17.750%    11.250%     11.250%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    B
6033708     Cash-out     17.375%    10.875%      9.875%       1.000%   2.000%         1003       6 Month Libor   02/01/1997    C
6033716     Purchase     16.750%    10.250%     10.250%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    B
6033732     Refinance    16.250%     9.750%      9.750%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6033740     Cash-out     17.490%    10.990%     10.990%       1.000%   3.000%         LITE       6 Month Libor   08/01/1998    B
6033773     Refinance    17.250%    10.750%     10.750%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    D
6033781     Purchase     19.490%    12.990%     12.990%       1.000%   3.000%         LITE       6 Month Libor   08/01/1998    D
6033807     Purchase     14.490%     7.990%      7.990%       1.000%   1.000%         FULL       6 Month Libor   02/01/1997    A-
6033815     Cash-out     16.250%     9.750%      9.750%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    B
6033872     Cash-out     17.490%    10.990%     10.990%       1.000%   1.000%         FULL       6 Month Libor   02/01/1997    B
6033880     Cash-out     16.490%     9.990%      9.990%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    B
6033898     Refinance    18.490%    10.990%     10.990%       1.000%   1.000%         LITE       6 Month Libor   02/01/1997    D
6033906     Cash-out     19.000%    12.500%     12.500%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    C
6033922     Cash-out     15.250%     8.750%      8.750%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6033948     Cash-out     17.000%    10.500%     10.500%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    B
6033955     Cash-out     16.250%     9.750%      9.750%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6033963     Cash-out     17.000%    10.500%     10.500%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A
6033971     Refinance    15.490%     8.990%      8.990%       1.000%   1.000%         1003       6 Month Libor   02/01/1997    A-
6033989     Purchase     16.250%     9.750%      9.750%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-
6034003     Cash-out     16.000%     9.500%      9.500%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6034011     Purchase     15.125%     8.625%      7.625%       1.000%   2.000%         LITE       6 Month Libor   02/01/1997    A-
6034029     Cash-out     16.250%     9.750%      9.750%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6034037     Cash-out     16.750%    10.250%     10.250%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-
6034060     Purchase     16.750%    10.250%     10.250%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    B
6034078     Cash-out     17.250%    10.750%     10.750%       1.000%   3.000%         FULL       6 Month Libor   08/01/1999    A-
6034102     Purchase     16.490%     9.990%      9.990%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    B
6034136     Refinance    18.000%    11.500%     11.500%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    B
6034151     Cash-out     17.250%    10.750%     10.750%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    B
6034177     Cash-out     16.250%     9.750%      9.750%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6034185     Cash-out     15.250%     8.750%      8.750%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6034193     Cash-out     16.490%     9.990%      9.990%       1.000%   3.000%         1003       6 Month Libor   08/01/1999    B
6034201     Cash-out     15.250%     8.750%      8.750%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-
6034219     Cash-out     15.750%     9.250%      9.250%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-
6034227     Cash-out     17.250%    10.750%     10.750%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    B
6034235     Refinance    18.000%    11.500%     11.500%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    B
6034276     Cash-out     18.750%    12.250%     12.250%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    C
6034284     Cash-out     17.000%    10.500%     10.500%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-


 (i)            (xxvii)         (xxxi)         (xxxii)        (xxxiv)   (xxxvii)  (xxxviii)          (xxxix)

               Original                                      Rounding             Due-on-
 Loan          Appraisal          Sale         Prepayment      Code                 Sale              Program
Number           Value           Price          Penalty      (nearest)  Assumable  Clause              Code
------           -----           -----          -------      ---------  ---------  ------              ----
6033005     $    182,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033013     $     97,000.00        N/A           5 YR        0.125%       No        Yes        6 Month Libor Low Orig. Rate
6033021     $     82,000.00    $ 82,000.00       3 YR        0.125%       No        Yes        6 Month Libor Low Orig. Rate
6033039     $    170,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033054     $     78,000.00        N/A           3 YR        0.125%       No        Yes        6 Month Libor Low Orig. Rate
6033062     $    155,000.00        N/A           3 YR        0.125%       No        Yes        3 yr Fixed 6 Month Libor
6033070     $    174,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033088     $    190,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033138     $    140,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033161     $     75,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033187     $     88,900.00    $ 88,900.00       2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033195     $    107,000.00    $ 107,000.00      1 YR        0.125%       No        Yes        6 Month Libor Low Orig. Rate
6033211     $    220,000.00        N/A           5 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033229     $    145,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033252     $     67,000.00        N/A           3 YR        0.125%       No        Yes        3 yr Fixed 6 Month Libor
6033260     $    117,500.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033286     $    140,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033310     $    120,000.00    $ 120,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033336     $    173,000.00    $ 173,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033385     $     84,500.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033419     $    135,000.00        N/A           5 YR        0.125%       No        Yes            6 Month Libor
6033435     $     83,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033484     $    180,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033526     $    115,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033567     $    144,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033575     $    165,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033583     $    154,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033609     $     84,000.00        N/A           5 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033633     $     99,500.00    $ 99,500.00       1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033641     $     86,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033682     $     79,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033708     $    135,000.00        N/A           1 YR        0.125%       No        Yes        6 Month Libor Low Orig. Rate
6033716     $    162,800.00    $ 162,800.00      5 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033732     $    170,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033740     $    159,384.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033773     $    125,000.00        N/A           3 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033781     $    168,900.00    $ 168,900.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033807     $    115,000.00    $ 115,000.00      3 YR        0.125%       No        Yes            6 Month Libor
6033815     $     85,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033872     $    161,000.00        N/A           5 YR        0.125%       No        Yes            6 Month Libor
6033880     $    106,000.00        N/A           3 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033898     $     79,000.00        N/A           5 YR        0.125%       No        Yes            6 Month Libor
6033906     $    125,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033922     $    170,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033948     $     92,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033955     $    120,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033963     $    165,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6033971     $    130,000.00        N/A           5 YR        0.125%       No        Yes            6 Month Libor
6033989     $    165,000.00    $ 180,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034003     $    138,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034011     $     52,000.00    $ 52,000.00       3 YR        0.125%       No        Yes        6 Month Libor Low Orig. Rate
6034029     $    162,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034037     $    170,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034060     $    130,000.00    $ 130,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034078     $    110,000.00        N/A           3 YR        0.125%       No        Yes        3 yr Fixed 6 Month Libor
6034102     $    127,433.00    $ 127,433.00      3 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034136     $    119,500.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034151     $     90,000.00        N/A           1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034177     $     74,200.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034185     $     89,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034193     $    125,000.00        N/A           3 YR        0.125%       No        Yes        3 yr Fixed 6 Month Libor
6034201     $    148,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034219     $     70,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034227     $    117,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034235     $     86,000.00        N/A           5 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034276     $    132,000.00        N/A           5 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034284     $    119,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                          (Adjustable Rate Mortgages)

 (i)        (xviii)       (xix)      (xx)        (xxi)      (xxii)             (xxiii)              (xxiv)        (xxv)      (xxvi)
                         Maximum    Minimum     Original
                         Mortgage   Mortgage    Mortgage                Maximum                                  First Rate  Credit
 Loan        Loan        Interest   Interest    Interest    Periodic   First Rate  Documentation                 Adjustment  Risk
Number      Purpose        Rate       Rate        Rate      Rate Cap   Adjustment     Level         Index          Date      Grade
------      -------        ----       ----        ----      --------   ----------     -----         -----          ----      -----
6034326     Cash-out     15.490%     8.990%      8.990%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6034334     Cash-out     16.625%    10.125%     10.125%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    C
6034342     Purchase     17.250%    10.750%     10.750%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6034383     Purchase     18.500%    12.000%     11.000%       1.000%   2.000%         1003       6 Month Libor   02/01/1997    C
6034391     Purchase     17.250%    10.750%     10.750%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    C
6034417     Refinance    17.750%    11.250%     11.250%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    C
6034482     Refinance    18.000%    11.500%     10.500%       1.000%   2.000%         FULL       6 Month Libor   02/01/1997    D
6034490     Cash-out     16.750%    10.250%     10.250%       1.000%   3.000%         LITE       6 Month Libor   09/01/1998    A-
6034508     Cash-out     16.375%     9.875%      9.875%       1.000%   1.000%         FULL       6 Month Libor   02/01/1997    A-
6034516     Refinance    16.490%     9.990%      9.990%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6034524     Cash-out     15.750%     9.250%      9.250%       1.000%   3.000%         LITE       6 Month Libor   08/01/1998    A
6034532     Refinance    18.625%    12.125%     12.125%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    C
6034573     Purchase     16.000%     9.500%      9.500%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6034607     Refinance    16.250%     9.750%      9.750%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    B
6034623     Cash-out     17.500%    11.000%     11.000%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    B
6034649     Cash-out     17.000%    10.500%     10.500%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    B
6034664     Purchase     16.750%    10.250%     10.250%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    A
6034672     Refinance    18.250%    11.750%     10.750%       1.000%   1.000%         LITE       6 Month Libor   03/01/1997    D
6034680     Cash-out     17.500%    11.000%     11.000%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    B
6034714     Cash-out     17.000%    10.500%     10.500%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6034748     Purchase     14.490%     7.990%      7.990%       1.000%   1.000%         FULL       6 Month Libor   02/01/1997    A-
6034755     Purchase     18.750%    12.250%     12.250%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    B
6034771     Cash-out     15.490%     8.990%      8.990%       1.000%   3.000%         LITE       6 Month Libor   09/01/1998    A-
6034789     Refinance    17.000%    10.500%     10.500%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    C
6034797     Cash-out     18.875%    12.375%     12.375%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    C
6034821     Cash-out     16.375%     9.875%      9.875%       1.000%   3.000%         LITE       6 Month Libor   09/01/1998    A-
6034862     Cash-out     16.490%     9.990%      8.990%       1.000%   2.000%         1003       6 Month Libor   03/01/1997    C
6034888     Refinance    16.500%    10.000%     10.000%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6034896     Cash-out     17.500%    11.000%     11.000%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    B
6034920     Purchase     18.750%    12.250%     12.250%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    D
6034938     Cash-out     18.000%    11.500%     11.500%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    B
6034979     Cash-out     15.625%     9.125%      9.125%       1.000%   3.000%         LITE       6 Month Libor   09/01/1998    A-
6035000     Cash-out     17.125%    10.625%     10.625%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    A-
6035034     Cash-out     16.250%     9.750%      9.750%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6035067     Purchase     17.240%    10.740%     10.740%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6035083     Refinance    19.250%    12.750%     12.750%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    D
6035091     Cash-out     16.490%     9.990%      9.990%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    A-
6035158     Cash-out     14.500%     8.000%      8.000%       1.000%   1.000%         1003       6 Month Libor   03/01/1997    A-
6035174     Cash-out     16.500%    10.000%     10.000%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    B
6035182     Refinance    16.125%     9.625%      9.625%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    A
6035224     Refinance    14.200%     7.700%      7.700%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6035232     Cash-out     16.000%     9.500%      9.500%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6035240     Cash-out     14.750%     8.250%      8.250%       1.000%   2.000%         1003       6 Month Libor   03/01/1997    B
6035265     Cash-out     17.000%    10.500%     10.500%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    B
6035281     Cash-out     17.250%    10.750%     10.750%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    C
6035299     Purchase     18.250%    11.750%     11.750%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    C
6035323     Cash-out     17.000%    10.500%     10.500%       1.000%   1.000%         1003       6 Month Libor   03/01/1997    C
6035331     Cash-out     15.000%     8.500%      8.500%       1.000%   1.000%         FULL       6 Month Libor   03/01/1997    A
6035356     Refinance    18.750%    12.250%     12.250%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    D
6035372     Cash-out     15.750%     9.250%      9.250%       1.000%   1.000%         1003       6 Month Libor   03/01/1997    D
6035406     Refinance    17.250%    10.750%     10.750%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6035422     Refinance    17.375%    10.875%     10.875%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    D
6035430     Refinance    19.000%    12.500%     12.500%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    C
6035448     Cash-out     19.000%    12.500%     12.500%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    C
6035455     Refinance    15.490%     8.990%      8.990%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6035463     Refinance    16.490%     9.990%      9.990%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    D
6035471     Purchase     17.250%    10.750%     10.750%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    C
6035489     Refinance    15.490%     8.990%      8.990%       1.000%   1.000%         FULL       6 Month Libor   03/01/1997    B
6035497     Purchase     15.000%     8.500%      8.500%       1.000%   1.000%         FULL       6 Month Libor   03/01/1997    A-
6035505     Cash-out     16.490%     9.990%      9.990%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6035539     Cash-out     14.750%     8.250%      7.250%       1.000%   2.000%         FULL       6 Month Libor   03/01/1997    B
6035554     Purchase     16.000%     9.500%      9.500%       1.000%   1.000%         1003       6 Month Libor   03/01/1997    A-
6035562     Cash-out     17.875%    11.375%     11.375%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    B
6035570     Cash-out     17.375%    10.875%     10.875%       1.000%   1.000%         FULL       6 Month Libor   01/01/1997    B
6035588     Refinance    18.000%    11.500%     11.500%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    B
6035596     Purchase     16.490%     9.990%      9.990%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    B
6035604     Refinance    19.250%    12.750%     12.750%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    D


 (i)            (xxvii)         (xxxi)         (xxxii)        (xxxiv)   (xxxvii)  (xxxviii)          (xxxix)

               Original                                      Rounding             Due-on-
 Loan          Appraisal          Sale         Prepayment      Code                 Sale              Program
Number           Value           Price          Penalty      (nearest)  Assumable  Clause              Code
------           -----           -----          -------      ---------  ---------  ------              ----
6034326     $    210,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034334     $    180,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034342     $    167,000.00    $ 167,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034383     $    140,000.00    $ 140,000.00      5 YR        0.125%       No        Yes        6 Month Libor Low Orig. Rate
6034391     $     56,000.00    $ 56,000.00       3 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034417     $     75,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034482     $    165,000.00        N/A           1 YR        0.125%       No        Yes        6 Month Libor Low Orig. Rate
6034490     $    139,000.00        N/A           5 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034508     $    113,000.00        N/A           5 YR        0.125%       No        Yes            6 Month Libor
6034516     $    165,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034524     $    165,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034532     $    142,500.00        N/A           5 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034573     $    280,000.00    $ 280,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034607     $    575,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034623     $    206,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034649     $    160,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034664     $    230,000.00    $ 230,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034672     $    220,000.00        N/A           5 YR        0.125%       No        Yes        6 Month Libor Low Orig. Rate
6034680     $    165,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034714     $    120,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034748     $    128,500.00    $ 128,500.00      2 YR        0.125%       No        Yes            6 Month Libor
6034755     $    129,500.00    $ 129,500.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034771     $    120,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034789     $    230,000.00        N/A           5 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034797     $    175,000.00        N/A           1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034821     $     90,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034862     $    132,000.00        N/A           1 YR        0.125%       No        Yes        6 Month Libor Low Orig. Rate
6034888     $    252,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034896     $    395,000.00        N/A           1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034920     $    109,900.00    $ 109,900.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034938     $     76,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6034979     $    120,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035000     $    235,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035034     $    160,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035067     $    129,000.00    $ 129,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035083     $    115,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035091     $    200,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035158     $    220,000.00        N/A           5 YR        0.125%       No        Yes            6 Month Libor
6035174     $    165,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035182     $    356,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035224     $    135,000.00        N/A           3 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035232     $     89,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035240     $    155,000.00        N/A           1 YR        0.125%       No        Yes        6 Month Libor Low Orig. Rate
6035265     $    105,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035281     $     39,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035299     $    114,000.00    $ 114,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035323     $    215,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6035331     $    135,000.00        N/A           2 YR        0.125%       No        Yes            6 Month Libor
6035356     $    120,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035372     $    115,000.00        N/A           5 YR        0.125%       No        Yes            6 Month Libor
6035406     $     75,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035422     $    130,000.00        N/A           5 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035430     $    207,000.00        N/A           3 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035448     $     42,500.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035455     $    200,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035463     $    168,000.00        N/A           3 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035471     $     70,000.00    $ 70,000.00       2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035489     $    170,000.00        N/A           1 YR        0.125%       No        Yes            6 Month Libor
6035497     $    138,683.00    $ 138,683.00      3 YR        0.125%       No        Yes            6 Month Libor
6035505     $    315,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035539     $    210,000.00        N/A           1 YR        0.125%       No        Yes        6 Month Libor Low Orig. Rate
6035554     $    450,000.00    $ 450,000.00      5 YR        0.125%       No        Yes            6 Month Libor
6035562     $    195,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035570     $     67,000.00        N/A           3 YR        0.125%       No        Yes            6 Month Libor
6035588     $    300,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035596     $    225,000.00    $ 225,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035604     $    210,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                          (Adjustable Rate Mortgages)

 (i)        (xviii)       (xix)      (xx)        (xxi)      (xxii)             (xxiii)              (xxiv)        (xxv)      (xxvi)
                         Maximum    Minimum     Original
                         Mortgage   Mortgage    Mortgage                Maximum                                  First Rate  Credit
 Loan        Loan        Interest   Interest    Interest    Periodic   First Rate  Documentation                 Adjustment  Risk
Number      Purpose        Rate       Rate        Rate      Rate Cap   Adjustment     Level         Index          Date      Grade
------      -------        ----       ----        ----      --------   ----------     -----         -----          ----      -----
6035612     Refinance    16.250%     9.750%      9.750%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6035653     Refinance    17.750%    11.250%     11.250%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    B
6035661     Purchase     16.750%    10.250%     10.250%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    B
6035679     Cash-out     17.750%    11.250%     11.250%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    B
6035695     Cash-out     16.250%     9.750%      9.750%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A
6035703     Cash-out     17.750%    11.250%     11.250%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    B
6035729     Refinance    15.750%     9.250%      9.250%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    B
6035737     Cash-out     16.000%     9.500%      9.500%       1.000%   3.000%         LITE       6 Month Libor   09/01/1998    A-
6035778     Cash-out     18.990%    12.490%     12.490%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    B
6035786     Cash-out     17.250%    10.750%     10.750%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    B
6035836     Cash-out     15.500%     9.000%      9.000%       1.000%   1.000%         1003       6 Month Libor   03/01/1997    B
6035844     Cash-out     16.250%     9.750%      8.750%       1.000%   1.000%         1003       6 Month Libor   03/01/1997    A-
6035851     Cash-out     15.250%     8.750%      8.750%       1.000%   3.000%         LITE       6 Month Libor   09/01/1998    B
6035877     Cash-out     16.750%    10.250%     10.250%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6035935     Refinance    16.490%     9.990%      9.990%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    A-
6035950     Purchase     17.000%    10.500%     10.500%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A
6035968     Cash-out     17.750%    11.250%     11.250%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    C
6036040     Refinance    19.250%    12.750%     12.750%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    D
6036057     Cash-out     16.250%     9.750%      9.750%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    B
6036099     Purchase     15.490%     8.990%      8.990%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    A-
6036123     Cash-out     15.000%     8.500%      8.500%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    A-
6036149     Refinance    14.500%     8.000%      8.000%       1.000%   1.000%         FULL       6 Month Libor   03/01/1997    A
6036248     Cash-out     16.250%     9.750%      9.750%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    B
6036289     Cash-out     15.000%     8.500%      7.500%       1.000%   1.000%         1003       6 Month Libor   03/01/1997    A
6036297     Cash-out     14.875%     8.375%      8.375%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6036487     Purchase     16.490%     9.990%      9.990%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    B
6116479     Cash-out     17.250%    10.750%     10.750%       1.000%   3.000%         1003       6 Month Libor   03/01/1998    B
6116552     Purchase     16.125%     9.625%      9.625%       1.000%   3.000%         LITE       6 Month Libor   06/01/1998    A-
6116560     Cash-out     16.490%     9.990%      9.990%       1.000%   3.000%         FULL       6 Month Libor   05/01/1998    B
6116578     Purchase     16.865%    10.365%     10.365%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6116586     Cash-out     16.750%    10.250%     10.250%       1.000%   3.000%         FULL       6 Month Libor   06/01/1998    A-
6116602     Refinance    16.000%     9.500%      9.500%       1.000%   3.000%         FULL       6 Month Libor   06/01/1998    A-
6116610     Cash-out     14.750%     8.250%      8.250%       1.000%   1.000%         FULL       6 Month Libor   01/01/1997    A-
6116628     Cash-out     16.000%     9.500%      9.500%       1.000%   3.000%         FULL       6 Month Libor   06/01/1998    B
6116636     Cash-out     16.400%     9.900%      9.900%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6116644     Cash-out     17.375%    10.875%     10.875%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    C
6116651     Cash-out     16.750%    10.250%     10.250%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6116669     Cash-out     17.615%    11.115%     11.115%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6116677     Refinance    15.375%     8.875%      8.875%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6116685     Cash-out     16.250%     9.750%      9.750%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6116693     Refinance    14.990%     8.490%      8.490%       1.000%   1.000%         LITE       6 Month Libor   06/01/1998    A-
6116701     Refinance    16.750%    10.250%     10.250%       1.000%   1.000%         FULL       6 Month Libor   12/01/1996    D
6116719     Cash-out     17.490%    10.990%     10.990%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6116727     Cash-out     17.875%    11.375%     11.375%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6116735     Cash-out     16.365%     9.865%      9.865%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A
6116743     Refinance    14.750%     8.250%      8.250%       1.000%   1.000%         1003       6 Month Libor   12/01/1996    B
6116768     Cash-out     15.500%     9.000%      9.000%       1.000%   1.000%         FULL       6 Month Libor   12/01/1996    A-
6116776     Purchase     16.375%     9.875%      9.875%       1.000%   3.000%         1003       6 Month Libor   05/01/1998    A-
6116784     Cash-out     14.650%     8.650%      8.650%       1.500%   1.500%         1003       6 Month Libor   12/01/1996    A-
6116792     Cash-out     17.740%    11.240%     11.240%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6116800     Purchase     17.875%    11.375%     11.375%       1.000%   3.000%         LITE       6 Month Libor   07/01/1998    B
6116859     Purchase     17.375%    10.875%     10.875%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6116875     Refinance    17.615%    11.115%     11.115%       1.000%   3.000%         1003       6 Month Libor   06/01/1998    A-
6116883     Refinance    17.615%    11.115%     11.115%       1.000%   3.000%         1003       6 Month Libor   06/01/1998    A-
6116891     Refinance    17.615%    11.115%     11.115%       1.000%   3.000%         1003       6 Month Libor   06/01/1998    A-
6116909     Cash-out     16.250%     9.750%      9.750%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6116917     Purchase     17.625%    10.625%     10.625%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6116925     Purchase     17.125%    10.625%     10.625%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6116933     Purchase     18.125%    11.625%     11.625%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    C
6116958     Refinance    16.000%     9.500%      9.500%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6116966     Cash-out     16.490%     9.990%      9.990%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6116974     Purchase     14.490%     7.990%      7.990%       1.000%   1.000%         FULL       6 Month Libor   01/01/1997    A-
6116982     Cash-out     17.750%    11.250%     11.250%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6117006     Purchase     16.625%    10.125%     10.125%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6117022     Purchase     17.375%    10.875%     10.875%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6117030     Cash-out     17.375%    10.875%     10.875%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6117048     Refinance    16.375%     9.875%      9.875%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B


 (i)            (xxvii)         (xxxi)         (xxxii)        (xxxiv)   (xxxvii)  (xxxviii)          (xxxix)

               Original                                      Rounding             Due-on-
 Loan          Appraisal          Sale         Prepayment      Code                 Sale              Program
Number           Value           Price          Penalty      (nearest)  Assumable  Clause              Code
------           -----           -----          -------      ---------  ---------  ------              ----
6035612     $     96,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035653     $    237,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035661     $    221,000.00    $ 232,500.00      1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035679     $    136,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035695     $     95,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035703     $     86,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035729     $     84,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035737     $    148,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035778     $     58,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035786     $     85,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035836     $     80,000.00        N/A           1 YR        0.125%       No        Yes            6 Month Libor
6035844     $    205,000.00        N/A           1 YR        0.125%       No        Yes        6 Month Libor Low Orig. Rate
6035851     $    142,000.00        N/A           3 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035877     $     95,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035935     $    135,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035950     $    305,000.00    $ 305,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6035968     $     74,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6036040     $    147,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6036057     $     80,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6036099     $    490,000.00    $ 490,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6036123     $    115,000.00        N/A           5 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6036149     $    163,000.00        N/A           1 YR        0.125%       No        Yes            6 Month Libor
6036248     $    102,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6036289     $    121,000.00        N/A           5 YR        0.125%       No        Yes        6 Month Libor Low Orig. Rate
6036297     $    176,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6036487     $    149,000.00    $ 149,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116479     $     67,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116552     $    125,000.00    $ 125,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116560     $    295,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116578     $    131,000.00    $ 130,000.00      0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116586     $    140,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116602     $    385,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116610     $    149,000.00        N/A           1 YR        0.125%       No        Yes            6 Month Libor
6116628     $    160,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116636     $     85,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116644     $    127,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116651     $    243,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116669     $     47,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116677     $    276,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116685     $    265,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116693     $    540,000.00        N/A           1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116701     $    153,000.00        N/A           2 YR        0.125%       No        Yes            6 Month Libor
6116719     $    165,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116727     $     75,200.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116735     $     43,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116743     $    145,000.00        N/A           3 YR        0.125%       No        Yes            6 Month Libor
6116768     $     41,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6116776     $    345,000.00    $ 334,000.00      0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116784     $    129,000.00        N/A           3 YR        0.125%       No        Yes            6 Month Libor
6116792     $    300,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116800     $     75,000.00    $ 72,000.00       2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116859     $    194,000.00    $ 194,000.00      0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116875     $    250,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116883     $    225,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116891     $    300,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116909     $    147,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116917     $    116,000.00    $ 114,400.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116925     $    112,000.00    $ 111,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116933     $    175,000.00    $ 175,000.00      1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116958     $    117,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116966     $    185,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6116974     $    149,500.00    $ 169,323.00      3 YR        0.125%       No        Yes            6 Month Libor
6116982     $     65,500.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117006     $    130,000.00    $ 129,980.00      0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117022     $     46,000.00    $ 45,000.00       0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117030     $     60,000.00        N/A           5 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117048     $    139,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                          (Adjustable Rate Mortgages)

 (i)        (xviii)       (xix)      (xx)        (xxi)      (xxii)             (xxiii)              (xxiv)        (xxv)      (xxvi)
                         Maximum    Minimum     Original
                         Mortgage   Mortgage    Mortgage                Maximum                                  First Rate  Credit
 Loan        Loan        Interest   Interest    Interest    Periodic   First Rate  Documentation                 Adjustment  Risk
Number      Purpose        Rate       Rate        Rate      Rate Cap   Adjustment     Level         Index          Date      Grade
------      -------        ----       ----        ----      --------   ----------     -----         -----          ----      -----
6117055     Cash-out     15.990%     9.490%      9.490%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6117063     Cash-out     17.500%    11.000%     11.000%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6117071     Cash-out     16.000%     9.500%      9.500%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6117089     Refinance    16.875%    10.375%     10.375%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6117097     Cash-out     16.000%     9.500%      9.500%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6117105     Purchase     15.250%     8.750%      8.750%       1.000%   1.000%         FULL       6 Month Libor   01/01/1997    A-
6117113     Cash-out     15.365%     9.615%      9.615%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6117121     Cash-out     16.865%    10.365%     10.365%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6117139     Refinance    16.490%     9.990%      9.990%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6117147     Purchase     16.250%     9.750%      9.750%       1.000%   1.000%         FULL       6 Month Libor   01/01/1997    B
6117154     Purchase     17.000%    10.500%     10.500%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6117162     Cash-out     17.875%    11.375%     11.375%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6117196     Purchase     17.490%    10.990%     10.990%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6117204     Cash-out     15.750%     9.250%      9.250%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6117212     Refinance    15.000%     8.500%      8.500%       1.000%   1.000%         1003       6 Month Libor   01/01/1997    A-
6117238     Cash-out     16.625%    10.125%     10.125%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6117246     Purchase     16.375%     9.875%      9.875%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6117253     Cash-out     14.490%     7.990%      7.990%       1.000%   1.000%         1003       6 Month Libor   01/01/1997    A-
6117279     Refinance    16.490%     9.990%      9.990%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6117287     Cash-out     16.990%    10.490%     10.490%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6117295     Cash-out     16.625%    10.125%     10.125%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6117303     Cash-out     16.750%    10.250%     10.250%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6117360     Cash-out     17.125%    10.625%     10.625%       1.000%   3.000%         LITE       6 Month Libor   07/01/1998    B
6117378     Cash-out     17.490%    10.990%     10.990%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6117386     Purchase     17.750%    11.250%     11.250%       1.000%   1.000%         1003       6 Month Libor   01/01/1997    C
6117394     Purchase     15.990%     9.490%      9.490%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6117402     Cash-out     16.490%     9.990%      9.990%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6117410     Cash-out     17.750%    11.250%     11.250%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6117428     Cash-out     15.000%     8.500%      8.500%       1.000%   1.000%         FULL       6 Month Libor   01/01/1997    A-
6117436     Refinance    16.250%     9.750%      9.750%       1.000%   1.000%         1003       6 Month Libor   01/01/1997    A-
6117444     Cash-out     15.750%     9.250%      9.250%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6117451     Cash-out     18.625%    12.125%     12.125%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    C
6117469     Cash-out     16.250%     9.750%      9.750%       1.000%   1.000%         1003       6 Month Libor   01/01/1997    A-
6117477     Cash-out     16.750%    10.250%     10.250%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6117485     Purchase     17.125%    10.625%     10.625%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    B
6117493     Refinance    15.250%     8.750%      8.750%       1.000%   1.000%         FULL       6 Month Libor   01/01/1997    A-
6117501     Purchase     17.750%    11.250%     11.250%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6117519     Cash-out     17.125%    10.625%     10.625%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6117527     Cash-out     17.125%    10.625%     10.625%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    B
6117535     Cash-out     16.490%     9.990%      9.990%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A
6117543     Cash-out     17.130%    10.630%     10.630%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6117550     Refinance    17.125%    10.625%     10.625%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6117568     Refinance    17.500%    10.500%     10.500%       1.000%   1.000%         LITE       6 Month Libor   01/01/1997    B
6117576     Purchase     17.115%    10.615%     10.615%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6117584     Purchase     16.750%    10.250%     10.250%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6117592     Purchase     15.750%     9.500%      9.500%       1.000%   1.000%         FULL       6 Month Libor   01/01/1997    B
6117600     Cash-out     17.000%    10.500%     10.500%       1.000%   3.000%         LITE       6 Month Libor   07/01/1998    A-
6117626     Cash-out     19.375%    12.875%     12.875%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    C
6117634     Purchase     16.500%    10.000%     10.000%       1.000%   1.000%         FULL       6 Month Libor   01/01/1997    C
6117642     Purchase     15.740%     9.240%      9.240%       1.000%   1.000%         1003       6 Month Libor   01/01/1997    A-
6117659     Cash-out     16.490%     9.990%      9.990%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6117667     Purchase     17.365%    10.615%     10.615%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6117675     Purchase     14.250%     7.750%      7.750%       1.000%   1.000%         FULL       6 Month Libor   01/01/1997    A-
6117683     Purchase     17.625%    11.125%     11.125%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6117691     Cash-out     17.875%    11.375%     11.375%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    B
6117709     Purchase     17.375%     9.500%      9.500%       1.000%   1.000%         1003       6 Month Libor   01/01/1997    A-
6117725     Purchase     16.490%     9.990%      9.990%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6117733     Cash-out     16.490%     9.990%      9.990%       1.000%   1.000%         FULL       6 Month Libor   12/01/1996    D
6117741     Cash-out     16.250%     9.750%      9.750%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6117758     Refinance    17.000%    10.500%     10.500%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6117774     Refinance    16.875%    10.375%     10.375%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6117782     Cash-out     16.250%     9.750%      9.750%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6117790     Cash-out     16.990%    10.490%     10.490%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6117808     Cash-out     15.750%     9.250%      9.250%       1.000%   3.000%         LITE       6 Month Libor   07/01/1998    D
6117816     Cash-out     16.990%    10.490%     10.490%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6117824     Cash-out     16.990%    10.490%     10.490%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6117832     Purchase     16.000%     9.500%      9.500%       1.000%   1.000%         1003       6 Month Libor   02/01/1997    B


 (i)            (xxvii)         (xxxi)         (xxxii)        (xxxiv)   (xxxvii)  (xxxviii)          (xxxix)

               Original                                      Rounding             Due-on-
 Loan          Appraisal          Sale         Prepayment      Code                 Sale              Program
Number           Value           Price          Penalty      (nearest)  Assumable  Clause              Code
------           -----           -----          -------      ---------  ---------  ------              ----
6117055     $    290,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117063     $     55,500.00        N/A           3 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117071     $    690,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117089     $    140,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117097     $    185,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117105     $    102,490.00    $ 102,490.00      0 YR        0.125%       No        Yes            6 Month Libor
6117113     $    125,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117121     $    130,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117139     $    205,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117147     $    236,000.00    $ 236,000.00      0 YR        0.125%       No        Yes            6 Month Libor
6117154     $    145,000.00    $ 135,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117162     $    129,500.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117196     $    145,000.00    $ 85,000.00       0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117204     $    171,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117212     $     58,000.00        N/A           3 YR        0.125%       No        Yes            6 Month Libor
6117238     $    240,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117246     $    386,500.00    $ 386,500.00      0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117253     $    700,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6117279     $    231,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117287     $    245,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117295     $     94,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117303     $    350,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117360     $    103,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117378     $    145,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117386     $    475,000.00    $ 515,000.00      0 YR        0.125%       No        Yes            6 Month Libor
6117394     $    144,000.00    $ 143,950.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117402     $    140,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117410     $    355,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117428     $    111,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6117436     $    194,000.00        N/A           2 YR        0.125%       No        Yes            6 Month Libor
6117444     $    168,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117451     $    470,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117469     $     63,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6117477     $    125,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117485     $    205,000.00    $ 205,484.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117493     $    107,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6117501     $    172,000.00    $ 162,960.00      0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117519     $    173,500.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117527     $    105,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117535     $    146,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117543     $     56,500.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117550     $    100,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117568     $    145,000.00        N/A           3 YR        0.125%       No        Yes            6 Month Libor
6117576     $     91,000.00    $ 90,000.00       2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117584     $    201,000.00    $ 201,000.00      0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117592     $    243,000.00    $ 237,500.00      0 YR        0.125%       No        Yes            6 Month Libor
6117600     $    176,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117626     $    345,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117634     $    158,000.00    $ 153,500.00      0 YR        0.125%       No        Yes            6 Month Libor
6117642     $    390,000.00    $ 374,000.00      0 YR        0.125%       No        Yes            6 Month Libor
6117659     $     89,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117667     $     90,000.00    $ 90,000.00       2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117675     $     98,500.00    $ 98,500.00       3 YR        0.125%       No        Yes            6 Month Libor
6117683     $    124,500.00    $ 124,500.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117691     $    125,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117709     $     96,000.00    $ 95,500.00       3 YR        0.125%       No        Yes            6 Month Libor
6117725     $    195,000.00    $ 185,155.00      3 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117733     $    203,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6117741     $    100,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117758     $    160,000.00        N/A           1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117774     $    170,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117782     $     82,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117790     $     65,000.00        N/A           1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117808     $    105,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117816     $     70,000.00        N/A           1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117824     $     70,000.00        N/A           1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117832     $    129,000.00    $ 122,000.00      0 YR        0.125%       No        Yes            6 Month Libor

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                          (Adjustable Rate Mortgages)

 (i)        (xviii)       (xix)      (xx)        (xxi)      (xxii)             (xxiii)              (xxiv)        (xxv)      (xxvi)
                         Maximum    Minimum     Original
                         Mortgage   Mortgage    Mortgage                Maximum                                  First Rate  Credit
 Loan        Loan        Interest   Interest    Interest    Periodic   First Rate  Documentation                 Adjustment  Risk
Number      Purpose        Rate       Rate        Rate      Rate Cap   Adjustment     Level         Index          Date      Grade
------      -------        ----       ----        ----      --------   ----------     -----         -----          ----      -----
6117840     Refinance    14.490%     7.990%      7.990%       1.000%   1.000%         FULL       6 Month Libor   01/01/1997    A-
6117857     Cash-out     16.990%    10.490%     10.490%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6117865     Cash-out     16.990%    10.490%     10.490%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6117873     Purchase     17.375%    10.875%     10.875%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6117881     Cash-out     16.750%    10.250%     10.250%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6117899     Cash-out     16.750%    10.250%     10.250%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6117907     Cash-out     16.250%     9.750%      9.750%       1.000%   1.000%         1003       6 Month Libor   01/01/1997    A-
6117915     Refinance    16.500%    10.000%     10.000%       1.000%   1.000%         FULL       6 Month Libor   01/01/1997    B
6117931     Cash-out     17.000%    10.500%     10.500%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6117949     Purchase     15.490%     8.990%      8.990%       1.000%   1.000%         FULL       6 Month Libor   01/01/1997    B
6117956     Purchase     18.125%    11.625%     11.625%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6117964     Cash-out     16.990%    10.490%     10.490%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6117972     Purchase     17.375%    10.875%     10.875%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    D
6117980     Cash-out     16.875%    10.375%     10.375%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6117998     Purchase     18.875%    12.375%     12.375%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    C
6118004     Refinance    16.875%    10.375%     10.375%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A
6118012     Purchase     18.125%    11.625%     11.625%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6118020     Cash-out     16.990%    10.490%     10.490%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6118038     Cash-out     19.875%    14.125%     14.125%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    D
6118046     Refinance    17.125%    10.625%     10.625%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6118053     Cash-out     17.125%    10.625%     10.625%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6118061     Cash-out     16.990%    10.490%     10.490%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6118079     Purchase     17.375%    10.625%     10.625%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6118095     Cash-out     17.250%    10.750%     10.750%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6118103     Cash-out     16.990%    10.490%     10.490%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6118111     Cash-out     16.000%     9.500%      9.500%       1.000%   1.000%         1003       6 Month Libor   01/01/1997    C
6118129     Cash-out     15.240%     8.740%      8.740%       1.000%   1.000%         FULL       6 Month Libor   01/01/1997    A-
6118137     Purchase     16.750%    10.250%     10.250%       1.000%   3.000%         LITE       6 Month Libor   07/01/1998    A-
6118145     Cash-out     16.625%    10.125%     10.125%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6118152     Purchase     14.250%     7.750%      7.750%       1.000%   1.000%         FULL       6 Month Libor   01/01/1997    A-
6118160     Cash-out     18.000%    11.500%     11.500%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6118178     Cash-out     17.240%    10.740%     10.740%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6118194     Purchase     16.490%     9.990%      9.990%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6118228     Cash-out     16.625%    10.125%     10.125%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6118236     Refinance    16.250%     9.750%      9.750%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6118244     Purchase     16.750%    10.250%     10.250%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6118269     Cash-out     16.250%     9.750%      9.750%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    A-
6118293     Refinance    16.990%    10.490%     10.490%       1.000%   3.000%         LITE       6 Month Libor   08/01/1998    A-
6118301     Cash-out     16.990%    10.490%     10.490%       1.000%   3.000%         1003       6 Month Libor   07/01/1998    B
6118319     Refinance    17.240%     8.740%     10.740%       1.000%   3.000%         1003       6 Month Libor   05/01/1998    B
6118327     Purchase     15.000%     8.500%      8.500%       1.000%   1.000%         1003       6 Month Libor   01/01/1997    A-
6118343     Refinance    17.375%    11.375%     11.375%       2.000%   2.000%         1003       6 Month Libor   05/01/1998    D
6118350     Purchase     16.490%     9.990%      9.990%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6118384     Cash-out     17.365%    10.865%     10.865%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    A-
6118392     Refinance    16.500%    10.000%     10.000%       1.000%   1.000%         LITE       6 Month Libor   01/01/1997    B
6118400     Refinance    14.750%     8.250%      8.250%       1.000%   1.000%         FULL       6 Month Libor   02/01/1997    A-
6118426     Cash-out     17.125%    10.625%     10.625%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6118434     Refinance    16.490%     9.990%      9.990%       1.000%   3.000%         1003       6 Month Libor   05/01/1998    B
6118442     Cash-out     16.375%     9.875%      9.875%       1.000%   3.000%         LITE       6 Month Libor   07/01/1998    A-
6118483     Purchase     16.990%    10.490%     10.490%       1.000%   1.000%         FULL       6 Month Libor   02/01/1997    B
6118491     Cash-out     19.490%    12.990%     12.990%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    D
6118509     Purchase     16.000%     9.500%      9.500%       1.000%   1.000%         1003       6 Month Libor   02/01/1997    A-
6118517     Purchase     16.250%     9.750%      9.750%       1.000%   1.000%         1003       6 Month Libor   02/01/1997    B
6118525     Cash-out     16.000%     9.500%      9.500%       1.000%   1.000%         FULL       6 Month Libor   02/01/1997    B
6118541     Refinance    17.250%    10.750%     10.750%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6118558     Purchase     17.750%    11.250%     11.250%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6118566     Purchase     18.625%    12.125%     12.125%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    C
6118574     Refinance    18.250%    11.750%     11.750%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    C
6118582     Purchase     17.490%    10.990%     10.990%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-
6118590     Cash-out     17.490%    10.990%     10.990%       1.000%   1.000%         FULL       6 Month Libor   02/01/1997    D
6118608     Cash-out     17.490%    10.990%     10.990%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    B
6118632     Refinance    19.500%    13.000%     13.000%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    D
6118640     Purchase     16.490%     9.990%      9.990%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    B
6118657     Cash-out     20.000%    13.500%     13.500%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    D
6118665     Cash-out     17.250%    10.750%     10.750%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6118673     Cash-out     16.490%     9.990%      9.990%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6118681     Purchase     16.000%     9.500%      9.500%       1.000%   1.000%         1003       6 Month Libor   02/01/1997    B


 (i)            (xxvii)         (xxxi)         (xxxii)        (xxxiv)   (xxxvii)  (xxxviii)          (xxxix)

               Original                                      Rounding             Due-on-
 Loan          Appraisal          Sale         Prepayment      Code                 Sale              Program
Number           Value           Price          Penalty      (nearest)  Assumable  Clause              Code
------           -----           -----          -------      ---------  ---------  ------              ----
6117840     $    149,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6117857     $     75,000.00        N/A           1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117865     $     95,000.00        N/A           1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117873     $     88,700.00    $ 88,700.00       2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117881     $    222,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117899     $    222,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117907     $     86,000.00        N/A           3 YR        0.125%       No        Yes            6 Month Libor
6117915     $     95,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6117931     $     89,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117949     $    265,000.00    $ 256,000.00      0 YR        0.125%       No        Yes            6 Month Libor
6117956     $    105,000.00    $ 99,500.00       2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117964     $     62,000.00        N/A           1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117972     $    217,500.00    $ 217,500.00      0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117980     $    138,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6117998     $    145,000.00    $ 145,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118004     $    600,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118012     $     92,000.00    $ 91,500.00       2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118020     $    145,000.00        N/A           1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118038     $     43,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118046     $    660,000.00        N/A           5 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118053     $    145,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118061     $     59,000.00        N/A           1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118079     $    330,000.00    $ 330,000.00      0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118095     $    225,000.00        N/A           1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118103     $     95,000.00        N/A           1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118111     $     97,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6118129     $    118,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6118137     $    102,000.00    $ 75,000.00       0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118145     $    110,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118152     $    170,000.00    $ 165,595.00      1 YR        0.125%       No        Yes            6 Month Libor
6118160     $    116,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118178     $     64,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118194     $    235,000.00    $ 235,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118228     $     79,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118236     $    292,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118244     $     93,000.00    $ 92,000.00       2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118269     $    170,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118293     $     71,500.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118301     $     80,000.00        N/A           1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118319     $    150,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118327     $     52,000.00    $ 49,900.00       0 YR        0.125%       No        Yes            6 Month Libor
6118343     $    240,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118350     $    116,500.00    $ 114,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118384     $     81,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118392     $    114,000.00        N/A           3 YR        0.125%       No        Yes            6 Month Libor
6118400     $    267,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6118426     $    150,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118434     $    185,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118442     $    512,500.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118483     $    385,000.00    $ 385,000.00      2 YR        0.125%       No        Yes            6 Month Libor
6118491     $     47,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118509     $    225,000.00    $ 225,000.00      0 YR        0.125%       No        Yes            6 Month Libor
6118517     $    179,000.00    $ 173,500.00      3 YR        0.125%       No        Yes            6 Month Libor
6118525     $    280,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6118541     $    150,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118558     $    108,000.00    $ 106,500.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118566     $     80,000.00    $ 80,000.00       0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118574     $     73,500.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118582     $    110,000.00    $ 110,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118590     $    245,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6118608     $    225,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118632     $    179,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118640     $    225,000.00    $ 215,000.00      0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118657     $    375,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118665     $    120,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118673     $    129,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118681     $    130,000.00    $ 130,000.00      1 YR        0.125%       No        Yes            6 Month Libor

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                          (Adjustable Rate Mortgages)

 (i)        (xviii)       (xix)      (xx)        (xxi)      (xxii)             (xxiii)              (xxiv)        (xxv)      (xxvi)
                         Maximum    Minimum     Original
                         Mortgage   Mortgage    Mortgage                Maximum                                  First Rate  Credit
 Loan        Loan        Interest   Interest    Interest    Periodic   First Rate  Documentation                 Adjustment  Risk
Number      Purpose        Rate       Rate        Rate      Rate Cap   Adjustment     Level         Index          Date      Grade
------      -------        ----       ----        ----      --------   ----------     -----         -----          ----      -----
6118699     Purchase     17.625%    11.125%     11.125%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    B
6118715     Purchase     22.000%    14.000%     14.000%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    D
6118723     Purchase     17.000%    10.500%     10.500%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-
6118731     Cash-out     18.750%    12.250%     12.250%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    C
6118749     Refinance    17.500%    11.000%     11.000%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-
6118756     Refinance    17.375%    10.875%     10.875%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    C
6118764     Cash-out     17.740%    11.240%     11.240%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    B
6118772     Cash-out     16.990%    10.490%     10.490%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    B
6118780     Refinance    17.000%    10.500%     10.500%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6118798     Cash-out     17.490%    10.990%     10.990%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    B
6118806     Cash-out     17.750%    10.750%     10.750%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-
6118814     Cash-out     14.750%     8.250%      8.250%       1.000%   1.000%         1003       6 Month Libor   02/01/1997    B
6118822     Refinance    17.750%    11.250%     11.250%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6118830     Cash-out     17.250%    10.750%     10.750%       1.000%   1.000%         1003       6 Month Libor   02/01/1997    C
6118848     Cash-out     16.500%    10.000%     10.000%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-
6118855     Purchase     15.250%     8.750%      8.750%       1.000%   1.000%         FULL       6 Month Libor   02/01/1997    B
6118871     Cash-out     15.490%     8.990%      8.990%       1.000%   1.000%         1003       6 Month Libor   02/01/1997    A-
6118889     Cash-out     16.000%     9.500%      9.500%       1.000%   1.000%         1003       6 Month Libor   02/01/1997    A-
6118897     Refinance    17.750%    11.250%     11.250%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-
6118913     Cash-out     16.250%     9.750%      9.750%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-
6118921     Cash-out     15.990%     9.490%      9.490%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-
6118939     Purchase     16.000%     9.500%      9.500%       1.000%   1.000%         1003       6 Month Libor   02/01/1997    A-
6118947     Cash-out     17.375%    10.875%     10.875%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    C
6118954     Cash-out     19.250%    12.750%     12.750%       1.000%   1.000%         FULL       6 Month Libor   02/01/1997    D
6118962     Refinance    15.490%     8.990%      8.990%       1.000%   1.000%         1003       6 Month Libor   02/01/1997    A
6118970     Purchase     16.250%     9.750%      9.750%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-
6118988     Purchase     16.500%    10.000%     10.000%       1.000%   1.000%         1003       6 Month Libor   02/01/1997    A-
6119002     Purchase     16.750%    10.250%     10.250%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6119010     Cash-out     16.750%    10.250%     10.250%       1.000%   1.000%         FULL       6 Month Libor   02/01/1997    C
6119028     Cash-out     19.625%    13.125%     13.125%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    D
6119036     Purchase     16.000%     9.500%      9.500%       1.000%   1.000%         FULL       6 Month Libor   02/01/1997    A-
6119044     Cash-out     15.750%     9.250%      9.250%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6119051     Refinance    16.400%     9.900%      9.900%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6119069     Cash-out     16.400%     9.900%      9.900%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6119077     Cash-out     16.000%     9.500%      9.500%       1.000%   1.000%         1003       6 Month Libor   02/01/1997    A-
6119085     Cash-out     17.240%    10.740%     10.740%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    B
6119093     Purchase     15.490%     8.990%      8.990%       1.000%   1.000%         1003       6 Month Libor   03/01/1997    A-
6119101     Cash-out     17.250%    10.750%     10.750%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    A-
6119119     Cash-out     16.990%    10.490%     10.490%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    B
6119127     Cash-out     17.750%    11.250%     11.250%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    A-
6119135     Purchase     17.875%    11.375%     11.375%       1.000%   3.000%         LITE       6 Month Libor   09/01/1998    C
6119143     Purchase     16.750%    10.250%     10.250%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6119150     Cash-out     15.490%     8.990%      8.990%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    B
6119168     Purchase     17.250%    10.750%     10.750%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6119176     Cash-out     17.250%    10.750%     10.750%       1.000%   1.000%         FULL       6 Month Libor   03/01/1997    B
6119184     Cash-out     18.750%    12.250%     12.250%       1.000%   1.000%         1003       6 Month Libor   03/01/1997    D
6119192     Purchase     17.250%    10.750%     10.750%       1.000%   1.000%         FULL       6 Month Libor   02/01/1997    A-
6119200     Refinance    17.990%    11.490%     11.490%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-
6119218     Refinance    17.000%    10.500%     10.500%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    B
6119226     Cash-out     17.500%    11.000%     11.000%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    B
6119234     Cash-out     20.000%    13.500%     13.500%       1.000%   1.000%         1003       6 Month Libor   02/01/1997    D
6119242     Refinance    16.000%     9.500%      9.500%       1.000%   1.000%         1003       6 Month Libor   03/01/1997    A-
6119259     Refinance    16.490%     9.990%      9.990%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    D
6119267     Purchase     18.250%    11.750%     11.750%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    C
6119283     Purchase     16.750%    10.250%     10.250%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    B
6119291     Refinance    19.000%    12.500%     12.500%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    D
6119309     Cash-out     17.500%    11.000%     11.000%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    B
6119317     Cash-out     16.500%    10.000%     10.000%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    B
6119325     Cash-out     17.000%    10.500%     10.500%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    A-
6119341     Cash-out     16.000%     9.500%      9.500%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    C
6119358     Refinance    16.250%     9.750%      9.750%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6119366     Cash-out     16.250%     9.750%      9.750%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6119374     Refinance    16.000%     9.500%      9.500%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-
6119382     Cash-out     15.490%     8.990%      8.990%       1.000%   1.000%         1003       6 Month Libor   02/01/1997    A-
6119390     Refinance    16.750%    10.250%     10.250%       1.000%   1.000%         FULL       6 Month Libor   02/01/1997    A-
6119408     Refinance    15.250%     8.750%      8.750%       1.000%   1.000%         FULL       6 Month Libor   03/01/1997    B
6119416     Purchase     16.750%    10.250%     10.250%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-


 (i)            (xxvii)         (xxxi)         (xxxii)        (xxxiv)   (xxxvii)  (xxxviii)          (xxxix)

               Original                                      Rounding             Due-on-
 Loan          Appraisal          Sale         Prepayment      Code                 Sale              Program
Number           Value           Price          Penalty      (nearest)  Assumable  Clause              Code
------           -----           -----          -------      ---------  ---------  ------              ----
6118699     $    220,000.00    $ 215,000.00      0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118715     $    190,000.00    $ 195,000.00      0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118723     $    208,000.00    $ 201,760.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118731     $    155,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118749     $    112,500.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118756     $    275,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118764     $    125,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118772     $    154,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118780     $    140,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118798     $    208,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118806     $     83,000.00        N/A           1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118814     $    262,500.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6118822     $    110,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118830     $    225,000.00        N/A           3 YR        0.125%       No        Yes            6 Month Libor
6118848     $    190,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118855     $    192,000.00    $ 191,900.00      1 YR        0.125%       No        Yes            6 Month Libor
6118871     $    102,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6118889     $     72,000.00        N/A           3 YR        0.125%       No        Yes            6 Month Libor
6118897     $    180,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118913     $    130,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118921     $    165,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118939     $    138,750.00    $ 136,500.00      0 YR        0.125%       No        Yes            6 Month Libor
6118947     $    228,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118954     $     72,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6118962     $    118,000.00        N/A           3 YR        0.125%       No        Yes            6 Month Libor
6118970     $    132,500.00    $ 131,877.00      3 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6118988     $    305,000.00    $ 290,000.00      0 YR        0.125%       No        Yes            6 Month Libor
6119002     $    255,000.00    $ 255,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119010     $    150,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6119028     $    225,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119036     $     70,000.00    $ 69,900.00       0 YR        0.125%       No        Yes            6 Month Libor
6119044     $    150,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119051     $    105,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119069     $    119,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119077     $     72,600.00        N/A           3 YR        0.125%       No        Yes            6 Month Libor
6119085     $     70,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119093     $    165,000.00    $ 165,000.00      0 YR        0.125%       No        Yes            6 Month Libor
6119101     $     99,500.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119119     $    139,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119127     $     66,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119135     $    410,000.00    $ 408,890.00      0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119143     $     89,000.00    $ 89,000.00       0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119150     $    156,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119168     $    115,000.00    $ 114,340.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119176     $    117,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6119184     $    272,500.00        N/A           2 YR        0.125%       No        Yes            6 Month Libor
6119192     $     37,500.00    $ 37,500.00       0 YR        0.125%       No        Yes            6 Month Libor
6119200     $    264,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119218     $    160,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119226     $    182,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119234     $     82,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6119242     $    309,000.00        N/A           1 YR        0.125%       No        Yes            6 Month Libor
6119259     $    820,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119267     $    100,000.00    $ 98,800.00       2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119283     $    150,000.00    $ 147,900.00      0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119291     $    105,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119309     $    192,500.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119317     $    155,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119325     $     86,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119341     $    400,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119358     $    185,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119366     $    189,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119374     $    230,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119382     $    165,000.00        N/A           3 YR        0.125%       No        Yes            6 Month Libor
6119390     $    130,000.00        N/A           3 YR        0.125%       No        Yes            6 Month Libor
6119408     $    124,500.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6119416     $    195,000.00    $ 192,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                          (Adjustable Rate Mortgages)

 (i)        (xviii)       (xix)      (xx)        (xxi)      (xxii)             (xxiii)              (xxiv)        (xxv)      (xxvi)
                         Maximum    Minimum     Original
                         Mortgage   Mortgage    Mortgage                Maximum                                  First Rate  Credit
 Loan        Loan        Interest   Interest    Interest    Periodic   First Rate  Documentation                 Adjustment  Risk
Number      Purpose        Rate       Rate        Rate      Rate Cap   Adjustment     Level         Index          Date      Grade
------      -------        ----       ----        ----      --------   ----------     -----         -----          ----      -----
6119424     Purchase     16.250%     9.750%      9.750%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    A-
6119432     Purchase     15.490%     8.990%      8.990%       1.000%   1.000%         1003       6 Month Libor   03/01/1997    A-
6119440     Cash-out     15.375%     8.875%      8.875%       1.000%   3.000%         FULL       6 Month Libor   06/01/1998    A-
6119457     Cash-out     19.000%    12.500%     12.500%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    C
6119465     Purchase     16.250%     9.750%      9.750%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6119481     Cash-out     17.125%    10.625%     10.625%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    B
6119499     Purchase     17.750%    11.250%     11.250%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    C
6119507     Refinance    16.250%     9.750%      9.750%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6119515     Cash-out     15.490%     8.990%      8.990%       1.000%   1.000%         LITE       6 Month Libor   03/01/1997    A-
6119523     Purchase     15.490%     8.990%      8.990%       1.000%   1.000%         1003       6 Month Libor   02/01/1997    A-
6119531     Purchase     15.000%     8.500%      8.500%       1.000%   1.000%         FULL       6 Month Libor   02/01/1997    B
6119549     Cash-out     16.490%     9.990%      9.990%       1.000%   1.000%         1003       6 Month Libor   02/01/1997    A-
6119556     Purchase     14.490%     7.990%      7.990%       1.000%   1.000%         FULL       6 Month Libor   03/01/1997    A-
6119572     Cash-out     15.750%     9.250%      9.250%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    A-
6119598     Refinance    17.375%    10.875%     10.875%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    B
6119614     Refinance    16.750%    10.250%     10.250%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6119622     Refinance    18.250%    11.750%     11.750%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    C
6119630     Refinance    16.500%    10.000%     10.000%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    B
6119648     Purchase     16.875%    10.375%     10.375%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    B
6119655     Cash-out     19.000%    12.500%     12.500%       1.000%   1.000%         1003       6 Month Libor   02/01/1997    D
6119663     Purchase     16.750%    10.250%     10.250%       1.000%   1.000%         1003       6 Month Libor   02/01/1997    C
6119671     Cash-out     16.000%     9.500%      9.500%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6119689     Cash-out     17.250%    10.750%     10.750%       1.000%   1.000%         FULL       6 Month Libor   02/01/1997    A-
6119713     Purchase     17.250%    10.750%     10.750%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    A-
6119721     Cash-out     17.250%    10.750%     10.750%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6119739     Purchase     17.000%    10.500%     10.500%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6119747     Purchase     16.000%     9.500%      9.500%       1.000%   1.000%         FULL       6 Month Libor   03/01/1997    A-
6119754     Cash-out     15.750%     9.250%      9.250%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    B
6119762     Purchase     18.125%    11.625%     11.625%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    B
6119770     Refinance    17.250%    10.750%     10.750%       1.500%   1.500%         FULL       6 Month Libor   03/01/1997    B
6119788     Cash-out     16.750%    10.250%     10.250%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    B
6119796     Cash-out     16.490%     9.990%      9.990%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6119804     Cash-out     16.500%    10.000%     10.000%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    B
6119812     Cash-out     16.750%    10.250%     10.250%       1.000%   1.000%         FULL       6 Month Libor   02/01/1997    A-
6119820     Purchase     17.490%    10.990%     10.990%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    A-
6119838     Cash-out     17.250%    10.750%     10.750%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6119861     Cash-out     16.740%    10.240%     10.240%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    A-
6119879     Cash-out     15.490%     8.990%      8.990%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6119887     Cash-out     16.250%     9.750%      9.750%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-
6119895     Cash-out     17.490%    10.990%     10.990%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    B
6119903     Refinance    16.750%    10.250%     10.250%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-
6119911     Purchase     16.250%     9.750%      9.750%       1.000%   1.000%         1003       6 Month Libor   03/01/1997    A-
6119929     Cash-out     16.490%     9.990%      9.990%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    A-
6119937     Cash-out     16.000%     9.500%      9.500%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6119945     Purchase     11.250%     6.375%     11.250%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    C
6119952     Cash-out     15.490%     8.990%      8.990%       1.000%   1.000%         1003       6 Month Libor   02/01/1997    A-
6119978     Purchase     16.250%     9.750%      9.750%       1.000%   1.000%         FULL       6 Month Libor   02/01/1997    C
6119986     Refinance    14.500%     8.000%      8.000%       1.000%   1.000%         1003       6 Month Libor   02/01/1997    B
6119994     Cash-out     17.000%    10.500%     10.500%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-
6120034     Cash-out     17.875%    11.375%     11.375%       1.000%   1.000%         FULL       6 Month Libor   05/15/1996    C
6120083     Cash-out     15.990%     8.990%      8.990%       1.500%   1.500%         1003       6 Month Libor   05/15/1996    A
6120208     Refinance    18.490%    11.990%     11.990%       1.000%   1.000%         FULL       6 Month Libor   07/15/1996    D
6127500     Cash-out     18.490%    11.990%     11.990%       1.000%   3.000%         FULL       6 Month Libor   07/01/1998    B
6127526     Purchase     16.490%     9.990%      9.990%       1.000%   3.000%         FULL       6 Month Libor   06/01/1998    A-
6127567     Purchase     16.450%     9.950%      9.950%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    C
6127641     Cash-out     15.750%     9.250%      9.250%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-
6127658     Refinance    18.500%    12.000%     12.000%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    D
6131056     Refinance    17.625%    10.625%     10.625%       1.000%   3.000%         FULL       6 Month Libor   06/01/1999    A-
6131254     Refinance    15.750%     9.750%      9.750%       1.000%   1.000%         FULL       6 Month Libor   12/01/1996    B
6131262     Purchase     16.375%    10.375%     10.375%       1.000%   1.000%         1003       6 Month Libor   12/01/1996    A-
6132526     Cash-out     17.000%    10.500%     10.500%       1.000%   1.000%         1003       6 Month Libor   02/01/1997    C
6132534     Purchase     16.250%     9.750%      9.750%       1.000%   3.000%         LITE       6 Month Libor   08/01/1998    A
6132542     Purchase     17.375%    10.875%     10.875%       1.000%   1.000%         1003       6 Month Libor   09/01/1998    A-
6132559     Cash-out     15.490%     8.990%      8.990%       1.000%   1.000%         FULL       6 Month Libor   02/01/1997    A-
6132575     Purchase     15.490%     8.990%      8.990%       1.000%   1.000%         1003       6 Month Libor   03/01/1997    A-
6132583     Purchase     15.805%     9.250%      9.250%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6132591     Purchase     15.750%     9.250%      9.250%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    A-


 (i)            (xxvii)         (xxxi)         (xxxii)        (xxxiv)   (xxxvii)  (xxxviii)          (xxxix)

               Original                                      Rounding             Due-on-
 Loan          Appraisal          Sale         Prepayment      Code                 Sale              Program
Number           Value           Price          Penalty      (nearest)  Assumable  Clause              Code
------           -----           -----          -------      ---------  ---------  ------              ----
6119424     $    340,000.00    $ 340,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119432     $    135,000.00    $ 135,000.00      3 YR        0.125%       No        Yes            6 Month Libor
6119440     $     84,500.00        N/A           1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119457     $     98,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119465     $     95,000.00    $ 90,000.00       2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119481     $    135,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119499     $    190,000.00    $ 184,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119507     $    115,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119515     $    280,000.00        N/A           2 YR        0.125%       No        Yes            6 Month Libor
6119523     $     68,000.00    $ 54,000.00       0 YR        0.125%       No        Yes            6 Month Libor
6119531     $    132,000.00    $ 131,900.00      2 YR        0.125%       No        Yes            6 Month Libor
6119549     $    125,000.00        N/A           3 YR        0.125%       No        Yes            6 Month Libor
6119556     $    320,000.00    $ 315,900.00      0 YR        0.125%       No        Yes            6 Month Libor
6119572     $    450,000.00        N/A           1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119598     $     93,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119614     $     81,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119622     $    385,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119630     $    147,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119648     $    142,000.00    $ 132,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119655     $    108,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6119663     $    106,000.00    $ 104,500.00      0 YR        0.125%       No        Yes            6 Month Libor
6119671     $    101,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119689     $     68,500.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6119713     $     60,000.00    $ 60,000.00       0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119721     $    120,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119739     $     74,000.00    $ 67,500.00       0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119747     $     38,500.00    $ 38,500.00       0 YR        0.125%       No        Yes            6 Month Libor
6119754     $     82,500.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119762     $    117,000.00    $ 117,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119770     $    110,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6119788     $    215,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119796     $    130,000.00        N/A           1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119804     $    277,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119812     $    133,000.00        N/A           1 YR        0.125%       No        Yes            6 Month Libor
6119820     $    145,000.00    $ 140,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119838     $     90,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119861     $    205,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119879     $    145,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119887     $    235,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119895     $    138,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119903     $    300,000.00        N/A           1 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119911     $    400,000.00    $ 397,000.00      1 YR        0.125%       No        Yes            6 Month Libor
6119929     $    247,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119937     $     97,500.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119945     $    151,000.00    $ 145,000.00      0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6119952     $    121,100.00        N/A           3 YR        0.125%       No        Yes            6 Month Libor
6119978     $    388,000.00    $ 387,500.00      0 YR        0.125%       No        Yes            6 Month Libor
6119986     $    134,000.00        N/A           3 YR        0.125%       No        Yes            6 Month Libor
6119994     $    275,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6120034     $     80,000.00        N/A           1 YR        0.125%       Yes       No             6 Month Libor
6120083     $    180,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6120208     $    140,000.00        N/A           5 YR        0.125%       No        Yes            6 Month Libor
6127500     $    100,000.00        N/A           3 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6127526     $     76,000.00    $ 75,000.00       3 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6127567     $    109,000.00    $ 102,000.00      3 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6127641     $    100,000.00        N/A           3 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6127658     $    153,000.00        N/A           3 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6131056     $     82,000.00        N/A           0 YR        0.125%       No        Yes        3 yr Fixed 6 Month Libor
6131254     $    149,500.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6131262     $    104,000.00    $ 102,950.00      0 YR        0.125%       No        Yes            6 Month Libor
6132526     $    410,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6132534     $    108,000.00    $ 108,000.00      0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6132542     $    220,000.00    $ 185,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6132559     $    102,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6132575     $    377,000.00    $ 375,400.00      0 YR        0.125%       No        Yes            6 Month Libor
6132583     $    171,000.00    $ 170,000.00      0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6132591     $    300,000.00    $ 300,000.00      2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor

                               CLOSING SCHEDULE/
                             MORTGAGE LOAN SCHEDULE
                          (Adjustable Rate Mortgages)

 (i)        (xviii)       (xix)      (xx)        (xxi)      (xxii)             (xxiii)              (xxiv)        (xxv)      (xxvi)
                         Maximum    Minimum     Original
                         Mortgage   Mortgage    Mortgage                Maximum                                  First Rate  Credit
 Loan        Loan        Interest   Interest    Interest    Periodic   First Rate  Documentation                 Adjustment  Risk
Number      Purpose        Rate       Rate        Rate      Rate Cap   Adjustment     Level         Index          Date      Grade
------      -------        ----       ----        ----      --------   ----------     -----         -----          ----      -----
6132609     Cash-out     18.000%    11.500%     11.500%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    D
6132617     Cash-out     15.250%     8.750%      8.750%       1.000%   1.000%         FULL       6 Month Libor   02/01/1997    A-
6132633     Cash-out     15.750%     9.250%      9.250%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6132641     Cash-out     19.250%    12.750%     12.750%       1.000%   3.000%         1003       6 Month Libor   09/01/1998    C
6132658     Cash-out     14.500%     8.000%      8.000%       1.000%   1.000%         1003       6 Month Libor   03/01/1997    A-
6132666     Refinance    17.125%    10.625%     10.625%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    B
6132674     Refinance    15.490%     8.990%      8.990%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6132682     Cash-out     16.250%     9.750%      9.750%       1.000%   1.000%         FULL       6 Month Libor   03/01/1997    B
6132690     Purchase     14.250%     7.750%      7.750%       1.000%   1.000%         LITE       6 Month Libor   03/01/1997    A
6132708     Cash-out     16.250%     9.750%      9.750%       1.000%   3.000%         LITE       6 Month Libor   08/01/1998    A-
6132724     Cash-out     14.500%     8.000%      8.000%       1.000%   1.000%         1003       6 Month Libor   03/01/1997    A-
6132732     Refinance    20.500%    14.500%     14.500%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    D
6132740     Purchase     16.250%     9.750%      9.750%       1.000%   1.000%         FULL       6 Month Libor   02/01/1997    A-
6132757     Cash-out     15.750%     9.250%      9.250%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    A-
6132765     Cash-out     16.750%    10.250%     10.250%       1.000%   3.000%         1003       6 Month Libor   08/01/1998    A-
6132773     Refinance    16.490%     9.990%      9.990%       1.000%   3.000%         FULL       6 Month Libor   08/01/1998    A-
6132781     Cash-out     17.500%    11.000%     11.000%       1.000%   1.000%         LITE       6 Month Libor   09/01/1998    A-
6132799     Cash-out     17.500%    11.000%     11.000%       1.000%   3.000%         FULL       6 Month Libor   09/01/1998    B

  554
--------
                                     Total:       ---------------------------
  748                                             WAM                    346
========                                          WAC                10.262%
                                                  ---------------------------



 (i)            (xxvii)         (xxxi)         (xxxii)        (xxxiv)   (xxxvii)  (xxxviii)          (xxxix)

               Original                                      Rounding             Due-on-
 Loan          Appraisal          Sale         Prepayment      Code                 Sale              Program
Number           Value           Price          Penalty      (nearest)  Assumable  Clause              Code
------           -----           -----          -------      ---------  ---------  ------              ----
6132609     $    140,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6132617     $    110,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6132633     $    180,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6132641     $    100,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6132658     $    130,000.00        N/A           3 YR        0.125%       No        Yes            6 Month Libor
6132666     $     59,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6132674     $    160,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6132682     $    228,000.00        N/A           0 YR        0.125%       No        Yes            6 Month Libor
6132690     $    261,000.00    $ 260,221.00      3 YR        0.125%       No        Yes            6 Month Libor
6132708     $    568,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6132724     $     70,000.00        N/A           3 YR        0.125%       No        Yes            6 Month Libor
6132732     $    140,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6132740     $    410,000.00    $ 409,359.00      1 YR        0.125%       No        Yes            6 Month Libor
6132757     $    128,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6132765     $    107,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6132773     $    165,000.00        N/A           0 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6132781     $    189,900.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor
6132799     $    109,000.00        N/A           2 YR        0.125%       No        Yes        2 Yr Fixed 6 Month Libor

  554
--------

  748
========